 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1998
                                                     REGISTRATION NO. 333-48821

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 6
                                      to
                                   Form S-4
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                ---------------
                               IMPAC Group, Inc.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    2657                    23-2923682
     (State or other     (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of      Classification Code Number)   Identification No.)
     incorporation or
      organization)


                                ---------------
    1950 North Ruby Street                             David C. Underwood
 Melrose Park, Illinois 60160                       Chief Financial Officer
        (708) 344-9100                                 IMPAC Group, Inc.
(Address, including zip code,                       1950 North Ruby Street,
    and telephone number,                         Melrose Park, Illinois 60160
     including area code,                                (708) 344-9100
  of Registrant's principal                      (Name, address, including zip
      executive offices)                              code, and telephone
                                ---------------   number, including area code,
                                                     of agent for service)
                                   Copy to:
                          John R. Utzschneider, Esq.
                               Bingham Dana LLP
                              150 Federal Street
                               Boston, MA 02110
                                (617) 951-8852
                         Facsimile No. (617) 951-8736
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  The subsidiaries of IMPAC Group, Inc., AGI Incorporated, Klearfold, Inc., KF-Delaware, Inc. and KF-International, Inc. (collectively, the "Guarantors"), have guaranteed on a senior subordinated basis, jointly and severally, the payment of all amounts on the New Notes being registered hereby (the "Subsidiary Guarantees"). The Guarantors are registering the Subsidiary Guarantees.
  Set forth below is the name, address, I.R.S. Employer Identification Number and primary industrial classification number for each of the Guarantors.

                                                                               SIC
NAME                                 ADDRESS                   IRS ID#         CODE
----                       ----------------------------       ----------       ----
AGI Incorporated           c/o IMPAC Group, Inc.              36-2262685       2657
                           1950 North Ruby Street
                           Melrose Park, Illinois 60160
                           (708) 344-9100
Klearfold, Inc.            c/o IMPAC Group, Inc.              23-1996496       3089
                           1950 North Ruby Street
                           Melrose Park, Illinois 60160
                           (708) 344-9100
KF-Delaware, Inc.          c/o IMPAC Group, Inc.              51-0346583       6794
                           1950 North Ruby Street
                           Melrose Park, Illinois 60160
                           (708) 344-9100
KF-International, Inc.     c/o IMPAC Group, Inc.              66-0503968       9999
                           1950 North Ruby Street
                           Melrose Park, Illinois 60160
                           (708) 344-9100

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED AUGUST 31, 1998

PROSPECTUS

                OFFER TO EXCHANGE UP TO $100,000,000 OF 10 1/8%
 SENIOR SUBORDINATED NOTES DUE 2008, SERIES B OF IMPAC GROUP, INC., WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL
         OF ITS OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2008

                               IMPAC GROUP, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON    , 1998, UNLESS EXTENDED

                                  ----------

  IMPAC Group, Inc. ("IMPAC") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange up to an aggregate amount of $100,000,000 of IMPAC's 10 1/8% Senior Subordinated Notes Due 2008, Series B (the "New Notes"), for a like principal amount of IMPAC's outstanding 10 1/8% Senior Subordinated Notes due 2008 (the "Existing Notes"). The Existing Notes have been guaranteed (the "Existing Guarantees") and the New Notes will be guaranteed (the "New Guarantees" and together with the Existing Guarantees, the "Guarantees") by AGI Incorporated, Klearfold, Inc., KF-Delaware, Inc. and KF-International, Inc. (the "Guarantors") and by certain future subsidiaries of IMPAC and the Guarantors. The Guarantees are full and unconditional, joint and several guarantees of IMPAC's payment obligations of all amounts under the Notes. The terms of the New Notes and the New Guarantees are identical in all material respects to the terms of the Existing Notes and the Existing Guarantees, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture, dated as of March 12, 1998 (the "Indenture"), between IMPAC, the Guarantors and State Street Bank and Trust Company, as trustee, governing the Existing Notes. The New Notes and the Existing Notes are hereinafter sometimes collectively referred to as the "Notes". The New Notes and New Guarantees have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement of which this Prospectus is a part.

  The Notes will be general, unsecured obligations of IMPAC, will rank at the same level with all senior subordinated debt of IMPAC and will be senior in right of payment to all existing and future subordinated debt of IMPAC, if any. There is currently no indebtedness outstanding that is subordinated to the Notes. The claims of the holders of Notes will be subordinated to Senior Debt (as defined under "Description of Notes"). At June 30, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under IMPAC's credit facility with Bank of America, National Trust & Savings Association (the "New Credit Facility"). The Guarantors' obligations under the Guarantees will be subordinated to all of the Guarantors' Senior Debt, including guarantees of all obligations under the New Credit Facility. The New Credit Facility is guaranteed by all current and future subsidiaries of the Company (as defined under "Prospectus Summary") and is secured by all assets of IMPAC and its subsidiaries. See "The Combination", "Capitalization", "Proposed Acquisition of Tinsley" and "Description of Other Indebtedness". In the event that the Company completes the Tinsley Acquisition (as defined under "Prospectus Summary--The Company"), as of the date of the closing of the Tinsley Acquisition management of the Company estimates that, based on the price of the Offer (as defined under "Proposed Acquisition of Tinsley--The Proposed Acquisition"), approximately $118.6 million in Senior Debt will be outstanding, approximately $12.6 million of which will be secured by letters of credit issued under the New Credit Facility, and a guarantee of the Loan Notes in an amount of up to $25.4 million will be outstanding.

  IMPAC will accept for exchange any and all Existing Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange
Offer expires, which will be    , 1998, unless the Exchange Offer is extended
(the "Expiration Date"). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of a registration rights agreement entered into by IMPAC in connection with the initial sale of the Existing Notes. See "Exchange Offer". IMPAC has agreed to pay the expenses of the Exchange Offer. The New Notes and New Guarantees will not be listed on any securities exchange.

  Holders of Existing Notes whose notes are not tendered and accepted in the Exchange Offer will continue to hold such Existing Notes. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, IMPAC and the Guarantors will have no further obligation to such holders to provide for the registration under the Securities Act of the Existing Notes held by them or the Existing Guarantees.

      SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY HOLDERS OF EXISTING NOTES AND PROSPECTIVE
                            PURCHASERS OF NEW NOTES.

                                  ----------

  IMPAC will not receive any proceeds from this Exchange Offer and no underwriter is being utilized in connection with this Exchange Offer.
                                  ----------

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                  ----------

                   The date of this Prospectus is    , 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  THE EXCHANGE OFFER IS BEING MADE ON THE BASIS OF THIS PROSPECTUS. ANY DECISION TO EXCHANGE NOTES IN THE EXCHANGE OFFER MUST BE BASED ON THE INFORMATION CONTAINED HEREIN. EACH PROSPECTIVE PURCHASER OF THE NEW NOTES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE NEW NOTES OR POSSESSES OR DISTRIBUTES THIS PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE NEW NOTES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE COMPANY NOR THE INITIAL PURCHASERS SHALL HAVE ANY RESPONSIBILITY THEREFOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                               ----------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               ----------------

  THE INITIAL PURCHASERS WHO PARTICIPATED IN THE OFFERING OF THE EXISTING NOTES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE INITIAL PURCHASERS MAY BID FOR AND PURCHASE INITIAL NOTES AND NEW NOTES IN THE OPEN MARKET.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise stated in this Prospectus, references to (a) "AGI" shall mean AGI Incorporated, an Illinois corporation which, after the Combination (as defined under "--The Transactions"), became a wholly-owned subsidiary of KFI Holding Corporation, a Delaware corporation ("KFI Holding"), which changed its corporate name upon consummation of the Transactions to "IMPAC Group, Inc." ("IMPAC"); (b) "Klearfold" shall mean Klearfold, Inc., a Pennsylvania corporation and a wholly owned subsidiary of IMPAC, and Klearfold's subsidiaries; and (c) the "Company" shall mean IMPAC and its consolidated subsidiaries, including AGI and Klearfold. See "--The Transactions." All references to a fiscal year refer to the 12 months ended December 31 of the year referenced. An index showing where other terms are defined in this Prospectus begins on page 131.

                                  THE COMPANY

  The Company is a designer, manufacturer and marketer of high-end, value-added specialty packaging for various consumer products markets including entertainment, cosmetics and personal care. Through its creative design work, specialized manufacturing techniques and diverse printing capabilities, the Company offers innovative specialty packaging solutions for customers that seek to differentiate their products in the consumer marketplace. In addition, unlike most of its competitors, the Company utilizes a broad range of paper, paperboard and transparent rigid plastic materials for its products. As a result, the Company believes that it is well-positioned to supply the growing demand for distinctive consumer product packaging resulting from increased competition and consolidation in the retail marketplace. For the 12 months ended December 31, 1997, the Company had pro forma net sales and EBITDA (as defined under "Summary Unaudited Pro Forma Data") of $160.8 million and $24.5 million, respectively.

  IMPAC was formed through the combination of AGI and Klearfold. Management believes the packaging industry has not historically had a participant that offers manufacturers of consumer products the broad range of unique and innovative specialty packaging solutions that are available from the Company.

  The Company intends to acquire all of the issued and outstanding shares of capital stock of Tinsley Robor plc (together with its subsidiaries, "Tinsley", with such acquisition referred to as the "Tinsley Acquisition"). Tinsley is a supplier of printed packaging for the United Kingdom music and multimedia market and has an established presence in Europe. For the year ended March 31, 1998, Tinsley generated revenues of (Pounds)65.0 million, or $107.0 million at an average exchange rate of (Pounds)0.607/$1. In the event that the Company completes the Tinsley Acquisition, as of the date of the closing of the Tinsley Acquisition management of the Company estimates that, based on the price of the Offer, approximately $118.6 million in Senior Debt will be outstanding, approximately $12.6 million of which will be secured by letters of credit issued under the New Credit Facility, and a guarantee of the Loan Notes in an amount of up to $25.4 million will be outstanding.

                              SUMMARY RISK FACTORS

LEVERAGE

  In connection with the consummation of the Transactions, the Company incurred a significant amount of indebtedness and, as a result, the Company is highly leveraged. The Company is permitted to incur substantial additional indebtedness in the future.

RANKING

  The Notes and the Subsidiary Guarantees are subordinated in right of payment to all current and future Senior Debt of IMPAC and the Guarantors. The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. There is currently no indebtedness outstanding that is subordinated to the Notes.

BUSINESS INTEGRATION RISK

  The Company has no prior history as a combined entity and its operations have not previously been managed on a combined basis. Prior to the Transactions, AGI and Klearfold were operated as separate entities. The historical financial statements and unaudited pro forma statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company operated on a combined basis.

EFFECTS OF INDUSTRY SHIFTS

  The Company's packaging products are almost entirely targeted to consumer products companies. Sales of consumer products are subject to changing tastes and technologies that cannot be predicted.

TECHNOLOGICAL CHANGE

  The markets for the Company's products may be affected by technological change and new product introductions. The Company's success will depend, in part, upon its continued ability to manufacture products that meet changing customer needs, successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis and enhance and expand its existing product offerings.

RISKS RELATED TO POTENTIAL FUTURE ACQUISITIONS

  The Company intends to acquire all of the outstanding capital stock of Tinsley. In addition, the Company may in the future pursue other selective acquisitions within the specialty packaging industry, although the Company currently has no agreement or commitment with respect to any other acquisition. In the event that the Tinsley Acquisition or any other such acquisition were to occur, there can be no assurance that the Company's business, financial condition and results of operations would not be materially adversely affected.

COMPETITION

  Most of the Company's products are sold in highly competitive markets in the United States.

ENVIRONMENTAL MATTERS

  The past and present operations of the Company and the past and present ownership and operations of real property by the Company are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes, the recycling, composition and recycled content of packaging, or otherwise, relating to the protection of the environment.

DEPENDENCE ON CONTRACTS

  If fiscal 1997, BMG, PolyGram and Universal accounted for 11.6% of the Company's net sales. The Company has entered into supply contracts with three key customers, BMG, PolyGram and Universal. These supply contracts are generally terminable for any material breach or events of insolvency. Three of these contracts expire in 1999 and one expires in 2004. These contracts also provide for minimum levels of purchases by the customer, with these minimums expressed either in dollars of sales or percentages of the customer's requirements for packaging. While the Company believes that the contracts expiring in 1999 will be renewed, there can be no assurance that these contracts will be renewed. The Company does not have a long term contract with either EMI or Sony. See "Risk Factors--Dependence on Key Contracts."

CONTROLLING STOCKHOLDERS

  Heritage (as defined under "The Transactions") and certain members of senior management or their affiliates own substantially all of the outstanding voting stock of IMPAC, which is the sole stockholder of AGI and Klearfold and, by virtue of such ownership, have the power to control all matters submitted to stockholders of IMPAC and to elect all directors of IMPAC and its subsidiaries, including AGI and Klearfold.

FRAUDULENT TRANSFER STATUTES

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, the Notes or the Subsidiary Guarantees, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of IMPAC or any Guarantor. In addition, the payment of interest and principal by the Company or any Guarantor pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or any Guarantor.

GUARANTEES BY FOREIGN SUBSIDIARIES

  In the event that the Company acquires 50% of the capital stock of Tinsley, under the terms of the Indenture certain Foreign Subsidiaries acquired or created by the Company, including certain Subsidiaries of Tinsley, may not be required to deliver a Guarantee with respect to the Notes.

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control (as defined under "Description of Notes"), IMPAC will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (as defined under "Exchange Offer"), if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the New Credit Facility will allow IMPAC to make such required repurchases.

RISK OF ADVERSE CONSEQUENCES OF POTENTIAL FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

  Holders of Existing Notes who fail to participate in the Exchange Offer could be adversely affected.

ABSENCE OF A PUBLIC MARKET

  There can be no assurance regarding the future development of a market for any of the Notes, or the ability of holders of any of the Notes to sell their Notes, or the price at which such holders may be able to sell such Notes.

                                ----------------

  These and other risk factors are described in greater detail in "Risk
Factors."

                                THE TRANSACTIONS

THE COMBINATION

  In February 1998, KFI Holding, its stockholders, and certain stockholders and holders of stock appreciation rights of AGI entered into an Investment Agreement (the "Investment Agreement"), under which (i) the stockholders of KFI Holding agreed to contribute to KFI Holding the entire outstanding capital stock of KFI Holding and a warrant to purchase KFI Holding capital stock and to invest approximately $4.6 million in cash, and (ii) certain stockholders and holders of stock appreciation rights of AGI agreed to contribute to KFI Holding shares of AGI common stock and to invest the proceeds of their stock appreciation rights, totaling an aggregate of $14.4 million. In exchange for these contributions and cash investments, KFI Holding agreed to issue to the contributing or investing parties shares of its common stock (the "Common Stock") and upon consummation of such issuance, KFI Holding was renamed IMPAC Group, Inc.

  At the same time, KFI Holding, its wholly-owned subsidiary AGI Acquisition Corp., AGI and certain stockholders of AGI and KFI Holding entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger"), under which AGI Acquisition Corp. merged on March 12, 1998 with and into AGI, with AGI as the surviving corporation. In this merger, the shares of AGI not contributed to the Company under the Investment Agreement, a stock option and certain stock appreciation rights were converted into a right to receive cash in the aggregate amount of approximately $30.5 million, net of fees. In addition, immediately prior to the closing of the Combination the stockholders of AGI received a dividend in the aggregate amount of approximately $22.5 million. See "Management" and "Certain Relationships and Related Transactions".

  Klearfold and AGI are wholly-owned subsidiaries of IMPAC. The combination of AGI with KFI Holding and its subsidiaries pursuant to the Agreement and Plan of Merger, and related transactions, are referred to together in this Prospectus as "the Combination". The Combination, a new credit facility providing for $40.0 million in revolving credit borrowings and $13.0 million in letters of credit and secured by substantially all the assets of IMPAC and its subsidiaries (the "New Credit Facility"), the offering of the Existing Notes (the "Offering") and the application of the proceeds therefrom are collectively referred to as the "Transactions".

  The senior management of the Company together own approximately 55% of IMPAC's Common Stock. An affiliate of Heritage Partners, Inc. ("Heritage") owns approximately 40% of IMPAC's Common Stock, with the remaining 5% held by certain former stockholders of AGI. Heritage is a Boston-based private investment company with $530 million in capital under management, specializing in the acquisition and equity-based recapitalization of private, family owned businesses.

  Set forth below is a diagram showing the post-Combination structure of IMPAC Group, Inc. and its subsidiaries.

                               IMPAC Group, Inc.

                    X                                   X
   AGI Incorporated (a wholly owned        Klearfold, Inc. (a wholly owned
   subsidiary of IMPAC Group, Inc.)        subsidiary of IMPAC Group, Inc.)

                                          X                         X
                                   KF-Delaware, Inc. (a
                                       wholly owned
                                       subsidiary of
                                     Klearfold, Inc.)
                                                      KF-International, Inc. (a
                                                     wholly owned subsidiary of
                                                          Klearfold, Inc.)

THE FINANCING

  The Combination was effected through the establishment of the New Credit Facility, the issuance of the Existing Notes and the equity contributions described in the Investment Agreement. The Offering was conditioned on the concurrent closing of the Transactions. The following table illustrates the sources and uses of funds in connection with the Transactions. See "The Combination" and "Unaudited Pro Forma Combined Financial Data".

                                                                   (IN MILLIONS)
SOURCES OF FUNDS
New Credit Facility(1)............................................    $  0.0
10 1/8% Senior Subordinated Notes(2)..............................     100.0
Equity contributions:
  AGI management equity investment................................      14.4
  KFI Holding management equity investment(3).....................       6.0
  Heritage equity investment(4)...................................      13.6
                                                                      ------
    Total sources of funds........................................    $134.0
                                                                      ======
USES OF FUNDS
Purchase AGI equity(5)............................................    $ 69.0
Contributed KFI Holding equity....................................      15.0
Retirement of Klearfold indebtedness(6)...........................      30.3
Retirement of AGI indebtedness(7).................................       8.3
Cash for working capital..........................................       6.4
Fees and expenses.................................................       5.0
                                                                      ------
    Total uses of funds...........................................    $134.0
                                                                      ======

--------
(1) The New Credit Facility provides for up to $40.0 million of revolving credit borrowings and up to $13.0 million of letters of credit, and matures in 2003. As of the date of the closing of the Transactions, letters of credit in the aggregate amount of approximately $12.6 million were outstanding under the New Credit Facility and $40.0 million of revolving credit borrowings were available to the Company. The New Credit Facility is guaranteed by all current and future subsidiaries of IMPAC and is secured by all assets of IMPAC and its subsidiaries. In connection with the Tinsley Acquisition the Company has entered into the Amended and Restated Multicurrency Credit Facility. See "Description of Other Indebtedness."
(2) There is currently no indebtedness outstanding that is subordinated to the Notes.
(3) Represents $1.2 million in cash and $4.8 million in contributed stock of KFI Holding (the value ascribed to the equity of KFI Holding taking into account (i) the repayment of approximately $30.3 million of Klearfold indebtedness (including accrued interest) and (ii) approximately $4.0 million of the Klearfold IRBs (as defined under "Description of Other Indebtedness") remaining outstanding after the Transactions).
(4) Represents $3.4 million in cash and $10.2 million in contributed stock of KFI Holding (the value ascribed to the equity of KFI Holding taking into account (i) the repayment of approximately $30.3 million of Klearfold indebtedness (including accrued interest) and (ii) approximately $4.0 million of the Klearfold IRBs remaining outstanding after the Transactions).
(5) Represents the acquisition by the Company of all of the outstanding common stock of AGI and settlement of certain stock appreciation rights, for $54.6 million of cash, including a dividend of approximately $22.5 million paid to AGI stockholders immediately prior to the Combination, and $14.4 million (the ascribed value) of Common Stock of the Company issued to AGI management. Approximately $7.6 million of the AGI IRBs (as defined under "Description of Other Indebtedness") remain outstanding after the Transactions. See "Management" and "Certain Relationships and Related Transactions".
(6) Reflects the total funded indebtedness (including accrued interest) of Klearfold, other than the Klearfold IRBs, that was outstanding immediately prior to the Combination.
(7) Reflects the total funded indebtedness of AGI, other than the AGI IRBs, that was outstanding immediately prior to the Combination.

                               THE EXCHANGE OFFER

Securities Offered..........  Up to $100,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due
                              2008, Series B of IMPAC (the "New Notes"), together with guarantees thereof by each of the Guarantors (the "New Guarantees"), in exchange for up to $100,000,000 aggregate principal amount of outstanding 10 1/8% Senior Subordinated Notes due 2008 of IMPAC (together with a guarantee thereof by each of the Guarantors, referred to hereinafter as the "Existing Guarantees," and together with the New Guarantees, the "Guarantees"). The terms of the New Notes and the New Guarantees and those of the Existing Notes and the Existing Guarantees are identical in all material respects, except for certain transfer restrictions relating to the Existing Notes. There is currently no indebtedness outstanding that is subordinated to the Notes. The Guarantees are full and unconditional, joint and several guarantees of IMPAC's payment obligations under the Notes. See "Description of Notes" and "-- Comparison of New Notes with Existing Notes".

Registration Rights           The Existing Notes were issued on March 12,
Agreement...................  1998 to Goldman, Sachs & Co. and Donaldson,
                              Lufkin & Jenrette Securities Corporation (the
                              "Initial Purchasers"). The Initial Purchasers resold the Existing Notes to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A and Regulation S under the Securities Act. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights
                              Agreement, dated as of March 12, 1998 (the
                              "Registration Rights Agreement"), providing, among other things, for the Exchange Offer.
                              See "The Exchange Offer".

Resale of New Notes.........  Based on interpretations by the staff of the
                              Securities and Exchange Commission (the
                              "Commission") as set forth in no-action
                              letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) neither IMPAC nor any Guarantor has entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, (ii) to the best of IMPAC's information and belief, each Holder (as defined under "Description of Notes") participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business, and (iii) to the best of IMPAC's information and belief, each Holder participating in the Exchange Offer has no arrangement or understanding with any person to participate in the distribution of the New Notes received in the Exchange Offer. By tendering Existing Notes in exchange for New Notes, each holder will represent to IMPAC that: (i) it is not such an affiliate of IMPAC, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer, and (iii) any New Notes to be received by it will be acquired in the ordinary course of business. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the Commission as set forth in such no-action letters, and must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any secondary resale transaction.

                              Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with IMPAC or an affiliate of IMPAC to distribute the New Notes in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date, and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any participating broker dealer for use in connection with any such resale. See "Plan of Distribution". The Company has also agreed that, during this period, it will amend the Registration Statement or amend or supplement this Prospectus as may be required under the Securities Act or the rules thereunder or as may be required so that this Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                              To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes in such jurisdictions. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the "Blue Sky" laws of such jurisdictions as are necessary to permit the Exchange Offer to be consummated.

The Exchange Offer..........  The New Notes are being offered in exchange for a like principal amount of Existing
                              Notes. Existing Notes may be exchanged only in existing multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company under the Registration Rights Agreement. For a description of the procedures for tendering, see "Exchange Offer--Procedures for Tendering Existing Notes".

Expiration Date;              The Exchange Offer will expire at 5:00 p.m.,
Withdrawal..................  New York City time, on    , 1998, or such
                              later date and time to which it may be
                              extended in the sole discretion of the
                              Company (the "Expiration Date"). The tender of Existing Notes pursuant to the Exchange
                              Offer may be withdrawn at any time prior to any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "Exchange Offer--
                              Expiration Date; Extensions; Termination;
                              Amendments; and Withdrawal Rights".

Conditions to Exchange        The Exchange Offer is subject to the
Offer.......................  following conditions:

                              (A) an injunction, order or decree shall not have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; and

                              (B) there shall not have occurred a change in the current interpretation of the staff of the Commission which current interpretation permits the New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such New Notes directly from the Company to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of New Notes.

Procedures for Tendering
 Existing Notes.............
                              Each holder of Existing Notes wishing to accept the Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required documents, to the Exchange Agent (as defined below) at the address set forth herein. See "Exchange Offer--Procedures for Tendering Existing Notes".

Use of Proceeds.............  There will be no proceeds to the Company from the exchange of Notes pursuant to the
                              Exchange Offer.

Federal Income Tax
 Consequences...............
                              Subject to certain limitations discussed in "Federal Income Tax Consequences", the exchange pursuant to the Exchange Offer will not be a taxable event to the holder for federal income tax purposes, and the holder will not recognize any taxable gain or loss as a result of such exchange. See "Federal Income Tax Consequences".

Untendered Existing Notes...  Upon consummation of the Exchange Offer, the holders of Existing Notes, if any, will have no further rights under the Registration Rights Agreement, except as provided herein. Holders of Existing Notes whose Existing Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, IMPAC will have no further obligation to such holders to provide for the registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered by unaccepted Existing Notes could be adversely affected.

Exchange Agent..............  State Street Bank and Trust Company is
                              serving as the Exchange Agent in connection with the Exchange Offer.

                               TERMS OF THE NOTES

  Except as otherwise indicated, the following description relates both to the Existing Notes issued pursuant to the Offering and to the New Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The New Notes will be obligations of IMPAC evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The following description also gives effect to the amendments made to the Indenture pursuant to the First Supplemental Indenture, dated July 21, 1998 (the "First Supplemental Indenture"), although these amendments will not become operative unless and until the Company or one of its subsidiaries acquires at least 50% of the capital stock of Tinsley. For a more complete description of the Notes see "Description of Notes". Throughout this Prospectus, references to the "Notes" refer to the New Notes and the Existing Notes collectively.

Issuer......................  IMPAC Group, Inc.

Securities Offered..........  $100.0 million in aggregate principal amount of 10 1/8% Senior Subordinated Notes due
                              March 15, 2008, Series B.

Maturity Date...............  March 15, 2008

Guarantees..................  IMPAC's payment obligations under the Notes are guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by each of IMPAC's current Subsidiaries and all future Subsidiaries other than those IMPAC designates as being "Unrestricted Subsidiaries" (with all other Subsidiaries referred to as "Restricted Subsidiaries") and, in the event the Company completes the Tinsley Acquisition, all "Foreign Non-Guarantor Subsidiaries", which are defined as any non-U.S. Subsidiaries which (i) at the time of determination are not permitted under applicable law to deliver an unlimited Guarantee of the Notes and all Senior Debt of the Company and its Subsidiaries or if the delivery of such a Guarantee is permitted under applicable law but would have significant adverse tax or accounting effects on such Foreign Subsidiary or the Company and its other Subsidiaries, as determined in good faith by the Board of Directors, and (ii) do not guarantee any Indebtedness of the Company or otherwise provide credit support directly to the holder of any Indebtedness of the Company. All of IMPAC's existing Subsidiaries are Restricted Subsidiaries and none of IMPAC's existing Subsidiaries would qualify as Foreign Non-Guarantor Subsidiaries. The Guarantees are joint and several unsecured guarantees of all of IMPAC's payment obligations under the Notes. The Subsidiary Guarantees are subordinated to all Senior Debt of the Guarantors. There is currently no indebtedness outstanding that is subordinated to the Guarantees. See "Description of Notes--Subsidiary Guarantees".

Guarantors..................  The Guarantors currently are AGI
                              Incorporated, an Illinois corporation that designs, manufactures and markets specialty packaging for various consumer products markets, Klearfold, Inc., a Pennsylvania corporation that designs, manufactures and markets specialty packaging for various consumer products markets, KF-Delaware, Inc., a Delaware corporation formed to hold certain intellectual property related to Klearfold, Inc.'s business, and KF-International, Inc., a U.S. Virgin Islands corporation formed to effect certain types of international sales on behalf of Klearfold, Inc.

Interest on the Notes.......  The Existing Notes accrue interest at a rate of 10 1/8% per annum from the Issue Date. The New Notes will accrue interest at a rate of 10 1/8% per annum from March 12, 1998 (the "Issue Date") or from the most recent date to which interest had been paid on the Existing Notes.

Interest Payment Dates......  March 15 and September 15 of each year, commencing September 15, 1998.

Optional Redemption.........  Except as described below, the Notes are not redeemable at IMPAC's option prior to March
                              15, 2003. From and after March 15, 2003, the
                              Notes will be subject to redemption at the option of IMPAC, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

                              In addition, prior to March 15, 2001, up to an aggregate of $35.0 million in aggregate principal amount of Notes will be redeemable at the option of IMPAC from the net proceeds of public equity offerings by IMPAC, at a price of 110.125% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $65.0 million in aggregate principal amount of Notes remains outstanding immediately after each such redemption; and provided, further, that the notice of any such redemption shall be mailed within 60 days of the receipt by IMPAC of proceeds from the public offering. See "Description of Notes--Optional Redemption".

Change of Control...........  In the event of a Change of Control, Holders of the Notes will have the right to require
                              IMPAC to repurchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders".

Ranking.....................  The Notes constitute general, unsecured obligations of IMPAC, are subordinated in right of payment to all Senior Debt of IMPAC, rank at the same level with all senior subordinated debt of IMPAC and are senior in right of payment to all existing and future subordinated debt of IMPAC, if any. There is currently no indebtedness outstanding that is subordinated to the Notes. The claims of the Holders of the Notes are subordinated to Senior Debt. At June 30, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under the New Credit Facility. The Indenture will permit the incurrence of additional Senior Debt in the future. See "Description of Notes-- Subordination" and "Description of Other Indebtedness".

Restrictive Covenants.......  The Indenture governing the Notes contains certain covenants that, among other things, limits the ability of IMPAC and its Subsidiaries to incur additional Indebtedness (as defined under "Description of Notes") and issue Disqualified Stock (as defined under "Description of Notes"), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined under "Description of Notes"), enter into certain transactions with affiliates, dispose of certain assets, incur liens securing subordinated indebtedness and indebtedness ranking at the same level and engage in mergers and consolidations. See "Description of Notes".

Use of Proceeds.............  The gross proceeds of $100.0 million from the
                              Offering along with the proceeds of equity investments made by Heritage and members of management were used to fund the Combination, repay certain existing Indebtedness, pay certain fees and expenses in connection with the Transactions, and for general corporate purposes. See "Use of Proceeds". No proceeds will be received by IMPAC and the Guarantors from the Exchange Offer.

                  COMPARISON OF NEW NOTES WITH EXISTING NOTES

Freely Transferable.........  Generally, the New Notes will be freely transferable under the Securities Act by holders thereof other than any holder that is either an affiliate of the Company or a broker-dealer that purchased the Notes from IMPAC to resell pursuant to Rule 144A, Regulation S or any other available exemption. The New Notes otherwise will be substantially identical in all material respects (including interest rate and maturity) to the Existing Notes. See "Exchange Offer".

Registration Rights.........  The holders of Existing Notes currently are entitled to certain registration rights
                              pursuant to the Registration Rights
                              Agreement. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, IMPAC will have no obligation to
                              do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Failure to Exchange Existing Notes".

Absence of a Public Market
 for the New Notes..........
                              The New Notes are new securities and there is currently no established market for the New Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. IMPAC does not intend to apply for listing on a securities exchange of the New Notes.

  For more complete information regarding the Existing Notes and the New Notes, including the definitions of certain capitalized terms used above, see "Description of Notes".

              SUMMARY UNAUDITED PRO FORMA DATA--IMPAC GROUP, INC.

  The summary unaudited pro forma data for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998 have been derived from the Unaudited Pro Forma Combined Financial Data included elsewhere in this Prospectus. The Unaudited Pro Forma Combined Financial Data are based on the historical consolidated financial statements of KFI Holding and AGI included elsewhere in this Prospectus, adjusted to give effect to the pro forma adjustments described in the notes thereto. The unaudited pro forma income statement data presented below gives effect to the Offering and the Combination as though these transactions had occurred as of January 1, 1997. The Unaudited Pro Forma Combined Financial Data do not purport to represent what the Company's financial position or results of operations would actually have been had the Transactions in fact occurred on the assumed date or to project the Company's financial position or results of operations for any future date or period. The information contained in the following table should also be read in conjunction with "Capitalization", "Unaudited Pro Forma Combined Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                  AGI/KFI HOLDING COMBINED
                                                -----------------------------
                                                               SIX MONTHS
                                                 YEAR ENDED  ENDED JUNE 30,
                                                DECEMBER 31, ----------------
                                                    1997      1997     1998
                                                ------------ -------  -------
                                                   (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Net sales......................................   $160,774   $68,770  $67,040
Cost of goods sold.............................    116,416    50,217   51,691
                                                  --------   -------  -------
  Gross profit.................................     44,358    18,553   15,349
Selling, general and administrative expenses...     28,087    12,616   12,897
                                                  --------   -------  -------
  Operating income.............................   $ 16,271   $ 5,937  $ 2,452
Interest expense, net..........................    (11,398)   (5,659)  (5,875)
Gain on sale of fixed assets...................        139       --       --
                                                  --------   -------  -------
Income (loss) before income taxes and extraor-
 dinary item...................................      5,012       278   (3,423)
Income (taxes) benefit.........................     (2,411)     (314)   1,172
                                                  --------   -------  -------
Income (loss) before extraordinary item........   $  2,601   $   (36) $(2,251)
                                                  ========   =======  =======
OTHER DATA
EBITDA (as defined)(1).........................   $ 24,536   $10,002  $ 7,070
Depreciation and amortization..................      8,298     4,098    4,618
Capital expenditures...........................     10,171     5,008    6,620
Ratio of earnings to fixed charges(2)..........        1.4x      1.0x     --

--------
(1) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable for the relevant period, (i) gain (loss) on sale of fixed assets, (ii) stock-based compensation expense, and (iii) PTP Industries, Inc. ("PTP") royalty and commission income of $33 for the year ended December 31, 1997 and for the six months ended June 30, 1997. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expenses on all indebtedness (including amortization of deferred financing costs) and a portion of operating lease rental expense (one-third) that is representative of the interest factor. IMPAC's earnings were insufficient to cover fixed charges by $3,423 for the six months ended June 30, 1998.

      SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--KFI HOLDING CORPORATION

  The summary consolidated financial data of KFI Holding set forth below as of and for the five years ended December 31, 1997 have been derived from the financial statements of KFI Holding which have been audited by KPMG Peat Marwick LLP, independent public accountants. The audited consolidated financial statements of KFI Holding as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The summary historical financial and other data of KFI Holding presented below for the six months ended June 30, 1997 and June 30, 1998 are unaudited and are not necessarily indicative of KFI Holding's results for the full fiscal year. The summary historical financial and other data of KFI Holding include AGI from March 13, 1998. Upon consummation of the Transactions, KFI Holding changed its name to "IMPAC Group, Inc." The information contained in the following table should also be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                       SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                  JUNE 30,
                          -------------------------------------------  -----------------
                           1993     1994     1995     1996     1997     1997      1998
                          -------  -------  -------  -------  -------  -------  --------
                                            (DOLLARS IN THOUSANDS)       (UNAUDITED)
INCOME STATEMENT DATA
Net sales...............  $38,309  $47,714  $51,214  $54,218  $52,493  $25,406  $ 51,535
Cost of goods sold......   28,186   35,223   36,757   40,094   39,322   18,199    40,734
                          -------  -------  -------  -------  -------  -------  --------
  Gross profit..........   10,123   12,491   14,457   14,124   13,171    7,207    10,801
Selling, general and
 administrative
 expenses...............    6,121    7,029    7,942    7,594    7,589    3,660     9,082
PTP royalty and
 commission
 (income)(1)............     (176)    (200)    (377)    (731)     (33)     (33)      --
                          -------  -------  -------  -------  -------  -------  --------
  Operating income......    4,178    5,662    6,892    7,261    5,615    3,580     1,719
Interest expense, net...   (1,013)  (1,020)  (1,197)  (2,324)  (3,469)  (1,590)   (4,082)
(Loss) on sale of fixed
 assets.................      --       --       --       --       --       --       (125)
                          -------  -------  -------  -------  -------  -------  --------
Income (loss) from con-
 tinuing operations be-
 fore income taxes......    3,165    4,642    5,695    4,937    2,146    1,990    (2,488)
Income (taxes) benefit..   (1,159)  (1,616)  (2,417)  (2,003)    (754)    (698)      882
                          -------  -------  -------  -------  -------  -------  --------
Income (loss) from
 continuing
 operations(2)            $ 2,006  $ 3,026  $ 3,278  $ 2,934  $ 1,392  $ 1,292  $ (1,606)
                          =======  =======  =======  =======  =======  =======  ========
OTHER DATA
EBITDA (as defined)(3)..  $ 5,625  $ 6,983  $ 8,289  $ 8,499  $ 7,396  $ 4,360  $  5,429
Depreciation and amorti-
 zation.................    1,623    1,521    1,774    1,969    1,814      813     3,710
Capital expenditures....      741    2,980    1,394    1,271    4,144    1,259     4,327
Ratio of earnings to
 fixed charges(4).......      3.4x     4.2x     4.2x     2.7x     1.5x    2.0x       --
BALANCE SHEET DATA(5)
 (AT PERIOD END)
Total assets............  $27,430  $33,602  $38,025  $27,275  $28,293  $29,249  $147,874
Long-term debt,
 including current
 portion................    7,828    9,120    6,623   30,950   33,850   30,925   111,640
Stockholders' equity
 (deficit)..............    6,255    8,807   11,511  (15,279) (13,887) (13,990)    2,957

-------
(1) Klearfold received commissions and royalties on certain sales made by PTP. Klearfold owned 51% of PTP prior to the sale of this subsidiary on April 19, 1996. PTP ceased operations in 1997.
(2) The results of operations for the six months ended June 30, 1998 include an extraordinary loss of $552 (net of tax benefit of $368) due to the write-off of deferred financing costs.
(3) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable for the relevant period, (i) gain (loss) on sale of fixed assets, (ii) stock-based compensation expense, and (iii) PTP royalty and commission income. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.
(4) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and a portion of operating lease rental expense (one-third) that is representative of the interest factor. IMPAC's earnings were insufficient to cover fixed charges by $2,488 for the six months ended June 30, 1998.
(5) Balance sheet data includes amounts related to PTP at December 31, 1993, 1994 and 1995 prior to the sale of PTP on April 19, 1996.

         SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--AGI INCORPORATED

  The summary financial data of AGI set forth below as of and for the four years ended December 31, 1996 have been derived from the financial statements of AGI which have been audited by Arthur Andersen LLP, independent public accountants. The summary financial data of AGI set forth below as of and for the year ended December 31, 1997 have been derived from the financial statements of AGI which have been audited by PricewaterhouseCoopers LLP, independent public accountants. The audited financial statements of AGI as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The information contained in the following table should also be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                          YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                   1993     1994     1995     1996      1997
                                  -------  -------  -------  -------  --------
                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Net sales.......................  $72,354  $74,756  $97,463  $92,834  $108,281
Cost of goods sold..............   55,259   58,492   74,441   67,860    76,459
                                  -------  -------  -------  -------  --------
  Gross profit..................   17,095   16,264   23,022   24,974    31,822
Selling, general and administra-
 tive expenses..................   11,456   12,584   15,374   15,894    19,444
Stock-based compensation ex-
 pense(1).......................      --       --       --       171     2,326
                                  -------  -------  -------  -------  --------
  Operating income..............    5,639    3,680    7,648    8,909    10,052
Interest expense, net...........     (913)    (807)  (1,365)  (1,370)   (1,242)
Gain (loss) on sale of fixed as-
 sets...........................      --       658       45     (204)      139
                                  -------  -------  -------  -------  --------
Income before income taxes......    4,726    3,531    6,328    7,335     8,949
Income taxes....................     (141)     (71)     (23)    (234)     (231)
                                  -------  -------  -------  -------  --------
Net income......................  $ 4,585  $ 3,460  $ 6,305  $ 7,101  $  8,718
                                  =======  =======  =======  =======  ========
OTHER DATA
EBITDA (as defined)(2)..........  $ 8,261  $ 6,928  $11,613  $13,667  $ 17,140
Depreciation and amortization...    2,622    3,248    3,965    4,587     4,762
Capital expenditures............    5,430    9,776    9,792    7,644     6,027
BALANCE SHEET DATA (AT PERIOD
 END)
Total assets....................  $37,506  $44,550  $54,418  $56,928  $ 58,919
Long-term debt, including cur-
 rent portion...................   13,183   16,084   18,242   18,241    16,040
Stockholders' equity............   11,718   13,284   17,276   20,911    24,756

--------
(1) Stock-based compensation relates to stock appreciation rights held by certain executives of AGI.
(2) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable for the relevant period, (i) gain (loss) on sale of fixed assets, (ii) stock-based compensation expense, and (iii) PTP royalty and commission income. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.

                                 RISK FACTORS

  This Prospectus includes statements that may be considered "forward looking". Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below. See "Special Note Regarding Forward-Looking Statements".

LEVERAGE

  Significant Leverage as a Result of Transactions

  In connection with the consummation of the Transactions, the Company incurred a significant amount of indebtedness and, as a result, the Company is highly leveraged. At June 30, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under the New Credit Facility, and the Company had stockholders' equity of approximately $3.0 million. Also, after giving pro forma effect to the Transactions, the Company's ratio of earnings to fixed charges would have been 1.4x for the year ended December 31, 1997 and 0.5x for the six months ended June 30, 1998. The Company is permitted to incur substantial additional indebtedness in the future, and the Company intends to incur substantial additional indebtedness in connection with the Tinsley Acquisition. In the event that the Company completes the Tinsley Acquisition, as of the date of the closing of the Tinsley Acquisition management of the Company estimates that, based on the price of the Offer, approximately $118.6 million in Senior Debt will be outstanding, approximately $12.6 million of which will be secured by letters of credit issued under the New Credit Facility, and a guarantee of the Loan Notes in an amount of up to $25.4 million will be outstanding. See "Capitalization", "Proposed Acquisition of Tinsley", "Unaudited Pro Forma Combined Financial Data" and "Description of Notes".

  Liquidity and Capital Resources

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and any acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-IMPAC Group, Inc. Liquidity and Capital Resources".

  Effects of Leverage

  The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the specialty packaging industry, and (vi) placing the Company at a competitive disadvantage with respect to less leveraged competitors.

EFFECTS OF COVENANT NON-COMPLIANCE

  The Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness--New Credit Facility".

RANKING

  The Notes and the Subsidiary Guarantees are subordinated in right of payment to all current and future Senior Debt of IMPAC and the Guarantors. However, the Indenture provides that IMPAC will not, and will not permit any of the Guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or any of the Subsidiary Guarantees. Upon any distribution to creditors of IMPAC or a Guarantor in a liquidation or dissolution of IMPAC or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to IMPAC or a Guarantor or its property, the holders of Senior Debt will be entitled to be paid in full before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of IMPAC or a Guarantor, holders of the Notes will participate ratably with all holders of subordinated indebtedness of IMPAC or such Guarantor that is deemed to be of the same class as the Notes, and potentially with all other general creditors of IMPAC, based upon the respective amounts owed to each holder or creditor, in the remaining assets of IMPAC. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt. As of June 30, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under the New Credit Facility, and approximately $40.0 million was available for additional borrowing under the New Credit Facility. The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by IMPAC and its Subsidiaries in the future. There is currently no indebtedness outstanding that is subordinated to the Notes. See "Description of Other Indebtedness--New Credit Facility".

ABILITY OF COMPANY TO OBTAIN FUNDS FROM SUBSIDIARIES

  IMPAC has no operations of its own and derives substantially all of its revenue from its subsidiaries. Holders of indebtedness of, and trade creditors of, Subsidiaries of IMPAC would generally be entitled to payment of their claims from the assets of the affected Subsidiaries before such assets were made available for distribution to IMPAC. The Indenture permits the incurrence of substantial additional indebtedness by IMPAC and its Subsidiaries and permits significant investments by IMPAC in its Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of a Subsidiary, holders of any of such Subsidiary's indebtedness will have a claim to the assets of such Subsidiary that is prior to IMPAC's interest in those assets.

GUARANTEES BY FOREIGN SUBSIDIARIES

  In the event that the Company acquires 50% of the capital stock of Tinsley, under the terms of the Indenture certain Foreign Subsidiaries acquired or created by the Company, including certain Subsidiaries of Tinsley, may not be required to deliver a Guarantee with respect to the Notes. In the event of a bankruptcy, liquidation or reorganization of such a Subsidiary, holders of any of such Subsidiary's indebtedness will have a claim to the assets of such Subsidiary that is prior to IMPAC's interest in those assets. See "Description of Notes."

FAILURE TO INTEGRATE BUSINESSES

  The Company has no prior history as a combined entity and its operations have not previously been managed on a combined basis. Prior to the Transactions, AGI and Klearfold were operated as separate entities. The Company's future operations and earnings are largely dependent upon management's ability to successfully execute the Company's strategy of offering the combined product line of AGI and Klearfold to the Company's customers. This requires substantial attention from the Company's management team which, to date, has not operated on a combined basis. In addition, management is required to apply its business strategy to an entity which is significantly larger than the entity it previously managed. Additionally, the need to focus management's attention on integration of the businesses and implementation of the Company's post-Combination strategy may limit the Company's ability to successfully pursue other opportunities related to its business for the foreseeable future. In the event that the Company completes the Tinsley Acquisition, the Company's management will be required to integrate and manage a significantly larger entity. The historical financial statements and pro forma financial statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company operated on a combined basis.

EFFECTS OF INDUSTRY SHIFTS

  The Company's packaging products are almost entirely targeted to consumer products companies. Sales of consumer products are subject to changing tastes and technologies that cannot be predicted. Moreover, the adoption by various consumer products industries of new forms of packaging or industry shifts in the manner in which certain products, such as music, are delivered to consumers may in the future have a material adverse effect on the Company. For example, the Company experienced significant, although temporary, declines in revenues as the CD (as defined under "Business") displaced the LP and as the CD industry abandoned the long-box. Although the Company has in the past successfully adapted to industry changes, no assurances can be made that the Company will be able to do so in the future without substantial loss of revenues, or at all, or that in the future the medium for delivery of products such as music, including delivery through the Internet, will not result in lower demand for the Company's products or cause the Company's products to become less competitive or obsolete.

VARIABILITY OF QUARTERLY RESULTS

  A significant portion of the Company's business is attributable to special projects relating to particular hit movie or music releases. The existence and timing of such major releases may cause the Company's quarterly and annual revenues to vary significantly. These swings in quarterly results could have a material adverse effect on the Company's ability to comply with the financial covenants in its financing agreements and could have a material adverse effect on the market prices for the Notes.

EFFECT OF TECHNOLOGY CHANGES IN MARKET DEMAND AND COMPETITION

  The markets for the Company's products may be affected by technological change and new product introductions. The Company's success will depend, in part, upon its continued ability to manufacture products that meet changing customer needs, successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis and enhance and expand its existing product offerings. Current competitors or new market entrants may develop new products with features that could adversely affect the competitive position of the Company's products. The Company has invested and continues to invest resources in the development of new products and improved manufacturing processes; however, there can be no assurance that the Company's new product or process development efforts will be successful or that the emergence of new technologies, industry standards or customer requirements will not render the Company's technology, equipment or processes obsolete or uncompetitive. Any failure or delay in accomplishing these goals could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, to the extent that the Company determines that new manufacturing equipment or processes are required to remain competitive, the acquisition and implementation of these technologies, equipment and processes are likely to require significant capital investment by the Company.

POTENTIAL FUTURE ACQUISITIONS COULD INCREASE DEBT OR DISRUPT OPERATIONS

  The Company intends to acquire all of the outstanding capital stock of Tinsley. In addition, the Company may in the future pursue other selective acquisitions within the specialty packaging industry, although, except for the Tinsley Acquisition, the Company currently has no agreement or commitment with respect to any other acquisition. Future acquisitions by the Company could result in the incurrence of debt and contingent liabilities and an increase in amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon the Company's business, financial condition and results of operations. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operation, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. In the event that the Tinsley Acquisition or any other such acquisition were to occur, there can be no assurance that the Company's business, financial condition and results of operations would not be materially adversely affected.

COMPETITION

  Most of the Company's products are sold in highly competitive markets in the United States. The Company competes with a significant number of companies of varying sizes on the basis of quality, service and price and the ability to supply products to customers in a timely manner. The Company believes that its primary competitors are Ivy Hill Corporation, Queens Group, Inc. and Shorewood Packaging Corporation, some of which are larger than the Company and may have substantially greater financial resources. Competitive pressures or other factors could cause the Company to lose existing business or opportunities to generate new business or could result in significant price erosion, all of which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition".

FAILURE TO COMPLY WITH ENVIRONMENTAL MATTERS AND GOVERNMENTAL REGULATIONS

  The past and present operations of the Company and the past and present ownership and operations of real property by the Company are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes, the recycling, composition and recycled content of packaging, or otherwise relating to the protection of the environment. These laws include, but are not limited to, the Comprehensive Environmental Response Compensation and Liability Act, the Water Pollution

Control Act, the Clean Air Act and the Resource Conservation and Recovery Act, as those laws have been amended and supplemented, the regulations promulgated thereunder, and any applicable state analogs. The Company's operations are also governed by laws and regulations relating to employee health and safety. Governmental authorities have the power to enforce compliance with their regulations, and violations may result in the payment of fines or the entry of injunctions or both. The Company believes that it is in material compliance with such applicable laws and regulations and that its current environmental controls are adequate to address existing regulatory requirements.

  As is the case with other companies engaged in similar businesses, the Company could incur costs relating to environmental compliance, including remediation costs related to historical hazardous materials handling and disposal practices at certain facilities. In the past the Company has undertaken remedial activities to address on-site soil contamination caused by historic operations. None of these cleanups has resulted in any material liability. It is possible that future developments (for example, new regulations or stricter regulatory requirements) could result in the Company incurring material costs to comply with applicable environmental laws and regulations. In addition, the Company has not undertaken an independent investigation of all of its facilities; accordingly, there can be no assurance that in the future conditions requiring remediation will not be identified.

EFFECT OF ENVIRONMENTAL CONCERNS ON MARKET

  In addition to the effects of regulation, the Company's business may also be affected by environmental concerns of consumers with respect to packaging. For example, in the early 1990's the music industry voluntarily stopped using "long-box" packaging for CDs in response to these concerns. Future environmental concerns could have a material effect on the demand for the Company's packaging. See "Effects of Industry Shifts".

DEPENDENCE ON KEY CONTRACTS

  In fiscal 1997, BMG, PolyGram and Universal accounted for 11.6% of the Company's net sales. The Company has entered into supply contracts with three key customers, BMG, PolyGram and Universal. These supply contracts are generally terminable for any material breach or events of insolvency. Three of these contracts expire in 1999 and one expires in 2004. These contracts also provide for minimum levels of purchases by the customer, with these minimums expressed either in dollars of sales or percentages of the customer's requirements for packaging. While the Company believes that the contracts expiring in 1999 will be renewed, there can be no assurance that these contracts will be renewed. The Company does not have a long term contract with either EMI or Sony, which are also significant customers.

CONTROLLING STOCKHOLDERS

  Heritage and certain members of senior management or their affiliates own substantially all of the outstanding voting stock of IMPAC, which is the sole stockholder of AGI and Klearfold and, by virtue of such ownership, have the power to control all matters submitted to stockholders of IMPAC and to elect all directors of IMPAC and its subsidiaries, including AGI and Klearfold. In addition, Heritage and certain members of senior management have the right, under certain circumstances, to sell their stock back to IMPAC (subject to certain restrictions under the Indenture and the New Credit Facility) which could result in further concentration of ownership. Pursuant to the Stockholder Agreement (as defined under "Description of Notes"), Heritage has the right to elect a majority of IMPAC's board of directors in the event the Company does not meet certain levels of financial performance, with testing of these targets to commence after June 30, 1999, and under certain other circumstances. In addition, in the event the Tinsley Acquisition occurs Heritage and its affiliate will own a significantly larger percentage of IMPAC's outstanding voting stock. See "Proposed Acquisition of Tinsley", "Principal Stockholders", "Management" and "Certain Relationships and Related Transactions".

EFFECT OF FRAUDULENT TRANSFER STATUTES ON VALIDITY OF NOTES AND GUARANTEES

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, IMPAC, or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or the Subsidiary Guarantees, (i) (a) was or is insolvent or rendered insolvent by reason of such incurrence or (b) was or is engaged in a business or transactions for which the assets remaining with IMPAC or any Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur debts beyond its ability to pay such debts as they mature, and (ii) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes or the Subsidiary Guarantees, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of IMPAC or any Guarantor. In addition, the payment of interest and principal by IMPAC or any Guarantor pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of IMPAC or any Guarantor.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, IMPAC or any Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, IMPAC and the Guarantors believe that, after giving effect to the indebtedness incurred in connection with the Transactions, neither IMPAC nor any Guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with IMPAC's and the Guarantors' conclusions in this regard.

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, IMPAC will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. A Change of Control is defined as including (i) certain transfers of all or substantially all of the assets of IMPAC, (ii) the acquisition of 50% or more of the Voting Stock (as defined under "Description of Notes") of IMPAC by certain persons, (iii) the acquisition of 35% or more of the Voting Stock of IMPAC if certain current stockholders and their affiliates then own less than 35% of the Voting Stock of IMPAC and (iv) certain changes in a majority of the Board of Directors of IMPAC. Under the terms of the Stockholder Agreement, Heritage has the right to cause a sale of the Company under certain circumstances, which would constitute a Change of Control. See "Management" and "Certain Relationships and Related Transactions". However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the New Credit Facility will allow IMPAC to make such required repurchases. The Indenture does not contain provisions that permit the Holders of the Notes to require that IMPAC repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction except as described in "Description of Notes--Repurchase at the Option of Holders--Change of Control". See "Description of Notes--Repurchase at the Option of Holders".

FAILURE TO EXCHANGE EXISTING NOTES

  Issuance of the New Notes in exchange for the Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by IMPAC of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Existing Notes tendered for exchange will be determined by IMPAC in its sole discretion, which determination will be final and binding on all parties. Holders of the Existing Notes desiring to tender such Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. IMPAC is under no duty to give notification of defects or irregularities with respect to the tenders of the Existing Notes for exchange. Existing Notes that are not tender or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligations to provide for the registration under the Securities Act of such Existing Notes. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected. See "Exchange Offer."

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

  There can be no assurance regarding the future development of a market for any of the Notes, or the ability of holders of any of the Notes to sell their Notes, or the price at which such holders may be able to sell such Notes. If such a market were to develop, the Notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised IMPAC that they currently intend to make a market in the Notes. The Initial Purchasers are not obliged to do so, however, and any market-making activity with respect to the Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Notes, or that an active public market for the New Notes will develop. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer. IMPAC does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market; however, the Existing Notes are eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc.

  To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered or tendered but not accepted Existing Notes could be adversely affected. Because IMPAC anticipates that most holders of the Existing Notes will elect to exchange such Existing Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, IMPAC anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

                                USE OF PROCEEDS

  No proceeds will be received by IMPAC and the Guarantors from the Exchange Offer. The net proceeds of the sale of the Existing Notes were approximately $97.0 million, after deducting discounts and commissions and expenses related to the sale of the Existing Notes. The Company used the net proceeds of the sale of the Existing Notes to consummate the Combination, repay certain existing indebtedness, pay certain fees and expenses in connection with the Transactions and for general corporate purposes.

  The following table summarizes the sources and uses of funds for the sale of the Existing Notes:

                                                                   (IN MILLIONS)
                                                                   -------------
SOURCES OF FUNDS
New Credit Facility(1)............................................    $  0.0
 10 1/8% Senior Subordinated Notes(2).............................     100.0
Equity contributions:
   AGI management equity investment...............................      14.4
   KFI Holding management equity investment(3)....................       6.0
   Heritage equity investment(4)..................................      13.6
                                                                      ------
       Total sources of funds.....................................    $134.0
                                                                      ======
USES OF FUNDS
Purchase of AGI equity(5).........................................    $ 69.0
Contributed KFI Holding equity....................................      15.0
Retirement of Klearfold indebtedness(6)...........................      30.3
Retirement of AGI indebtedness(7).................................       8.3
Cash for working capital..........................................       6.4
Fees and expenses.................................................       5.0
                                                                      ------
       Total uses of funds........................................    $134.0
                                                                      ======

--------
(1) The New Credit Facility provides for up to $40.0 million of revolving credit borrowings and up to $13.0 million of letters of credit, and matures in 2003. As of the date of the closing of the Transaction, letters of credit in the aggregate amount of approximately $12.6 million were outstanding under the New Credit Facility and $40.0 million of revolving credit borrowings were available to the Company. The New Credit Facility is guaranteed by all current and future subsidiaries of IMPAC and is secured by all assets of the Company and its subsidiaries. In connection with the Tinsley Acquisition, the Company has entered into an Amended and Restated Multicurrency Credit Facility. See "Description of Other Indebtedness."
(2) There is currently no indebtedness outstanding that is subordinated to the Notes.
(3) Represents $1.2 million in cash and $4.8 million in contributed stock of KFI Holding (the value ascribed to the equity of KFI Holding taking into account (i) the repayment of approximately $30.3 million of Klearfold indebtedness (including accrued interest) and (ii) approximately $4.0 million of the Klearfold IRBs remaining outstanding after the Transactions).
(4) Represents $3.4 million in cash and $10.2 million in contributed stock of KFI Holding (the value ascribed to the equity of KFI Holding taking into account (i) the repayment of approximately $30.3 million of Klearfold indebtedness (including accrued interest) and (ii) approximately $4.0 million of the Klearfold IRBs remaining outstanding after the Transactions).
(5) Represents the acquisition by the Company of all of the outstanding common stock of AGI and settlement of certain stock appreciation rights for $54.6 million of cash, including a dividend of approximately $22.5 million paid to AGI stockholders immediately prior to the Combination, and $14.4 million (the ascribed value) of common stock of the Company issued to AGI's management. Approximately $7.6 million of the AGI IRBs remain outstanding after the Transactions. See "Management" and "Certain Relationships and Related Transactions".

(6) Reflects the total funded indebtedness (including accrued interest) of Klearfold, other than the Klearfold IRBs, that was outstanding immediately prior to the Combination. All of such indebtedness was owed under the Revolving Credit and Term Loan Agreement (the "Revolving Credit and Term Loan Agreement"), dated as of June 7, 1996, with BankBoston, N.A. and National Westminster Bank Plc., as co-agents, providing for two term loans aggregating $31.0 million in principal amount (the "Term Loans") and revolving credit loans of up to $12.0 million, including letters of credit (the "Revolving Loan"). Term Loan A ($21.0 million) had a final maturity date of June 30, 2002. Term Loan B ($10.0 million) had a final maturity date of June 30, 2003. Term Loans bore interest at the bank's base rate plus applicable margins. The effective rates at December 31, 1997 were 8.5% and 9.0% for Term Loans A and B, respectively. As of December 31, 1997, no borrowings were outstanding and $4.0 million of letters of credit were outstanding under the Revolving Loan. The effective interest rate on the Revolving Loans at December 31, 1997 was 9.75% per annum and letters of credit bore fees equal to 3.0% per annum. This Revolving Credit and Term Loan Agreement was terminated and refinanced concurrently with the Transactions.
(7) Reflects the total funded indebtedness of AGI, other than the AGI IRBs, that was outstanding immediately prior to the Combination.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1998. This table should be read in conjunction with the related financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                       AS OF
                                                                     JUNE 30,
                                                                       1998
                                                                   -------------
                                                                   (IN MILLIONS)
New Credit Facility(1)............................................    $   0.0
IRB Financings(2).................................................       11.6
10 1/8% Senior Subordinated Notes(3)..............................      100.0
                                                                      -------
Total debt........................................................      111.6
Total stockholders' equity........................................        3.0
                                                                      -------
Total capitalization..............................................    $ 114.6
                                                                      =======

--------
(1) The New Credit Facility provides for up to $40.0 million of revolving credit borrowings and up to $13.0 million of letters of credit, and matures in 2003. As of June 30, 1998, letters of credit in the aggregate amount of approximately $12.6 million were outstanding under the New Credit Facility and $40.0 million of revolving credit borrowings were available to the Company. The New Credit Facility is guaranteed by all current and future subsidiaries of IMPAC and is secured by all assets of IMPAC and its subsidiaries. In connection with the Tinsley Acquisition the Company has entered into the Amended and Restated Multicurrency Credit Facility. See "Description of Other Indebtedness."
(2) Consists of the IRB Financings (as defined under "Description of Other Indebtedness") incurred by AGI and Klearfold. The IRB Financings are fully secured by approximately $12.6 million of letters of credit issued under the New Credit Facility. See "Description of Other Indebtedness".
(3) There is currently no indebtedness outstanding that is subordinated to the Notes.

                        PROPOSED ACQUISITION OF TINSLEY

TINSLEY ROBOR PLC

  Tinsley is a supplier of printed packaging for the U.K. music and multimedia market with an established presence in Europe. Its plants in the U.K., Netherlands, Ireland and Austria enable it to offer fast turnaround times, high quality and large volumes to satisfy customer demand. Tinsley also provides design and pre-press services to a wide customer base from its operations in the U.K. and has operations involved in the production of labels, particularly in the self-adhesive market. It employs approximately 750 people at 10 plants.

  The Company has had a significant relationship with Tinsley for over 10 years. During the late 1980s, AGI formed a strategic alliance with a worldwide network of entertainment packaging companies (the "Diginet"), each of which serves as a licensee in its respective territory for a specialized CD package (the "DIGIPAK") developed by AGI. The participants in this network have shared best practices and effective strategies, and AGI has enhanced its competitive position with its music and video customers by being able to offer the capabilities of its strategic partners in other regions. Tinsley has been a member of the Diginet since 1990.

  From its base of operations in the U.K., currently contributing roughly 60% of its revenues, Tinsley has expanded significantly over the last five years in the northern region of Western Europe, establishing a presence in Uden, Holland and Salzburg, Austria, in each case near major customers' CD pressing plants.

  In addition to internal growth, in July 1997 Tinsley consummated the acquisition of Van de Steeg Packaging BV, a (Pounds)12.6 million revenue, Amsterdam-based Diginet member, and a European manufacturer of specialty music packaging. The Company believes that this acquisition strengthened Tinsley's position as a provider of music packaging in the region and represents an excellent platform for further expansion in Europe.

  Tinsley is guided by a management team led by Lee Newbon, CEO, and Shaun Lawson, Chairman.

  The Company believes the opportunity to combine IMPAC and Tinsley will create several competitive advantages for IMPAC, including the following:

  . Strengthened Position in Music Packaging: The Company believes that the combination would enhance the combined enterprise's position with music companies relative to their respective competitors. The Company believes this combination will enhance the Company's position in the standard and specialty music packaging industry, and will also position the Company as an international service provider.

  . Synergistic Revenue Potential in Other Entertainment Markets: The Company believes that each of IMPAC and Tinsley brings to the combination a strong position in certain other closely related entertainment markets such as video and multimedia packaging that the other company should be able to leverage in the near future.

  . Broadened Opportunity to Leverage the Klearfold Franchise: While products generally similar to those of Klearfold already exist in Europe, the Company believes that few manufacturers possess the same inherent product development capabilities or produce products of comparable quality. The Company believes that Tinsley represents an excellent platform from which to offer the Klearfold product capabilities to some of the same end markets (in Europe) that were targeted by Klearfold in connection with the Combination.

RISK FACTORS ASSOCIATED WITH THE TINSLEY ACQUISITION

  Leverage: In connection with the consummation of the Tinsley Acquisition, the Company will incur a significant amount of indebtedness and, as a result, the Company will be more leveraged than at the present. The Company will be permitted to incur substantial additional indebtedness in the future.

  Business Integration Risk: The Company and Tinsley have no prior history as a combined entity and their operations have not previously been managed on a combined basis. Presently, the Company and Tinsley are operated as separate entities. In addition, Tinsley is a U.K.-based company with extensive foreign operations. The Tinsley Acquisition will require substantial attention from, and place substantial demands upon, the senior management of the Company, which may divert attention from and adversely impact their ability to manage the Company's existing businesses. Although the Company intends to operate Tinsley as a stand-alone subsidiary, the Tinsley Acquisition will require integration of Tinsley's foreign management, control and administrative systems with those of the Company. In the event that the Company completes the Tinsley Acquisition, the Company's management will be required to manage a significantly larger entity. The historical statements and unaudited pro forma statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company and Tinsley operated on a combined basis.

  Foreign Operations: In the event that the Company completes the Tinsley Acquisition, the Company will have manufacturing operations in four foreign countries and will sell its products in a significant number of foreign countries. On a pro forma basis, giving effect to the Tinsley Acquisition, approximately $113.6 million, or 41.4%, of the Company's fiscal 1997 net sales were from products sold overseas. Risks inherent in foreign operations include fluctuations in foreign currency exchange rates and changes in social, political and economic conditions. Changes in currency exchange rates may affect the relative prices at which the Company and foreign competitors purchase component materials and sell their finished products in the same market. Upon consummation of the Tinsley Acquisition, the Company will also be exposed to risks associated with changes in the laws and policies that govern foreign investments in countries where it will have operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. There can be no assurance as to the future effect of any such changes.

THE PROPOSED ACQUISITION

  On July 7, 1998, the Boards of Directors of IMPAC and Tinsley announced that agreement had been reached on the terms of a pre-conditional recommended cash offer (the "Offer") to acquire all of the issued and to be issued share capital of Tinsley. The Offer is being made by BT Wolfensohn, on behalf of a newly-formed subsidiary of the Company ("Newco"). The Offer values each Tinsley ordinary share at 218 pence per share and the fully diluted share capital at (Pounds)83.6 million. As part of the Offer, Tinsley shareholders will have the option to receive all or a portion of the offer price in the form of five year promissory notes ("Loan Notes"). The Company formally commenced the Offer on July 22, 1998.

  The Board of Directors of Tinsley has unanimously recommended all Tinsley shareholders to accept the Offer. The Offer is being made on the terms and subject to certain conditions contained in the definitive offer documents including the Company receiving valid acceptance of the Offer with respect to ninety percent (90%) of the outstanding Tinsley shares to which the Offer relates (or such lesser percentage as the Company may decide). Upon completion of the Offer, the Company intends to thereafter complete the statutory procedures available to force the purchase of any remaining outstanding shares, resulting in Tinsley becoming a wholly-owned indirect subsidiary of the Company. The Company intends to fund the Offer through borrowings under the Amended and Restated Multicurrency Credit Facility (as defined below), approximately $60.0 million in proceeds from the sale of shares of common or preferred stock and, if Tinsley shareholders elect to receive Loan Notes, the issuance of Loan Notes. If Newco issues Loan Notes to fund part of the Offer, then the total borrowings under the Amended and Restated Multicurrency Credit Facility will be reduced. In addition, the Company has entered into a foreign currency exchange contract to cover its exposure to foreign currency fluctuations, above a certain increase in the dollars to pounds exchange rate, related to the Offer.

  The Offer is not being made, directly or indirectly, in or into, or by use of the mails or any means or instrumentality (including, without limitation, facsimile transmission, telex, or telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States, Canada, Australia or Japan and may not be accepted by any such use, means, instrumentality or facility.

  As noted above, the Offer is subject to certain conditions, and no assurances can be made that the Tinsley Acquisition will be completed.

THE FINANCING

  The Company intends to finance the Tinsley Acquisition through the establishment of the Amended and Restated Credit Facility described below under "Amended and Restated Multicurrency Credit Facility", the equity investments described below under "Additional Equity Financing" and the issuance of the Loan Notes described under "Loan Notes". The following table illustrates the estimated sources and uses of funds in connection with the Tinsley Acquisition.

                                                                 (IN MILLIONS)
      SOURCES OF FUNDS(1)
      Amended and Restated Multicurrency Credit Facility
       Borrowings(2)............................................    $ 84.2
      Additional equity financing...............................      60.0
      Loan Notes(3).............................................      24.8
                                                                    ------
          Total sources of funds................................    $169.0
                                                                    ======
      USES OF FUNDS
      Purchase Tinsley equity...................................    $138.0
      Retirement of Tinsley indebtedness(4).....................      21.8
      Fees and expenses.........................................       9.2
                                                                    ------
          Total uses of funds...................................    $169.0
                                                                    ======

--------
(1) Based on the Offer, which values each Tinsley ordinary share at 218 pence and the fully diluted share capital at (Pounds)83.6 million and using an exchange rate of 1.64 dollars to pounds. In the event that the Company increases the amount payable in the Offer, it anticipates that, of that increase, approximately 40% would be financed through additional equity financing and approximately 60% through the incurrence of additional debt.
(2) The Amended and Restated Multicurrency Credit Facility provides for $107.0 million in term loans and a $53.0 million revolving credit and letter of credit facility (and as a sublimit thereof a (Pounds)15.4 million guaranty of the Loan Notes) of which $13.0 million will be used to issue letters of credit to support the IRB Financings and up to $20.0 million (inclusive of the $13.0 million in letters of credit to support the IRB Financings) may be used as a letter of credit facility. Management estimates that, based on the price of the Offer without giving effect to any increase as contemplated by Note 1 above, as of the date of the closing of the Tinsley Acquisition, $84.2 million in term loans will be outstanding and letters of credit in the aggregate amount of approximately $12.6 million will be outstanding, up to a $25.4 million guaranty of the Loan Notes will be outstanding and the balance of the $53.0 million of revolving credit and letter of credit facility borrowings will be available to the Company under the Amended and Restated Multicurrency Credit Facility. It is anticipated that, after the consummation of the Tinsley Acquisition, any drawings under the (Pounds)15.4 million guaranty of the Loan Notes will be converted into borrowings under the term loans.
(3) Assumes that Tinsley shareholders elect to receive the maximum amount of Loan Notes.
(4) Reflects the Company's estimate of total funded indebtedness of Tinsley that will be outstanding immediately prior to the Tinsley Acquisition, assuming a closing on or about August 31, 1998.

AMENDED AND RESTATED MULTICURRENCY CREDIT FACILITY

  In March 1998, the Company entered into a credit facility with Bank of America, National Trust and Savings Association ("Bank of America") that provides for up to $40.0 million of revolving credit borrowings by IMPAC and up to $13.0 million in letters of credit for Klearfold and AGI (the "New Credit Facility"). The New Credit Facility has a five-year maturity. Bank of America issued approximately $13.0 million of letter of credit accommodations to provide credit enhancement to outstanding AGI and Klearfold municipal variable rate demand bonds. As of June 30, 1998, no revolving credit borrowings were outstanding under the New Credit Facility.

  In connection with the consummation of the proposed Tinsley Acquisition, the Company has entered into an amended and restated multicurrency credit facility (the "Amended and Restated Multicurrency Credit Facility") with Bank of America, as agent, and certain other financial institutions parties thereto. Although the Company has entered into the Amended and Restated Multicurrency Credit Facility, the Amended and Restated Multicurrency Credit Facility will not become operative until the funding of the Tinsley Acquisition. The Amended and Restated Multicurrency Credit Facility provides up to $53.0 million of revolving credit borrowings and letter of credit facilities (the "Revolver") by IMPAC, up to $37.0 million of term loan A borrowings (the "Term Loan A") and up to $70.0 million term loan B borrowings (the "Term Loan B"). The Revolver will have a five-year maturity. The Term Loan A will have a five and one-half year maturity. The Term Loan B will have a six and one-half year maturity. The Revolver will include a $20.0 million letter of credit subfacility.

  The Amended and Restated Multicurrency Credit Facility will rank senior to the Notes, and the Company's obligations under the Amended and Restated Multicurrency Credit Facility will be guaranteed by each of the Company's existing and future domestic Subsidiaries on a senior basis and secured by substantially all of the assets of the Company and its domestic Subsidiaries. In addition, the Amended and Restated Multicurrency Credit Facility will in certain instances be guaranteed by certain existing and future foreign Subsidiaries on a senior basis and will be secured by substantially all of the assets of certain foreign subsidiaries of the Company. Any foreign Subsidiary that provides a guarantee with respect to the Amended and Restated Multicurrency Credit Facility will also be required to deliver a guarantee with respect to the Notes. Interest on the Company's loan balance will be payable at Bank of America's base rate (plus an applicable margin), with an IBOR (plus an applicable margin) option on customary terms. The applicable margins for base rate loans will range between 0.50% and 1.75% based upon the Company's ratio of Senior Debt to EBITDA (as defined in the Amended and Restated Multicurrency Credit Facility) and the applicable margin for IBOR loans will range between 1.50% and 2.75% based upon the Company's ratio of Senior Debt to EBITDA. The Revolver will include a $20.0 million swing line subfacility available in Pounds Sterling. The Company will pay customary fees in connection with the execution of the Amended and Restated Multicurrency Credit Facility, with respect to any unused portion of the Revolver, Term Loan A and Term Loan B commitment and with respect to the maintenance of the letter of credit accommodations. In addition to customary covenants, the Amended and Restated Multicurrency Credit Facility will impose substantial limitations on the Company's ability to incur additional indebtedness, incur liens, pay dividends, make other restricted payments, issue guaranties, make advances to affiliates and dispose of assets. The Amended and Restated Multicurrency Credit Facility will constitute Senior Debt for purposes of the Notes and the Indenture. The Company expects to use the proceeds from borrowings under the Amended and Restated Multicurrency Credit Facility for making loans and equity contributions for use in financing the Tinsley Acquisition and refinancing existing Tinsley indebtedness and to provide for working capital, other acquisitions and general corporate purposes.

ADDITIONAL EQUITY FINANCING

  Affiliates of Heritage have entered into commitments to purchase approximately $60.0 million of the Company's Common Stock in order to provide equity financing for the Tinsley Acquisition. Certain other stockholders of the Company will participate in this financing, including Mr. Richard Block, the Chief Executive Officer of the Company, whom the Company anticipates will invest approximately $3.0 million. To the extent that other stockholders participate in the equity financing, the amount invested by the Heritage affiliates will decrease. One of these affiliates of Heritage currently owns 40% of the Company's Common Stock, and after this financing affiliates of Heritage will control a majority of the Company's outstanding Common Stock. The Company is also considering alternative structures for a portion of this equity financing, including (i) the issuance of preferred stock by IMPAC or a newly formed holding company in a private placement or (ii) the issuance of debt securities by this newly formed holding company in a private placement. In the event of any issuance of securities by a holding company, the net proceeds would be downstreamed as common equity.

LOAN NOTES

  As part of the Offer, Tinsley shareholders will have the option to elect to receive all or a portion of the purchase price in the form of Loan Notes, not to exceed (Pounds)15.0 million in the aggregate for all Tinsley shareholders. The Loan Notes mature in 2003, subject to earlier redemption at the option of the holder or, subject to certain conditions, Newco, and will bear interest at a rate of per annum based on LIBOR less 1%. The Loan Notes will be guaranteed as to principal and interest, up to an aggregate of (Pounds)15.4 million, by Bank of America. Drawings under this guarantee will be converted into borrowings under the Amended and Restated Multicurrency Credit Facility. The Company is providing Tinsley shareholders the option of receiving Loan Notes as part of the purchase price in order to permit Tinsley shareholders in the United Kingdom to defer a portion of any capital gain that may be applicable to the Offer.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  In February 1998, KFI Holding, its stockholders, and certain stockholders and holders of stock appreciation rights of AGI entered into an Investment Agreement (the "Investment Agreement"), under which (i) the stockholders of KFI Holding agreed to contribute to KFI Holding the entire outstanding capital stock of KFI Holding and a warrant to purchase KFI Holding capital stock and to invest approximately $4.6 million in cash, and (ii) certain stockholders and holders of stock appreciation rights of AGI agreed to contribute to KFI Holding shares of AGI common stock and to invest the proceeds of their stock appreciation rights, totaling an aggregate of $14.4 million. In exchange for these contributions and cash investments, KFI Holding agreed to issue to the contributing or investing parties shares of its common stock (the "Common Stock") and upon consummation of such issuance, KFI Holding was renamed IMPAC Group, Inc.

  At the same time, KFI Holding, its wholly-owned subsidiary AGI Acquisition Corp., AGI and certain stockholders of AGI and KFI Holding entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger"), under which AGI Acquisition Corp. merged on March 12, 1998 with and into AGI, with AGI as the surviving corporation. In this merger, the shares of AGI not contributed to KFI Holding under the Investment Agreement, a stock option and certain stock appreciation rights were converted into a right to receive cash in the aggregate amount of approximately $30.5 million, net of fees. In addition, immediately prior to the closing of the Combination the stockholders of AGI received a dividend in the aggregate amount of approximately $22.5 million. As a result of the foregoing transactions Klearfold and AGI became wholly-owned subsidiaries of IMPAC.

  In order to finance the Combination and the Company's working capital needs thereafter, the Company issued $100 million aggregate principal amount of Existing Notes and entered into the New Credit Facility.

  On July 7, 1998, the Boards of Directors of IMPAC and Tinsley announced that an agreement had been reached on the terms of a recommended cash offer (the "Offer") to acquire all of the issued and to be issued share capital of Tinsley. The Offer is being made by BT Wolfensohn, on behalf of a newly-formed subsidiary of the Company ("Newco"). The Offer values each Tinsley ordinary share at 218 pence per share and the fully diluted share capital at (Pounds)83.6 million. As part of the Offer, Tinsley shareholders will have the option to receive all or a portion of the offer price in the form of five year promissory notes ("Loan Notes"). The Company formally commenced the Offer on July 22, 1998.

  The following Unaudited Pro Forma Combined Statement of Income for the Twelve Months Ended December 31, 1997 of IMPAC is based on the historical financial statements of AGI for the year ended December 31, 1997, the historical consolidated financial statements of KFI Holding for the year ended December 31, 1997, and the historical consolidated financial statements of Tinsley for the fiscal year ended March 31, 1998 included elsewhere in this Prospectus, adjusted to give effect to the pro forma adjustments described in the notes thereto. The Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 1998 of IMPAC is based on the historical financial statements of IMPAC (previously KFI Holding) for the six months ended June 30, 1998, the historical financial statements of AGI from January 1, 1998 through March 12, 1998, and the historical consolidated financial statements of Tinsley for the sixth months ended March 31, 1998, adjusted to give effect to the pro forma adjustments described in the notes thereto. The Unaudited Pro Forma Combined Statements of Income give effect to the Offering, the Combination and the Tinsley Acquisition as though these transactions had occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet of IMPAC (previously KFI Holding) as of June 30, 1998 and the historical consolidated financial statements of Tinsley as of March 31, 1998, adjusted to give effect to the pro forma adjustments described in the notes thereto. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Tinsley Acquisition as though these transactions had occurred on June 30, 1998.

  The pro forma adjustments are based upon available data and certain assumptions that Company management believes are reasonable. Management does not believe that any pro forma adjustments are necessary to reflect the exchange of New Notes for Existing Notes. The Unaudited Pro Forma Combined Financial Data are not necessarily indicative of the Company's results of operations that might have occurred had the aforementioned transactions been completed as of the date indicated above and do not purport to represent what the Company's results of operations might be for any future period or date. The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the financial statements and the related notes and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                               IMPAC GROUP, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                   AGI/KFI
                                          AGI                      HOLDING                   TINSLEY
                     KFI              ACQUISITION    OFFERING     COMBINED     TINSLEY     ACQUISITION     SENIOR DEBT
                   HOLDING    AGI     ADJUSTMENTS   ADJUSTMENTS   PRO FORMA  ROBOR PLC(6) ADJUSTMENTS(7)  ADJUSTMENTS(7)
                   -------  --------  -----------   -----------   ---------  ------------ --------------  --------------
Net sales......... $52,493  $108,281    $   --        $   --      $160,774     $113,629      $   --          $   --
Cost of goods
 sold.............  39,322    76,459        635 (2)       --       116,416       78,388          420 (8)         --
                   -------  --------    -------       -------     --------     --------      -------         -------
  Gross profit....  13,171    31,822       (635)          --        44,358       35,241         (420)            --
Selling, general
 and
 administrative
 expenses.........   7,556    19,444      1,087 (2)       --        28,087       22,031        2,104 (8)         --
Stock-based
 compensation
 expense..........     --      2,326     (2,326)(3)       --           --           --           --              --
                   -------  --------    -------       -------     --------     --------      -------         -------
  Operating
   income.........   5,615    10,052        604           --        16,271       13,210       (2,524)            --
Interest expense,
 net..............  (3,469)   (1,242)       --         (6,687)(5)  (11,398)      (1,800)         --           (8,553)(9)
Gain on sale of
 fixed assets.....     --        139        --            --           139           91          --              --
                   -------  --------    -------       -------     --------     --------      -------         -------
Income before
 income taxes ....   2,146     8,949        604        (6,687)       5,012       11,501       (2,524)         (8,553)
Income (taxes) ...    (754)     (231)    (4,101)(4)     2,675 (4)   (2,411)      (4,170)        (503)(4)       3,293 (4)
                   -------  --------    -------       -------     --------     --------      -------         -------
Net income ....... $ 1,392  $  8,718    $(3,497)      $(4,012)    $  2,601     $  7,331      $(3,027)        $(5,260)
                   =======  ========    =======       =======     ========     ========      =======         =======
OTHER DATA:
EBITDA (as
 defined)(10).....                                                $ 24,536
Cash interest
 expense(11)......                                                  10,891
Depreciation and
 amortization.....                                                   8,298
Ratio of earnings
 to fixed
 charges(12)......                                                     1.4x
                     IMPAC
                     GROUP
                   PRO FORMA
                   ----------
Net sales......... $274,403
Cost of goods
 sold.............  195,224
                   ----------
  Gross profit....   79,179
Selling, general
 and
 administrative
 expenses.........   52,222
Stock-based
 compensation
 expense..........      --
                   ----------
  Operating
   income.........   26,957
Interest expense,
 net..............  (21,751)
Gain on sale of
 fixed assets.....      230
                   ----------
Income before
 income taxes ....    5,436
Income (taxes) ...   (3,791)
                   ----------
Net income ....... $  1,645
                   ==========
OTHER DATA:
EBITDA (as
 defined)(10)..... $ 45,893
Cash interest
 expense(11)......   20,554
Depreciation and
 amortization.....   18,969
Ratio of earnings
 to fixed
 charges(12)......      1.2x

                               IMPAC GROUP, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                    AGI/KFI                                            IMPAC
                                           AGI                      HOLDING  TINSLEY     TINSLEY                       GROUP
                      IMPAC            ACQUISITION    OFFERING     COMBINED   ROBOR    ACQUISITION     SENIOR DEBT      PRO
                      GROUP   AGI(1)   ADJUSTMENTS   ADJUSTMENTS   PRO FORMA PLC(6)   ADJUSTMENTS(7)  ADJUSTMENTS(7)   FORMA
                     -------  -------  -----------   -----------   --------- -------  --------------  --------------  --------
Net sales..........  $51,535  $15,505    $  --         $  --        $67,040  $60,484     $   --          $   --       $127,524
Cost of goods
 sold..............   40,734   11,299      (342)(2)       --         51,691   41,501         210 (8)         --         93,402
                     -------  -------    ------        ------       -------  -------     -------         -------      --------
 Gross profit......   10,801    4,206       342           --         15,349   18,983        (210)            --         34,122
Selling, general
 and administrative
 expenses..........    9,082    5,157    (1,342)(2)       --         12,897   11,391       1,052 (8)         --         25,340
Stock-based
 compensation
 expense...........      --     1,171    (1,171)(3)       --            --       --          --              --            --
                     -------  -------    ------        ------       -------  -------     -------         -------      --------
 Operating income
  (loss)...........    1,719   (2,122)    2,855           --          2,452    7,592      (1,262)            --          8,782
Interest expense,
 net...............   (4,207)    (152)      --         (1,516)(5)    (5,875)  (1,185)        --           (4,276)(9)   (11,336)
                     -------  -------    ------        ------       -------  -------     -------         -------      --------
Income (loss)
 before income
 taxes and
 extraordinary
 item..............   (2,488)  (2,274)    2,855        (1,516)       (3,423)   6,407      (1,262)         (4,276)       (2,554)
Income (taxes)
 benefit...........      882       68      (384)(4)       606 (4)     1,172   (2,292)       (310)(4)       1,668 (4)       238
                     -------  -------    ------        ------       -------  -------     -------         -------      --------
Income (loss)
 before
 extraordinary
 item..............  $(1,606) $(2,206)   $2,471        $ (910)      $(2,251) $ 4,115     $(1,572)        $(2,608)     $ (2,316)
                     =======  =======    ======        ======       =======  =======     =======         =======      ========
OTHER DATA:
EBITDA (as
 defined)(10)......                                                 $ 7,070                                           $ 18,960
Cash interest
 expense(11).......                                                   5,612                                             10,727
Depreciation and
 amortization......                                                   4,618                                             10,178
Ratio of earnings
 to fixed-charges
 (12)..............                                                     --                                                 --

                               IMPAC GROUP, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                            KFI             ACQUISITION    OFFERING       PRO
                          HOLDING  AGI(1)   ADJUSTMENTS   ADJUSTMENTS    FORMA
                          -------  -------  -----------   -----------   -------
Net sales...............  $25,406  $43,364    $  --         $   --      $68,770
Cost of goods sold......   18,199   31,720       298 (2)        --       50,217
                          -------  -------    ------        -------     -------
  Gross profit..........    7,207   11,644      (298)           --       18,553
Selling, general and ad-
 ministrative expenses..    3,627    8,427       562 (2)        --       12,616
Stock-based compensation
 expense................      --     1,164    (1,164)(3)        --          --
                          -------  -------    ------        -------     -------
  Operating income......    3,580    2,053       304            --        5,937
Interest expense, net...   (1,590)    (607)      --         (3,462)(5)   (5,659)
                          -------  -------    ------        -------     -------
Income before income
 taxes..................    1,990    1,446       304         (3,462)        278
Income (taxes)..........     (698)     (43)    1,812 (4)     (1,385)(4)    (314)
                          -------  -------    ------        -------     -------
Net income (loss).......  $ 1,292  $ 1,403    $2,116        $(4,847)    $   (36)
                          =======  =======    ======        =======     =======
OTHER DATA:
EBITDA (as de-
 fined)(10).............                                                $10,002
Cash interest ex-
 pense(11)..............                                                  5,404
Depreciation and amorti-
 zation.................                                                  4,098
Ratio of earnings to
 fixed charges(12)......                                                    1.0x

                               IMPAC GROUP, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

  (1) Adjustments to the six months ended June 30, 1998 were made to reflect the operations of AGI for the period from January 1, 1998 to March 12, 1998. AGI operations are included in the Company's historical operations from March 13, 1998. Adjustments for the six months ended June 30, 1997 are made to reflect the operations of AGI for that period. The unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 1997 was prepared to give effect to the Combination only and is included to be read in conjunction with IMPAC's Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

  (2) Reflects adjustments to record amortization of the excess of the purchase price of the AGI common stock over the fair value of the net assets acquired ("Excess Purchase Price") after the preliminary allocation of the purchase price to the estimated fair value of AGI's assets and liabilities acquired and to record depreciation of Excess Purchase Price allocated to property, plant and equipment. The amortization of the allocation of the Excess Purchase Price to inventory is not reflected in the Unaudited Pro Forma Combined Statements of Income as it is non-recurring in nature. This adjustment also reflects the elimination of certain non-recurring Combination-related fees which are included in the AGI historical results.

                                                                YEAR ENDED
                                                            DECEMBER 31, 1997
                                                          ----------------------
                                                                     SELLING,
                                                          COST OF  GENERAL AND
                                                           GOODS  ADMINISTRATIVE
                                                           SOLD      EXPENSES
                                                          ------- --------------
  Amortization of intangible assets......................  $--        $1,016
  Depreciation of property, plant and equipment..........   635           71
                                                           ----       ------
    Total adjustment.....................................  $635       $1,087
                                                           ====       ======

                                                SIX MONTHS ENDED
                                  ---------------------------------------------
                                      JUNE 30, 1998          JUNE 30, 1997
                                  ---------------------- ----------------------
                                             SELLING,               SELLING,
                                  COST OF  GENERAL AND   COST OF  GENERAL AND
                                   GOODS  ADMINISTRATIVE  GOODS  ADMINISTRATIVE
                                   SOLD      EXPENSES     SOLD      EXPENSES
                                  ------- -------------- ------- --------------
  Amortization of intangible
   assets........................  $ --      $   212      $--         $508
  Depreciation of property, plant
   and equipment.................    114          27       298          54
  Amortization of inventory......   (456)        --        --          --
  Non-recurring combination
   related fees..................    --       (1,581)      --          --
                                   -----     -------      ----        ----
    Total adjustment.............  $(342)    $(1,342)     $298        $562
                                   =====     =======      ====        ====

  (3) In connection with the Combination, certain AGI executives signed employment agreements which specify such executives' compensation through the term of the agreements. The new employment agreements do not contain stock appreciation rights or any other equity component requiring variable accounting. It is anticipated that the compensation expense associated with the AGI executives in 1998 will approximate the 1997 expense less the expense associated with the stock-based compensation. This adjustment eliminates the expense associated with the stock appreciation rights ("SARs") recorded in the historical AGI financial statements.

  (4) Represents the income tax adjustment required to result in a pro forma income tax provision based upon (i) pro forma pre-tax income plus non deductible amortization of intangibles; and (ii) an estimated effective tax rate of 39%.

  (5) The increase in pro forma interest expense as a result of the Offering is as follows:

                                                                 SIX MONTHS
                                                               ENDED JUNE 30,
                                                YEAR ENDED     ---------------
                                             DECEMBER 31, 1997  1998     1997
                                             ----------------- -------  ------
  Interest on new borrowings:
    Interest expense on the Notes at an in-
     terest rate of 10.125%.................      $10,125      $ 5,063  $5,063
    Commitment fee of 0.5% on unused
     availability under the New Credit
     Facility...............................          200          100     100
    Interest expense on outstanding Letters
     of Credit under the New Credit Facility
     at an assumed rate of 1.625%...........          205          102     102
    Amortization of deferred financing cost
     incurred in connection with the
     Offering and the New Credit Facility...          492          246     246
                                                  -------      -------  ------
     Total interest from debt requirements
      of the Offering.......................      $11,022      $ 5,511  $5,511
  Elimination of historical interest ex-
   pense, except for IRB interest...........       (4,335)      (3,995) (2,049)
                                                  -------      -------  ------
    Net increase in interest expense........      $ 6,687      $ 1,516  $3,462
                                                  =======      =======  ======

  (6) The following tables summarize the adjustments made to: (i) convert the U.K. GAAP historical operations of Tinsley to U.S. GAAP and (ii) reflect the operations of Van de Steeg and Pinepoint for the periods from April 1, 1997 to July 29, 1997 and from April 1, 1997 to August 20, 1997, respectively. Van de Steeg and Pinepoint operations are included in the historical results of Tinsley from July 30, 1997 and August 21, 1997, respectively.

                                    FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                         -----------------------------------------------------------------------
                               U.K. GAAP HISTORICAL          ADJUSTMENTS  ADJUSTMENTS     U.S.
                         ----------------------------------    TO U.S.    FOR TINSLEY   GAAP AS
                            (Pounds)     AVG. RATE   US$        GAAP      ACQUISITIONS  ADJUSTED
                         --------------  --------- --------  -----------  ------------  --------
Net sales............... (Pounds)64,992    0.607   $107,058     $ --         $6,571     $113,629
Cost of goods sold......         45,020    0.607     74,159       --          4,229       78,388
                         --------------            --------     -----        ------     --------
  Gross profit..........         19,972              32,899       --          2,342       35,241
Selling, general and
 administrative
 expenses...............         12,367    0.607     20,371        47 (a)     1,613       22,031
                         --------------            --------     -----        ------     --------
  Operating income......          7,605              12,528       (47)          729       13,210
Interest expense, net...         (1,048)   0.607     (1,726)      --            (74)      (1,800)
Gain on sale of fixed
 assets.................             55    0.607         91       --            --            91
                         --------------            --------     -----        ------     --------
Income before income
 taxes..................          6,612              10,893       (47)          655       11,501
Income taxes............         (2,233)   0.607     (3,678)     (260)(b)      (232)(b)   (4,170)
                         --------------            --------     -----        ------     --------
Net income.............. (Pounds) 4,379            $  7,215     $(307)       $  423     $  7,331
                         ==============            ========     =====        ======     ========

                                 FOR THE SIX MONTHS ENDED JUNE 30, 1998
                          --------------------------------------------------------
                                U.K. GAAP HISTORICAL         ADJUSTMENTS   U.S.
                          ---------------------------------    TO U.S.    GAAP AS
                             (Pounds)     AVG. RATE   US$       GAAP      ADJUSTED
                          --------------  --------- -------  -----------  --------
Net sales...............  (Pounds)36,657    0.606   $60,484       --      $60,484
Cost of goods sold......          25,152    0.606    41,501       --       41,501
                          --------------            -------     -----     -------
  Gross profit..........          11,505             18,983       --       18,983
Selling, general and ad-
 ministrative expenses..           6,889    0.606    11,367        24 (a)  11,391
                          --------------            -------     -----     -------
  Operating income......           4,616              7,616       (24)      7,592
Interest expense, net...            (718)   0.606    (1,185)      --       (1,185)
                          --------------            -------     -----     -------
Income before income
 taxes..................           3,898              6,431       (24)      6,407
Income taxes............          (1,310)   0.606    (2,162)     (130)(b)  (2,292)
                          --------------            -------     -----     -------
Net income..............  (Pounds) 2,588            $ 4,269     $(154)    $ 4,115
                          ==============            =======     =====     =======

  (a) Adjustments to U.S. GAAP are made up of the following components:

                                                 FOR THE           FOR THE
                                           TWELVE MONTHS ENDED SIX MONTHS ENDED
                                            DECEMBER 31, 1997   JUNE 30, 1998
                                           ------------------- ----------------
 Selling, general and administrative
  expenses:
   Depreciation expense...................        $ (26)             $(13)
   Goodwill amortization..................          600               300
   Pension expense........................         (527)             (263)
                                                  -----              ----
                                                  $  47              $ 24
                                                  =====              ====

  (b) Represents the income tax adjustment required to result in a pro forma income tax provision based upon: (i) pro forma pre-tax income plus non deductible amortization of intangibles; (ii) an estimated tax rate of 35%; and
(iii) deferred tax expense.

  (7) These columns give effect to the proposed acquisition of Tinsley and the related issuance of senior debt as if the transaction occurred on January 1, 1997. These adjustments are based on a 218 pence per share purchase price.

  (8) Reflects adjustments to record amortization of the excess of the purchase price of Tinsley common stock over the fair value of the net assets acquired ("Excess Purchase Price") after the preliminary allocation of the purchase price to the estimated fair value of Tinsley's assets and liabilities acquired, and to record depreciation of Excess Purchase Price allocated to property, plant and equipment. This adjustment also reflects a reduction of certain corporate expenses associated with being a public company which will be eliminated upon the acquisition.

                                  TWELVE MONTHS ENDED      SIX MONTHS ENDED
                                   DECEMBER 31, 1997        JUNE 30, 1998
                                 ---------------------- ----------------------
                                            SELLING,               SELLING,
                                 COST OF  GENERAL AND   COST OF  GENERAL AND
                                  GOODS  ADMINISTRATIVE  GOODS  ADMINISTRATIVE
                                  SOLD      EXPENSES     SOLD      EXPENSES
                                 ------- -------------- ------- --------------
   Amortization of intangible
    assets......................  $--        $2,408      $--        $1,204
   Depreciation of property,
    plant and equipment.........   420          --        210          --
   Corporate expenses...........   --          (304)      --          (152)
                                  ----       ------      ----       ------
       Total adjustment.........  $420       $2,104      $210       $1,052
                                  ====       ======      ====       ======

  (9) The increase in pro forma interest expense as a result of the Senior Debt is as follows:

                                            TWELVE MONTHS ENDED SIX MONTHS ENDED
                                             DECEMBER 31, 1997   JUNE 30, 1998
                                            ------------------- ----------------
Interest expense on senior debt:
  Term A at IBOR plus 2.25%, or 7.91%.....        $   963            $  482
  Term B at IBOR plus 2.75%, or 8.41%.....          5,884             2,942
Interest expense on Loan Notes............          1,962               980
Additional interest expense on outstanding
 Letters of Credit under the
 New Credit Facility at an assumed
 increase in rate of .625%................             74                36
Amortization of deferred financing cost
 incurred in connection with the
 senior debt and senior subordinated
 debt.....................................            690               346
                                                  -------            ------
    Total interest from debt requirements
     of Senior Debt.......................          9,573             4,786
Elimination of Tinsley historical interest
 expense..................................         (1,020)             (510)
                                                  -------            ------
    Net increase in interest expense......        $ 8,553            $4,276
                                                  =======            ======

  (10) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable, (i) gain (loss) on sale of fixed assets, (ii) stock-based compensation expense, and (iii) PTP royalty and commission income of $33 for the year ended December 31, 1997. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.

  (11) For purposes of this computation, cash interest expense consists of pro forma interest expense before the amortization of deferred financing costs.

  (12) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and a portion of operating lease rental expense (one-third) that is representative of the interest factor. AGI/KFI Holding's Combined Pro Forma earnings were insufficient to cover fixed charges by $3,423 for the six months ended June 30, 1998. IMPAC Group Pro Forma earnings were insufficient to cover fixed charges by $2,554 for the six months ended June 30, 1998.

                               IMPAC GROUP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                      TINSLEY           IMPAC
                              IMPAC      TINSLEY    ACQUISITION         GROUP
                           GROUP, INC. ROBOR PLC(1) ADJUSTMENTS       PRO FORMA
                           ----------- ------------ -----------       ---------
ASSETS
------
Current assets:
  Cash...................   $  3,921     $  2,064    $  2,742 (2)     $  8,727
  Trade account
   receivable, net.......     18,262       21,175         --            39,437
  Other receivables......      2,679        1,336         --             4,015
  Inventories............     18,420        7,887         --            26,307
  Prepaid expenses.......        931          766         --             1,697
  Deferred income taxes..      2,466          --          --             2,466
  Other current assets...        164          --          --               164
                            --------     --------    --------         --------
Total current assets.....     46,843       33,228       2,742           82,813
Long-term assets:
  Property, plant and
   equipment, net........     53,326       42,565       4,200 (3)      100,091
  Goodwill...............     40,901       23,956      95,447 (4)      160,304
  Deferred financing
   costs, net............      4,959          --        3,700 (2)(5)     8,659
  Restricted cash........        416          --          --               416
  Other assets...........      1,429        2,293         --             3,722
                            --------     --------    --------         --------
Total assets.............   $147,874     $102,042    $106,089         $356,005
                            ========     ========    ========         ========
LIABILITIES AND
SHAREHOLDERS' EQUITY
--------------------
Current liabilities:
  Bank overdraft.........   $  2,502     $    130    $    --          $  2,632
  Trade payables.........     10,549        8,363         --            18,912
  Bank loans.............        --         5,228      (5,228)(2)          --
  Obligations under
   capital leases........        --         3,806         --             3,806
  Accrued expenses.......     13,500       11,449         --            24,949
                            --------     --------    --------         --------
Total current
 liabilities.............     26,551       28,976      (5,228)          50,299
                            --------     --------    --------         --------
Long-term debt...........    111,640       11,830     (11,830)(2)      218,640
                                                      107,000 (2)
Obligations under capital
 leases..................        --        10,558         --            10,558
Deferred liabilities.....      6,726        5,229       1,596 (3)       13,551
                            --------     --------    --------         --------
Total liabilities........    144,917       56,593      91,538          293,048
                            --------     --------    --------         --------
Shareholders' equity:
  Common stock...........        --         3,143      (3,143)(6)          --
  Paid in capital........     38,965       28,212     (28,212)(6)       98,965
                                                       60,000 (2)
  Carryover basis
   adjustment............    (37,142)         --          --           (37,142)
  Retained earnings......      1,134       14,094     (14,094)(6)        1,134
                            --------     --------    --------         --------
Total shareholders'
 equity..................      2,957       45,449      14,551           62,957
                            --------     --------    --------         --------
Total liabilities and
 shareholders' equity....   $147,874     $102,042    $106,089         $356,005
                            ========     ========    ========         ========

                               IMPAC GROUP, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

  (1) The following table outlines the adjustments made to convert the U.K. GAAP historical condensed balance sheet of Tinsley to U.S. GAAP.

                              U.K. GAAP HISTORICAL
                         --------------------------------  ADJUSTMENTS     U.S. GAAP
                                         3/31/98               TO             AS
                            (Pounds)      RATE     US$      U.S. GAAP      ADJUSTED
                         --------------  ------- --------  -----------     ---------
ASSETS
------
Current assets:
  Cash.................. (Pounds) 1,224   0.593  $  2,064    $   --        $   2,064
  Trade account
   receivable, net......         12,557   0.593    21,175        --           21,175
  Other receivables.....            792   0.593     1,336        --            1,336
  Inventories...........          4,677   0.593     7,887        --            7,887
  Prepaid expenses......            454   0.593       766        --              766
  Other current assets..            204   0.593       344       (344)(d)         --
                         --------------          --------    -------       ---------
Total current assets....         19,908            33,572       (344)         33,228
Long-term assets:
  Property, plant and
   equipment, net.......         26,291   0.593    44,336     (1,771)(a)      42,565
  Goodwill..............            --    0.593       --      23,956 (b)      23,956
  Other assets..........            --    0.593       --       2,293 (c)       2,293
                         --------------          --------    -------       ---------
Total assets............ (Pounds)46,199          $ 77,908    $24,134       $ 102,042
                         ==============          ========    =======       =========
LIABILITIES AND
SHAREHOLDERS' EQUITY
--------------------
Current liabilities:
  Bank overdraft........ (Pounds)    77   0.593  $    130    $   --        $     130
  Trade payables........          4,959   0.593     8,363        --            8,363
  Bank loans............          3,100   0.593     5,228        --            5,228
  Obligations under
   capital leases.......          2,257   0.593     3,806        --            3,806
  Accrued expenses......          7,810   0.593    13,170     (1,721)(d)      11,449
                         --------------          --------    -------       ---------
Total current
 liabilities............         18,203            30,697     (1,721)         28,976
                         --------------          --------    -------       ---------
Long-term debt..........          7,015   0.593    11,830        --           11,830
Obligations under
 capital leases.........          6,261   0.593    10,558        --           10,558
Deferred liabilities....          1,315   0.593     2,218      3,011 (e)       5,229
                         --------------          --------    -------       ---------
Total liabilities.......         32,794            55,303      1,290          56,593
                         --------------          --------    -------       ---------
Shareholders' equity:
  Outstanding capital...          1,864   0.593     3,143        --            3,143
  Paid in capital in
   excess of par........         16,730   0.593    28,212        --           28,212
  Goodwill reserve......        (14,554)  0.593   (24,543)    24,543 (b)         --
  Retained earnings.....          9,365   0.593    15,793     (1,699)(a-e)    14,094
                         --------------          --------    -------       ---------
Total shareholders'
 equity.................         13,405            22,605     22,844          45,449
                         --------------          --------    -------       ---------
Total liabilities and
 shareholders' equity... (Pounds)46,199          $ 77,908    $24,134       $ 102,042
                         ==============          ========    =======       =========

--------
(a) Reverses prior revaluations of fixed assets per U.K. GAAP
(b) Reflects goodwill as an asset rather than an equity reserve
(c) Recognizes pension asset not recorded under U.K. GAAP
(d) Reverses proposed dividend recorded under U.K. GAAP
(e) Fully recognizes deferred tax liabilities which were only partially recognized under U.K. GAAP

                               IMPAC GROUP, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

  (2) Reflects adjustments for the estimated sources and uses of funds in connection with the assumed acquisition as of June 30, 1998, computed as follows:

     Sources of funds:
       Issuance of Senior Debt:
         New Term A........................................... $12,000
         New Term B...........................................  70,000
         Loan Notes...........................................  25,000
                                                               -------
                                                                        107,000
       Equity contributions...................................           60,000
                                                                       --------
       Total Sources..........................................         $167,000
                                                                       ========
     Uses of funds:
       Purchase of Tinsley equity.............................         $138,000
       Retirement of Tinsley indebtedness:
         Bank loans...........................................   5,228
         Long-term debt.......................................  11,830
                                                               -------
                                                                         17,058
       Estimated financing fees...............................            3,700
       Estimated acquisition expenses.........................            5,500
       Cash for working capital...............................            2,742
                                                                       --------
       Total Uses.............................................         $167,000
                                                                       ========

  (3) Reflects management's preliminary estimate of the write-up to fair value of the fixed assets acquired and related deferred tax liabilities.

  (4) Reflects the excess of the purchase price over the fair value of the net assets acquired ("Excess Purchase Price") computed as follows:

     Purchase price:
       Purchase of Tinsley equity..................................... $138,000
       Retirement of Tinsley indebtedness.............................   17,058
       Estimated acquisition expenses.................................    5,500
                                                                       --------
         Total purchase price.........................................  160,558
     Less:
       Net assets acquired, including goodwill........................  (62,507)
       Net write-up of assets acquired................................   (2,604)
                                                                       --------
     Goodwill adjustment.............................................. $ 95,447
                                                                       ========

  (5) Represents management's estimate of the fees and expenses associated with the new Senior Debt and the Amended and Restated Multicurrency Credit Facility.

  (6) To record the elimination of Tinsley's historical common stock, additional paid-in-capital and retained earnings accounts in connection with the proposed acquisition.

                 SELECTED HISTORICAL FINANCIAL INFORMATION AND
                      OTHER DATA--KFI HOLDING CORPORATION

  The selected consolidated financial data of KFI Holding set forth below as of and for the five years ended December 31, 1997 have been derived from the financial statements of KFI Holding which have been audited by KPMG Peat Marwick LLP, independent public accountants. The audited consolidated financial statements of KFI Holding as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The selected historical financial information and other data presented below for the six months ended June 30, 1997 and June 30, 1998 are unaudited and are not necessarily indicative of KFI Holding's results for the full fiscal year. The selected historical financial information and other data of KFI Holding includes AGI from March 13, 1998. Upon consummation of the Transactions, KFI Holding changed its name to "IMPAC Group, Inc." The information contained in the following table should also be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                         SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                   JUNE 30,
                          ---------------------------------------------  -----------------
                           1993     1994     1995      1996      1997     1997    1998 (5)
                          -------  -------  -------  --------  --------  -------  --------
                                             (DOLLARS IN THOUSANDS)        (UNAUDITED)
INCOME STATEMENT DATA
Net sales...............  $38,309  $47,714  $51,214  $ 54,218  $ 52,493  $25,406  $ 51,535
Cost of goods sold......   28,186   35,223   36,757    40,094    39,322   18,199    40,734
                          -------  -------  -------  --------  --------  -------  --------
Gross profit............   10,123   12,491   14,457    14,124    13,171    7,207    10,801
Selling, general and
 administrative
 expenses...............    6,121    7,029    7,942     7,594     7,589    3,627     9,082
PTP royalty and commis-
 sion income(1).........     (176)    (200)    (377)     (731)      (33)     --        --
                          -------  -------  -------  --------  --------  -------  --------
Operating income........    4,178    5,662    6,892     7,261     5,615    3,580     1,719
Interest expense, net...   (1,013)  (1,020)  (1,197)   (2,324)   (3,469)  (1,590)   (4,082)
(Loss) on sale of fixed
 assets.................      --       --       --        --        --       --       (125)
                          -------  -------  -------  --------  --------  -------  --------
Income (loss) from
 continuing operations
 before income taxes....    3,165    4,642    5,695     4,937     2,146    1,990    (2,488)
Income (taxes) benefit..   (1,159)  (1,616)  (2,417)   (2,003)     (754)    (698)      882
                          -------  -------  -------  --------  --------  -------  --------
Income (Loss) from
 continuing operations..  $ 2,006  $ 3,026  $ 3,278  $  2,934  $  1,392  $ 1,292  $ (1,606)
                          =======  =======  =======  ========  ========  =======  ========
OTHER DATA
EBITDA (as defined)(2)..  $ 5,625  $ 6,983  $ 8,289  $  8,499  $  7,396  $ 4,393  $  5,429
Depreciation and
 amortization...........    1,623    1,521    1,774     1,969     1,814      813     3,710
Capital expenditures....      741    2,980    1,394     1,271     4,144    1,259     4,327
Ratio of earnings to
 fixed charges(3).......      3.4x     4.2x     4.2x      2.7x      1.5x     2.0x      --
BALANCE SHEET DATA (AT
 PERIOD END)(4)
Total assets............  $27,430  $33,602  $38,025  $ 27,275  $ 28,293  $29,249  $147,874
Long-term debt, includ-
 ing current portion....    7,828    9,120    6,623    30,950    33,850   30,925   111,640
Stockholders' equity
 (deficit)..............    6,255    8,807   11,511   (15,279)  (13,887) (13,990)    2,957

--------
(1) Klearfold received commissions and royalties on certain sales made by PTP. Klearfold owned 51% of PTP prior to the sale of this subsidiary on April 19, 1996. PTP ceased operations in 1997.

(2) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable for the relevant period, (i) gain
    (loss) on sale of fixed assets, (ii) stock-based compensation expense, and
    (iii) PTP royalty and commission income. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.
(3) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and a portion of operating lease rental expense (one-third) that is representative of the interest factor. IMPAC's earnings were insufficient to cover fixed charges by $2,488 for the six months ended June 30, 1998.
(4) Balance sheet data includes amounts related to PTP at December 31, 1993, 1994 and 1995 prior to the sale of PTP on April 19, 1996.
(5) The results of operations for the six months ended June 30, 1998 include an extraordinary loss of $552 (net of tax benefit of $368) due to the write-off of deferred financing costs.

  SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA--AGI INCORPORATED

  The selected financial data of AGI set forth below as of and for the four years ended December 31, 1996 have been derived from the financial statements of AGI which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data of AGI set forth below as of and for the year ended December 31, 1997 have been derived from the financial statements of AGI which have been audited by PricewaterhouseCoopers LLP, independent public accountants. The audited financial statements of AGI as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The information contained in the following table should also be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                          YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                   1993     1994     1995     1996      1997
                                  -------  -------  -------  -------  --------
                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Net sales.......................  $72,354  $74,756  $97,463  $92,834  $108,281
Cost of goods sold..............   55,259   58,492   74,441   67,860    76,459
                                  -------  -------  -------  -------  --------
Gross profit....................   17,095   16,264   23,022   24,974    31,822
Selling, general and administra-
 tive expenses..................   11,456   12,584   15,374   15,894    19,444
Stock-based compensation ex-
 pense(1).......................      --       --       --       171     2,326
                                  -------  -------  -------  -------  --------
Operating income................    5,639    3,680    7,648    8,909    10,052
Interest expense, net...........     (913)    (807)  (1,365)  (1,370)   (1,242)
Gain (loss) on sale of fixed as-
 sets...........................      --       658       45     (204)      139
                                  -------  -------  -------  -------  --------
Income before income taxes......    4,726    3,531    6,328    7,335     8,949
Income taxes....................     (141)     (71)     (23)    (234)     (231)
                                  -------  -------  -------  -------  --------
Net income......................  $ 4,585  $ 3,460  $ 6,305  $ 7,101  $  8,718
                                  =======  =======  =======  =======  ========
OTHER DATA
EBITDA (as defined)(2)..........  $ 8,261  $ 6,928  $11,613  $13,667  $ 17,140
Depreciation and amortization...    2,622    3,248    3,965    4,587     4,762
Capital expenditures............    5,430    9,776    9,792    7,644     6,027
Ratio of earnings to fixed
 charges(3).....................     4.9x     3.5x     3.7x     4.2x      5.1x
BALANCE SHEET DATA (AT PERIOD
 END)
Total assets....................  $37,506  $44,550  $54,418  $56,928  $ 58,919
Long-term debt, including cur-
 rent portion...................   13,183   16,084   18,242   18,241    16,040
Stockholders' equity............   11,718   13,284   17,276   20,911    24,756

--------
(1) Stock-based compensation relates to stock appreciation rights held by certain executives of AGI.
(2) EBITDA is defined as income from continuing operations before deducting interest expense, income taxes, depreciation and amortization and excludes, to the extent applicable for the relevant period, (i) gain
    (loss) on sale of fixed assets, (ii) stock-based compensation expense, and
    (iii) PTP royalty and commission income. EBITDA is not a substitute for operating income, net earnings and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to service and/or incur indebtedness.
(3) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and a portion of operating lease rental expense (one-third) that is representative of the interest factor.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  On March 12, 1998, KFI Holding completed its acquisition of AGI as part of the Transactions. Upon consummation of the Transactions KFI Holding changed its corporate name to "IMPAC Group, Inc." References below to the "Company" mean IMPAC Group, Inc. and its consolidated subsidiaries. As a result of the Transactions, the Company's consolidated financial statements for the three month and six month periods ending June 30, 1997 and 1998 are not comparable due to the Offering and the inclusion in the consolidated financial statements of AGI's assets, liabilities and operating results from the date of acquisition. As such, the discussion and analysis of the results of operations and financial condition for the three month and six month periods ending June 30, 1997 and 1998 are presented on a pro forma basis as if the Offering and acquisition of AGI occurred on January 1, 1997. The discussion below should be read in conjunction with "Unaudited Pro Forma Combined Financial Data." The discussion and analysis of the results of operations and financial condition for the years ended December 31, 1995, 1996 and 1997 are based on the separate financial statements of KFI Holding (the predecessor of IMPAC Group, Inc.) and AGI prior to the consummation of the transactions in March 1998 and should be read in conjunction with the consolidated financial statements of KFI Holding and the financial statements of AGI, including the notes thereto, included elsewhere in this Prospectus. The discussion and analysis set forth below does not take into account the proposed Tinsley Acquisition.

IMPAC GROUP, INC.

 Overview

  IMPAC is a leading designer, manufacturer and marketer of high-end, value-added specialty packaging for various consumer products markets including entertainment, cosmetics and personal care. Through its creative design work, specialized manufacturing techniques and diverse printing capabilities, the Company offers innovative specialty packaging solutions for customers that seek to differentiate their products in the consumer marketplace. In addition, unlike most of its competitors, the Company utilizes a broad range of paper, paperboard and transparent rigid plastic materials for its products.

PRO FORMA THREE MONTHS ENDED JUNE 30, 1998 (UNAUDITED) COMPARED TO PRO FORMA THREE MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

RESULTS OF OPERATIONS

  The following table sets forth certain unaudited income statement data (expressed as a percentage of net sales) for the three months ended June 30, 1997 (the "1997 period") and the three months ended June 30, 1998 (the "1998 period") on a pro forma basis as if the Combination and the Offering occurred on January 1, 1997.

                                                                 PRO FORMA
                                                               THREE MONTHS
                                                              ENDED JUNE 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
      INCOME STATEMENT DATA:
      Net sales..............................................   100.0%   100.0%
      Cost of goods sold.....................................    73.6%    79.2%
                                                              -------  -------
      Gross profit...........................................    26.4%    20.8%
      Selling, general and administrative expenses...........    17.8%    18.3%
                                                              -------  -------
      Operating income.......................................     8.6%     2.4%
      Interest expense, net..................................     8.1%     8.4%
                                                              -------  -------
      Income (loss) before income taxes......................     0.6%    (5.9%)
      Income taxes (benefit).................................     0.5%    (2.1%)
                                                              -------  -------
      Net (loss).............................................     0.1%    (3.8%)
                                                              =======  =======

  Net Sales for the 1998 period were $35.7 million compared to $34.9 million for the 1997 period, an increase of 2.3%. This increase was due to $1.6 million in additional sales to the Company's entertainment customers offset by a decrease of $1.0 million in sales to its cosmetics customers. The increase in entertainment packaging sales was due primarily to increased sales of specialty packaging. The decrease in cosmetics packaging sales was due primarily to a decision by Klearfold's largest cosmetics packaging customer to begin to manufacture certain of its packaging internally.

  Gross Profit for the 1998 period was $7.4 million compared to $9.2 million for the 1997 period, a decrease of 19.6%. The resulting decline in gross margin from 26.4% to 20.8% was primarily due to costs associated with the start-up of the Company's new facility in Grover, North Carolina and costs associated with the introduction of new packaging for significant product lines of two of its customers. Additionally, the 1997 period benefited from a supply contract termination settlement of $0.4 million.

  Selling, General and Administrative Expenses for the 1998 period were $6.6 million compared to $6.2 million for the 1997 period, an increase of 5.5%. The increase in SG&A as a percentage of sales from 17.8% to 18.3% was due primarily to the start-up of the Company's Grover, North Carolina facility.

  Operating Income for the 1998 period was $0.9 million compared to $3.0 million for the 1997 period, a decrease of 71.3% due to the factors discussed above.

  Net Interest Expense for the 1998 period was $3.0 million compared to $2.8 million for the 1997 period, an increase of 6.3% due to the issuance of $4.0 million of IRBs by Klearfold in August, 1997.

  Income Taxes for the 1998 period were a benefit of $0.8 million compared to a provision of $0.2 million for the 1997 period. The Company's effective tax rates for the periods are not meaningful due to the effects of non-deductible goodwill amortization of approximately $0.3 million in each period relative to the amounts of income (loss) before income taxes.

  Net Loss for the 1998 period was $1.4 million compared to $0 million for the 1997 period due to the factors discussed above.

PRO FORMA SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED) COMPARED TO PRO FORMA SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

  The following table sets forth certain unaudited income statement data (expressed as a percentage of net sales) for the six months ended June 30, 1997 (the "1997 period") and the six months ended June 30, 1998 (the "1998 period") on a pro forma basis as if the Combination and the Offering occurred on January 1, 1997.

                                                       PRO FORMA SIX MONTHS
                                                          ENDED JUNE 30,
                                                       -----------------------
                                                          1997         1998
                                                       ----------   ----------
INCOME STATEMENT DATA:
Net sales.............................................      100.0%       100.0%
Cost of goods sold....................................       73.0%        77.1%
                                                       ----------   ----------
Gross profit..........................................       27.0%        22.9%
Selling, general and administrative expenses..........       18.3%        19.2%
                                                       ----------   ----------
Operating income......................................        8.6%         3.7%
Interest expense, net.................................        8.2%         8.8%
                                                       ----------   ----------
Income (loss) before income taxes.....................        0.4%        (5.1%)
Income taxes (benefit)................................        0.5%        (1.7%)
                                                       ----------   ----------
Net (loss)............................................       (0.1%)       (3.4%)
                                                       ==========   ==========

  Net Sales for the 1998 period were $67.0 million compared to $68.8 million for the 1997 period, a decrease of 2.5%. This decline was due primarily to a decrease of $2.4 million in sales to the Company's cosmetics customers partially offset by increased sales in other markets. The decline in cosmetics was due primarily to a decision by Klearfold's largest cosmetics packaging customer to begin to manufacture certain of its packaging internally and to softness in retail sales of one product line of another significant cosmetics customer.

  Gross Profit for the 1998 period was $15.3 million compared to $18.6 million for the 1997 period, a decrease of 17.3%. The resulting decline in gross margin from 27.0% to 22.9% was due to costs associated with the start-up of the Company's new facility in Grover, North Carolina, costs associated with the introduction of new packaging for significant products lines of two of its customers, additional expenses associated with the start-up of a new printing press and less favorable absorption of fixed costs due to the reduction in sales volume. Additionally, the 1997 period benefited from a supply contract termination settlement of $0.8 million.

  Selling, General and Administrative Expenses for the 1998 period were $12.9 million compared to $12.6 million for the 1997 period, an increase of 2.4%. The increase in SG&A as a percentage of sales from 18.3% to 19.2% was due primarily to the start-up of the Company's Grover, North Carolina facility and the reduction in sales volume.

  Operating Income for the 1998 period was $2.5 million compared to $5.9 million for the 1997 period, a decrease of 58.7% due to the factors discussed above.

  Net Interest Expense for the 1998 period was $5.9 million compared to $5.7 million for the 1997 period, an increase of 3.8% due to the issuance of $4.0 million of IRBs by Klearfold in August, 1997.

  Income Taxes for the 1998 period were a benefit of $1.2 million compared to a provision of $0.3 million for the 1997 period. The Company's effective tax rates for the periods are not meaningful due to the effects of non-deductible goodwill amortization of approximately $0.5 million in each period relative to the amounts of income (loss) before income taxes.

  Net Loss for the 1998 period was $2.2 million compared to $0 million for the 1997 period due to the factors discussed above. The pro forma net loss for the 1998 period does not include an extraordinary charge of $0.6 million, net of tax, related to the early extinguishment of debt.

LIQUIDITY AND CAPITAL RESOURCES

  On March 12, 1998, KFI Holding acquired all of the common stock of AGI for $69.0 million including $54.6 million of cash and $14.4 million of newly issued common stock, plus acquisition costs. Concurrently, the Company funded the retirement of $8.3 million of indebtedness outstanding under AGI's credit facility immediately prior to the transaction. The acquisition was funded by the proceeds (net of $4.7 million in debt issuance costs) from the issuance of $100.0 million aggregate principal amount of Notes and $4.6 million of new common stock. The balance of the proceeds of the Notes were used to retire all outstanding indebtedness of $29.9 million under KFI Holding's prior bank credit agreement. At the same time, KFI Holding entered into a new five year Credit Agreement which provides for a $40.0 million revolving credit facility and a $13.0 million letter of credit facility. Upon consummation of the Transactions KFI Holding changed its corporate name to "IMPAC Group, Inc". References below to the "Company" mean IMPAC Group, Inc. and its consolidated subsidiaries.

  In connection with the consummation of the proposed Tinsley Acquisition, the Company has entered into the Amended and Restated Multicurrency Credit Facility with Bank of America, as agent, and certain other financial institutions parties thereto. Although the Company has entered into the Amended and Restated Multicurrency Credit Facility, the Amended and Restated Multicurrency Credit Facility will not become operative until the funding of the Tinsley Acquisition. The Amended and Restated Multicurrency Credit Facility provides for up to $53.0 million of revolving credit borrowings and letter of credit facilities by IMPAC, up to $37.0 million of term loan A borrowings and up to $70.0 million term loan B borrowings. The Revolver will have a five-year maturity. The Term Loan A will have a five and one-half year maturity. The Term Loan B will have a six and one-half year maturity. The Revolver will include a $20.0 million letter of credit subfacility.

  The Company's primary cash requirements historically have related to capital expenditures, working capital and debt service. The Company has historically funded these requirements through internally generated cash flow, borrowings under bank credit arrangements and the issuance of industrial revenue bonds.

  Net cash provided by operating activities for the six months ended June 30, 1998 ("the 1998 period") was $2.0 million compared to $1.7 million for the six months ended June 30, 1997 ("the 1997 period"). Income from operations before non-cash charges decreased to $1.2 million from $2.1 million due to decreased income from operations. In the 1998 period, income from operations before non-cash charges of $1.2 million, a $0.8 million decrease in working capital requirements, the issuance of the Notes and Common Stock and $0.2 million of proceeds from the Company's industrial revenue bonds were used to fund the acquisition of AGI, the repayment of bank borrowings and $4.3 million of capital expenditures. In the 1997 period, income from operations before non-cash charges of $2.1 million were used to fund a $0.4 million increase in working capital requirements, a net decrease of $0.5 million in outstanding borrowings under the Company's bank credit facility and $1.3 million of capital expenditures. The Company expects to spend approximately $14.5 million on capital projects on a combined basis in 1998, with approximately $1.9 million of that amount representing maintenance-related capital expenditures. The Company currently has no commitments for significant capital expenditures beyond 1998.


ADOPTION OF NEW ACCOUNTING STANDARDS

  In June 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. Statement No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers in annual financial statements and interim financial reports. The Company is currently evaluating Statement No. 131 and plans to adopt the standard during the year ending December 31, 1998.

  In March 1998 and April 1998, the AcSEC (Accounting Standards Executive Committee) issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and SOP 98-5, "Reporting on the Costs of Start-Up Activities," respectively. Both Statements are effective for fiscal years beginning after December 15, 1998, and early adoption is encouraged. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-5 requires that entities expense start-up costs and organization costs as they are incurred. The Company is currently evaluating the new Statements and does not expect the adoption of either to have a material effect on the results of operations.

YEAR 2000 ISSUES

  The Company has conducted a review of its computer systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Company presently believes, with modification to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems and is not anticipated to be material to its financial position or results of operations in any given year.

KFI HOLDING CORPORATION

RESULTS OF OPERATIONS

 Overview

  KFI Holding, through its wholly-owned subsidiary Klearfold, is a supplier of visual packaging solutions to the cosmetics, personal care, food and beverage, and other consumer products markets. High quality, innovative packaging that attractively displays the enclosed product, enhances the consumer's perception of product value and encourages impulse purchases is an important element of the marketing strategies of Klearfold's customers. Klearfold has a strong reputation for developing creative packaging designs with superior structural integrity. Klearfold believes it is a leader in quality, service and innovation of creative, visual, value-added packaging.

  On June 7, 1996, a merger between Klearfold and KFI/Heritage Acquisition Corporation, a wholly owned subsidiary of KFI Holding was consummated. KFI Holding and KFI/Heritage Acquisition Corporation were formed to accomplish the acquisition of all of the capital stock of Klearfold by certain affiliates of Heritage together with existing Klearfold shareholders and key management members.

  The following discussion should be read in conjunction with the audited financial statements and related notes thereto of KFI Holding included elsewhere in this Prospectus. The following table sets forth for the periods indicated certain historical income statement data, derived from KFI Holding's income statements, expressed as a percentage of net sales.

                            YEARS ENDED
                           DECEMBER 31,
                         ---------------------
                         1995    1996    1997
                         -----   -----   -----
INCOME STATEMENT DATA:
Net sales............... 100.0%  100.0%  100.0%
Cost of goods sold......  71.8%   73.9%   74.9%
                         -----   -----   -----
Gross profit............  28.2%   26.1%   25.1%
Selling, general and
 administrative
 expenses...............  15.5%   14.0%   14.5%
PTP royalty and
 commission income......  (0.7)%  (1.3)%  (0.1)%
                         -----   -----   -----
Operating income........  13.4%   13.4%   10.7%
Interest expense, net...  (2.3)%  (4.3)%  (6.6)%
                         -----   -----   -----
Income from continuing
 operations before
 income taxes...........  11.1%    9.1%    4.1%
Income taxes............  (4.7)%  (3.7)%  (1.4)%
                         -----   -----   -----
Income from continuing
 operations.............   6.4%    5.4%    2.7%
                         =====   =====   =====

1997 COMPARED TO 1996

  Net Sales for 1997 were $52.5 million compared to $54.2 million for 1996, a decrease of 3.2%. This decrease was due to a decrease in sales in the cosmetics market of approximately $4.3 million. This decrease in cosmetics sales was due primarily to a decision by Klearfold's largest customer for cosmetics packaging to begin to manufacture certain of its packaging internally. In 1998, Klearfold expects this customer to continue to purchase higher value-added packaging from Klearfold while completing its transition to internal production of certain packaging, which may further impact Klearfold's sales during 1998. The decrease in sales to this customer was partially offset by an approximately $2.6 million increase in sales of windowed packaging to other cosmetics customers. The increased sales to other consumer products markets was due largely to increased demand for Klearfold's visual packaging, particularly with customers in the personal care and undergarment markets.

  Gross Profit for 1997 was $13.2 million compared to $14.1 million for 1996, a decrease of 6.7%. The decrease in gross margin from 26.1% to 25.1% was due primarily to additional expenses experienced in the fourth quarter of 1997 associated with the installation and start-up of a new printing press and a less favorable absorption rate of fixed costs at the lower sales volume. Klearfold expects to incur additional expenses in connection with the installation and start-up of this press, particularly in the first quarter of 1998, and expects this press to be on line in the first half of 1998. Gross profit in 1997 also reflects the effect of the termination of a packaging purchase arrangement for which Klearfold received $0.8 million as compensation for manufacturing costs incurred.

  Selling, General and Administrative Expenses for both 1997 and 1996 were $7.6 million. Selling, general and administrative expenses as a percentage of net sales were 14.5% in 1997 compared to 14.0% in 1996.

  PTP Royalty and Commission Income for 1997 were $33,000 compared to $0.7 million for 1996, a decrease of 95.5%. The decrease was due to PTP closing operations in February.

  Operating Income for 1997 was $5.6 million compared to $7.3 million for 1996, a decrease of 22.7%.

  Net Interest Expense for 1997 was $3.5 million compared to $2.3 million for 1996, an increase of 49.3%. The increase was due to higher average debt levels in 1997 due to the June 1996 recapitalization and the associated debt which includes $58,000 of interest expense with respect to the Klearfold IRBs.

  Income Taxes for 1997 were $0.8 million compared to $2.0 million for 1996 reflecting an effective tax rate of approximately 35% and 41%, for 1997 and 1996, respectively, which includes the effect of reduced state income taxes.

  Income from Continuing Operations for 1997 was $1.4 million compared to $2.9 million for 1996.

1996 COMPARED TO 1995

  Net Sales for 1996 were $54.2 million compared to $51.2 million for 1995, an increase of 5.9%. This increase was due primarily to a $6.2 million increase in sales to the cosmetics market partially offset by a $3.0 million decrease in sales to other consumer products markets. The increase in cosmetics sales was largely due to improved market penetration. The decreased sales to other consumer products markets was due primarily to the year-to-year change in one significant food and beverage customer's promotional program, along with decreased demand due to a one-time inventory reduction effort by a significant apparel customer.

  Gross Profit for 1996 was $14.1 million compared to $14.5 million for 1995, a decrease of 2.3%. The resulting decrease in gross margin was from 28.2% to 26.1%. In 1995, large manufacturing efficiency savings were realized in the production of packaging for the cosmetics market. To generate increased 1996 cosmetics sales, a portion of the savings were passed through to certain cosmetic customers, impacting 1996 gross profit by $0.5 million. In addition in 1996, the Virginia manufacturing facility was expanded to meet increased production levels, adding fixed costs of $0.8 million.

  Selling, General and Administration Expenses for 1996 were $7.6 million compared to $7.9 million in 1995, a decrease of 4.4%. Selling, general and administrative expenses as a percentage of sales were 14.0% in 1996 compared to 15.5% in 1995.

  PTP Royalty and Commission Income for 1996 were $0.7 million compared to $0.4 million for 1995, an increase of 93.9%. This increase is due to higher PTP sales levels in 1996, which generated royalties and commissions.

  Operating Income for 1996 was $7.3 million compared to $6.9 million for 1995, an increase of 5.4%.

  Net Interest Expense for 1996 was $2.3 million compared to $1.2 million for 1995, an increase of 94.2%. The increase was due to higher average debt levels due to the June, 1996 recapitalization and the associated debt.

  Income Taxes for 1996 were $2.0 million compared to $2.4 million for 1995, a decrease of 17.1%, reflecting an effective tax rate of approximately 41% and 42% for 1996 and 1995, respectively.

  Income from Continuing Operations for 1996 was $2.9 million compared to $3.3 million for 1995.

LIQUIDITY AND CAPITAL RESOURCES

  Klearfold's primary cash requirements historically have related to capital expenditures, working capital and debt service. Klearfold has funded these requirements through internally generated cash flow, borrowings under its bank credit facilities and the issuance of industrial revenue bonds.

  Net cash provided by operating activities for 1997 was $6.2 million compared to $4.2 million for 1996. Income from continuing operations before non-cash charges/income decreased to $2.6 million from $5.2 million due to decreased income from operations. In 1997, income from operations before non-cash charges, $3.3 million of proceeds from the issuance of industrial revenue bonds net of $0.2 million of deferred financing costs and $3.6 million generated from decreased working capital requirements were used to fund $4.1 million of capital expenditures and $5.1 million net payments under Klearfold's bank credit facility. In 1996, income from operations before non-cash charges, the $1.9 million proceeds of the sale of PTP, the $34.2 million proceeds of Klearfold's bank credit facility and the issuance of $1.0 million of common stock and $19.0 million of preferred stock as part of Klearfold's recapitalization were used to fund $0.7 million of working capital requirements, $1.3 million of capital expenditures, $49.7 million to repurchase common stock, the retirement of $8.1 million of existing pre-recapitalization debt and $1.2 million of deferred financing costs.

  Net cash provided by operating activities for 1996 was $4.2 million compared to $3.8 million for 1995. Income from continuing operations before non-cash charges/income was $5.2 million for each of 1996 and 1995. In 1996, income from operations before non-cash charges, the $1.9 million proceeds of the sale of PTP, the $34.2 million proceeds of Klearfold's bank credit facility and the issuance of $1.0 million of common stock and $19.0 million of preferred stock as part of Klearfold's recapitalization were used to fund $0.7 million of working capital requirements, $1.3 million of capital expenditures, $49.7 million to repurchase common stock, the retirement of $8.1 million of existing pre-recapitalization debt and $1.2 million of deferred financing costs. In 1995, income from operations before non-cash charges was used to fund $1.3 million of working capital requirements, $1.4 million of capital expenditures, a $0.5 million dividend to shareholders and net borrowings under Klearfold's bank credit facility of $1.9 million.

  Klearfold's prior bank credit facility (with a bank group consisting of BankBoston N.A., National Westminster Bank PLC and Mellon Bank) provided for term loans and a revolving line of credit bearing interest, at Klearfold's option, at prime plus 1.75% or the London International Bank Offer 30, 60, 90 or 180-day Rate plus 3.0% or 3.5%. Klearfold also has $4.0 million aggregate principal amount of industrial revenue bonds outstanding, which were issued to fund the purchase of a printing press in its Warrington, Pennsylvania plant in 1997. The variable rate bonds mature on August 1, 2007 and remain outstanding. The bank credit facility was refinanced as part of the Transactions.

  During 1997 KFI Holding and the bank group for its revolving credit line and term loans amended the related loan agreement to enable KFI Holding to maintain compliance with its loan covenants through December 31, 1997. Prior to the consummation of the Transactions, KFI Holding had projected, however, that it would have been in default on certain financial loan covenants when next calculated as of February 28, 1998. Therefore, all amounts due under the term loans have been classified as current liabilities. Management of KFI Holding did not seek to further amend or restructure the loan agreement to maintain compliance with such covenants due to the planned Transactions.

AGI INCORPORATED

RESULTS OF OPERATIONS

 Overview

  AGI Incorporated is a supplier of high quality, value-added packaging solutions to the entertainment, cosmetics, personal care and other consumer products markets. Since its founding in 1968 as Album Graphics, Inc., AGI has evolved from a designer and manufacturer of quality LP record jackets to a provider of a wide range of printed packaging, high-end specialty packaging, creative design services and production services. The marketing strategies of AGI's customers rely on high quality, innovative packaging that enhances the consumer's perception of product value and encourages impulse purchases. AGI has established a strong reputation for developing creative designs and utilizing innovative manufacturing techniques to provide its customers with extremely high quality products with short turnaround times.

  The following discussion should be read in conjunction with the audited financial statements and related notes thereto of AGI included elsewhere in this Prospectus. The following table sets forth for the periods indicated certain historical income statement data, derived from AGI's income statements, expressed as a percentage of net sales.

                           YEARS ENDED DECEMBER 31,
                          ------------------------------
                            1995       1996       1997
                          --------   --------   --------
INCOME STATEMENT DATA:
Net sales...............     100.0%     100.0%     100.0%
Cost of goods sold......      76.4%      73.1%      70.6%
                          --------   --------   --------
Gross profit............      23.6%      26.9%      29.4%
Selling, general and ad-
 ministrative expenses..      15.8%      17.1%      18.0%
Stock-based compensation
 expense................       0.0%       0.2%       2.1%
                          --------   --------   --------
Operating income........       7.8%       9.6%       9.3%
Interest expense, net...      (1.4)%     (1.5)%     (1.1)%
Gain (loss) on sale of
 fixed assets...........       0.0%      (0.2)%      0.1%
                          --------   --------   --------
Income before income
 taxes..................       6.4%       7.9%       8.3%
Income taxes............      (0.0)%     (0.3)%     (0.2)%
                          --------   --------   --------
Net income..............       6.4%       7.6%       8.1%
                          ========   ========   ========

1997 COMPARED TO 1996

  Net Sales for 1997 were $108.3 million compared to $92.8 million for 1996, an increase of 16.6%. Of this increase, approximately $18.8 million was due largely to additional sales to AGI's entertainment customers. AGI experienced strong sales of specialty video packaging resulting in an increase of $15.2 million in that category related primarily to the successful releases by AGI's existing customers of several popular titles. In addition, approximately $3.6 million of the increase in entertainment sales was due to additional volume of standard and specialty CD packaging. These increases were partially offset by a $5.5 million decrease in sales of CD-ROM packaging.

  Gross Profit for 1997 was $31.8 million compared to $25.0 million for 1996, an increase of 27.4%. The improvement in gross margin from 26.9% to 29.4% was due to an increase in sales of higher value-added packaging products to the entertainment industry, as discussed above. Gross margin also benefited from the increased absorption rate of fixed costs at the higher overall sales volume and improved operating efficiencies at AGI's Melrose Park facility as a result of shifting the focus of this facility to the manufacturing of packaging products for the cosmetics industry.

  Selling, General and Administrative Expenses for 1997 were $19.4 million compared to $15.9 million for 1996, an increase of 22.3%. The increase in selling, general and administrative expenses as a percentage of sales from 17.1% to 18.0% was due primarily to a $1.7 million increase in payouts under various compensation programs tied to AGI's sales and profitability.

  Stock-Based Compensation Expense for 1997 was $2.3 million compared to $0.2 million in 1996. This amount relates to stock appreciation rights held by certain executives of AGI. The increase in expense related to increases in AGI's equity value and vesting of certain awards during 1997.

  Operating Income for 1997 was $10.1 million compared to $8.9 million for 1996, an increase of 12.8%.

  Net Interest Expense for 1997 was $1.2 million compared to $1.4 million for 1996, a decrease of 9.3%. This decrease was due largely to lower average debt levels resulting from an increase in cash provided by operating activities.

  Income Taxes were $0.2 million for each of 1997 and 1996. During the 1997 and 1996 periods, AGI was treated as an S corporation for Federal income tax purposes and, accordingly, the related Federal tax liabilities were the obligations of its individual shareholders.

  Net Income for 1997 was $8.7 million compared to $7.1 million for 1996 an increase of 22.8%.

1996 COMPARED TO 1995

  Net Sales for 1996 were $92.8 million compared to $97.5 million for 1995, a decrease of 4.7%. Of this decrease, approximately $8.9 million was due to year to year variation in the performance of AGI's customers' video titles and a general decline in CD-ROM based products offset partially by a $4.7 million increase in sales of standard CD packaging. The increased volume of standard CD packaging related to additional market share resulting primarily from new customer relationships.

  Gross Profit for 1996 was $25.0 million compared to $23.0 million for 1995, an increase of 8.5%. The improvement in gross margin from 23.6% to 26.9% resulted largely from improved margins on standard CD packaging realized at AGI's Jacksonville facility, which completed its first full year of operations in 1996.

  Selling, General and Administrative Expenses for 1996 were $15.9 million compared to $15.4 million for 1995, an increase of 3.4%. Of the resulting increase in selling, general and administrative expenses as a percentage of sales from 15.8% to 17.1%, approximately $1.0 million was due to increased administrative costs related to the first full year of operations at both the Jacksonville and Franklin Park facilities along with the impact of lower overall 1996 sales.

  Stock-Based Compensation Expense for 1996 of $0.2 million related to stock appreciation rights awarded to certain executives of AGI. The increase in expense related primarily to vesting of certain awards during 1996.

  Operating Income for 1996 was $8.9 million compared to $7.6 million for 1995, an increase of 16.5%.

  Net Interest Expense was $1.4 million for 1996 and 1995 due to consistent levels of debt in each of the periods.

  Income Taxes for 1996 were $0.2 million and less than $0.1 million in 1995. During the 1996 and 1995 periods, AGI was treated as an S corporation for Federal income tax purposes and, accordingly, the related Federal tax liabilities were the obligations of its individual shareholders.

  Net Income for 1996 was $7.1 million compared to $6.3 million for 1995, an increase of 12.6%.

LIQUIDITY AND CAPITAL RESOURCES

  AGI's primary cash requirements historically have related to capital expenditures, working capital and distributions to shareholders to fund the portion of their tax liabilities related to their distributive share of AGI's S Corporation taxable income. AGI has funded these requirements through internally generated cash flow, borrowings under its bank credit facility and the issuance of industrial revenue bonds.

  Net cash provided by operating activities for 1997 was $14.7 million compared to $9.9 million for 1996. Income from operations before non-cash charges increased to $13.3 million from $11.9 million due to increased income from operations. In 1997, income from operations before non-cash charges and a $1.3 million decrease in working capital requirements were used to fund $5.6 million of net capital expenditures, $4.9 million of distributions to shareholders, a net decrease of $2.2 million in outstanding borrowings under AGI's bank credit facility and a decrease of $0.9 million in installment notes. In 1996, income from operations before non-cash charges, along with increased net borrowings under AGI's bank credit facility of $1.1 million, were used to fund $2.0 million of working capital requirements, $6.8 million of net capital expenditures, $3.5 million of distributions to shareholders and a decrease of $0.7 million in installment notes.

  Net cash provided by operating activities for 1996 was $9.9 million compared to $8.2 million for 1995. Income from operations before non-cash charges increased to $11.9 million from $10.2 million due to increased income from operations. In 1996, income from operations before non-cash charges, along with increased net borrowings under AGI's bank credit facility of $1.1 million, were used to fund $2.0 million of working capital requirements, $6.8 million of net capital expenditures, distributions to shareholders of $3.5 million and a decrease of $0.7 million in installment notes. In 1995, income from operations before non-cash charges, $6.6 million of industrial revenue bond proceeds and a $1.7 million increase in installment notes were used to fund $5.4 million of net payments under AGI's bank credit facility, $8.8 million of net capital expenditures, distributions to shareholders of $2.2 million, $2.0 million of working capital requirements and a repurchase of common stock of $0.1 million.

  AGI entered into a credit agreement with Bank of America, Illinois, dated November 22, 1993, for a bank term note and line or credit (the "AGI Credit Facility"). The agreement was amended on July 30, 1996, increasing the term note to $10 million. The available line of credit was the lower of $11 million or the borrowing base, which was a percentage of eligible accounts receivable and inventories, reduced by amounts outstanding under certain letters of credit. Borrowings under the AGI Credit Facility, at AGI's election, bore interest at prime or the London International Bank Offer Rate (30, 60 or 90-day) plus 2.25%. At December 31, 1997, the interest rate on all borrowings were at LIBOR rates ranging from 8.125% to 8.15625%. The line of credit agreement extended through October 1998. AGI paid a commitment fee of 1/2 of 1% per annum on the amount of available credit over the amount outstanding, plus any outstanding letters of credit available at December 31, 1997. The AGI Credit Facility had certain restrictions which, among other things, required that AGI maintain a specified amount of tangible net worth, as defined. Also, the AGI Credit Facility imposed substantial limitations on AGI's ability to, among other things, pay dividends, incur liens, incur additional indebtedness, make other restricted payments, issue guaranties, enter into transactions with related parties and dispose of or acquire assets. AGI was in compliance with the AGI Credit Facility at December 31, 1997 and 1996. The agreements with Bank of America, Illinois, were collateralized by substantially all of the assets of AGI. All obligations under the AGI Credit Facility were repaid and such agreement was terminated on March 12, 1998.

  On January 19, 1995, the City of Jacksonville, Illinois issued an aggregate principal amount of $7.6 million of Multi-Mode Industrial Project Revenue Bonds. The Bonds were issued to fund a loan, under a loan agreement, dated January 1, 1995, between the City of Jacksonville and AGI to finance the cost of acquiring land and construction and equipping AGI's manufacturing facility in Jacksonville, Illinois, which became operational during the second quarter of 1995. The variable rate bonds mature on February 1, 2026. Interest rates on the bonds ranges from 3.4741% to 4.3938% during 1997. The interest rate at December 31, 1997 was 4.2%. Prior to the consummation of the Transactions, the bonds were secured by an irrevocable letter of credit issued by Bank of America, Illinois, under an agreement with AGI. The debt agreements had certain restrictions which, among other things, required that AGI maintain a specified amount of tangible net worth, as defined. AGI was in compliance with the debt agreements at December 31, 1997 and 1996. The agreements with Bank of America, Illinois, were collateralized by substantially all of the assets of AGI. Since the consummation of the Transactions, this letter of credit is now issued pursuant to the New Credit Facility.

                                   BUSINESS

THE COMPANY

  The Company is a designer, manufacturer and marketer of high-end, value-added specialty packaging for various consumer products markets including entertainment, cosmetics and personal care. Through its creative design work, specialized manufacturing techniques and diverse printing capabilities, the Company offers innovative specialty packaging solutions for customers that seek to differentiate their products in the consumer marketplace. In addition, unlike most of its competitors, the Company utilizes a broad range of paper, paperboard and transparent rigid plastic materials for its products. As a result, the Company believes that it is well-positioned to supply the growing demand for distinctive consumer product packaging resulting from increased competition and consolidation in the retail marketplace. For the twelve months ended December 31, 1997, the Company had pro forma net sales and EBITDA of $160.8 million and $24.5 million, respectively.

  The Company has built strong relationships with marketing-driven customers in diverse industries, including Avon Products and Revlon in the cosmetics industry, EMI (including the Capitol and Virgin Records labels), PolyGram (including the Mercury and Motown labels) and 20th Century Fox Home Entertainment in the entertainment industry, and Procter & Gamble and Colgate in the personal care industry. In the entertainment industry, examples of the Company's products include printed paper inserts for standard compact disc ("CD") packaging as well as specialty paperboard-based CD packaging and specialty packaging for home videos and digital versatile discs ("DVD"). In the cosmetics and personal care industries, the Company offers products such as paperboard folding cartons, transparent rigid plastic toothbrush packages and windowed boxes made of paperboard and transparent rigid plastic for face creams, lipsticks and other skin care products.

  IMPAC was formed through the combination of AGI and Klearfold. Management believes the packaging industry has not historically had a participant that offers manufacturers of consumer products the broad range of unique and innovative specialty packaging solutions that are available from the Company. The combination of AGI and Klearfold allows management to build upon the strengths of each company. For example, AGI's creative capabilities and fast turnaround times, which are continually refined by the intensive demands of the entertainment industry, complement Klearfold's innovative packaging technology and product development expertise. In addition, while AGI and Klearfold each have a well-established customer base, the Company believes there are significant cross-selling opportunities.

COMPANY HISTORY

  AGI, founded in 1968 as Album Graphics, Inc., established its position in the packaging business as a specialized commercial print broker engaged in the design and manufacture of high quality LP record jackets for the music industry. As the LP format was replaced by the CD and cassette tape in the early 1980s, AGI adapted quickly and solidified its position as a leading supplier of CD packaging. AGI also diversified into other markets, such as the premium cosmetics packaging business, by applying the successful techniques developed in building its position in the entertainment industry. In 1987, a group led by Richard Block effected a recapitalization of AGI, whereby Mr. Block became the principal shareholder and president. Since the recapitalization, AGI has implemented a long-term investment strategy designed to enhance its product offerings and service capabilities and broaden its markets served to include home video as well as the emerging DVD market.

  Klearfold was founded in 1977 by Melvin B. Herrin. Klearfold's original product was its all-plastic transparent folding carton, followed in the early 1980s with the introduction of its proprietary line of specialty windowed folding cartons ("Duofold"), which combine rigid plastic film with paperboard. Initially, both types of products were predominately used by customers for the packaging of promotional items. In the early 1990s, management began a strategic initiative to broaden Klearfold's customer base by reducing product cost through capital investment and process improvement, thereby making Klearfold's packaging solutions more accessible to its customers for their core product lines. In 1996, Klearfold became privately held after ten years of trading publicly on the London Stock Exchange through a recapitalization whereby Heritage acquired approximately 54% of KFI Holding, which had been established as a holding company of Klearfold. Melvin Herrin and Scott Herrin, the chairman and president of Klearfold, respectively, along with certain key members of management retained ownership of approximately 46% of KFI Holding.

  KF-Delaware, Inc. was incorporated in Delaware in 1993 to hold certain intellectual property related to Klearfold's business. KF-International, Inc. was incorporated in the U.S. Virgin Islands in 1994 to effect certain types of international sales on behalf of Klearfold.

CONSUMER PRODUCTS PACKAGING INDUSTRY OVERVIEW

  Management believes that recent trends in the consumer products industry suggest a migration towards high-quality specialty packaging. Management believes that as the retail sales environment continues to consolidate, the demand for innovative, value-added packaging will increase. Management believes that products that have historically been sold through distinct retail distribution channels, such as cosmetics, CDs and sell-through videos, are currently being distributed through a wider variety of outlets. As a result, management believes that competition for the consumer's attention has increased the importance of visually attractive packaging. Additionally, many of these products sell at premium price points and distinctive packaging is an important element in enhancing the perceived value of the product to the customer. Moreover, management believes that the emergence of self-select retail outlets, such as Wal-Mart, K-Mart and Rite-Aid, and the decline in the use of dedicated sales assistants, have heightened the demand for specialty packaging that (i) attracts the consumer to the product, (ii) allows the retailer to maximize shelf space by displaying the product in a variety of formats (i.e., stacked, hanging or shelved), and (iii) distinguishes products not only from competitors within the same market segment, but also from other types of products.

COMPANY STRENGTHS

  The Company has achieved a significant position in the high-end, value-added specialty packaging market. Management believes that the Company will further develop this significant position by capitalizing on the following competitive strengths:

  Significant Market Positions Strong Customer Relationships. In the entertainment industry, the Company has established a significant market position through strong relationships with PolyGram Group Distribution, Inc. ("PolyGram"), EMI Records Group North America ("EMI"), Universal Studios, Inc. ("Universal"), BMG Music ("BMG") and Sony Music Entertainment ("Sony"), the five largest music distributors that outsource their packaging needs. The Company has contracts to supply standard CD packaging inserts to Universal, PolyGram and BMG. In the cosmetics and personal care industries, the Company is a significant supplier of high-end, value-added specialty packaging products to a number of well-known consumer product companies including Avon, Chesebrough-Pond's(R), Cosmair, Mary Kay and Revlon. The Company is the primary supplier of its products to a number of its customers with respect to certain product lines, such as Revlon's specialty windowed boxes for its Colorstay(R) line of cosmetics and Procter & Gamble's Crest(R) toothbrushes.

  Provider of Creative Packaging Solutions. Utilizing its strong design capabilities, the Company seeks to proactively provide its customers with creative packaging solutions. Aided by a number of proprietary products as well as design and manufacturing expertise with a variety of materials, including paper, paperboard and transparent rigid plastic, the Company often provides customers with several distinct packaging alternatives for any single job. Management believes that it is the only company that manufactures this broad line of specialty packaging solutions and provides strong design services, which it believes represent a unique competitive advantage.

  Established Reputation for Product Innovation. The Company's structural design capabilities and culture of innovation enable it to develop creative packaging solutions in response to specific customer needs. By integrating its design, sales and manufacturing groups, the Company has become an important member of many of its customers' product development teams. Examples of innovative packaging solutions offered by the Company include the DIGIPAK(R), a paperboard-based CD package, and Duofold(R), a patented folding carton that integrates paperboard and transparent rigid plastic film, each of which have become leading products in their market niches. Many of the Company's customers have been nominated for Grammy awards in the categories of "Best Retail Package" and "Best Box Set", which recognize outstanding creative design of entertainment packaging, including both the form of packaging and the artwork. Some of these nominations have included CD packages for Pearl Jam's Vitalogy album and Frank Zappa's Civilization Phaze III album. The Company collaborates with its customers in the creative design process of such entertainment packaging to integrate each customer's artwork into the entire packaging solution. In addition, through its participation in the Diginet, an international network of leading specialty packaging companies, the Company has worldwide access to new design concepts, manufacturing techniques and marketing information principally relating to the specialty music packaging industry.

  Strong Manufacturing Capabilities. The Company has invested significantly to modernize its facilities and equipment. Since 1995, the Company has placed into service $22.1 million of new printing capacity such that over 50% of the Company's current printing capacity is less than three years old. The Company utilizes its modern machinery to lower turnaround time while reducing staffing requirements and maintaining "just-in-time" manufacturing capabilities. Management believes that the Company was one of the first packaging manufacturers to use web production technology with rigid plastic (i.e., using rolls of plastic versus separate plastic sheets). This technology has increased production speeds and lowered material costs for its products utilizing rigid plastic. The Company intends to maintain this level of commitment by continuing to develop innovative manufacturing processes and investing in modern manufacturing equipment.

  Proven Management Team with Significant Equity Ownership. The Company has assembled a strong management team with an average of 25 years of experience in the packaging industry. Management's proven track record is demonstrated by the strong financial performance of the combined Company. Since 1993, the Company's net sales and EBITDA have grown at compound annual rates of 9.8% and 15.3%, respectively. Senior management is heavily invested in the Combination. Their ownership of approximately 55% of the outstanding Common Stock of IMPAC, prior to giving effect to any equity issuances to finance the Tinsley Acquisition, will be coupled with a management equity incentive plan that is based primarily upon the future operating performance of the Company.

POST-COMBINATION STRATEGY

  The Company intends to enhance its market position and maximize profitability and cash flow by implementing the following business strategies:

  Capitalize on Cross-Selling Opportunities. The Company believes that it will create significant additional revenue opportunities with existing customers by marketing its expanded array of high-end packaging solutions. The Company believes that this strategy will have its most powerful impact initially in the cosmetics industry, where currently Revlon represents the only customer with significant purchases from both AGI and Klearfold. Further, as a result of AGI's long-standing relationships with customers in the entertainment industry, the Company believes that it will be able to realize additional revenue opportunities by successfully offering an enhanced line of products based on Klearfold's proprietary rigid plastic technology.

  Further Integrate with Key Customers. Historically, the Company has enjoyed cooperative integrated relationships with its key customers. The Combination broadens the Company's product line and increases its creative design capabilities, which the Company believes will allow it to further integrate with its customers. This ability to integrate with customers' product design operations is important as the general trend in the industry is to limit the number of outside suppliers. In an effort to enhance its service and turnaround time, the Company built a facility in Jacksonville, Illinois in 1995 and built a facility in Grover, North Carolina, which became operational in April of 1998, in each case in close proximity to several of its major music customers.

  Pursue New Market Opportunities. The Company intends to expand into related product lines that serve new markets, which will provide an opportunity for additional revenue growth. As a result of the Combination, the Company's creative design team has an enhanced capability to develop new packaging products based on the most suitable type of materials or combinations. The Company believes that its innovative product development experience positions it to capture additional customers in new and existing markets.

  Increase Operating Efficiencies. The Company believes that combining the operations of AGI and Klearfold presents opportunities to effectively capitalize on economies of scale in the areas of manufacturing, transportation, general and administrative functions and management information systems. A portion of AGI's and Klearfold's printing capacity is interchangeable, allowing work to be processed wherever capacity is available during times of peak demand. The Company expects that this interchangeability will allow it to increase its utilization rate without creating bottlenecks or otherwise compromising service. The Company will utilize the most efficient practices currently used in the facilities of AGI and Klearfold to enhance manufacturing capabilities and improve cost structures.

  Pursue Strategic Acquisitions. The Company may pursue other strategic acquisitions within the specialty packaging industry. The Company believes that significant opportunities exist to acquire distinctive businesses that would enable the Company to further broaden its product offerings as well as to expand its operations both domestically and internationally. Except for the Tinsley Acquisition, the Company currently has no agreements or commitments with respect to any acquisitions.

PRODUCTS

  The Company designs, manufactures and markets high-end specialty packaging for a variety of applications in the consumer products industry. The Company believes it offers its customers one of the most extensive product lines in the specialty packaging industry. Principal product areas include (i) standard music packaging, (ii) specialty music packaging, (iii) specialty video packaging, (iv) paperboard folding cartons, (v) plastic folding cartons, (vi) specialty windowed folding cartons, and (vii) rigid paperboard set-up boxes. The following table details the proprietary products sold by the Company:

     PRODUCT            DESCRIPTION                 SAMPLE APPLICATIONS
     -------            -----------                 -------------------
 DIGIPAK(R)      A paperboard-based         Music releases by leading artists
                 package that can fold      such as Pearl Jam, Eric Clapton, The
                 open in a variety of       Beatles, Indigo Girls, George
                 ways and hold single or    Michael, David Bowie, Soundgarden
                 multiple CDs as well as    and Blind Melon.
                 DVDs.
 Digilite(TM)    A lighter version of the   Music releases by leading artists
                 DIGIPAK typically          such as Kenny G, Carly Simon and
                 utilized for packaging     Duran Duran.
                 CD singles.
 DIGI-BOKS(R)    A rigid one-piece          Multi-CD boxed releases by The
                 paperboard set-up box      Police and Crosby Stills & Nash and
                 used in a wide variety     multi-product cosmetics packages
                 of applications licensed   including Ralph Lauren(R) and Polo
                 through the Diginet.       Sport(R).
 Klearfold(R)    Plastic folding cartons    Procter & Gamble's Crest(R)
                 produced from              toothbrush line, Jockey(R)
                 transparent rigid          International, Inc. brand underwear
                 plastic, offering          and Totes(R) umbrellas.
                 maximum visibility for
                 the consumer product at
                 the retail level.
 Duofold(R)      Durable, windowed boxes    Chesebrough-Pond's(R) skin care
                 made from paperboard and   products and Revlon's Colorstay(R)
                 scored rigid film.         lipsticks and mascara.
                 Because the Company's
                 rigid film can wrap
                 around any edge, Duofold
                 cartons allow far more
                 visibility than
                 conventional windowed
                 cartons.
 KlearPOP(TM)    Plastic folding cartons    BIC(R) writing instruments, Andes(R)
                 which utilize Klearfold    candies and other products
                 transparent packaging to   frequently sold at impulse purchase
                 provide multi-unit         locations.
                 dispensers and displays
                 that can be hung or
                 placed on shelves.
 KlearForm(TM)   An alternative type of     Small consumer products such as
                 plastic folding carton     pocket knives and personal care
                 which combines             products.
                 thermoformed plastic
                 parts with printed film.
                 The result is a striking
                 package that holds the
                 packaged product
                 securely.
 Hologravure(TM) Licensed three-            Point-of-sale posters, computer
                 dimensional printing       mouse pads and packaging for CDs and
                 technology that provides   candy.
                 a cost-effective means
                 of adding three-
                 dimensional visual
                 effects to standard
                 transparent plastic
                 materials.

  Set forth below is a description of the categories of products sold by the Company utilizing the proprietary products described above as well as various other products.

  Standard Music Packaging. The Company's standard music packaging products for CDs and cassette tapes include paper inlay cards, folders and booklets for CD jewel boxes and insert cards for cassette tape boxes, as well as the Company's patented DIGIPAK and Digilite products. The Company provides standard CD and cassette packaging components to a wide variety of customers in the recorded music industry and also provides standard CD packaging to customers in the CD-ROM multimedia industry. These products are manufactured in a variety of size configurations and process printing color combinations. Examples of the Company's recent standard music packaging include the CD inserts for Elton John's Candle in the Wind 1997, Spice Girls' Spice and Garth Brooks' Sevens.

  Specialty Music Packaging. The Company's creative staff often works in close collaboration with music customers to create and develop ideas for unique or unusual custom packaging. These packages are designed to be highly distinctive and often incorporate a variety of materials and advanced manufacturing processes into a single package. The Company's patented DIGIPAK and Digilite and its licensed DIGIBOKS have provided the recorded music industry with the flexibility to create innovative and interesting CD packaging. Specialty music packages have been used for music releases by The Smashing Pumpkins, Pearl Jam, Pink Floyd, Janet Jackson and the Rolling Stones.

  Specialty Video Packaging. In the home video market, the Company provides paperboard packaging for major event titles and multi-title collections combined for re-release principally directed to the sell-through market. The Company manufactures specialty video packaging utilizing any combination of its innovative manufacturing processes and its well-developed network of specialized outside suppliers. Recent creative specialty video packages have included the Star Wars and Die Hard multi-title video collections as well as the Men in Black release.

  Paperboard Folding Cartons. Premium paperboard folding cartons are manufactured using a variety of production and design techniques including special prints and coatings, foil stamping, laminates and other special materials which help customers achieve product differentiation and add to the perceived value of the product. Premium paperboard folding cartons are used to package a wide variety of products for the Company's cosmetics and personal care customers and are frequently included in packaging solutions for CD-ROM multimedia industry customers.

  Plastic Folding Cartons. The Company manufacturers plastic folding cartons under the Klearfold, KlearPOP and KlearForm brand names. The vast majority of such cartons are produced from transparent rigid plastic film, offering maximum visibility of the product packaged in the carton. Like more conventional folding cartons produced from paperboard, Klearfold cartons ship and store in flat form, minimizing storage space. The Company's patented Soft Crease feature enables Klearfold cartons to be used easily and effectively in manual or automatic filling of its cartons on its customers' packaging lines. In addition, the Company's manufacturing process produces a Smooth Edge feature, which minimizes sharp edges along the perimeter of the cartons and provides safer handling than most competitive products.

  The Company prints the plastic film used in the manufacture of its products, offering a variety of printing processes to enhance the package's appearance. Klearfold cartons are also manufactured from tinted, opaque, or embossed plastic film, increasing the options available to customers. The Company believes that few, if any, of its competitors possess the range of printing options that the Company has in its manufacturing facilities. The trend toward value-added packaging in the personal care industry has resulted in the increased use of Klearfold, KlearForm and KlearPOP packaging for products including Procter & Gamble's Crest(R) toothbrush lines, writing instruments and candy.

  Specialty Windowed Folding Cartons. The Company has created its line of Duofold cartons in order to offer many of the benefits of its fully transparent cartons, in combination with the advantages of additional graphics capabilities and rigidity offered by incorporating paperboard into the package. In addition, by substituting less expensive paperboard for plastic in a portion of the carton, Duofold is more cost efficient than all-plastic cartons. Unlike the typical thin film in windowed cartons, the rigid film used in Duofold cartons resists tearing and puncturing and contributes to the stability of the carton. Additionally, the Duofold manufacturing process allows the transparent rigid plastic film to wrap around any edge of the carton without compromising structural strength. Duofold cartons are available in a wide variety of structures that can be stacked, racked or hung in virtually any configuration without sacrificing visual impact or display density. Also, as with Klearfold transparent cartons, Duofold cartons are shipped flat, can be easily set up manually or automatically, and can be enhanced using a wide variety of processes, including printing directly on the transparent film portion of the package. Examples of products utilizing Duofold cartons include Chesebrough-Pond's(R) Skin Cream and Revlon's Colorstay(R) lipsticks and mascara.

  Rigid Paperboard Set-Up Boxes. The Company's licensed DIGIBOKS product and the Company's two-piece rigid setup boxes are used to provide creative packaging solutions for special music releases, special promotions and cosmetics boxed sets which include multiple products. Most notably, these products have been used to package multi-CD boxed releases by The Police and Crosby Stills & Nash and to package Ralph Lauren Safari(R) and Polo Sport(R) multi-product sets.

MARKETS AND CUSTOMERS

  The Company's markets are divided into three principal categories: (i) entertainment, (ii) cosmetics, and (iii) other consumer products. The following chart illustrates the Company's combined historical sales in each of these markets for each of the last three fiscal years:

                                             YEARS ENDED DECEMBER 31,
                                      ----------------------------------------
MARKET                                    1995          1996          1997
------                                ------------  ------------  ------------
                                              (DOLLARS IN MILLIONS)
Entertainment........................ $ 69.5  46.7% $ 64.9  44.1% $ 78.9  49.0%
Cosmetics............................   39.2  26.4    46.9  31.9    44.5  27.7
Other Consumer Products..............   40.0  26.9    35.3  24.0    37.4  23.3
                                      ------ -----  ------ -----  ------ -----
 Total............................... $148.7 100.0% $147.1 100.0% $160.8 100.0%
                                      ====== =====  ====== =====  ====== =====

ENTERTAINMENT INDUSTRY

  Music. In recent years, the strong economy, widening demographic base of music consumers and the popularity of the CD have propelled music industry sales to record levels. From 1991 to 1996, industry sources estimate that CD sales grew at a compound annual growth rate of over 18%. The packaging market for CDs is currently comprised of standard jewel box packaging and specialty packaging. The jewel box, a clear plastic container which holds a single CD, contains a printed insert or booklet that serves as its cover and may provide additional information such as song titles or lyrics. Management estimates that the jewel box, the industry standard for CD distribution, currently represents over 90% of the U.S. market. However, the Company believes the jewel box provides limited options for enhanced product differentiation at the retail level. This factor, combined with the emergence of retail superstores and the desire of certain artists to differentiate their releases, has created demand for other types of CD packaging.

  Over the last several years, alternative or specialty CD packaging has grown as artists and recording studios seek to differentiate their products, particularly for higher priced items such as boxed sets or anthologies. In addition, the demand for specialty CD packaging has grown in response to perceived disadvantages of the jewel box format, such as uniformity and breakage. Management estimates that approximately 10% of industry CD sales are in the specialty package format and that this proportion is growing. Certain artists, such as Pearl Jam, Pink Floyd, Janet Jackson, Bonnie Raitt, Sting and the Rolling Stones, often request that specialty packaging be used for a particular release. These industry dynamics create a substantial opportunity for high quality, value-added packaging sales as premium packaging attracts the consumer's attention and provides greater perceived value.

  The recorded music industry is currently dominated by Time-Warner, PolyGram, EMI, Universal, BMG and Sony, all of which, with the exception of Time-Warner, fulfill their packaging requirements through third party suppliers. Typically, these companies enter into contracts for a portion of their packaging requirements with a limited number of providers of CD packaging and related components. Contracts are utilized in order to assure the availability of sufficient manufacturing capacity on extremely short notice, because a hit CD can require rapid printing of a large number of units. In recent years, the supplier/customer relationship has increasingly evolved into a just-in-time production model, thereby placing additional emphasis on integrated product design and manufacturing. Short cycle times have become a critical service element for the major record companies, as just-in-time delivery eliminates the need to carry large packaging inventory without incurring production delays.

  Home Video. The home video market includes both the rental and sell-through sectors. The rental sector generally utilizes low-end, commodity packaging. The sell-through sector consists of three principal segments: (i) titles that generally produced average theatrical results, are not heavily promoted and utilize low-end packaging, (ii) event titles that generally produced strong theatrical results, are heavily promoted and utilize value-added packaging (such as the Men in Black release), and (iii) multi-title collections combined for re-release (such as the Star Wars and Die Hard trilogies), are also heavily promoted and utilize specialty packaging. Market analysts estimate that the home video sell-through market grew at a 15.2% compound annual growth rate during the period 1991-1996, greatly exceeding the overall growth in video sales during this period.

  Management believes the growing necessity to differentiate sell-through event titles has increased the need for specialty packaging. For example, growth in multi-tape sets and anthologies has fueled demand for value-added specialty packaging, because the packaging expense is often small relative to the high price points of the product. Furthermore, with the proliferation of theatrical releases threatening the prospects for box office success, management believes that the demand for specialty packaging will increase as the movie studios place heightened emphasis on revenue potential available through the video markets. Finally, specialty packaging is also deemed important for the growing direct to video market as these movies do not benefit from the same investment in promotional spending as theatrical releases.

  Digital Versatile Discs (DVD). The introduction of DVDs, which is expected to capture a significant percentage of the current market for VHS tapes, represents a meaningful growth opportunity for the home video market. Much as the CD expanded the market for recorded music in the mid-1980s, the DVD format has the potential to expand the home video market in coming years as consumers take advantage of its superior technical features relative to videocassettes, such as improved picture and sound quality. In order to gain market acceptance for the premium price of DVDs, and to minimize the well-publicized impact of cheaper duplication expenses, the Company believes that the major movie studios are likely to provide added value to the consumer in the form of higher quality packaging. Therefore, the DVD market is expected to offer significant opportunities for packaging companies focused on this new product. See "Risk Factors--Effects of Industry Shifts".

COSMETICS

  The skin care, makeup and fragrance industries are characterized by vigorous competition on a worldwide scale. In order to maintain market share, companies in the cosmetics industry must continually develop innovative new brands and products, promote a compelling brand image and maintain a high degree of consumer awareness. Because a premium is often charged for their products, cosmetics companies often utilize specialty packaging to promote higher price points and to serve as a powerful marketing tool at the point of purchase. Cosmetics packages are generally based on premium paperboard box technology or a paperboard and plastic windowed folding carton. These packages often utilize value-added enhancements, such as special coatings, embossing, foil stamping and laminates to improve the package's appearance.

  The high-end of the cosmetics industry is dominated by companies such as Avon Products, Cosmair, Estee Lauder, Mary Kay and Revlon. These companies have historically marketed their products either through high-end retail outlets including department stores and boutiques or through direct, personalized selling. Each of these two channels has historically relied upon sales assistants, such as a counter person in a retail outlet or a knowledgeable direct salesperson. Recently, however, cosmetics sales have begun to take advantage of the sales potential increasingly offered by self-select retail outlets such as Wal-Mart and K-Mart. This change in distribution from assisted sales to self-select has caused cosmetics companies to place even greater emphasis on packaging in order to attract the consumer to the product with minimal sales assistance.

ADDITIONAL CONSUMER PRODUCTS MARKETS

  Similar to the entertainment and cosmetics markets, the Company's customers in other consumer product markets are facing competitive pressures at the retail level and are increasingly utilizing high-end, specialty packaging to market their products at the point of purchase. The Company sells its products to leading consumer products manufacturers in a wide range of industries including personal care, liquor, fine candies, undergarments and pharmaceuticals. Some of the Company's key customers in these markets include Totes(R) and Jockey(R) International, Inc.

  Management believes that the liquor and the pharmaceutical markets, in particular, are experiencing strong trends toward the increased usage of high-end, specialty packaging. Major liquor companies are combating flat sales by aggressively introducing new products and encouraging consumers to switch from generic to premium brands in part through specialty packaging. Pharmaceutical manufacturers are focusing their efforts on providing consumers with over-the-counter products that were previously prescription items. Management believes that pharmaceutical companies will increasingly utilize high-end, specialty packaging in order to differentiate their products and, moreover, to promote higher price points for their products.

SALES AND MARKETING

  Customer relationships in the specialty packaging industry are generally developed and maintained over extended periods. These relationships develop because of the high degree of coordination necessary between packaging suppliers and their customers to ensure that packaging conforms precisely to the needs of the customer. The integration of product design and manufacturing along with inventory management and distribution systems provide the Company with a competitive advantage in maintaining and expanding business with established customers. This integrated marketing, design and manufacturing operation also represents an important source of new business opportunities through the modification of existing packaging and the development of new applications. The Company has approximately 25 sales professionals each offering the combined product lines of AGI and Klearfold allowing for broader product offerings and creating opportunities for significant cross-selling to existing customers.

  The Company has entered into supply contracts with three key customers. These contracts represented approximately 11% of the Company's business in fiscal 1997. The supply contracts are typically terminable for any material breach or events of insolvency. While the Company has no reason to believe otherwise, there can be no assurance that these contracts will be renewed. See "Risk Factors--Dependence on Key Contracts". In fiscal 1997, a single customer of the Company accounted for 11.6% of net sales.

INDUSTRY AND CUSTOMER CONCENTRATIONS

  Industry Concentrations

  Although the Company markets its packaging to various consumer products, a substantial portion of its products are sold to the entertainment industry and the cosmetics and personal care industry. In

1997, approximately 49.0% of the Company's total sales represented sales to the entertainment industry and approximately 51.0% of the Company's total sales represented sales to the cosmetic and personal care industry.

  Customer Concentration

  In fiscal 1997, BMG, PolyGram and Universal accounted for 11.6% of the Company's net sales. The Company has entered into supply contracts with three key customers, BMG, PolyGram and Universal. These supply contracts are generally terminable for any material breach or events of insolvency. Three of these contracts expire in 1999 and one expires in 2004. These contracts also provide for minimum levels of purchases by the customer, with these minimums expressed either in dollars of sales or percentages of the customer's requirements for packaging. While the Company believes that the contracts expiring in 1999 will be renewed, there can be no assurance that these contracts will be renewed. The Company does not have a long term contract with either EMI or Sony. See "Risk Factors--Dependence on Key Contracts."

  Geographic Concentration

  The Company's customers are primarily large consumer products companies with national markets. Accordingly, the Company's markets have not historically been geographically concentrated.

THE DIGINET

  The Company has licensed the use of its DIGIPAK technology to members of the Diginet, a worldwide network of packaging and design companies located in Japan, the United Kingdom, the Netherlands, Australia, Canada and Italy. Tinsley has been a member of the Diginet since 1990. The Diginet provides the Company with a competitive advantage relative to its domestic competitors as it offers the Company some of the benefits of a large international organization. The Company regularly meets with these partners to discuss new design advances, manufacturing techniques and trade and marketing information. In addition, members of the Diginet share industry, marketing and product reports and samples of new products with each other on a quarterly basis. This cross-border cooperation provides the Company with research and development cost savings as well as new business leads. Recently, in conjunction with other Diginet members, the Company participated in the worldwide release of Pearl Jam's Vitalogy, which was made possible by the coordinated effort of the Diginet members. Similarly, the Diginet is also expected to give the Company an advantage as the DVD market emerges. The Company's licenses to the other Diginet members are generally for a period of three years and are exclusive with respect to the licensed territory.

DISTRIBUTION

  A significant amount of the Company's products are shipped directly from the Company's manufacturing facilities to customer's facilities. Because of this, the proximity of the manufacturing facility to the customer's plant can significantly affect the price of products. The Company believes that its manufacturing facilities are well-positioned to serve national markets. In an effort to enhance its service and turnaround time, the Company built a facility in Jacksonville, Illinois in 1995 and built a facility in Grover, North Carolina, which became operational in April of 1998, in each case in close proximity to several of its major music customers. In part because of the foregoing factors, the Company does not have significant warehouse facilities.

COMPETITION

  The Company's business is highly competitive. Major competitive factors include product quality, service and price. In addition, as more of the Company's customers adopt "just-in-time" inventory systems, delivery lead time has taken on increasing importance. The Company believes that its manufacturing facilities are well-positioned to serve national markets. See "--Distribution" above. Foreign competition has not been an important factor to date, which the Company believes is due primarily to the speed to market and flexibility required to adequately service its customers.

  The Company believes that some of its primary competitors are Ivy Hill Corporation, Queens Group, Inc. and Shorewood Packaging Corporation, some of which are larger than the Company and may have substantially greater financial resources.

TECHNOLOGY, PRODUCT DEVELOPMENT AND PATENTS

  The Company produces high-quality, value-added, specialized packaging products through the development of creative designs and innovative manufacturing techniques. The Company's technical and product development centers that support the Company's marketing efforts are staffed with 20 full-time personnel as of June 30, 1998 and feature extensive in-house design, engineering, tooling, prototype production, graphics and processing capabilities. The Company's in-house design and production engineers work closely with existing and potential customers in the preliminary stages of product design and development, in many instances producing real-time prototypes. The Company believes that its in-house design, engineering and graphics capabilities, which utilize CAD/CAM technology, are among the more extensive and sophisticated in the industry and enhance the Company's ability to better integrate its creative design capabilities with its customers' conceptual design process.

  The Company has patented some of its various technology and processes. The Company currently owns approximately 49 patents and patent applications, with its patents expiring on various dates between 1998 and 2016. However, the Company believes that the design, innovation and quality of its products and its relationships with its customers are substantially more important to the maintenance and growth of its business than its patents. Accordingly, the Company does not believe that its business is dependent to any material extent upon any single patent. Certain of the Company's patents are expiring in the next few years.

MANUFACTURING AND SUPPLIES

  Since 1995, the Company has placed into service $22.1 million of new printing capacity such that over 50% of the Company's current printing capacity is less than three years old. The Company intends to continue this level of commitment by investing in equipment. The Company utilizes its modern machinery to lower turnaround time while reducing staffing requirements and maintaining "just-in- time" manufacturing.

  The Company, like its competitors, is subject to rigorous quality control standards imposed by its customers. The Company has implemented a comprehensive quality assurance program, which includes computer-aided testing of parts for size, color and strength. Using advanced measurement technology, the Company is able to satisfy and exceed the most demanding customer requirements. Statistical quality control methods are also used to promote total customer satisfaction.

  The Company believes that it is generally able to pass raw material price increases on to its customers, given the customized and high-end nature of its packaging and the relatively low proportion of packaging cost in relation to the cost of the end-product. In addition, the Company's customer contracts for longer production runs generally include provisions for raw material cost escalation.

ENVIRONMENTAL MATTERS AND GOVERNMENTAL REGULATIONS

  The past and present operations of the Company and the past and present ownership and operations of real property by the Company are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes, the recycling, composition and recycled content of packaging, or otherwise relating to the protection of the environment. These laws include, but are not limited to, the Comprehensive Environmental Response Compensation and Liability Act, the Water Pollution Control Act, the Clean Air Act and the Resource Conservation and Recovery Act, as those laws have been amended and supplemented, the regulations promulgated thereunder, and any applicable state analogs. The Company's operations are also governed by laws and regulations relating to employee health and safety. Governmental authorities have the power to enforce compliance with their regulations, and violations may result in the payment of fines or the entry of injunctions or both. The Company believes that it is in material compliance with such applicable laws and regulations and that its current environmental controls are adequate to address existing regulatory requirements.

  As is the case with other companies engaged in similar businesses, the Company could incur costs relating to environmental compliance, including remediation costs related to historical hazardous materials handling and disposal practices at certain facilities. In the past the Company has undertaken remedial activities to address on-site soil contamination caused by historic operations. None of these cleanups has resulted in any material liability. It is possible that future developments (e.g., new regulations or stricter regulatory requirements) could result in the Company incurring material costs to comply with applicable environmental laws and regulations. In addition, the Company has not undertaken an independent investigation of all of its facilities; accordingly, there can be no assurance that in the future conditions requiring remediation will not be identified.

EMPLOYEES

  As of June 30, 1998, the Company had 979 employees, of which 839 were engaged in production or product support, 20 in research, development and engineering, 52 in marketing and sales and 68 in corporate management and administration. The 199 member hourly workforce at the Company's Warrington, Pennsylvania facility is represented by the United Paperworkers International Union under a collective bargaining agreement which expires on November 30, 2002. The Company believes that its relations with employees are good, and it has not experienced any strikes or work stoppages.

PROPERTIES

  The Company's operations are conducted through 11 facilities (one of which is currently under construction) in six states, within the United States. The Company's principal executive offices are located in Melrose Park, Illinois and are leased by the Company. The leases for the Warrington, Pennsylvania and Louisa, Virginia facilities provide the Company with an option to renew for an additional five year period. The Company's 22,000 square foot office space in its Melrose Park, Illinois facility underwent a major renovation in 1993. The Company's facilities are designed to provide for efficient manufacturing, material handling and storage of its products and no facility is materially underutilized. The Company believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current manufacturing and distribution requirements.

  The Company provides its multi-media customers with complete turnkey fulfillment solutions, which often includes the purchase of materials as well as assembly, warehousing and distribution of finished product, from its Franklin Park, Illinois facility. The Company's long-range plans for this operation are currently under review by management. See--"Certain
Relationships and Related Transactions".

  The following table provides certain information regarding the Company's operating facilities.

                             BUILDING
FACILITY           OWNERSHIP SQ. FEET         FUNCTION           LEASE EXPIRATION
--------           --------- --------         --------           ----------------
Franklin Park, IL   Leased    40,650  Fulfillment Center/Office September 30, 2000
Horsham, PA         Leased     3,000  Corporate office          December 31, 1998
Jacksonville, IL     Owned    76,000  Manufacturing/Office      N/A
Los Angeles, CA     Leased     3,000  Sales                     August 31, 1999
Louisa, VA          Leased    77,500  Manufacturing             December 31, 2005
Melrose Park, IL    Leased   256,629  Manufacturing/Office      September 30, 2002
Melrose Park, IL    Leased    40,650  Warehouse                 March 31, 1999
New York, NY        Leased     5,000  Sales                     July 31, 1998
Warrington, PA      Leased   100,000  Manufacturing             December 31, 2005
Warrington, PA      Leased    86,000  Warehouse/Manufacturing   December 31, 1999
Grover, NC           Owned    51,400  Manufacturing             N/A

LEGAL PROCEEDINGS

  The Company is a party to various legal actions arising in the ordinary course of its business. The Company believes that the resolution of these legal actions will not have a material adverse effect on the Company's financial position or results of operation.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of IMPAC, AGI and Klearfold are as follows:

NAME                             AGE                POSITION(S)
----                             ---                -----------
Melvin B. Herrin................  64 Director and Chairman
Richard H. Block................  58 Director and Chief Executive Officer
H. Scott Herrin.................  42 Director, President of Klearfold and
                                     Executive Vice President of the Company
Michel Reichert.................  47 Director
Michael F. Gilligan.............  42 Director
David C. Underwood..............  38 Chief Financial Officer
James H. Oppenheimer............  56 Executive Vice President--Sales
Richard L. Oppenheimer..........  49 Executive Vice President--Sales
Dean J. Henkel..................  45 Executive Vice President--Manufacturing of
                                     AGI Incorporated
Zenas Block.....................  81 Director
David H. Horowitz...............  69 Director

  Mr. Melvin B. Herrin founded Klearfold and has been Chairman of Klearfold since its incorporation in 1977 and a Director of KFI Holding since 1996. Mr. Herrin graduated from Temple University. Mr. Herrin is the father of Scott Herrin.

  Mr. Richard H. Block has served as the President and Chief Executive Officer of AGI since October 1987. He began his career at AGI in 1970 as a salesman; he was subsequently promoted to Sales Manager and Executive Vice President. Prior to 1970, he served as a Sales Manager for Westvaco Corporation in New York and Chicago. Mr. Block graduated from Alfred University. Mr. Block is the son of Zenas Block.

  Mr. H. Scott Herrin has been a Director of Klearfold since 1981 and a Director of KFI Holding since 1996. Mr. Herrin graduated from Amherst College and has a law degree from Harvard Law School. Mr. Herrin is the son of Melvin Herrin.

  Mr. Michel Reichert has been a Director of KFI Holding and Klearfold since 1996. Since 1994, Mr. Reichert has been a Managing General Partner of Heritage Partners, Inc. a Boston-based private investment company. Prior to 1994, Mr. Reichert was a Managing Director of BancBoston Capital Inc., a private equity investment firm. Mr. Reichert graduated from the University of Bourges, France.

  Mr. Michael F. Gilligan has been a Director of KFI Holding since 1996. Since 1994, Mr. Gilligan has been a General Partner of Heritage Partners, Inc., a Boston-based private investment company. Prior to 1994, Mr. Gilligan was a Director of BancBoston Capital Inc., a private equity investment firm. Mr. Gilligan graduated from Boston College.

  Mr. James H. Oppenheimer is responsible for sales, marketing and administration for the packaging and multimedia markets, as well as the Franklin Park fulfillment center. Mr. Oppenheimer joined AGI in 1983 as the East Coast Sales Manager, and subsequently served as Vice President of East Coast Sales. Prior to joining the AGI, he served as Executive Vice President of Sales for the Walter Frank Organization, a packaging company specializing in cosmetics. Mr. Oppenheimer graduated from the University of Illinois, Champaign-Urbana. Mr. Oppenheimer is the brother of Richard Oppenheimer.

  Mr. Richard L. Oppenheimer is responsible for sales, marketing and administration for the music and video markets. Mr. Oppenheimer joined AGI in 1977 as Chicago Sales Representative, and subsequently served in positions including California Sales Representatives for Music, Sales Manager for Packaging and Vice President of West Coast Sales. Prior to joining the AGI, he spent six years selling custom injection molding designs, specializing in the cosmetics industry. Mr. Oppenheimer graduated from Southern Illinois University. Mr. Oppenheimer is the brother of James Oppenheimer.

  Mr. David C. Underwood has been with AGI since 1990 and has been responsible for AGI's finance, information technologies and human resources functions. Prior to joining AGI, Mr. Underwood was a manager in the audit and financial consulting division of Arthur Andersen & Company's Chicago office. Mr. Underwood graduated from the University of Wisconsin and is a Certified Public Accountant.

  Mr. Dean J. Henkel is responsible for the manufacturing operations at AGI's Melrose Park and Jacksonville plants. Mr. Henkel has worked at AGI since 1975 in a number of positions, including as a machine operator, finishing superintendent, plant superintendent and plant manager in AGI's Melrose Park facility and most recently as Executive Vice President--Manufacturing. He graduated from Illinois Benedictine College.

  Mr. Zenas Block has been a director of AGI since 1988. Since 1991, Mr. Block has been an adjunct professor at the New York University Stern School of Business and was a founder of its Center for Entrepreneurial Studies. Mr. Block graduated from the City College of New York. Mr. Block is the father of Richard Block.

  Mr. David H. Horowitz has been a director of AGI since 1988. Mr. Horowitz is a consultant and investor in the media and communications industry. Mr. Horowitz graduated from Columbia College and has a law degree from Columbia Law School.

STOCKHOLDER AGREEMENT

  On March 12, 1998, IMPAC and its stockholders entered into a stockholders' agreement (the "Stockholder Agreement"). The Stockholder Agreement provides that IMPAC's board of directors (the "Board") will in most circumstances consist of seven members to be elected as follows: (i) two individuals designated by the holders of a majority of the shares of the Common Stock to be purchased by Heritage (the "Heritage Holders"); (ii) two individuals designated by the holders of a majority of the shares of Common Stock to be purchased by or on behalf of Melvin Herrin and Scott Herrin (the "Klearfold Holders"); and (iii) three individuals designated as follows: (A) if Richard Block is both chief executive officer of IMPAC and continues to hold at least 75% of his shares of Common Stock, Richard Block and two individuals designated by Richard Block; (B) if Richard Block is both chief executive officer of IMPAC and continues to hold at least 50% but less than 75% of his shares of Common Stock, Richard Block, one individual designated by Richard Block, and one individual designated by the holders of a majority of the shares of the Common Stock held by the holders of the Common Stock then employed by IMPAC and who had been employed by AGI prior to the Combination (the "AGI Holders"); (C) if Richard Block is both chief executive officer of IMPAC and continues to hold less than 50% of his shares of Common Stock held by him after the closing of the Combination, Richard Block and two individuals designated by the AGI Holders; (D) if Richard Block is not chief executive officer of IMPAC and continues to hold more than 50% of his shares of Common Stock, one individual designated by Richard Block and two individuals designated by the AGI Holders; and (E) if Richard Block is not chief executive officer of IMPAC and continues to hold less than 50% of his shares of Common Stock, three individuals designated by the AGI Holders.

  In the event that IMPAC fails to achieve certain operating earnings targets (testing will commence after September 30, 1999), IMPAC fails at any time after June 7, 2002 to appoint a sale committee under the control of the directors designated by the Heritage Holders when required to do so in accordance with the Stockholder Agreement, or certain events of default occur under the Notes or under the New Credit Facility, then the Board will consist of: (A) four individuals designated by the Heritage Holders; (B) two individuals designated by the AGI Holders; and (C) one individual designated by the Klearfold Holders.

  Board vacancies will be filled by a designee of the individual or group who originally designated the vacating director. Each individual or group entitled to designate a director will also be entitled to direct the removal of such director and designate a replacement director.

  Executive officers of IMPAC will be appointed by the Board upon the President's recommendations, subject to the provisions of such officers' respective employment agreements.

  At any time after June 7, 2002 the Heritage Holders will have the right to request IMPAC to repurchase the shares of Common Stock held by them at a repurchase price based on fair market value. In such event, IMPAC will have the right to elect to (i) repurchase the shares held by the Heritage Holders,
(ii) defer such repurchase, and use commercially reasonable efforts to complete within 180 days a sale of the Company or an initial public offering of IMPAC's Common Stock or (iii) elect neither (i) nor (ii), in which case (or in the case of a failure to complete either (i) or (ii)) the Heritage Holders will have the right to create a sale committee of the Board, to be comprised of two Heritage appointees, which shall have the right to cause a sale of the Company over the subsequent two years. In the event such a sale does not occur within such period, the Heritage Holders shall thereafter have the right to re-exercise their right to cause IMPAC to repurchase shares of Common Stock.

  The Stockholder Agreement also contains each of a (i) registration rights provisions, which will provide certain demand registration rights, to become effective upon the earlier to occur of June 7, 2002 and six months following the consummation of an initial public offering of IMPAC's Common Stock, and certain piggyback registration rights, (ii) transfer restrictions, (iii) piggy-back and co-sale rights, (iv) rights of first refusal with respect to certain transfers of Common Stock, (v) rights of first refusal with respect to certain proposed sales of the Company and (vi) certain pre-emptive rights with respect to certain equity issuances.

  It is anticipated that the Stockholder Agreement will be amended in connection with the Tinsley Acquisition to provide for the election of Shaun Lawson and Lee Newbon to the Board and to make certain other changes to reflect that affiliates of Heritage will hold a majority of the shares of Common Stock.

EMPLOYMENT, NON-COMPETITION AND STOCK REPURCHASE AGREEMENTS

  At the closing of the Combination, IMPAC entered into Employment, Non-Competition and Stock Repurchase Agreements with each of Richard H. Block, Melvin B. Herrin, H. Scott Herrin, David C. Underwood, James H. Oppenheimer, Richard L. Oppenheimer and Dean J. Henkel, as well as with certain other employees who are officers of one or more of its Subsidiaries, but will not be officers of IMPAC.

  Each employment agreement with one of the employees named above provides a term of employment through June 2001, specifies a base salary and a package of benefits and provides for participation in IMPAC's Bonus Plan (as defined below). Each such employment agreement (except as noted below) gives such individual (or his estate) the right to offer his or her shares back to IMPAC in the event of death, disability, retirement, upon his termination of his employment for good reason, or upon termination of his employment by IMPAC without cause, and, except in the instance of retirement or, if insurance proceeds are not available to complete the repurchase, death or disability, IMPAC shall be required to complete such repurchase, in each case at fair market value calculated in accordance with such employment agreements. Each of Melvin Herrin's and Scott Herrin's employment agreement will give such individual's estate the right, following the death of both Melvin

Herrin and Scott Herrin, to offer such estate's shares of Common Stock back to IMPAC. In the event that a repurchase offer following an employee's death, disability or retirement is rejected by IMPAC, and the offered shares are not repurchased by those of the employee's fellow managers who may also have rights to repurchase the employee's shares, then such shares will become freely transferable. Any repurchase is subject to compliance with the terms of the New Credit Facility and the Indenture, and if IMPAC is unable to complete a purchase in compliance with such terms, the purchase may be delayed until compliance is possible.

  The employment agreements provide base salaries for the year ending December 31, 1998, as follows: Richard H. Block--$350,000; Melvin B. Herrin--$325,000;
H. Scott Herrin--$325,000; David C. Underwood--$225,000; James H. Oppenheimer--$325,000; Richard L. Oppenheimer--$325,000; and Dean J. Henkel-- $225,000. Such base salaries are subject to cost of living adjustments for each year thereafter.

  Each of the employment agreements also provides for severance pay upon termination by IMPAC without cause or by the employee for good reason. IMPAC must pay the employee his base salary as in effect prior to any such termination, together with benefits and a variable compensation element calculated with reference to IMPAC's payments under the Bonus Plan, until the later of (i) the end of the term of the employment contract, or (ii) if so elected by IMPAC, the first anniversary of termination, provided that the period during which severance pay is payable may be extended for up to one additional year by notice to the employee from IMPAC. If the employee is terminated by IMPAC without cause, or the employee terminates his employment for good reason, at any time after the end of the term of the employment agreement, IMPAC may by written notice to the employee elect to pay the employee his base salary as in effect prior to any such termination, together with benefits and a variable compensation element calculated with reference to IMPAC's payments under the Bonus Plan, for a period of one year from the date of termination, provided that such period may be extended for up to one additional year by notice to the employee from IMPAC. No severance is payable in the event of a termination of employment as a result of death, disability or retirement, or a termination by the employee without good reason or by IMPAC with cause.

  Each of the employment agreements with the employees named above also contains non-competition covenants pursuant to which the employee is prohibited, during the term of his employment and for a "Restricted Period" thereafter, from competing with the Company in any place where the Company now or during the employee's employment does business, and, subject to certain exceptions, from soliciting or encouraging any employee, contractor, customer, vendor or supplier of the Company to terminate or materially reduce its relationship with the Company. The applicable "Restricted Period" will, with certain exceptions, be that period following the employee's termination during which severance pay is being paid to the employee, and if no severance pay is payable, the "Restricted Period" shall be the longer of (i) one year from the date of termination, and (ii) two years from March 12, 1998. In addition, the "Restricted Period" shall be extended by any period in which the employee is in breach of his non-competition and non-solicitation obligations.

  Each of the employment agreements also provides that IMPAC and certain "co-managers", taken together (in the case of Richard H. Block, David C. Underwood, James H. Oppenheimer, Richard L. Oppenheimer and Dean J. Henkel, the "co-managers" include each such person (other than himself), as well as Dennis L. McGuin, Mary Frances Griffin and Jacqueline M. Barry) have the right to repurchase the employee's shares of IMPAC's Common Stock following termination of the employee's employment, as well as providing the rights described above for the employee to require the repurchase of his stock. The Company will obtain insurance policies on the life of each of Richard H. Block, David C. Underwood, James H. Oppenheimer, Richard L. Oppenheimer and Dean J. Henkel, and on the life of the survivor of Melvin Herrin and Scott Herrin in order to assist in the financing of its obligations to repurchase their stock. IMPAC will finance any stock repurchase, first, out of cash if and to the extent available under the terms of the New Credit Facility and the Indenture and if IMPAC is unable to complete a purchase at any time because no cash is then available under such terms, the purchase may be delayed until cash becomes available to permit IMPAC to complete the purchase in compliance with such terms.

BONUS PLAN

  The Company has adopted a cash bonus plan that will provide for annual cash bonuses based on achievement of Company and individual performance objectives.

DIRECTOR COMPENSATION

  Directors of the Company do not receive compensation from the Company for their service in such capacities.

EXECUTIVE COMPENSATION

  The following table sets forth the aggregate compensation paid by Klearfold and AGI for services rendered during fiscal 1997 to their seven most highly-compensated executive officers (determined on a combined basis).

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION FOR FISCAL 1997
                                          ----------------------------------------
                                                                    ALL OTHER
                                                                   COMPENSATION
NAME AND PRINCIPAL POSITION(1)              SALARY       BONUS         (2)
------------------------------            ------------ ---------------------------
Melvin B. Herrin.........................     $297,429 $        --  $     6,708
 Chairman of Klearfold
Richard H. Block.........................     $224,124 $    420,244 $    30,434
 President and Chief Executive Officer of
  AGI
H. Scott Herrin..........................     $312,426 $        --  $     9,685
 President of Klearfold
James H. Oppenheimer.....................     $143,774 $    406,293 $    14,671
 Vice President of Sales of AGI
Richard L. Oppenheimer...................     $140,000 $    365,153 $    59,421
 Vice President of Entertainment Sales of
  AGI
Dean J. Henkel...........................     $126,000 $    347,083 $    12,643
 Vice President of Manufacturing of AGI
David C. Underwood.......................     $126,000 $    347,083 $    11,671
 Vice President of Finance of AGI

--------
(1) Position held before the Combination.
(2) Reflects automobile allowances paid to each executive and housing allowances paid to Richard Block and Richard Oppenheimer.

MANAGEMENT EQUITY INCENTIVE PLAN

  The Company intends to adopt one or more management equity incentive plans to attract, retain and incentivize its management and employees. These plans may include a stock option plan to make stock options available to employees, directors and consultants. Stock options granted may be qualified or non-qualified. The Company expects that vesting of stock options may be subject to certain conditions, including achievement of Company and individual performance objectives. In addition, these plans may include a restricted stock plan providing for the grant of restricted stock that would be subject to vesting based on the achievement of operating and financial goals. In connection with a restricted stock plan, the Company may decide to adopt a separate class of voting common stock with terms reflecting the management incentive plan.

                             BENEFICIAL OWNERSHIP

  The following table sets forth, after giving effect to the Combination, certain information regarding ownership of the Common Stock of IMPAC by (i) each director of IMPAC, (ii) each of the executive officers of IMPAC named in the "Summary Compensation Table", (iii) each of the directors and executive officers of IMPAC as a group, and (iv) each person who beneficially owns more than 5% of the outstanding shares of IMPAC's Common Stock.

NAME                                       NUMBER OF SHARES PERCENT OF CLASS(1)
----                                       ---------------- -------------------
Heritage Partners Fund I Investment Cor-
 poration................................       40,000             40.0%
c/o Heritage Partners, Inc.
30 Rowes Wharf
Boston, MA 02110
Michel Reichert(2).......................       40,000             40.0%
c/o Heritage Partners, Inc.
30 Rowes Wharf
Boston, MA 02110
Michael Gilligan(3)......................       40,000             40.0%
c/o Heritage Partners, Inc.
30 Rowes Wharf
Boston, MA 02110
Richard H. Block.........................       18,100             18.1%
c/o AGI Incorporated
1950 North Ruby St.
Melrose Park, IL 60160
H. Scott Herrin, Arthur S. Keyser and
 Matthew H. Kamens,......................        7,958              8.0%
as Trustees under an Irrevocable Deed of
 Trust dated August 12,
1992 f/b/o H. Scott Herrin
c/o Klearfold, Inc.
364 Valley Road
Warrington, PA 18976
H. Scott Herrin(4).......................        7,958              8.0%
James H. Oppenheimer.....................        6,227              6.2%
Melvin B. Herrin.........................        4,964              5.0%
Richard L. Oppenheimer...................        4,440              4.4%
Arthur S. Keyser and Matthew H. Kamens,
 as Trustees under.......................        3,916              4.0%
an Indenture of Trust of Melvin B. Herrin
 dated June 4, 1996
c/o Klearfold, Inc.
364 Valley Road
Warrington, PA 18976
Dean J. Henkel...........................        3,782              3.8%
David C. Underwood.......................        3,072              3.1%
David Horowitz...........................          588              0.6%
Zenas Block..............................          147              0.2%
All Directors and executive officers as a
 group (9 persons).......................       92,459             92.5%

--------
(1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.
(2) The shares shown as beneficially owned by Mr. Reichert represent 40,000 shares owned of record by Heritage. Mr. Reichert through one or more intermediaries may be deemed to control the voting and disposition of the securities owned by Heritage, and accordingly may be deemed to have shared voting and investment power with respect to all shares held by Heritage. However, Mr. Reichert disclaims beneficial ownership of the securities held by Heritage.
(3) The shares shown as beneficially owned by Mr. Gilligan represent 40,000 shares owned of record by Heritage. Mr. Gilligan through one or more intermediaries may be deemed to control the voting and disposition of the securities owned by Heritage, and accordingly may be deemed to have shared voting and investment power with respect to all shares held by Heritage. However, Mr. Gilligan disclaims beneficial ownership of the securities held by Heritage.
(4) Includes 7,958 shares held by H. Scott Herrin, Arthur S. Keyser and Matthew H. Kamens, as Trustees under an Irrevocable Deed of Trust dated August 12, 1992 f/b/o H. Scott Herrin, and over which H. Scott Herrin shares investment and voting control.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT AGREEMENT AND RELATED TRANSACTIONS

 Investment Agreement

  In February 1998, KFI Holding, each of Heritage Fund I Investment Corporation (an affiliate of Heritage, "Fund I"), Matthew H. Kamens, as Trustee under Indenture of Trust dated 06/04/96 of Melvin B. Herrin ("Kamens") and Arthur S. Keyser, as Trustee under an Irrevocable Deed of Trust dated 08/12/92 f/b/o H. Scott Herrin ("Keyser", and, together with Fund I and Kamens, each a security holder who owns more than 5% of the outstanding shares of IMPAC's Common Stock, the "Major Stockholders"), each of Zenas Block and David Horowitz (each a director of IMPAC and, collectively, the "Outside Directors"), each of Melvin B. Herrin, H. Scott Herrin, Richard Block, James Oppenheimer, Richard Oppenheimer, David Underwood and Dean Henkel (each an executive officer of IMPAC and, collectively, the "Executive Officers") and other IMPAC shareholders entered into an Investment Agreement, pursuant to which (i) the existing stockholders of KFI Holding (the "Klearfold Contributing Parties") agreed to contribute to KFI Holding the entire outstanding capital stock of KFI Holding and a warrant to purchase KFI Holding capital stock and to invest approximately $4.6 million in cash, and (ii) certain stockholders and holders of stock appreciation rights of AGI (the "AGI Contributing Parties") agreed to contribute to KFI Holding shares of common stock and to invest the proceeds of their stock appreciation rights, totaling an aggregate of $14.4 million. In exchange for these contributions and cash investments, KFI Holding will issue to each contributing or investing party shares of KFI Holding's common stock.

  In addition, immediately prior to completion of the Transactions, Melvin B. Herrin and H. Scott Herrin, and other shareholders of KFI Holding surrendered to KFI Holding shares of its outstanding capital stock in exchange for the cancellation of certain promissory notes representing approximately $35,000 in unpaid purchase price for such shares. Such employees and certain other employees of KFI Holding will receive options to purchase shares of IMPAC's Common Stock.

  Pursuant to the Investment Agreement, each of the Executive Officers and other managers of IMPAC entered into Employment, Non-Competition and Stock Repurchase Agreements and each recipient of stock options as described above entered into an Agreement relating to Employment and Stock Ownership. See "Management--Employment, Non-Competition and Stock Repurchase Agreements".

  Pursuant to the Investment Agreement, each of the contributing or investing parties made representations and warranties to KFI Holding as to their title to the shares being contributed and as to their authority to enter into the Investment Agreement and the related transactions, and KFI Holding made customary representations and warranties to the contributing or investing parties. From and after the closing of the Combination, Heritage and Messrs. Herrin and their affiliates (the "KFI Indemnitors") will indemnify the AGI Contributing Parties for any breach by the Company of its representations, warranties and covenants in the Investment Agreement ("Holding Indemnified Claims").

  The aggregate amount payable by the KFI Indemnitors with respect to all claims for indemnification after the closing of the Combination will not exceed approximately $2.3 million, except with respect to claims arising from breaches of representations as to KFI Holding's equity capitalization, authority to consummate the Combination, taxes and brokers, as to which indemnification will be limited to the value to the KFI Indemnitors of their investment in KFI Holding pursuant to the Investment Agreement, immediately after the Combination (the "Share Value").

  Each of the contributing or investing parties will indemnify KFI Holding for breach of such party's representations and warranties in the Investment Agreement, up to such party's Share Value.

  Pursuant to the Investment Agreement KFI Holding will agree to comply with a number of operating covenants that will survive the completion of the Transactions, including the maintenance of corporate existence and insurance, compliance with applicable laws and contracts and the provision of financial information and similar matters.

 AGI Dividend

  Prior to the consummation of the Combination the AGI stockholders received a dividend in the form of promissory notes aggregating approximately $22.5 million, which is approximately the amount of AGI's undistributed accumulated S corporation earnings. These notes were paid in full concurrently with the consummation of the Combination.

 Agreement and Plan of Merger

  In February 1998, KFI Holding, its wholly-owned subsidiary AGI Acquisition Corp., AGI and Klearfold, and Richard Block, James Oppenheimer, Richard Oppenheimer, Donald W. Kosterka, James A. Ladwig, Dean Henkel, Gary Mankoff and David Underwood (the "Principal AGI Stockholders") and Melvin B. Herrin,
H. Scott Herrin and the Major Stockholders entered into an Agreement and Plan of Merger under which AGI Acquisition Corp. agreed to merge with and into AGI, with AGI as the surviving corporation. In this merger, the shares of AGI not contributed to KFI Holding under the Investment Agreement, together with certain outstanding stock appreciation rights of AGI and an outstanding option for the purchase of AGI's common stock, were converted into a right to receive cash in the aggregate amount of $30.5 million, net of fees. Of this amount, approximately $813,000 was placed in escrow to secure certain indemnification obligations described below.

  The payment of the foregoing cash consideration was funded from the proceeds of the Offering and the cash investments made pursuant to the Investment Agreement.

  In the Agreement and Plan of Merger, AGI and the Principal AGI Stockholders made customary representations and warranties to KFI Holding, the existing stockholders of KFI Holding, and AGI Acquisition Corp., and KFI Holding, Klearfold and AGI Acquisition Corp. made customary representations and warranties to AGI. From and after the closing of the Combination, all of the existing stockholders of AGI (the "AGI Indemnitors") will indemnify the Company for any breach of certain representations, warranties and covenants in the Agreement and Plan of Merger. From and after the closing of the Combination, the KFI Indemnitors will indemnify the former AGI investors for any breaches of certain representations, warranties and covenants in the Agreement and Plan of Merger.

  The aggregate amount payable by the AGI Indemnitors with respect to all claims for indemnification after the closing of the Combination will not exceed $3.5 million, except with respect to claims arising from breaches of representations as to equity capitalization, authority to consummate the Transaction, taxes and brokers, as to which indemnification will be limited to the combined after-tax value to the indemnifying party of its proceeds from the merger and related transactions. The aggregate amount payable by the KFI Indemnitors with respect to all claims for indemnification after the closing of the Combination will not exceed approximately $2.3 million, except with respect to claims arising from breaches of representations as to equity capitalization, authority to consummate the Transactions, taxes and brokers, and certain other specified claims, as to which indemnification will be limited to the KFI Indemnitors' Share Value.

 Charter

  At the time of the closing of the Transactions, IMPAC amended its Certificate of Incorporation to provide for one class of common stock, par value $.001 per share ("Common Stock"). The holders of

Common Stock have one vote per share. However, in connection with the adoption of a restricted stock incentive plan IMPAC may adopt a separate class of voting common stock with terms reflecting the management incentive plan.

 Payments to Management Shareholders

  In connection with the Combination and certain related transactions, Richard Block, James Oppenheimer, Richard Oppenheimer and Dean Henkel received an aggregate of approximately $18.3 million in cash payments for the repurchase of equity and cancellation of stock appreciation rights, net of amounts reinvested in the Company, including approximately $16.9 million paid to Mr. Richard Block, the Chief Executive Officer of the Company.

PRE-ACQUISITION TRANSACTIONS

  The Company's manufacturing facility in Warrington, Pennsylvania is leased directly from Melvin B. Herrin for an annual rent of approximately $336,000, and the Louisa, Virginia facility is also leased directly from Mr. Herrin through an entity controlled by Mr. Herrin for an annual rent of approximately $273,000. The leases expired on December 31, 1995 and, pursuant to option clauses, were renewed effective January 1, 1996. The leases contain escalation clauses based on the producer price index increase and expire on December 31, 2005 with an option to renew for a further five year period. The Company believes the terms of these leases to be at fair market value.

  The Company's Melrose Park, Illinois facility is leased to the Company by a partnership which includes the founder of AGI and Richard Block for an annual rent of approximately $475,000. The term of the lease expires on September 30, 2002. AGI has options to extend the lease for several additional five year terms. The Company believes that the terms of these leases were at fair market value at the time entered into by the Company.

  For fiscal 1997, the Company paid approximately $114,000 to Freya Block Design, Inc. for consulting services. Freya Block Design, Inc. is a corporation wholly-owned by Freya Block, the wife of Richard Block.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

  The Company entered into a credit facility with Bank of America, National Trust and Savings Association ("Bank of America") that provides for up to $40.0 million of revolving credit borrowings by IMPAC and up to $13.0 million in letters of credit by Klearfold and AGI (the "New Credit Facility"). The New Credit Facility has a five-year maturity. Bank of America issued up to $13.0 million of letter of credit accommodations to provide credit enhancement to outstanding AGI and Klearfold municipal variable rate demand bonds. The New Credit Facility ranks senior to the Notes and the Company's obligations under the New Credit Facility are guaranteed by each of the Company's existing and future subsidiaries on a senior basis and secured by substantially all of the assets of the Company and its subsidiaries. Interest on the Company's loan balance will be payable quarterly at Bank of America's base rate (plus an applicable margin), with IBOR (plus an applicable margin) options on customary terms. The applicable margins for base rate loans will range between 0.50% and 1.25% based upon the Company's ratio of Funded Debt to EBITDA and the applicable margin for IBOR loans will range between 1.50% and 2.25% based upon the Company's ratio of Funded Debt to EBITDA. The Company paid and expects to pay customary fees in connection with the execution of the New Credit Facility, with respect to any unused portion of the revolving loan commitment and with respect to the maintenance of the letter of credit accommodations. In addition to customary covenants, the New Credit Facility imposes substantial limitations on the Company's ability to incur additional indebtedness, incur liens, pay dividends, make other restricted payments, issue guaranties, make advances to affiliates and dispose of assets. The New Credit Facility constitutes Senior Debt for purposes of the Notes and the Indenture. The Company expects to use the proceeds from borrowings under the New Credit Facility to provide for working capital and other general corporate purposes.

IRB FINANCINGS

  Both AGI and Klearfold have entered into certain industrial revenue bond financing arrangements (the "IRB Financings"), as described below. The IRB Financings remain outstanding and the Company's obligations thereunder are fully secured by letters of credit issued under the New Credit Facility.

  Bucks County Industrial Development Authority. Pursuant to a loan agreement (the "Bucks Loan Agreement") between the Bucks County Industrial Development Authority ("Bucks County") and Klearfold, Klearfold borrowed $4.0 million from Bucks County to finance certain costs of the acquisition and installation of an offset printing press and related equipment for its facility in Warrington, Pennsylvania. In connection with the loan, Bucks County issued $4.0 million aggregate principal amount of Bucks County Industrial Development Authority Variable Rate Demand Revenue Bonds, Series 1997 (Klearfold, Inc. Project) (the "Klearfold IRBs"). The Klearfold IRBs mature on August 1, 2007 and accrued interest at 4.35% per annum as of December 31, 1997.

  City of Jacksonville, Illinois. Pursuant to a loan agreement (the "Jacksonville Loan Agreement") between the City of Jacksonville, Illinois ("Jacksonville") and AGI, AGI borrowed $7.6 million from Jacksonville to finance certain costs of the acquisition of land, and construction and equipping of AGI's manufacturing facility in Jacksonville, Illinois in 1995. In connection with the loan, Jacksonville issued $7.6 million aggregate principal amount of City of Jacksonville, Illinois Multi-Mode Industrial Project Revenue Bonds, Series 1995 (AGI Incorporated Project) (the "AGI IRBs"). The AGI IRBs mature on February 1, 2026 and accrued interest at 4.2% per annum as of December 31, 1997.

AMENDED AND RESTATED MULTICURRENCY CREDIT FACILITY

  In connection with the consummation of the proposed Tinsley Acquisition, the Company has entered into the Amended and Restated Multicurrency Credit Facility with Bank of America, as agent, and certain other financial institutions parties thereto. Although the Company has entered into the Amended and Restated Multicurrency Credit Facility, the Amended and Restated Multicurrency Credit Facility will not become operative until the funding of the Tinsley Acquisition. The Amended and Restated Multicurrency Credit Facility provides for up to $53.0 million of revolving credit borrowings and letter of credit facilities by IMPAC, up to $37.0 million of term loan A borrowings and up to $70.0 million term loan B borrowings. The Revolver will have a five-year maturity. The Term Loan A will have a five and one-half year maturity. The Term Loan B will have a six and one-half year maturity. The Revolver will include a $20.0 million letter of credit subfacility.

  The Amended and Restated Multicurrency Credit Facility will rank senior to the Notes, and the Company's obligations under the Amended and Restated Multicurrency Credit Facility will be guaranteed by each of the Company's existing and future domestic Subsidiaries on a senior basis and secured by substantially all of the assets of the Company and its domestic Subsidiaries. In addition, the Amended and Restated Multicurrency Credit Facility will in certain instances be guaranteed by certain existing and future foreign Subsidiaries on a senior basis and secured by substantially all of the assets of certain foreign subsidiaries of the Company. Any foreign Subsidiary that provides a guarantee with respect to the Amended and Restated Multicurrency Credit Facility will also be required to deliver a guarantee with respect to the Notes. Interest on the Company's loan balance will be payable at Bank of America's base rate (plus an applicable margin), with an IBOR (plus an applicable margin) option on customary terms. The applicable margins for base rate loans will range between 0.50% and 1.75% based upon the Company's ratio of Senior Debt to EBITDA (as defined in the Amended and Restated Multicurrency Credit Facility) and the applicable margin for IBOR loans will range between 1.50% and 2.75% based upon the Company's ratio of Senior Debt to EBITDA. The Revolver will include a $20.0 million swing line subfacility denominated in Pounds Sterling. The Company will pay customary fees in connection with the execution of the Amended and Restated Multicurrency Credit Facility, with respect to any unused portion of the Revolver, Term Loan A and Term Loan B commitment and with respect to the maintenance of the letter of credit accommodations. In addition to customary covenants, the Amended and Restated Multicurrency Credit Facility will impose substantial limitations on the Company's ability to incur additional indebtedness, incur liens, pay dividends, make other restricted payments, issue guaranties, make advances to affiliates and dispose of assets. The Amended and Restated Multicurrency Credit Facility will constitute Senior Debt for purposes of the Notes and the Indenture. The Company expects to use the proceeds from borrowings under the Amended and Restated Multicurrency Credit Facility for making loans and equity contributions for use in financing the Tinsley Acquisition and refinancing existing Tinsley indebtedness and to provide for working capital, other acquisitions and general corporate purposes.

LOAN NOTES

  As part of the Offer, Tinsley shareholders will have the option to elect to receive all or a portion of the purchase price in the form of Loan Notes, not to exceed (Pounds)15.0 million in the aggregate for all Tinsley shareholders. The Loan Notes mature in 2003, subject to earlier redemption at the option of the holder or, subject to certain conditions, Newco, and will bear interest at a rate of per annum based on LIBOR less 1%. The Loan Notes will be guaranteed as to principal and interest, up to an aggregate of (Pounds)15.4 million, by Bank of America. Drawings under this guarantee will be converted into borrowings under the Amended and Restated Multicurrency Credit Facility. The Company is providing Tinsley shareholders the option of receiving Loan Notes as part of the purchase price in order to permit Tinsley shareholders in the United Kingdom to defer a portion of any capital gain that may be applicable to the Offer.

                                EXCHANGE OFFER

GENERAL

  IMPAC hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $100.0 million aggregate principal amount of New Notes for a like aggregate principal amount of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes; the total aggregate principal amount of Existing Notes and New Notes will in no event exceed $100.0 million.

  A copy of the Registration Rights Agreement referred to below has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information".

PURPOSE OF THE EXCHANGE OFFER

  On March 12, 1998, IMPAC issued $100.0 million aggregate principal amount of Existing Notes. The issuance of the Existing Notes was not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

  IMPAC, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, IMPAC and the Guarantors agree to use commercially reasonable efforts to file with the Commission the Exchange Offer Registration Statement (as defined under "Description of Notes") on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, IMPAC and the Guarantors will offer notes of IMPAC which will have terms substantially identical in all material respects to the Notes, including the Existing Guarantees (the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions). If (i) IMPAC and the Guarantors are not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined under "Description of Notes") notifies IMPAC within 20 days after the Exchange Offer has been consummated
(A) that it is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or
(C) that such Holder is a broker-dealer and holds Notes acquired directly from IMPAC or one of its affiliates, then IMPAC and the Guarantors will use commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Existing Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which IMPAC determines that it is not required to file the Exchange Offer Registration Statement or (2) the 60th day after the date on which IMPAC receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall provide certain information to IMPAC. IMPAC and the Guarantors will use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 135th day after the obligation to file the Shelf Registration Statement arises. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer and the Note for which it is exchanged is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a

Shelf Registration Statement, or (iii) the date on which such Note is permitted to be distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of a copy of this prospectus).

  The Registration Rights Agreement provides that unless the Exchange Offer shall not be permissable under applicable law or Commission policy (i) IMPAC and the Guarantors shall cause to be filed an Exchange Offer Registration Statement with the Commission as soon as practicable after March 12, 1998 (the "Closing Date"), but in no event later than 90 days after the Closing Date,
(ii) IMPAC and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit the Exchange Offer to be consummated, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. IMPAC will be entitled to suspend the use of a prospectus under the Exchange Offer Registration Statement or any Shelf Registration Statement for certain limited periods under certain prescribed circumstances. If (a) any of the Registration Statements required by the Registration Rights Agreement is not filed with the Commission on or prior to the date specified for such filing; (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (c) an Exchange Offer Registration Statement becomes effective but IMPAC and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (d) subject to certain exceptions, the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose prior to the expiration of the time period specified in the Registration Rights Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (a) through (d) above, a "Registration Default," and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), IMPAC and Guarantors jointly and severally agree that the liquidated damages ("Liquidated Damages"), in addition to the base interest that would otherwise accrue on the Transfer Restricted Securities, shall accrue at a per annum rate of 0.25% of the aggregate principal amount of such Transfer Restricted Securities outstanding for the first 90 days of the Registration Default Period, increasing by 0.25% per annum every 90 days up to a maximum of 1.0% per annum until such Registration Default has been cured. All accrued Liquidated Damages will be paid by IMPAC to the Record Holders (as defined under "Description of Notes") by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined under "Description of Notes") at the office or agency of IMPAC maintained for such purpose in the Borough of Manhattan, The City of New York. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease immediately.

  Holders of such Notes will be required to make certain representations to IMPAC and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire at 5:00 p.m., New York City time, on     ,
1998, unless the Company, in its sole discretion, has extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 days after the commencement of the Exchange Offer (or longer if required by applicable law). IMPAC expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Existing Notes by giving oral notice (confirmed in writing) or written notice to the Exchange Agent (as defined herein) and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that IMPAC is extending the Exchange Offer for a specified period of time. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer.

  In addition, IMPAC expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, IMPAC will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

PROCEDURES FOR TENDERING EXISTING NOTES

  The tender to IMPAC of Existing Notes by a holder thereof as set forth below and the acceptance thereof by IMPAC will constitute a binding agreement between the tendering holder and IMPAC upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

  A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered, if any, and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

  THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO IMPAC.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guaranty medallion program (each an "Eligible Institution"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by IMPAC in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

  The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book- entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Notes to reach the Exchange Agent on or prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the Existing Notes are registered and, if possible the certificate number or numbers of the certificate or certificates representing the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), IMPAC may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Information Agent.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by IMPAC in its sole discretion, which determination will be final and binding on all parties. IMPAC reserves the right to reject any and all tenders of any particular Existing Notes not properly tendered or reject any particular shares of Existing Notes the acceptance of which might, in the judgment of IMPAC or its counsel, be unlawful. IMPAC also reserves the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by IMPAC shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such time as IMPAC shall determine. Neither IMPAC nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by IMPAC, proper evidence satisfactory to IMPAC of their authority to so act must be submitted.

  By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving New Notes for its own account will represent to IMPAC that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such New Notes and that such holder is not an "affiliate" of IMPAC as defined in Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker-dealer that is receiving New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities will represent to IMPAC that it will deliver a prospectus in connection with any resale of such Existing Notes.

  In addition, IMPAC reserves the right in its sole discretion to (a) purchase or make offers for any Existing Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Certain Conditions to the Exchange Offer", to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"), the name in which the Existing Notes are registered (or, if tendered by book-entry transfer, the name of the participant listing as the owner of such Existing Notes) if different from that of the Depositor, (ii) identify the Existing Notes to be withdrawn (including the certificate number of numbers of the certificate or certificates representing such Existing Notes and the aggregate principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the Existing Notes to register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by IMPAC in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Existing Notes" at any time prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, IMPAC will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Exchange Offer. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, IMPAC will be deemed to have accepted properly tendered Existing Notes for exchange when IMPAC has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of the New Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after timely receipt by IMPAC of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Existing Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED EXISTING NOTES

  Holders of Existing Notes whose Existing Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, IMPAC will have no further obligation to such holders to provide for the registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, IMPAC will not be required to accept for exchange, or issue New Notes in exchange for, any Existing Notes, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Existing Notes for exchange, any of the following events shall occur:

    (A) an injunction, order or decree shall have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of IMPAC to proceed with the Exchange Offer; or

    (B) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such New Notes directly from IMPAC to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or (ii) a person that is an affiliate of IMPAC within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of New Notes.

  The foregoing conditions are for the sole benefit of IMPAC and may be asserted by IMPAC regardless of the circumstances giving rise to any such condition or may be waived by IMPAC in whole or in part at any time and from time to time in its sole discretion. The failure by IMPAC at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  If IMPAC determines that it may terminate the Exchange Offer, as set forth above, IMPAC may (i) refuse to accept any Existing Notes and return any Existing Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered shares of Existing Notes to withdraw their tendered Existing Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Existing Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, IMPAC will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Existing Notes, and IMPAC will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Existing Notes, if the Exchange Offer would otherwise expire during such period.

  In addition, IMPAC will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

  The Exchange Offer is not conditioned on any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures should be directed to the Exchange Agent addressed as follows:

By Mail:                                  By Hand or Overnight Delivery:
State Street Bank and Trust Company       State Street Bank and Trust Company
Two International Place Corporate         Two International Place Corporate
Trust Department, 4th Floor Boston,       Trust Department, 4th Floor Boston,
MA 02110                                  MA 02110
Attention: Kellie Mullen Re: IMPAC        Attention: Kellie Mullen Re: IMPAC
Group, Inc.                               Group, Inc.

                                          By Facsimile:
                                          (617) 664-5290 Confirm by Telephone:
                                          (617) 664-5587

  State Street Bank and Trust Company is also the Transfer Agent for the Existing Notes and New Notes.

INFORMATION AGENT

  Mackenzie Partners, Inc. has been appointed as Information Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this prospectus, the Notice of Guaranteed Delivery or the Letter of Transmittal should be directed to the Information Agent addressed as follows:

MacKenzie Partners, Inc.
156 Fifth Avenue
New York, New York 10010
Telephone: (212) 929-5500 or (800) 322-2885

SOLICITATION OF TENDERS; FEES AND EXPENSES

  IMPAC has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptance of the Exchange Offer. IMPAC, however, will pay each of the Exchange Agent and the Information Agent reasonable and customary fees for their respective services and will reimburse the Exchange Agent and the Information Agent for their respective reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by IMPAC in connection with the Exchange Offer will be paid by IMPAC.

  No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by IMPAC. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of IMPAC since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

  IMPAC will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Existing Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of New Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holders.

ACCOUNTING TREATMENT

  No gain or loss for accounting purposes will be recognized by IMPAC upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the New Notes will be amortized by IMPAC over the term of the New Notes under generally accepted accounting principles.

                             PLAN OF DISTRIBUTION

  Based on no-action letters issued by the staff of the Commission to third parties, IMPAC believes that the New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such New Notes directly from IMPAC to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of IMPAC within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act provided that New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes could not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act.

  Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a period of 180 days after the Expiration Date, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such New Notes. During such 180-day period, IMPAC will use its reasonable best efforts to make this Prospectus available to any broker-dealer for use in connection with such resale, provided that such broker-dealer indicates in the Letter of Transmittal that it is a broker-dealer.

  IMPAC will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  IMPAC will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                             DESCRIPTION OF NOTES

GENERAL

  Except as otherwise indicated, the following description relates both to the Existing Notes issued in the Offering and the New Notes, together with the New Guarantees, to be issued in exchange for the Existing Notes in the Exchange Offer. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Notes will be obligations of IMPAC evidencing the same indebtedness as the Existing Notes. The Existing Notes were issued, and the New Notes offered hereby will be issued, pursuant to an Indenture between IMPAC, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act.

  The following description also gives effect to the amendments made to the Indenture pursuant to the First Supplemental Indenture, dated July 21, 1998 (the "First Supplemental Indenture"), although these amendments will not become operative unless and until the Company or one of its subsidiaries acquires at least 50% of the capital stock of Tinsley. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information". The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions".

  The Notes are general unsecured obligations of IMPAC and are subordinated in right of payment to the prior payment in full in cash of all current and future Senior Debt including borrowings under the New Credit Facility and the IRB Financings. As of June 30, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit, and IMPAC and its Subsidiaries had additional liabilities (including trade payables) aggregating approximately $26.3 million. The Indenture permits the incurrence of additional Senior Debt in the future.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount of $100.0 million and will mature on March 15, 2008. Interest on the Notes accrues at the rate of 10 1/8% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 1998, to Holders of record on the immediately preceding March 1 and September 1 (each a "Record Date"). Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes is payable at the office or agency of IMPAC maintained for such purpose or, at the option of IMPAC, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to IMPAC prior to the Record Date are required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by IMPAC, IMPAC's office or agency for payment is the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

  IMPAC's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. All of IMPAC's Subsidiaries are Restricted Subsidiaries and Guarantors. The Subsidiary Guarantee of each Guarantor are unsecured and subordinated to the prior payment in full in cash of all Senior Debt of such Guarantor. At March 31, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under the New Credit Facility. The Obligations (as defined under "-- Certain Definitions") of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Effect of Fraudulent Transfer Statutes on Validity of Notes and Guarantees".

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person (as defined under "-- Certain Definitions")), another corporation, Person or other entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default (as defined under "--Certain Definitions") or Event of Default exists; and (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into IMPAC, IMPAC would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio (as defined under "--Certain Definitions"), immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor (other than to IMPAC or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock (as defined under "--Certain Definitions") of any Guarantor (other than to IMPAC or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring corporation will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that such sale or other disposition complies with all applicable provisions of the Indenture including, without limitation, the covenant described below under the caption "--Repurchase at the Option of Holders--Asset Sales". See "--Repurchase at the Option of Holders--Asset Sales".

  Under the terms of the Indenture certain Foreign Subsidiaries will not be required to deliver a Guarantee with respect to the Notes. See "--Additional Subsidiary Guarantee."

SUBORDINATION

  The payment of principal of, premium, if any, interest and all other amounts or obligations due under or on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of IMPAC or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to IMPAC or its property, an assignment for the benefit of creditors or any marshaling of IMPAC's or any Guarantor's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not allowed as a claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities (as defined under "--Certain Definitions") and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  IMPAC and the Guarantors also may not make any payment upon or in respect of the Notes or the Subsidiary Guarantees (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt (as defined under "--Certain Definitions") that currently, or with the passage of time or giving of notice, permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of any such default described in this clause (ii), the Trustee receives a notice of such default of the type referred to in this clause (ii) (a "Payment Blockage Notice") from IMPAC or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing by the holders of the applicable Senior Debt and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing by the holders of Designated Senior Debt or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced under clause (ii) above unless and until (i) 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed and was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived in writing or cured for a period of not less than 90 days. In the event that IMPAC or any Guarantor makes any payment to the Trustee or any Holder of any Note prohibited by the foregoing, such payment will be required to be held in trust for and paid over to the holders of Senior Debt (or the representative thereof). The Trustee and the Holders of the Notes will agree not to challenge or contest the enforceability or validity of the New Credit Facility or any obligation, Lien (as defined under "--Certain Definitions") or encumbrance thereunder.

  The Indenture further requires that IMPAC promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of IMPAC and the Guarantors including creditors who are holders of Senior Debt. At March 31, 1998, approximately $11.6 million in Senior Debt was outstanding, fully secured by approximately $12.6 million in letters of credit issued under the New Credit Facility. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness (as defined under "-- Certain Definitions"), including Senior Debt, that IMPAC and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

OPTIONAL REDEMPTION

  The Notes will not be redeemable at IMPAC's option prior to March 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of IMPAC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2003............................................................  105.062%
     2004............................................................  103.375
     2005............................................................  101.687
     2006 and thereafter.............................................  100.000

  Notwithstanding the foregoing, at any time prior to March 15, 2001, IMPAC may on any one or more occasions redeem up to $35.0 million in aggregate principal amount of Notes at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of public equity offerings by IMPAC; provided that at least $65.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by IMPAC and its Subsidiaries); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public equity offering.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  IMPAC is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control each Holder of Notes will have the right to require IMPAC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within fifteen Business Days (as defined under "--Certain Definitions") following any Change of Control, IMPAC will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. IMPAC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, IMPAC will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by IMPAC. The Paying Agent will promptly mail to each Holder of

Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, IMPAC will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. IMPAC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that IMPAC repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The New Credit Facility currently prohibits IMPAC from purchasing any Notes and also provides that certain change of control events including, without limitation, a Change of Control, with respect to IMPAC would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which IMPAC becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when IMPAC is prohibited from purchasing Notes, IMPAC could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If IMPAC does not obtain such a consent or repay such borrowings, IMPAC will remain prohibited from purchasing Notes. In such case, IMPAC's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture restrict payments to the Holders of Notes.

  IMPAC will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by IMPAC and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of "Change of Control" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of IMPAC and its Subsidiaries taken as a whole. Although there is case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require IMPAC to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IMPAC and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

  The Indenture provides that IMPAC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (as defined under "-- Certain Definitions") unless (i) IMPAC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests (as defined under "--Certain Definitions") issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by IMPAC or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on IMPAC's or such Restricted Subsidiary's most recent balance sheet) of IMPAC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases IMPAC or such Restricted Subsidiary from further liability and (y) in the case of any Asset Sale constituting the transfer (by merger or otherwise) of all of the Capital Stock of a Restricted Subsidiary, any liabilities (as shown on such Restricted Subsidiary's most recent balance sheet) of such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that will remain outstanding after such transfer and will not be a liability of IMPAC or any other Restricted Subsidiary of IMPAC following such transfer and (z) any securities, notes or other obligations received by IMPAC or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by IMPAC or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds (as defined under "-- Certain Definitions") from an Asset Sale, IMPAC may apply such Net Proceeds, at its option, (a) to repay Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as IMPAC or one of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extension or expansion thereof. Pending the final application of any such Net Proceeds, IMPAC may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, IMPAC will be required to make an offer to all Holders of Notes and all holders of other Indebtedness ranking at the same level containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets an "Asset Sale Offer" to purchase the maximum principal amount of Notes and such other Indebtedness ranking at the same level that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, IMPAC may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that IMPAC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of IMPAC's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving IMPAC or any of its Restricted Subsidiaries) or to the direct or indirect holders of IMPAC's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock (as defined under "--Certain Definitions") of IMPAC or to IMPAC or a Restricted Subsidiary of IMPAC); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving IMPAC) any Equity Interests of IMPAC or any direct or indirect parent of IMPAC; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity (as defined under "--Certain Definitions"); or (iv) make any Restricted Investment (as defined under "--Certain Definitions") (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default (as defined under "--Event of Default and Remedies") shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) IMPAC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by IMPAC and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income (as defined under "--Certain Definitions") of IMPAC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of IMPAC's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by IMPAC since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of IMPAC (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of IMPAC that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of IMPAC), plus (iii) to the extent that any Restricted Investment (as defined under "--Certain Definitions" that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $1.0 million.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated to the Notes or Equity Interests of IMPAC in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of IMPAC) of, other Equity Interests of IMPAC (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness (as defined under "--Certain Definitions");
(iv) the payment of any dividend (in cash or otherwise) by a Subsidiary of IMPAC to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of IMPAC or any Subsidiary of IMPAC held by any member of IMPAC's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; or (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of IMPAC or any Subsidiary of IMPAC held by any member of IMPAC's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement, provided that the purchase price is paid with the proceeds to IMPAC of key man life insurance or disability insurance policies purchased by IMPAC specifically to finance any such repurchase, redemption or other acquisition.

  The Board of Directors of IMPAC may designate any Restricted Subsidiary (other than Klearfold, Inc. or AGI Incorporated) to be an Unrestricted Subsidiary (as defined under "--Certain Definitions") if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by IMPAC and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant. All such outstanding investments will be deemed to constitute Investments (as defined under "--Certain Definitions") in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by IMPAC or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, IMPAC shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that IMPAC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt (as defined under "--Certain Definitions")) and that IMPAC will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that IMPAC may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for IMPAC's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by IMPAC of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the stated amount thereof) and other obligations under Credit Facilities (as defined under "--Certain Definitions") in an aggregate principal amount that does not exceed at any one time $40.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Asset Sales" (other than temporary paydowns pending final application of such Net Proceeds);

    (ii) the incurrence by IMPAC and the Guarantors of the Existing Indebtedness (as defined under "--Certain Definitions") and letters of credit (including reimbursement obligations with respect thereto) supporting Existing Indebtedness whether such letters of credit are incurred under the New Credit Facility or otherwise;

    (iii) the incurrence by IMPAC of Indebtedness represented by the Notes;

    (iv) the incurrence by IMPAC or any of the Guarantors or Non-Guarantor Foreign Subsidiaries of Indebtedness represented by Capital Lease Obligations (as defined under "--Certain Definitions"), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of IMPAC or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed $5.0 million at any time outstanding;

    (v) the incurrence by IMPAC or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) or (iv) or (xi) of this paragraph;

    (vi) the incurrence by IMPAC or any of the Restricted Subsidiaries of intercompany Indebtedness between or among IMPAC and any Restricted Subsidiary; provided, however, that (i) if IMPAC is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
  (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than IMPAC or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either IMPAC or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by IMPAC or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by IMPAC or any of the Guarantors of Hedging Obligations (as defined under "--Certain Definitions") that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

    (viii) the guarantee by IMPAC or any of its Subsidiaries or any of the Guarantors of Indebtedness of IMPAC or another Subsidiary that was permitted to be incurred by another provision of this covenant;

    (ix) the incurrence by IMPAC's Unrestricted Subsidiaries of Non-Recourse Debt (as defined under "--Certain Definitions"), provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of IMPAC that was not permitted by this clause (ix), and the issuance of preferred stock by Unrestricted Subsidiaries;

    (x) the incurrence by IMPAC or any of the Guarantors or Non-Guarantor Foreign Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $5.0 million; and

    (xi) the incurrence by Bidco of Indebtedness under the Loan Notes and the incurrence by the Company of Indebtedness with respect to its reimbursement obligation to the issuer of any Loan Notes Guarantees.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, IMPAC shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges (as defined under "--Certain Definitions") of IMPAC as accrued (to the extent not already included in Fixed Charges).

 Liens

  The Indenture provides that IMPAC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, securing Indebtedness or trade payables, except for Permitted Liens (as defined under "--Certain Definitions").

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that IMPAC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to IMPAC or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to IMPAC or any of its Restricted Subsidiaries, (ii) make loans or advances to IMPAC or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to IMPAC or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture as determined in good faith by IMPAC's Board of Directors, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by IMPAC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases and other contracts, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary or a substantial portion of such Subsidiary's assets that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced as determined in good faith by IMPAC's Board of Directors,
(j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that IMPAC may not consolidate or merge with or into (whether or not IMPAC is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) IMPAC is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than IMPAC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) except in the case of a merger or consolidation of IMPAC with or into a Wholly Owned (as defined under "-- Certain Definitions") Restricted Subsidiary of IMPAC, the entity or Person formed by or surviving any such consolidation or merger (if other than IMPAC) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of IMPAC under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger or consolidation of IMPAC with or into a Wholly Owned Restricted Subsidiary of IMPAC, IMPAC or the entity or Person formed by or surviving any such consolidation or merger (if other than IMPAC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (as defined under "--Certain Definitions") immediately after the transaction equal to or greater than the Consolidated Net Worth of IMPAC immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock".

 Transactions with Affiliates

  The Indenture provides that IMPAC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (as defined under "--Certain Definitions") (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to IMPAC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by IMPAC or such Restricted Subsidiary with an unrelated Person and (ii) IMPAC delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate
Transactions: (i) any employment agreement entered into by IMPAC or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of IMPAC or such Subsidiary, (ii) transactions between or among IMPAC and/or its Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of IMPAC, (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption

"--Restricted Payments" and (v) Existing Affiliate Transactions (as defined under "--Certain Definitions").

 Senior Subordinated Debt

  The Indenture provides that (i) IMPAC will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

 Payments for Consent

  The Indenture provides that neither IMPAC nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Additional Subsidiary Guarantees

  The Indenture provides that if IMPAC or any of its Restricted Subsidiaries shall acquire or create another Guarantor Subsidiary after the date of this Indenture, or if any Subsidiary of the Company becomes a Guarantor Subsidiary then such newly acquired or created Guarantor Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture; provided, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) shall not be subject to the requirements of this covenant and (ii) shall be released from all Obligations under any Subsidiary Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries. With respect to any Foreign Subsidiary that is not permitted under applicable law to deliver an unlimited Guarantee of the Notes and all Senior Debt of the Company and its Subsidiaries or if the delivery of such a Guarantee would have significant adverse tax or accounting effects on such Foreign Subsidiary or the Company and its other Subsidiaries as determined in good faith by the Board of Directors ("Adverse Effects"), (i) the Company will use commercially reasonable and lawful efforts to overcome the restrictions imposed by applicable law on the delivery of such a Guarantee or the Adverse Effects caused by the delivery of such a Guarantee and (ii) if the delivery by a Foreign Subsidiary of an unlimited Guarantee of the Notes and Senior Debt of the Company and its Subsidiaries would not be permitted under applicable law or would have Adverse Effects but the delivery of a partial Guarantee would be permitted by applicable law and would not have Adverse Effects, the Company will, if first consented to in writing by the agent and all appropriate lenders under the New Credit Facility and other holders of Senior Debt under Credit Facilities, cause such Foreign Subsidiary to deliver a partial Guarantee of the Notes and Senior Debt of the Company and its Subsidiaries (based on percentages of principal amount or such other methodology as the Board of Directors determines in good faith treats the Holders and holders of Senior Debt as similarly as practicable under the circumstances). With respect to any Foreign Subsidiary that is or becomes a Guarantor Subsidiary, the Company shall cause such Guarantor Subsidiary to become a Guarantor as described above as promptly as practicable under the circumstances.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, IMPAC will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if IMPAC were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by IMPAC's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if IMPAC were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, IMPAC will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, IMPAC and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any materials required to be furnished to Holders of Notes by this covenant shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of IMPAC and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of IMPAC.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by IMPAC or any of its Subsidiaries for 30 days after notice to comply with the provisions described under the captions "--Change of Control", "--Asset Sales", "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by IMPAC or any of its Subsidiaries for 60 days after notice to comply with any other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by IMPAC or any of its Restricted Subsidiaries (or the payment of which is guaranteed by IMPAC or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more (other than Existing Indebtedness to the extent it is secured by or paid by the drawing against a letter of credit permitted to be issued under the Indenture); (vi) failure by IMPAC or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to IMPAC or any of its Significant Subsidiaries (as defined under "--Certain Definitions"); and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to IMPAC, any Significant Subsidiary or any group of

Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of IMPAC with the intention of avoiding payment of the premium that IMPAC would have had to pay if IMPAC then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of IMPAC with the intention of avoiding the prohibition on redemption of the Notes prior to March 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  IMPAC is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and IMPAC is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  IMPAC may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) IMPAC's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and IMPAC's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, IMPAC may, at its option and at any time, elect to have the obligations of IMPAC released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) IMPAC must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the Stated Maturity (as defined under "--Certain Definitions") or on the applicable redemption date, as the case may be, and IMPAC must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, IMPAC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) IMPAC has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, IMPAC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which IMPAC or any of its Subsidiaries is a party or by which IMPAC or any of its Subsidiaries is bound, including, without limitation, the New Credit Facility; (vi) IMPAC must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) IMPAC must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by IMPAC with the intent of preferring the Holders of Notes over the other creditors of IMPAC with the intent of defeating, hindering, delaying or defrauding creditors of IMPAC or others; and
(viii) IMPAC must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and IMPAC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. IMPAC is not required to transfer or exchange any Note selected for redemption. Also, IMPAC is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, IMPAC and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of IMPAC's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of IMPAC's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of IMPAC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to IMPAC Group, Inc., 1950 North Ruby Street, Melrose Park, Illinois 60160, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

  The Existing Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes were also offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, Notes are issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes are issued at the closing of the Offering (the "Closing") only against payment in immediately available funds.

  Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes are deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Offering and the Closing (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges between Regulation S Notes and Rule 144A Notes".

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Global Notes are entitled to receive physical delivery of Certificated Notes (as defined below).

  Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under "Notice to Investors". Regulation S Notes also bear the legend as described under "Notice to Investors". In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

  Initially, the Trustee acts as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depository Procedures

  The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. IMPAC takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised IMPAC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book- entry changes in accounts of its Participants. The Participants include securities brokers and dealers

(including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised IMPAC that, pursuant to procedures established by it,
(i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

  Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, IMPAC and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither IMPAC, the Trustee nor any agent of IMPAC or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised IMPAC that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or IMPAC. Neither IMPAC nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and IMPAC and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment".

  Subject to the transfer restrictions set forth under "Notice to Investors", transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  DTC has advised IMPAC that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither IMPAC nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Notes for Certificated Notes

  A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies IMPAC that it is unwilling or unable to continue as depositary for the

Global Notes and IMPAC thereupon fails to appoint a successor depositary or
(y) has ceased to be a clearing agency registered under the Exchange Act, (ii) IMPAC, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In addition, subject to certain limitations, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors", unless IMPAC determines otherwise in compliance with applicable law.

 Transfer of Notes Held through DTC

  The Trustee and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). DTC has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes as if they were Holders. To effect a tender, DTC participants should transmit their acceptance to DTC through ATOP by causing DTC to transfer Notes to the Trustee for such Notes in accordance with ATOP's procedures for transfer. DTC will then send an Agent's Message (as defined below) to the Trustee. Delivery of tendered Notes by a DTC participant must be made to the Trustee pursuant to the procedure for book-entry transfer set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

  Except as provided below, unless the Notes being tendered are deposited with the Trustee for such Notes prior to 5:00 p.m., New York City time, on the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent's Message relating to such Notes), IMPAC may, at its option, treat such tender as defective.

 Book-Entry Delivery Procedures

  The Trustee has established or will establish within two Business Days (as defined below) after the date of this Prospectus an account at DTC under the ATOP program with respect to the Notes, as the case may be, for purposes of the Exchange Offer in respect of such Notes, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes, as the case may be, by causing DTC to transfer such Notes to the DTC for such Notes in accordance with DTC's procedures for such transfer. A "Business Day" includes any day which is not a Saturday, Sunday or federal holiday. However, although delivery of Notes may be effected through book-entry transfer to the Trustee through DTC, an Agent's Message in connection with a book-entry transfer or, if a Letter of Transmittal is utilized, the applicable Letter of Transmittal (or facsimile thereof) with any required signature guarantees, the certificates representing the Notes and any other documents required by the applicable Letter of Transmittal, must, in any case, be transmitted to and received by the Trustee at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date, or, to be validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Trustee. The confirmation of a book-entry transfer to the Trustee through DTC via DTC's ATOP procedures as described above in referred to herein as "Book-Entry Confirmation."

  The term "Agent's Message" means a message transmitted by DTC to, and received by, the Trustee and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participant has received the applicable Letter of Transmittal and agrees to be bound by the terms of such Letter of Transmittal and that IMPAC may enforce such agreement against such participants.

 Exchange of Certificated Notes for Book-Entry Notes

  Prior to the consummation of the Exchange Offer, Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors".

 Exchanges Between Regulation S Notes and Rule 144A Notes

  Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a person who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

  Beneficial interest in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

  Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

 Same Day Settlement and Payment

  The Indenture requires that principal, premium, if any, and interest and Liquidated Damages on the Notes are payable at the office or agency of IMPAC maintained for such purpose within the City and State of New York or, at the option of IMPAC, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to IMPAC will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the DTC to be settled in immediately available funds. IMPAC expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised IMPAC that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

 Certain Definitions

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person but in any event excluding the agent and lenders under the New Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of IMPAC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sale covenant), and
(ii) the issue or sale by IMPAC or any of its Restricted Subsidiaries of Equity Interests of any of IMPAC's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by IMPAC to a Restricted Subsidiary or by a Restricted Subsidiary to IMPAC or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to IMPAC or to another Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments".

  "Bidco" means the Subsidiary formed by IMPAC to acquire Tinsley.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IMPAC and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more Principals (as defined herein) or Related Parties (as defined herein) of one or more Principals or a Management Group, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals and their Related Parties or a Management Group, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of IMPAC (measured by voting power rather than number of shares), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Management Group becomes the "beneficial owner" (as defined above), directly or indirectly, of 35% or more of the Voting Stock of IMPAC (measured by voting power rather than number of shares) and the Principals and their Related Parties in the aggregate "beneficially own" (as defined above) less than 35% of the Voting Stock of IMPAC (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of IMPAC are not Continuing Directors.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to IMPAC by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor or a Non-Guarantor Foreign Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to IMPAC or one of its Restricted Subsidiaries, and (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than IMPAC and its other Restricted Subsidiaries.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) effected subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of IMPAC who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was elected to such Board of Directors pursuant to a designation made pursuant to the Stockholder Agreement, provided that at such time the Principals, any Management Group and their Related Parties own more than 50% of the Voting Stock of IMPAC.

  "Credit Facilities" means, with respect to IMPAC and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks, insurance companies, commercial finance companies or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or Hedging Obligations, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Damages Payment Date" means with respect to the Notes, March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and each such day an "Interest Payment Date").

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $10.0 million or more and that has been designated by IMPAC as "Designated Senior Debt"; provided, however, that so long as the New Credit Facility remains in effect, lenders holding a majority in aggregate amount of the loan commitments thereunder shall have consented, in writing, to such designation of additional Indebtedness as Designated Senior Debt.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require IMPAC to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that IMPAC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments".

  "Domestic Subsidiary" means, with respect to the Company, any Restricted Subsidiary of the Company that was formed under the laws of the United States of America or any state or territory thereof.

  "Employment Agreement" means any of the employment agreements, dated the date of the Indenture between IMPAC and Richard Block, Melvin Herrin, H. Scott Herrin, David Underwood, James Oppenheimer, Richard Oppenheimer or Dean Henkel.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

  "Existing Affiliate Transactions" means any transaction contemplated by any of (i) the Stockholder Agreement, (ii) the Employment Agreements, (iii) the Agreement and Plan of Merger, dated as of February 19, 1998, among IMPAC, AGI Acquisition Corp., AGI Incorporated and certain individuals named therein,
(iv) the Investment Agreement, dated as of February 19, 1998, among IMPAC, the Principals and certain other individuals named therein, (v) the lease of Klearfold's Warrington, Pennsylvania facility, dated as of June 7, 1996, between Klearfold, Inc. and Melvin B. Herrin, (vi) the lease of Klearfold's Louisa, Virginia facility, dated as of June 7, 1996, between Klearfold, Inc. and Dena Corp. and (vii) the lease of AGI's Melrose Park, Illinois facility, dated as of May 29, 1985, between AGI and Chicago Title and Trust Company, as lessor and trustee to Ruby North Partnership, L.P., a real estate trust, in each case as in effect on the date of the Indenture.

  "Existing Indebtedness" means up to $11.6 million in aggregate principal amount of Indebtedness of IMPAC and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of IMPAC (other than Disqualified Stock) or to IMPAC or a Restricted Subsidiary of IMPAC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems or prepays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or prepayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by IMPAC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with

GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

  "Foreign Subsidiary" means, with respect to the Company, any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Guarantor Subsidiary" means any Domestic Subsidiary and any Foreign Subsidiary if such Foreign Subsidiary no longer qualifies as a Non-Guarantor Foreign Subsidiary.

  "Guarantors" means each of (i) AGI Incorporated, Klearfold, Inc., KF-International, Inc. and KF-Delaware, Inc. and (ii) any other Guarantor Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency changes.

  "Holder" means a Person in whose name a Note is registered.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If IMPAC or any Restricted Subsidiary of IMPAC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of IMPAC such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of IMPAC, IMPAC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments".

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Loan Notes" means up to (Pounds)15 million aggregate principal amount of promissory notes of Bidco issued to shareholders of Tinsley in connection with the acquisition of Tinsley by Bidco.

  "Loan Notes Guarantee" means any letter of credit or guarantee issued by Bank of America National Trust and Savings Association or its affiliates or another financial institution guaranteeing amounts outstanding under the Loan Notes.

  "Management Group" means a group consisting of Richard Block and his Related Parties and any other Person that is a member of IMPAC's management as of the date of the Indenture and each of their Related Parties; provided that Richard Block, together with his Related Parties, owns at least 25% of the Voting Stock of IMPAC.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received directly or indirectly by IMPAC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the New Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "New Credit Facility" means that certain Credit Agreement, dated as of the date of the Indenture, by and among IMPAC and its Subsidiaries and Bank of America National Trust and Savings Association, as agent and lender, and the other lenders named therein, providing for up to $40.0 million of revolving credit borrowings and $13.0 million of letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Non-Guarantor Foreign Subsidiary" means any Foreign Subsidiary which (i) at the time of determination is not permitted under applicable law to deliver an unlimited Guarantee of the Notes and all Senior Debt of the Company and its Subsidiaries or if the delivery of such a Guarantee is permitted by applicable law but would have significant adverse tax or accounting effects on such Foreign Subsidiary or the Company and its other Subsidiaries, as determined in good faith by the Board of Directors, and (ii) does not guarantee any Indebtedness of the Company or otherwise provide credit support directly to the holder of any Indebtedness of the Company.

  "Non-Recourse Debt" means Indebtedness: (i) as to which neither IMPAC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of IMPAC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of IMPAC or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Investments" means (a) any Investment in IMPAC or in a Restricted Subsidiary of IMPAC; (b) any Investment in Cash Equivalents; (c) any Investment by IMPAC or any Restricted Subsidiary of IMPAC in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of IMPAC or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, IMPAC or a Restricted Subsidiary of IMPAC; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of IMPAC; (f) Hedging Obligations; and (g) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $1.0 million.

  "Permitted Junior Securities" means Equity Interests in IMPAC or any Guarantor or debt securities that are unsecured and subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to at least the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture (without limiting the forgoing, such Permitted Junior Securities shall have no required principal payments or equity redemption requirements until after the final maturity of all Senior
Debt).

  "Permitted Liens" means (i) Liens on assets of IMPAC, any of its Restricted Subsidiaries or any of the Guarantors securing Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of IMPAC;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with IMPAC or any Restricted Subsidiary of IMPAC; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with IMPAC; (iv) Liens on property or assets existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by IMPAC or any Restricted Subsidiary of IMPAC, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired or financed with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of IMPAC or any Restricted Subsidiary of IMPAC with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by IMPAC or such Restricted Subsidiary.

  "Permitted Refinancing Indebtedness" means any Indebtedness of IMPAC or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of IMPAC or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by IMPAC or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

  "Principals" means Heritage Partners, Inc., Heritage Fund I Investment Corporation, Melvin B. Herrin, Richard Block and H. Scott Herrin.

  "Record Holder" means with respect to any Damages Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

  "Related Party" with respect to any Principal or member of a Management Group means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Principal or member of a Management Group or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal or Member of a Management Group and/or such other Persons referred to in the immediately preceding clause (A) or (C) any investment fund, whether a limited partnership, limited liability corporation or corporation, managed and controlled by Heritage Partners Management Co., Inc. d/b/a Heritage Partners, Inc.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

  "Senior Debt" means (i) all principal, premium, interest, fees, expenses and other obligations or liabilities of any kind together with available undrawn amounts under letters of credit issued or guaranteed under the New Credit Facility (including, without limitation, post-petition interest whether or not allowed as a claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding) with respect to Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by IMPAC under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by IMPAC, (x) any Indebtedness of IMPAC to any of its Subsidiaries or other Affiliates excluding, any Indebtedness owed to any Affiliate that was incurred prior to such Person becoming an Affiliate in connection with the acquisition by IMPAC or any Subsidiary of a business or Person from such Affiliate, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Stockholder Agreement" means the Stockholder Agreement, dated as of the date of the Indenture, among the Company and its stockholders, as in effect on the date of the Indenture, and as thereafter amended from time to time; provided for purposes of the definition of "Continuing Director" that no such amendment alters the provision relating to the designation and election of members of IMPAC's Board of Directors.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Transfer Restricted Securities" means each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and the Note for which it is exchanged is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (c) the date on which such Note is permitted to be distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the "Plan of Distribution" section.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with IMPAC or any Restricted Subsidiary of IMPAC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to IMPAC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of IMPAC; (iii) is a Person with respect to which neither IMPAC nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of IMPAC or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of IMPAC or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of IMPAC or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants- -Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of IMPAC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", IMPAC shall be in default of such covenant). The Board of Directors of IMPAC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of IMPAC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of certain of the anticipated federal income tax consequences of an exchange of the Existing Notes for New Notes and of the purchase at original issue, ownership, and disposition of the New Notes is based upon the provisions of the Internal Revenue Code of l986, as amended (the "Code"), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold New Notes as part of a straddle or conversion transactions, persons that purchase the New Notes from other Holders at a discount or a premium or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the New Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code.

ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES.

TAXATION OF HOLDERS ON EXCHANGE

  Subject to the limitation set forth above, an exchange of Existing Notes for New Notes will not be a taxable event to holders of Existing Notes, and holders will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any New Notes will be the same as the tax consequences of ownership and disposition of Existing Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

  A "U.S. Holder" is any holder who or which is (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States; (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; (v) a former citizen or resident of the United States whose income and gain on the Notes will be subject to United States Federal income taxation; or (vi) a person otherwise included within the definition of United States person under the Code and the regulations thereunder.

  Taxation of Stated Interest. In general, a U.S. Holder of the Notes will be required to include interest received thereon in taxable income as ordinary income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes.

  Effect of Optional Redemption and Repurchase. Under certain circumstances the Company may be entitled to redeem a portion of the Notes. In addition, under certain circumstances, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes. Treasury Regulations contain special rules for determining the yield to maturity and maturity on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. The Company does not believe that these rules should apply to either the Company's right to redeem Notes or to the holders' rights to require the

Company to repurchase Notes. Therefore, the Company has no present intention of treating such redemption and repurchase provisions of the Notes as affecting the computation of the yield to maturity or maturity date of the Notes.

  Sale or other Taxable Disposition of the Notes. The sale, exchange, redemption, retirement or other taxable disposition of a Note will result in the recognition of gain or loss to a U.S. Holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid stated interest) and (b) the holder's adjusted tax basis in such Note.

  A holder's tax basis in a Note purchased by such holder will be equal to the price paid for the Note, less any principal payments received by such holder.

  Any gain or loss on the sale or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if the Note had been held for more than one year and otherwise will be short-term capital gain or loss. Long-term capital gain realized by an individual U.S. Holder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and to a maximum rate of 20% in respect of property held in excess of 18 months. Payments on such sale or other taxable disposition for accrued interest not previously included in income will be treated as ordinary interest income.

  If Liquidated Damages are paid, although not free from doubt, such payment should be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different. A U.S. Holder will not recognize any gain or loss on the exchange of Notes for Exchange Notes pursuant to the exchange offer.

  Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding. If any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, payments of principal, premium, if any, and interest on a Note. Any amount withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

  This section discusses special rules applicable to a Non-U.S. Holder of Notes. This summary does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. For purposes hereof, a "Non-U.S. Holder" is any person who is neither (i) a U.S. Holder nor (ii) a person whose income with respect to a Note is subject to U.S. federal income tax on a net basis because such income is effectively connected with the conduct of a U.S. trade or business.

  Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce the rate of withholding. To claim a treaty reduced rate, the Non-U.S. Holder must provide a properly executed Form 1001.

  Interest that is paid to a Non-U.S. Holder on a Note will not be subject to U.S. income or withholding tax if the interest qualifies as "portfolio interest". Generally, interest on the Notes that is paid by the Company will qualify as portfolio interest if (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership for U.S. federal income tax purposes; (iii) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business; and (iv) either (x) the beneficial owner of the Note provides the Company or its paying agent a properly executed certification on IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that the beneficial owner is not a "U.S. person" for U.S. federal income tax purposes and that provides the beneficial owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business (a "financial institution") holds the Note and certifies to the Company or its agent under penalties of perjury that the IRS Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Note or from a financial institution acting for the beneficial owner and furnishes the Company or its agent a copy thereof.

  Sale, Exchange or Retirement of Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the Notes, will generally not be subject to U.S. federal income tax or withholding unless (i) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements; or
(ii) the Non- U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency. If a Non-U.S. Holder falls under (ii) above, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. citizens and resident aliens, and may be subject to withholding under certain circumstances. If a Non-U.S. Holder falls under (i) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the gain derived from the sale (or reduced treaty rate) and may be subject to withholding in certain circumstances. Such gains may also be subject to U.S. federal income tax if the Non-U.S. Holder has a present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States federal income tax.

  U.S. Information Reporting and Backup Withholding Tax. Back-up withholding and information reporting generally will not apply to a Note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is furnished to the Company or its agent as described above in "Certain Federal Income Tax Consequences to Non-U.S. Holders--Interest," provided that the payor does not have actual knowledge that the holder is a U.S. person. The Company may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and any tax withheld from, such Non-U.S. Holder.

  If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale of Note are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the pertinent Regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is
(i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, or (iii) derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder, has no actual knowledge to the contrary, and certain other conditions are met, or unless the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

  Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that certain information is provided by the holder to the IRS.

  Recently finalized Treasury regulations (the "Withholding Regulations") will change the methods for satisfying the certification requirements discussed above. The Withholding Regulations also will require, in the case of Notes held by a foreign partnership, that (a) this certification generally be provided by the partners rather than the foreign partnership and (b) the partnership provide certain information, including a United States employer identification number. A look-through rule would apply in the case of tiered partnerships. The Withholding Regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW WITHHOLDING REGULATIONS.

                             INTELLECTUAL PROPERTY

  DIGI-BOKS(R), DIGIPAK(R), Klearfold(R) and Duofold(R) are registered trademarks of the Company and Digilite/TM/, KlearPOP/TM/, Klearform/TM/ and Hologravure/TM/ are trademarks of the Company. Chesebrough-Pond's(R) is a registered trademark of Chesebrough-Pond's, Inc. BIC(R) is a registered trademark of BIC Corporation. Andes(R) is a registered trademark of Jacobs Suchard S.A.; Jacobs Suchard AG; and Jacobs Suchard Ltd. Totes(R) is a registered trademark of 'Totes', Incorporated. Safari(R) is a registered trademark of Polo Ralph Lauren, L.P. Polo Sport(R) is a registered trademark of PRL USA Holdings, Inc. Crest(R) is a registered trademark of Procter & Gamble. Colorstay(R) is a registered trademark of Revlon. Jockey(R) is a registered trademark of Jockey International, Inc. Ralph Lauren(R) is a registered trademark of The Ralph Lauren Trust of 9/21/76 and The Polo/Lauren Company.

                                 LEGAL MATTERS

  The validity of the Exchange Notes will be passed upon for the Company by Bingham Dana LLP, Boston, Massachusetts.

                             AVAILABLE INFORMATION

  IMPAC has agreed that whether or not required by the rules and regulations of the Commission so long as any Notes are outstanding, IMPAC shall deliver to each holder of the Notes (i) all annual and quarterly financial statements substantially equivalent to financial statements that would have been included in a filing with the Commission on Forms 10-Q and 10-K, if IMPAC were required to file such Forms, including, with respect to annual information only, a report thereon by IMPAC's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if IMPAC were required to file such Forms. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, IMPAC will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

  Once the Registration Statement has been declared effective by the Commission, IMPAC will become subject to the informational requirements of the Exchange Act and in accordance therewith will be required to file reports and other information with the Commission. The Registration Statement and the exhibits thereto, as well as such reports and other information to be filed by IMPAC with the Commission, may be inspected, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the regional offices of the Commission at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, IMPAC will be required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site, located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                    EXPERTS

  The consolidated financial statements of KFI Holding as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of AGI as of and for the four years ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. The financial statements of AGI as of and for the year ended December 31, 1997 have been audited by Price Waterhouse LLP, independent accountants. The consolidated financial statements for AGI as of December 31, 1996 and 1997 and for each of the years in the three year period ended December 31, 1997 together with the respective reports of independent accountants are included elsewhere herein in reliance upon the reports of said firms and upon the authority of said firms as experts in accounting and auditing.

  The consolidated financial statements of Tinsley Robor as at March 31, 1997 and 1998, and for each of the three years in the period ended March 31, 1998 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  On May 29, 1998, IMPAC's Board of Directors voted to appoint Price Waterhouse LLP as IMPAC's independent accountants for fiscal 1998, dismissing KPMG Peat Marwick LLP who had served as the independent auditors of KFI Holding and its subsidiaries since December 1990. Price Waterhouse LLP had served as the independent accountants of AGI Incorporated since 1997. During the fiscal years ended December 31, 1996 and 1997 and through May 29, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused them to make reference thereto in their report on the financial statements of KFI Holding and its subsidiaries for such years. Further, no "reportable events" (as defined in Regulation S-K Item 304) occurred within KFI Holding and its subsidiaries' two most recent fiscal years. None of the audit reports of KPMG Peat Marwick LLP for any period, including the fiscal years ended December 31, 1996 and 1997, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

  In 1997, AGI appointed PricewaterhouseCoopers LLP as AGI's independent accountants for fiscal 1997, dismissing Arthur Andersen LLP who had served as AGI's independent auditors since prior to December 1990. During the fiscal years ended December 31, 1996 and December 31, 1995 and through their dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on AGI's financial statements for such years. Further, no "reportable events" (as defined in Regulation S-K Item 304) occurred within AGI's fiscal years ended December 31, 1996 and December 31, 1995. None of the audit reports of Arthur Andersen LLP for any period, including the fiscal years ended December 31, 1996 and December 31, 1995, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was not recommended or approved by any audit or similar committee of AGI's board of directors or AGI's board of directors.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains certain statements that may be considered "forward-looking." Such forward-looking statements include, among other things, management's expectations about consumer products industry trends including, without limitation, industry revenue and profit growth rates, industry migration toward high quality specialty packaging, consolidation of retail sales companies, increased demand for innovative, value-added packaging, content distribution moving toward a disk-based format, the emergence of the DVD market and the opportunities therefrom and shifts in distribution channels toward self- select outlets. Forward-looking statements are also made concerning the Company's expectations regarding the growth of the music industry and CD sales, growth of the home video sell-through market, ability to consummate the Tinsley Acquisition, synergies resulting from the Tinsley Acquisition, impact upon the Company's position in the music packaging industry as a result of the Tinsley Acquisition, opportunity to leverage the Klearfold product line in Europe as a result of the Tinsley Acquisition, synergies resulting from the Combination, reductions in the Company's manufacturing, transportation, general and administrative and management information costs, expansion of the Company's product lines, expansion of relationships with existing customers, increased operating efficiencies as a result of the Combination, the success of its acquisition strategy, the continued acceptance of the DIGIPAK, the advantage of the Diginet in the emerging DVD market, the maintenance of relationships with existing customers, the Company's ability to pass raw material price increases on to its customers and the Company's ability to generate cash flow or make borrowings sufficient to pay interest and principal on the Notes, the Company's ability to anticipate and respond to technological change in manufacturing processes, the Company's ability to create additional revenue opportunities, the Company's ability to meet changing customer needs, the Company's initial marketing impact in the cosmetics industry, the Company's ability to develop new packaging products, the Company's ability to capture additional customers in new and existing markets, the Company's acquisition strategy, the costs and time frame associated with the installation of the new printing press, the liquidity demands of the Company, the amount of future capital expenditures, the Company's ability to meet its liquidity needs, the resolution of Year 2000 issues, and the ability of the Company's manufacturing facilities to serve national markets. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Prospective investors in the Notes offered hereby are cautioned that although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward- looking statements based on those assumptions also could be materially incorrect. The uncertainties in this regarding include, but are not limited to, those identified in the section of this Prospectus entitled "Risk Factors". In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved and prospective investors in the Notes should not place undue reliance on such forward-looking statements.

                             INDEX OF DEFINED TERMS

The following is an index of defined terms and the page at which such defined term is first defined:

DEFINED TERM                                                                PAGE
------------                                                                ----
Acquired Debt.............................................................. 113
Affiliate.................................................................. 113
Affiliate Transaction...................................................... 102
Agent's Message............................................................ 111
AGI........................................................................   1
AGI Credit Facility........................................................  56
AGI Holders................................................................  72
AGI Indemnitors............................................................  79
AGI IRBs...................................................................  81
Agreement and Plan of Merger...............................................   4
Amended and Restated Multicurrency Credit Facility.........................  30
Asset Sale................................................................. 113
Asset Sale Offer...........................................................  97
ATOP....................................................................... 111
Bank of America............................................................  29
BMG........................................................................  59
Board......................................................................  72
Book-Entry Confirmation.................................................... 111
Bucks County...............................................................  81
Bucks Loan Agreement.......................................................  81
Business Day............................................................... 111
Calculation Date........................................................... 117
Capital Lease Obligation................................................... 113
Capital Stock.............................................................. 114
Cash Equivalents........................................................... 114
CD.........................................................................  58
Cedel...................................................................... 108
Certificated Notes......................................................... 110
Change of Control.......................................................... 114
Change of Control Offer....................................................  95
Change of Control Payment..................................................  95
Change of Control Payment Date.............................................  95
Closing.................................................................... 108
Code....................................................................... 124
Combination, the...........................................................   4
Commission.................................................................   6
Common Stock...............................................................   4
Company....................................................................   1
Consolidated Cash Flow..................................................... 114
Consolidated Net Income.................................................... 115
Consolidated Net Worth..................................................... 115
Continuing Directors....................................................... 116
Covenant Defeasance........................................................ 105
Credit Facilities.......................................................... 116
Damages Payment Date....................................................... 116
Default.................................................................... 116
Depositor..................................................................  87

DEFINED TERM                                                    PAGE
------------                                                    ----
Designated Senior Debt.............................                          116
Diginet............................................                           27
DIGIPAK(R).........................................                           27
Disqualified Stock.................................                          116
DTC................................................                          108
Duofold............................................                           58
DVD................................................                           58
Effectiveness Target Date..........................                           84
Eligible Institution...............................                           85
EMI................................................                           59
Employment Agreement...............................                          116
Equity Interests...................................                          116
Euroclear..........................................                          108
Event of Default...................................                          104
Excess Proceeds....................................                           97
Excess Purchase Price..............................                           43
Exchange Act.......................................                           23
Exchange Agent.....................................                           89
Exchange Notes.....................................                           83
Exchange Offer..................................... Cover Page of the Prospectus
Exchange Offer Registration Statement..............                          116
Executive Officers.................................                           78
Existing Affiliate Transactions....................                          117
Existing Guarantees................................ Cover Page of the Prospectus
Existing Indebtedness..............................                          117
Existing Notes..................................... Cover Page of the Prospectus
Expiration Date.................................... Cover Page of the Prospectus
Fixed Charge Coverage Ratio........................                          117
Fixed Charges......................................                          117
Fund I.............................................                           78
GAAP...............................................                          118
Global Notes.......................................                          108
Guarantee..........................................                          118
Guarantees......................................... Cover Page of the Prospectus
Guarantors......................................... Cover Page of the Prospectus
Hedging Obligations................................                          118
Heritage...........................................                            4
Heritage Holders...................................                           72
Holder.............................................                          118
Holding Indemnified Claims.........................                           78
IMPAC.............................................. Cover Page of the Prospectus
Indebtedness.......................................                          118
Indenture.......................................... Cover Page of the Prospectus
Indirect Participants..............................                          109
Initial Purchasers.................................                            6
Interest Payment Date..............................                          116
Investment Agreement...............................                            4
Investments........................................                          118
IRB Financings.....................................                           81
Jacksonville.......................................                           81
Jacksonville Loan Agreement........................                           81

DEFINED TERM                                                    PAGE
------------                                                    ----
Kamens.............................................                           78
Keyser.............................................                           78
KFI Holding........................................                            1
KFI Indemnitors....................................                           78
Klearfold..........................................                            1
Klearfold Contributing Parties.....................                           78
Klearfold Holders..................................                           72
Klearfold IRBs.....................................                           81
Legal Defeasance...................................                          105
Letter of Transmittal.............................. Cover Page of the Prospectus
Lien...............................................                          119
Liquidated Damages.................................                           84
Loan Notes.........................................                           28
Major Stockholders.................................                           78
Management Group...................................                          119
Net Income.........................................                          119
Newco..............................................                           28
Net Proceeds.......................................                          119
New Credit Facility................................ Cover Page of the Prospectus
New Guarantees..................................... Cover Page of the Prospectus
New Notes.......................................... Cover Page of the Prospectus
Non-Recourse Debt..................................                          120
Non-U.S. Holder....................................                          125
Notes.............................................. Cover Page of the Prospectus
Obligations........................................                          120
Offer..............................................                           28
Offering...........................................                            4
Outside Directors..................................                           78
Participants.......................................                          108
Payment Blockage Notice............................                           94
Permitted Debt.....................................                           99
Permitted Investments..............................                          120
Permitted Junior Securities........................                          120
Permitted Liens....................................                          120
Permitted Refinancing Indebtedness.................                          121
Person.............................................                          121
PolyGram...........................................                           59
Principal AGI Stockholders.........................                           79
Principals.........................................                          121
PTP................................................                           14
Record Date........................................                           92
Record Holder......................................                          121
Registration Default...............................                           84
Registration Default Period........................                           84
Registration Rights Agreement......................                            6
Regulation S Global Notes..........................                          108
Regulation S Notes.................................                          108
Related Party......................................                          121
Restricted Investment..............................                          122
Restricted Payments................................                           98
Restricted Period..................................                          108

DEFINED TERM                                                  PAGE
------------                                                  ----
Restricted Subsidiaries........................                           10
Restricted Subsidiary..........................                          122
Revolver.......................................                           30
Revolving Credit and Term Loan Agreement.......                           25
Revolving Loans................................                           25
Rule 144A Global Notes.........................                          108
Rule 144A Notes................................                          108
Securities Act................................. Cover Page of the Prospectus
Senior Debt....................................                          122
Share Value....................................                           78
Shelf Filing Deadlines.........................                           83
Shelf Registration Statement...................                           83
Significant Subsidiary.........................                          122
Sony...........................................                           59
Stated Maturity................................                          122
Stockholder Agreement..........................                           72
Subsidiary.....................................                          122
Subsidiary Guarantees..........................                           10
Term Loans.....................................                           25
TIN............................................                          125
Tinsley........................................                            1
Tinsley Acquisition............................                            1
Transactions...................................                            4
Transfer Agent.................................                           89
Transfer Restricted Securities.................                           83
Trust Indenture Act............................                           92
Trustee........................................                           92
Universal......................................                           59
Unrestricted Subsidiaries......................                           10
Unrestricted Subsidiary........................                          123
U.S. Holder....................................                          124
Voting Stock...................................                          123
Weighted Average Life to Maturity..............                          123
Wholly Owned...................................                          123
Witholding Regulations.........................                          127

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
IMPAC GROUP, INC.
Condensed Consolidated Balance Sheets as of December 31, 1997 and June
 30, 1998 (unaudited) ...................................................  F-2
Unaudited Condensed Consolidated Statements of Income for the Three
 Months Ended June 30, 1997 and 1998.....................................  F-3
Unaudited Condensed Consolidated Statements of Income for the Six Months
 Ended June 30, 1997 and 1998............................................  F-4
Unaudited Condensed Consolidated Statements of Cash Flows for the Six
 Months Ended June 30, 1997 and 1998.....................................  F-5
Notes to Unaudited Condensed Consolidated Financial Statements...........  F-6
KFI HOLDING CORPORATION AND SUBSIDIARIES
Independent Auditors' Report.............................................  F-9
Consolidated Balance Sheets as of December 31, 1996 and 1997............. F-10
Consolidated Statements of Income for the Years Ended December 31, 1995,
 1996 and 1997........................................................... F-11
Consolidated Statements of Stockholders' Equity (Deficit) for the Years
 Ended
 December 31, 1995, 1996 and 1997........................................ F-12
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1995, 1996 and 1997..................................................... F-13
Notes to Consolidated Financial Statements............................... F-14

AGI INCORPORATED
Report of Independent Accountants........................................  F-22
Report of Independent Public Accountants.................................  F-23
Balance Sheets as of December 31, 1996 and 1997..........................  F-24
Statements of Income for the Years Ended December 31, 1995, 1996 and
 1997....................................................................  F-25
Statements of Shareholders' Equity for the Years Ended December 31, 1995,
 1996 and 1997...........................................................  F-26
Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and
 1997....................................................................  F-27
Notes to the Financial Statements........................................  F-28
TINSLEY ROBOR PLC
Report of Independent Auditors...........................................  F-33
Group Profit and Loss Account for the years ended March 31, 1998, 1997 and 1996................................................................  F-34
Statement of Recognized Gains and Losses for the years ended March 31,
 1998, 1997 and 1996.....................................................  F-35
Reconciliation of Movement in Shareholders' Funds for the years ended
 March 31, 1998, 1997 and 1996...........................................  F-35
Group Cash Flow Statement for the years ended March 31, 1998, 1997 and
 1996....................................................................  F-36
Group Balance Sheet at March 31, 1998 and 1997...........................  F-37
Notes to the Accounts....................................................  F-38

                               IMPAC GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        DECEMBER 31,  JUNE 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
ASSETS
Current assets:
 Cash.................................................    $   194     $  3,921
 Trade accounts receivable, net.......................      5,986       18,262
 Other receivables....................................        439        2,679
 Inventories..........................................      6,957       18,420
 Prepaid expenses.....................................        510          931
 Deferred income taxes................................        661        2,466
 Other current assets.................................        156          164
                                                          -------     --------
Total current assets..................................     14,903       46,843
Long-term assets:
 Property, plant and equipment, net...................     11,100       53,326
 Goodwill.............................................          0       40,901
 Deferred financing costs, net........................      1,024        4,959
 Restricted cash......................................        625          416
 Other assets.........................................        641        1,429
                                                          -------     --------
Total assets..........................................    $28,293     $147,874
                                                          =======     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Bank overdraft.......................................    $     0     $  2,502
 Trade payables.......................................      5,098       10,549
 Accrued expenses.....................................      1,925       13,500
                                                          -------     --------
Total current liabilities.............................      7,023       26,551
                                                          -------     --------
Long-term debt........................................     33,850      111,640
Deferred income taxes.................................      1,307        6,726
                                                          -------     --------
Total liabilities.....................................     42,180      144,917
                                                          -------     --------
Shareholders' (deficit) equity:
 Common stock, voting, $.001 par value; authorized
  135,813 shares, 90,500 shares issued and outstanding
  at December 31, 1997................................          0          --
 Common stock, nonvoting, $.001 par value; 9,500
  shares authorized, issued and outstanding at
  December 31, 1997...................................          0          --
 Common stock, series A, $.001 par value; 150,000
  shares authorized, 100,000 shares issued and
  outstanding at March 31, 1998.......................        --             0
 Common stock, series B, $.001 par value; 50,000
  shares authorized, 0 shares issued and outstanding
  at March 31, 1998...................................        --             0
 Preferred stock nonvoting, $.001 par value; 100,000
  shares authorized, issued and outstanding at
  December 31, 1997...................................          0          --
 Paid in capital......................................     20,000       38,965
 Notes receivable.....................................        (35)           0
 Carryover basis adjustment...........................    (37,142)     (37,142)
 Retained earnings....................................      3,290        1,134
                                                          -------     --------
Total shareholders' (deficit) equity..................    (13,887)       2,957
                                                          -------     --------
Total liabilities & shareholders' (deficit) equity....    $28,293     $147,874
                                                          =======     ========

        The accompanying notes are an integral part of these statements.

                                IMPAC GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                                              ENDED JUNE 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
Net sales.................................................... $14,569  $35,734
Costs of goods sold..........................................  10,410   28,316
                                                              -------  -------
Gross profit.................................................   4,159    7,418
Selling, general and administrative expenses.................   1,909    6,551
                                                              -------  -------
Operating income.............................................   2,250      867
Other income (expense):
  Interest income............................................     --        66
  Interest expense...........................................    (824)  (2,932)
  Gain (loss) on sale of fixed assets........................     --      (125)
                                                              -------  -------
Income (loss) before income taxes and extraordinary item.....   1,426   (2,124)
Income (taxes) benefit.......................................    (500)     755
                                                              -------  -------
Net income (loss)............................................ $   926  $(1,369)
                                                              =======  =======



        The accompanying notes are an integral part of these statements.

                               IMPAC GROUP, INC.

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                                              ENDED JUNE 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
Net sales.................................................... $25,406  $51,535
Costs of goods sold..........................................  18,199   40,734
                                                              -------  -------
Gross profit.................................................   7,207   10,801
Selling, general and administrative expenses.................   3,627    9,082
                                                              -------  -------
Operating income.............................................   3,580    1,719
Other income (expense):
  Interest income............................................     --        72
  Interest expense...........................................  (1,590)  (4,154)
  Gain (loss) on sale of fixed assets........................     --      (125)
                                                              -------  -------
Income (loss) before income taxes and extraordinary item.....   1,990   (2,488)
Income (taxes) benefit.......................................    (698)     882
                                                              -------  -------
Income (loss) before extraordinary item......................   1,292   (1,606)
Extraordinary charge for early retirement of debt,
 net of tax benefit of $368..................................     --      (552)
                                                              -------  -------
Net income (loss)............................................ $ 1,292  $(2,158)
                                                              =======  =======


        The accompanying notes are an integral part of these statements.

                               IMPAC GROUP, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,
                                                             -----------------
                                                              1997      1998
                                                             -------  --------
Cash flows from operating activities:
  Net Income (loss)......................................... $ 1,292  ($ 2,158)
  Adjustments to reconcile net income to net cash provided
   by (used for) operating activities--
    Extraordinary charge for early retirement of debt.......     --        552
    Depreciation and amortization...........................     811     3,164
    Deferred income taxes...................................      42      (390)
    Changes in assets and liabilities--
     Trade accounts receivable, net.........................     (39)   (1,318)
     Inventories............................................  (1,761)   (4,465)
     Accounts payable and bank overdraft....................   1,374     4,133
     Other assets and liabilities...........................     (22)    2,454
                                                             -------  --------
      Net cash provided by (used for) operating activities..   1,697     1,972
                                                             -------  --------
Cash flows from investing activities:
  Capital expenditures......................................  (1,259)   (4,327)
  Acquisitions, net of cash acquired........................     --    (64,163)
                                                             -------  --------
      Net cash used for investing activities................  (1,259)  (68,490)
                                                             -------  --------
Cash flows from financing activities:
  Net change in borrowings under revolving credit line......    (484)      --
  Repayment of long term debt...............................     (25)  (29,850)
  Proceeds from senior subordinated notes...................     --    100,000
  Decrease in restricted cash...............................     --        209
  Proceeds from issuance of common stock....................     --      4,600
  Change in deferred financing costs........................      65    (4,714)
                                                             -------  --------
      Net cash provided by (used for) financing activities..    (444)   70,245
                                                             -------  --------
Increase in cash............................................      (6)    3,727
Cash, beginning of period...................................       6       194
                                                             -------  --------
Cash, end of period......................................... $   --   $  3,921
                                                             =======  ========
Supplemental disclosures:
 Cash payments (receipts) for--
  Interest                                                   $ 1,443  $    963
  Income taxes                                               $   673  ($    19)
 Details of acquisitions--
  Fair market value of assets acquired......................          $103,529
  Fair market value of liabilities assumed..................            24,945
  Common stock issued.......................................            14,400
                                                                      --------
  Cash paid.................................................            64,184
  Cash acquired.............................................                21
                                                                      --------
   Acquisitions, net of cash acquired.......................          $ 64,163
                                                                      ========

        The accompanying notes are an integral part of these statements.

                               IMPAC GROUP, INC.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1--BASIS OF PRESENTATION

  In the opinion of IMPAC Group, Inc. ("IMPAC"), the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and the changes in cash flows at June 30, 1998 and for all periods presented.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 1997 of KFI Holding Corporation and AGI Incorporated included elsewhere in this Prospectus.

  Certain amounts appearing in the December 31, 1997 Balance Sheet of KFI Holding have been reclassified to conform with the current period reporting and changes in the Company's debt arrangements described below.

NOTE 2--ACQUISITION

  On March 12, 1998, KFI Holding Corporation acquired all of the common stock of AGI Incorporated for $69.0 million including $54.6 million of cash and $14.4 million of newly issued common stock, plus acquisition costs. Upon consummation of this acquisition, KFI Holding Corporation changed its name to "IMPAC Group, Inc." Concurrently, IMPAC funded the retirement of $8.3 million of indebtedness outstanding under AGI Incorporated's credit facility immediately prior to the transaction. The acquisition was funded by the proceeds from the issuance of $100.0 million of 10 1/8% Senior Subordinated Notes Due 2008 and $4.6 million of new common stock.

  This acquisition was accounted for as a purchase and, accordingly, the operating results of AGI Incorporated have been included in IMPAC's consolidated financial statements from the date of acquisition. A summary of IMPAC's preliminary purchase price allocation follows:

      Receivables..................................................... $ 11,555
      Inventories.....................................................    6,998
      Deferred incomes taxes..........................................    1,501
      Property, plant and equipment...................................   40,550
      Other assets....................................................    1,723
      Accounts payable and accrued liabilities........................  (11,799)
      Long-term debt..................................................   (7,640)
      Deferred income taxes...........................................   (5,505)
                                                                       --------
          Net assets acquired......................................... $ 37,383
                                                                       ========

  The excess of the purchase price over the fair market value of the net assets acquired is being amortized over 40 years.

  The following pro forma information presents certain operating data calculated to reflect the issuance of Senior Subordinated Notes and the acquisition as if they occurred on January 1, 1997.

                                               THREE MONTHS      SIX MONTHS
                                                   ENDED            ENDED
                                                 JUNE 30,         JUNE 30,
                                              ---------------  ----------------
                                               1997    1998     1997     1998
                                              ------- -------  -------  -------
      Net sales.............................. $34,921 $35,734  $68,770  $67,040
      Net income (loss)......................      22  (1,370)     (36)  (2,803)

  This pro forma data does not purport to represent what actual operating results would have been had the acquisition been consummated on the date indicated or what such results will be for any future period.

NOTE 3--INVENTORIES

  Inventories consist of the following:

                                                                         JUNE
                                                           DECEMBER 31,   30,
                                                               1997      1998
                                                           ------------ -------
      Raw materials.......................................    $3,658    $ 6,241
      Work in process and finished goods..................     3,299     12,179
                                                              ------    -------
                                                              $6,957    $18,420
                                                              ======    =======

NOTE 4--LONG-TERM DEBT

  On March 12, 1998, IMPAC completed the issuance of $100.0 million in 10 1/8% Senior Subordinated Notes Due 2008 (the "Notes"). The Notes bear interest at 10 1/8% and mature in 2008. The Indenture governing the Notes contains certain covenants that, among other things, limit the ability of IMPAC to incur additional indebtedness, pay dividends, distributions or make investments or certain restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing subordinated indebtedness and engage in mergers and consolidations. The Notes are general, unsecured obligations of IMPAC and are guaranteed by all current and future subsidiaries of IMPAC. They will be senior to any future subordinated debt of IMPAC. The proceeds of the Notes were used to fund the acquisition of AGI Incorporated and to retire all outstanding indebtedness under IMPAC's prior credit agreement. As a result of the refinancing, IMPAC recorded an extraordinary item of $553 (net of tax), reflecting the write-off of deferred financing costs.

  On March 12, 1998, IMPAC entered into a new five year Credit Agreement which provides for a $40.0 million revolving credit facility (the "Revolver") and a $13.0 million letter of credit facility (the "L/C Facility"). The facilities rank senior to the Notes and are guaranteed by each of IMPAC's existing and future subsidiaries on a senior basis and are secured by substantially all of the assets of IMPAC and its subsidiaries. Currently, there are no outstanding borrowings under the Revolver. IMPAC currently has $12.6 million in letters of credit outstanding under the L/C Facility securing its industrial revenue bond ("IRB") borrowings. The interest rate on the Revolver is based on either the IBOR or Base Rate plus the applicable margin. The interest rate on the L/C Facility is based on the Base Rate plus the applicable margin. IMPAC currently pays a commitment fee of 1/2 of 1% per annum on the amount of the available credit over the amount outstanding, plus any outstanding letters of credit available.

  The Credit Agreement includes covenants requiring IMPAC to maintain (i) maximum leverage ratios, (ii) maximum senior leverage ratios, (iii) minimum interest coverage ratios, (iv) minimum net assets ratios, and (v) minimum net worth levels. The Credit Agreement also contains covenants limiting additional indebtedness, liens, dividends, restricted payments, guaranties, advances to affiliates, investments, mergers, creation of subsidiaries, assets sales and dispositions.

  In connection with the acquisition of AGI Incorporated, IMPAC assumed $7.6 million of variable rate IRB borrowings which mature on February 1, 2026.

  Long-term debt as of December 31, 1997 and June 30, 1998, consisted of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1997       1998
                                                          ------------ --------
      Bank borrowings....................................   $29,850    $    --
      Senior subordinated notes..........................       --      100,000
      Industrial revenue bonds...........................     4,000      11,640
                                                            -------    --------
        Total long-term debt.............................   $33,850    $111,640
                                                            =======    ========

NOTE 5--NEW STOCK ISSUANCE

  In connection with the acquisition of AGI Incorporated on March 12, 1998, IMPAC (i) exchanged 44,118 shares of new Common Stock, Series A for all previously issued and outstanding shares of non-voting Common Stock, voting Common Stock and Preferred Stock of KFI Holdings, (ii) 13,529 shares of new Common Stock, Series A were issued for $4.6 million, and (iii) 42,353 shares of new Common Stock, Series A were issued as partial consideration to former shareholders of AGI Incorporated.

NOTE 6--PROPOSED ACQUISITION

  On July 7, 1998, the Boards of Directors of IMPAC and Tinsley announced that agreement had been reached on the terms of a pre-conditional recommended cash offer (the "Offer") to acquire all of the issued and to be issued share capital of Tinsley Robor plc (together with its subsidiaries, "Tinsley"). Tinsley is a supplier of printed packaging for the United Kingdom music and multimedia market and has an established presence in Europe. For the year ended March 31, 1998, Tinsley generated revenues of (Pounds)65.0 million, or $107.0 million at an average exchange rate of (Pounds)0.607/$1. The Offer values each Tinsley ordinary share at 218 pence per share and the fully diluted share capital at (Pounds)83.6 million. As part of the Offer, Tinsley shareholders will have the option to receive all or a portion of the offer price in the form of five year promissory notes ("Loan Notes"). The Company formally commenced the Offer on July 22, 1998.

  The Board of Directors of Tinsley has unanimously recommended all Tinsley shareholders to accept the Offer. The Offer is being made on the terms and subject to certain conditions contained in the definitive offer documents including the Company receiving valid acceptance of the Offer with respect to ninety percent (90%) of the outstanding Tinsley shares to which the Offer relates (or such lesser percentage as the Company may decide). Upon completion of the Offer, the Company intends to thereafter complete the statutory procedures available to force the purchase of any remaining outstanding shares, resulting in Tinsley becoming a wholly-owned indirect subsidiary of the Company. The Company intends to fund the Offer through borrowings under the Amended and Restated Multicurrency Credit Facility, approximately $60.0 million in proceeds from the sale of shares of common or preferred stock and, if Tinsley shareholders elect to receive Loan Notes, the issuance of Loan Notes. If the Company issues Loan Notes to fund part of the Offer, then the total borrowings under the Amended and Restated Multicurrency Credit Facility will be reduced. In addition, the Company has entered into a foreign currency exchange contract to cover its exposure to foreign currency fluctuation related to the Offer.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
KFI Holding Corporation and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of KFI Holding Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KFI Holding Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                          KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
February 6, 1998

                    KFI HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1996      1997
                                                             --------  --------
ASSETS
Current assets:
  Cash.....................................................  $      6  $    194
  Trade receivables, less allowances of $226 in 1996 and
   $560 in 1997............................................     8,185     5,986
  Receivable from PTP Industries, Inc......................        37       (46)
  Inventories (note 6).....................................     7,033     6,957
  Prepaid expenses.........................................       768       401
  Prepaid income taxes.....................................       --        109
  Deferred income taxes (note 13)..........................       385       661
  Other assets.............................................       909       595
                                                             --------  --------
Total current assets.......................................    17,323    14,857
LONG-TERM ASSETS:
Property, plant, and equipment, net (note 7)...............     8,568    11,100
Deferred financing costs, net..............................     1,066     1,024
Restricted cash (note 11)..................................       --        625
Other assets...............................................       318       641
                                                             --------  --------
Total assets...............................................  $ 27,275  $ 28,247
                                                             ========  ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Borrowings under line of credit agreement (notes 3 and
   10).....................................................  $  3,996  $    --
  Current installments of long-term debt (notes 3 and 11)..     1,100    33,850
  Trade accounts payable...................................     4,049     5,098
  Income taxes payable (note 13)...........................        52       --
  Accrued expenses.........................................     1,777     1,821
                                                             --------  --------
Total current liabilities..................................    10,974    40,769
Long-term debt, excluding current installments (notes 3 and
 11).......................................................    29,850       --
Deferred compensation (note 16)............................       104        58
Deferred income taxes (note 13)............................     1,626     1,307
                                                             --------  --------
Total liabilities..........................................    42,554    42,134
                                                             --------  --------
Commitments and contingencies (note 14)
Stockholders' deficit (note 3):
  Common stock, voting, $.001 par value; authorized
   135,813 shares, 90,500 shares issued and outstanding....       --        --
  Common stock, nonvoting, $.001 par value; authorized,
   issued and outstanding 9,500 shares.....................       --        --
  Preferred stock, nonvoting $.001 par value; authorized,
   issued, and outstanding 100,000 shares..................       --        --
  Additional paid-in-capital...............................    20,000    20,000
  Notes receivable.........................................       (35)      (35)
  Carryover basis adjustment...............................   (37,142)  (37,142)
  Retained earnings........................................     1,898     3,290
                                                             --------  --------
Total stockholders' deficit................................   (15,279)  (13,887)
                                                             --------  --------
Total liabilities and stockholders' deficit................  $ 27,275  $ 28,247
                                                             ========  ========

          See accompanying notes to consolidated financial statements.

                    KFI HOLDING CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                 YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                       1995     1996     1997
                                                      -------  -------  -------
Net sales............................................ $51,214  $54,218  $52,493
Cost of goods sold...................................  36,757   40,094   39,322
                                                      -------  -------  -------
Gross profit.........................................  14,457   14,124   13,171
                                                      -------  -------  -------
Selling, general and administrative expenses.........   7,942    7,594    7,589
PTP royalty and commission (income)..................    (377)    (731)     (33)
                                                      -------  -------  -------
Operating income.....................................   6,892    7,261    5,615
Interest expense, net................................  (1,197)  (2,324)  (3,469)
                                                      -------  -------  -------
Income from continuing operations before income
 taxes...............................................   5,695    4,937    2,146
Income taxes (note 13)...............................  (2,417)  (2,003)    (754)
                                                      -------  -------  -------
Income from continuing operations....................   3,278    2,934    1,392
                                                      -------  -------  -------
Discontinued operations (note 4):
  Loss from operations of PTP Industries, Inc. (net
   of applicable income tax benefit of $192).........     (34)     --       --
  Gain on disposal of PTP Industries, Inc. (less
   applicable income taxes of $140)..................     --        35      --
                                                      -------  -------  -------
Net income........................................... $ 3,244  $ 2,969  $ 1,392
                                                      =======  =======  =======


          See accompanying notes to consolidated financial statements.

                    KFI HOLDING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                     (IN THOUSANDS EXCEPT NUMBER OF SHARES)

                            COMMON STOCK      PREFERRED STOCK
                         -------------------  ----------------                     CARRYOVER
                          NUMBER OF           NUMBER OF        PAID-IN    NOTES      BASIS    RETAINED
                           SHARES     AMOUNT   SHARES   AMOUNT CAPITAL  RECEIVABLE ADJUSTMENT EARNINGS  TOTAL
                         -----------  ------  --------- ------ -------  ---------- ---------- -------- --------
Balance at January 1,
 1995...................  13,500,000  $ 135        --    $--   $ 3,983     $--      $    --    $4,689  $  8,807
Net income..............         --     --         --     --       --       --           --     3,244     3,244
Dividends...............         --     --         --     --       --       --           --      (540)     (540)
                         -----------  -----    -------   ----  -------     ----     --------   ------  --------
Balance at December 31,
 1995...................  13,500,000    135        --     --     3,983      --           --     7,393    11,511
Net income from January
 1, 1996 to June 7,
 1996...................         --     --         --     --       --       --           --     1,071     1,071
Redemption of common
 stock.................. (13,500,000)  (135)       --     --    (3,983)     --       (37,142)  (8,464) (49,724)
Sale of common stock....     100,000    --         --     --     1,000      --           --       --      1,000
Issuance of notes
 receivable.............         --     --         --     --       --       (35)         --       --        (35)
Sale of preferred
 stock..................         --     --     100,000    --    19,000      --           --       --     19,000
Net income from June 8,
 1996 to December 31,
 1996...................         --     --         --     --       --       --           --     1,898     1,898
                         -----------  -----    -------   ----  -------     ----     --------   ------  --------
Balance at December 31,
 1996...................     100,000    --     100,000    --    20,000      (35)     (37,142)   1,898   (15,279)
Net income..............         --     --         --     --       --       --           --     1,392     1,392
                         -----------  -----    -------   ----  -------     ----     --------   ------  --------
Balance at December 31,
 1997...................     100,000  $ --     100,000   $--   $20,000     $(35)    $(37,142)  $3,290  $(13,887)
                         ===========  =====    =======   ====  =======     ====     ========   ======  ========


          See accompanying notes to consolidated financial statements.

                    KFI HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                        1995    1996     1997
                                                       ------  -------  -------
Cash flows from operating activities:
  Net income.........................................  $3,244  $ 2,969  $ 1,392
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization....................   1,774    1,969    1,814
    Deferred income taxes............................     133      253     (595)
  Net cash (used in) provided by discontinued
   operations........................................      34     (250)     --
  Changes in assets and liabilities:
    (Increase) decrease in trade receivables.........    (195)    (423)   2,199
    (Increase) decrease in receivable from PTP
      Industries, Inc................................     (81)     118       83
    (Increase) decrease in inventories...............  (1,108)   1,014       76
    (Increase) decrease in prepaid expenses..........    (135)     266      367
    (Increase) decrease in prepaid income taxes......    (202)     152     (109)
    Increase in other assets.........................    (448)    (117)      (9)
    Increase (decrease) in trade accounts payable....   1,216   (2,079)   1,049
    Increase (decrease) in payable to PTP Industries,
     Inc.............................................      90     (316)     --
    Increase (decrease) in income taxes payable......     --        52      (52)
    Increase (decrease) in accrued expenses..........    (473)     495       44
    Increase (decrease) in deferred compensation.....     --       104      (46)
                                                       ------  -------  -------
Net cash provided by operating activities............   3,849    4,207    6,213
                                                       ------  -------  -------
Cash flows from investing activities:
  Capital expenditures...............................  (1,394)  (1,271)  (4,144)
  Proceeds from sale of investment in PTP Industries,
   Inc...............................................     --     1,860      --
                                                       ------  -------  -------
Net cash provided by (used in) investing activities..  (1,394)     589   (4,144)
                                                       ------  -------  -------
Cash flows from financing activities:
  Increase in deferred financing costs...............      (4)  (1,171)    (160)
  Net borrowings under line of credit agreements.....     301      833   (3,996)
  Proceeds from issuance of bonds....................     --       --     4,000
  Increase in restricted cash........................     --       --      (625)
  Proceeds from issuance of credit facilities........     --    34,200      --
  Proceeds from issuance of common stock.............     --     1,000      --
  Proceeds from issuance of preferred stock..........     --    19,000      --
  Payments to acquire stock of previous
   shareholders......................................     --   (49,724)     --
  Principal payments on long-term debt...............  (2,215)  (8,942)  (1,100)
  Dividends paid.....................................    (540)     --       --
                                                       ------  -------  -------
Net cash used in financing activities................  (2,458)  (4,804)  (1,881)
                                                       ------  -------  -------
Net increase (decrease) in cash......................      (3)      (8)     188
Cash at beginning of year............................      17       14        6
                                                       ------  -------  -------
Cash at end of year..................................  $   14  $     6  $   194
                                                       ======  =======  =======
Supplemental disclosures of cash flows information:
  Interest paid......................................  $1,148  $ 2,147  $ 3,474
                                                       ======  =======  =======
  Income taxes paid..................................  $2,428  $ 1,630  $ 1,479
                                                       ======  =======  =======

          See accompanying notes to consolidated financial statements.

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1996 AND 1997
                                (IN THOUSANDS)

(1) BASIS OF PRESENTATION

  The accompanying consolidated financial statements include the financial statements of KFI, Klearfold, Inc., KFI International Inc., and KFI Delaware, Inc. (referred to collectively as Klearfold or the Company). All balances and transactions among these parties have been eliminated in the accompanying financial statements.

(2) DESCRIPTION OF BUSINESS AND BUSINESS CONCENTRATIONS

  The Company manufactures innovative display packaging using folding cartons that are produced either in part or entirely of rigid film. Customers are located primarily throughout the United States and are comprised of users in the cosmetics, pharmaceutical, and other consumer products industries. Sales to two customers accounted for approximately 27% and 23% of the Company's net sales for the years ended December 31, 1996 and 1997. Sales to one customer accounted for approximately 14% of the Company's net sales for the year ended December 31, 1995.

(3) LEVERAGED RECAPITALIZATION

  On June 7, 1996, a merger between Klearfold and KFI/Heritage Acquisition Corporation (Acquisition), a wholly-owned subsidiary of KFI, was consummated. KFI and Acquisition were formed for the purpose of acquiring all the capital stock of Klearfold by certain affiliates of Heritage Partners Management Company (Heritage) together with certain existing Klearfold shareholders and key members of Klearfold management (Management Investors) in a leveraged transaction.

  The Management Investors have maintained the majority voting interest in KFI and no change in control as described in Emerging Issue Task Force Issue 88-16 occurred as a result of the merger. Therefore, the merger has been accounted for as a leveraged recapitalization with the accounting basis of Klearfold's assets and liabilities being carried over after the merger. The difference between the accounting basis of Klearfold's assets and liabilities and their fair values is $34,831, which has been recorded in stockholders' deficit as a carryover basis adjustment. Management Investors own 50.3% and 46.5% of the outstanding voting common stock and total outstanding common stock, respectively. Heritage owns 49.7% and 53.5% of the outstanding voting common stock and total outstanding common stock, respectively. Management Investors and Heritage own 23.7% and 76.3% of the outstanding preferred stock.

  Of the funds required to effect the recapitalization, $20,000 was provided in the form of common and preferred stock by Heritage ($15,035) and Management Investors ($4,965). Certain Management Investors borrowed $35 in the form of notes receivable to the Company to acquire common stock. The notes receivable have been recorded as a reduction to stockholders' deficit on the Company's balance sheet. The balance of the funding was provided under the $43,000 Senior Secured Credit Facilities (Facilities) through a bank syndication. The Facilities consist of (1) $12,000 six-year Revolving Credit, with availability subject to a borrowing base of accounts receivable and inventory (note 10); and (2) $21,000 six-year Term Loan A and $10,000 seven-year Term Loan B (note
11). The total source of funds obtained for the recapitalization as of June 7, 1996 was $54,900, of which $20,000 was received from the issuance of capital stock, $34,200 from the Facilities, and $700 from Company cash on hand. The total use of these funds was as follows: $45,203 to pay a substantial portion of the purchase price to acquire all of the outstanding stock of Klearfold's previous shareholders, $7,763 to repay existing bank loans, and $1,934 to pay merger and financing costs, which consisted primarily of financial and

                   KFI HOLDING CORPORATION AND SUBSIDIARIES legal fees. An additional $3,652 of funds was required subsequent to June 7, 1996 to pay the remaining costs in connection with the recapitalization. The remaining funds to be paid consisted of $2,116 to Klearfold's previous shareholders and $1,536 for remaining merger and financing costs relating to the recapitalization. At December 31, 1997, previous shareholders are due $153.

  Total merger and financing costs relating to the recapitalization were $3,470, of which $2,341 was recorded as a carryover basis adjustment and $1,129 was recorded as deferred financing costs.

  The preferred stock provided by Heritage and Management Investors have no fixed repayment date and will be redeemed only upon liquidation of Heritage's common stock investment. The preferred stock carries a 10% dividend rate, to be accrued during the first three years following closing, and thereafter, to be paid from available earnings. Dividends not paid will accumulate. The aggregate amount of arrearages in cumulative preferred dividends is $2,777 at December 31, 1997.

  Heritage has warrants attached to its preferred stock that entitle the holder to an additional 14.5% of economic value of the Company if certain valuation parameters are not achieved upon disposition of all or a portion of Heritage's interest in the Company.

(4) DISCONTINUED OPERATIONS

  On April 19, 1996, the Company sold its 51% interest in its thermoform packaging operations--PTP Industries, Inc. (PTP). Accordingly, PTP is accounted for as discontinued operations in the accompanying consolidated financial statements. There are no net assets of PTP recorded on the balance sheet at December 31, 1997 and December 31, 1996. Proceeds from the sale of PTP were $1,860 and a gain of $35 (net of taxes of $140) was recognized in 1996.

(5) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Net Sales

  Sales, which arise primarily within the United States, represent the net invoiced value of goods supplied to customers. Sales are generally recognized when goods are shipped to customers. In certain instances, sales are recognized prior to shipment if the goods are completed and held by the Company at the request of the customer.

 Inventories

  Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

 Property and Equipment

  Property and equipment are stated at cost.

  Machinery and equipment depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the related asset. Equipment under construction is not depreciated until placed in full-time production. The useful lives of property and equipment are summarized as follows:

      Leasehold improvements......................................... 5-10 years
      Machinery and equipment........................................   10 years
      Furniture and fixtures......................................... 6-10 years

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

 Deferred Financing Costs

  The Company incurred various financing costs relating to the Facilities as previously described in the notes to the consolidated financial statements. The Company is amortizing these deferred costs over seven years, which represents the life of the Facilities agreement.

  The premium paid for the purchased interest rate cap agreement is amortized to interest expense over the term of the cap. The unamortized premium is included in deferred financing costs in the consolidated balance sheet. Amounts receivable under the cap agreement are accrued as a component of interest expense.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the recording of reported amounts of revenues and expenses and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

 Fair Values of Financial Instruments

  The carrying value of the Company's financial instruments consisting of cash, trade receivables, trade payables, borrowings under line of credit agreement, and long-term debt are estimated to approximate fair value due to the short-term maturity of cash, trade receivables, and trade payables, and due to the line of credit and long-term debt agreements having a variable interest rate.

(6) INVENTORIES

  Components of inventories at December 31, 1996 and 1997 were as follows:

                                                                    1996   1997
                                                                   ------ ------
   Raw materials.................................................. $3,138 $3,658
   Work in process................................................  1,233  1,530
   Finished goods.................................................  2,662  1,769
                                                                   ------ ------
                                                                   $7,033 $6,957
                                                                   ====== ======

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

(7) PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following at December 31, 1996 and 1997:

                                                               1996      1997
                                                              -------  --------
   Machinery and equipment................................... $20,026  $ 24,244
   Furniture and fixtures....................................   1,826     2,034
   Leasehold improvements....................................   1,841     1,916
   Construction in progress..................................     532       176
                                                              -------  --------
                                                               24,225    28,370
   Less accumulated depreciation and amortization............ (15,657)  (17,270)
                                                              -------  --------
                                                              $ 8,568  $ 11,100
                                                              =======  ========

(8) LEASES

  The Company has several noncancelable operating leases, primarily for buildings and equipment that expire over the next 6 years. Future minimum lease payments under noncancelable operating leases as of December 31, 1997 were as follows:

   YEAR ENDING DECEMBER 31,
   ------------------------
     1998............................................................... $1,925
     1999...............................................................  1,599
     2000...............................................................  1,107
     2001...............................................................    701
     2002...............................................................    625
     Thereafter.........................................................  1,719
                                                                         ------
     Total minimum lease payments....................................... $7,676
                                                                         ======

  Total rent expense for the years ended December 31, 1995, 1996 and 1997 was $1,732, $1,995 and $2,034, respectively.

(9) PENSION AND EMPLOYEES SAVINGS PLAN

  The Company is required, on behalf of union-registered employees, to contribute to a union-managed multi-employer pension plan. If the Company completely or partially withdraws from the pension plan, the Company may be required to pay its share of the pension plan's unfunded vested liability. There was no unfunded vested liability at December 31, 1997. The cost incurred for the union pension plan was $113, $118 and $121 in 1995, 1996 and 1997, respectively.

  The Company operates an employees savings plan for the benefit of all non-union employees upon retirement, disability, death, or departure from the companies. The Company is not required to fund a minimum level of benefits for such employees' and employer contributions are at the discretion of the Company. The cost incurred for the savings plan in 1995, 1996 and 1997 was $27, $24 and $28, respectively.

(10) LINE OF CREDIT

  The Company has a six-year revolving bank line of credit agreement that is subject to a maximum amount of $12,000 ($0 outstanding at December 31, 1997). Borrowings under the line bear interest at LIBOR plus applicable margin, or bank base rate plus applicable margin (9.75% at December 31, 1997). Maximum borrowings under the line are limited to the sum of 85% of the Company's eligible

                   KFI HOLDING CORPORATION AND SUBSIDIARIES accounts receivable plus 50% of eligible inventory. As a result, the maximum borrowings under the line of credit were limited to $4,590 at December 31, 1997. A commitment fee is payable at the end of each quarter, equal to 0.5% per annum on the average daily amount of the unborrowed portion of the revolving credit agreement.

(11) LONG-TERM DEBT

  Outstanding long-term debt consists of the following

                                                               1996      1997
                                                              -------  --------
   Secured term loan A....................................... $21,000  $ 20,000
   Secured term loan B.......................................   9,950     9,850
   Industrial Development Demand Revenue Bonds...............     --      4,000
                                                              -------  --------
                                                               30,950    33,850
   Less current installments.................................  (1,100)  (33,850)
                                                              -------  --------
                                                              $29,850  $    --
                                                              =======  ========

  Term Loan A matures by June 30, 2002. Term Loan B matures by June 30, 2003. Term Loans A and B bear interest at the bank's base rate plus applicable margins. The effective rate at December 31, 1997 was 8.5% and 9.0% for Term Loans A and B, respectively. The effect of a .25% increase in interest rates would increase interest expense on the term loans by approximately $77 in 1997.

  In connection with the term loans, the Company entered into an interest cap agreement with the same bank, effective December 1996, for a notional amount of $20,000, with a cap rate of 7.68% per annum. The cost of the agreement, which expires in June 1998, was $42. In exchange, the Bank will reimburse the Company interest costs in excess of 7.68% plus the Bank's applicable margins. The fair value of the interest rate cap agreement approximated its carrying value at December 31, 1997.

  On August 1, 1997, the Bucks County Industrial Development Authority issued $4,000 of Variable Rate Demand Revenue Bonds. The Company borrowed the proceeds of the issuance from the Authority. The principal balance is due in full on August 1, 2007. Interest accrues on the bonds at 4.35% . The Company is required to maintain a letter of credit supporting the outstanding balance of the bonds. The outstanding letter of credit balance as of December 31, 1997 is $4,064. The fee charged for the letter of credit is 3% of the outstanding balance. The Bond Trust Indenture Agreement requires the Company to use the proceeds for the acquisition and installation of an offset printing press and related equipment. All proceeds not used immediately for these costs are to be kept in a restricted cash account. The balance of restricted cash at December 31, 1997 is $625.

  The aggregate scheduled annual maturities of long-term debt are as follows:

                                                    TERM    TERM
                                                   LOAN A  LOAN B BONDS TOTAL
                                                   ------- ------ ----- ------
   1998........................................... $ 3,000 $  100 $ --  $3,100
   1999...........................................   4,500    100   --   4,600
   2000...........................................   5,000    100   --   5,100
   2001...........................................   5,000  1,550   --   6,550
   2002...........................................   2,500  4,750   --   7,250
   Thereafter.....................................     --   3,250 4,000  7,250
                                                   ------- ------ ----- ------
   Total long-term debt...........................  20,000  9,850 4,000 33,850
   Less current installments......................  20,000  9,850 4,000 33,850
                                                   ------- ------ ----- ------
   Long-term debt, excluding current
    installments.................................. $   --  $      $ --  $  --
                                                   ======= ====== ===== ======

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

  The Company's line of credit and term loan agreements include various financial covenants with which the Company must comply. These covenants generally restrict the amount of capital expenditures and dividend distributions, and require the Company to meet minimum requirements for earnings, leverage, and fixed charge coverage. All borrowings under the line of credit and the term loans are secured by substantially all of the Company's assets.

  During 1997 the Company and the bank group for the credit line and term loans amended the related loan agreement to enable the Company to maintain compliance with its loan covenants through December 31, 1997. The Company projects, however, that it will be in default on certain financial loan covenants (related to earnings before income taxes, depreciation and amortization) when next calculated as of February 28, 1998. Therefore, all amounts due under the term loans have been classified as current. Additionally, the industrial revenue bonds are supported by a letter of credit issued by the bank group which is subject to the same financial loan covenants as the line of credit and term loan. Therefore, the industrial revenue bonds have also been classified as current. Management of the Company has not sought to further amend or restructure the loan agreement to maintain compliance with such covenants due to the planned merger discussed in note 16 and related senior note financing. Management's plan should the Company not consummate the merger and related financing is to commence negotiations with the bank group to amend or restructure the loan agreement. Management believes that it would be able to reach mutually agreeable terms with the bank lending group to allow repayment of the debt on a long-term basis.

(12) CUSTOMER TERMINATION OF PURCHASE ARRANGEMENT

  During 1997, a customer terminated its packaging purchase arrangement with the Company. As a result of this termination the Company received $840 as compensation for manufacturing costs incurred. This credit was recorded as a reduction of cost of goods sold.

(13) INCOME TAXES

  Income tax expense attributable to income from continuing operations for the years ended December 31, 1995, 1996 and 1997 consisted of the following:

                                                           1995   1996   1997
                                                          ------ ------ ------
   Current tax expense:
     U.S. federal........................................ $1,962 $1,616 $1,292
     U.S. state and local................................    322    134     57
                                                          ------ ------ ------
                                                           2,284  1,750  1,349
                                                          ------ ------ ------
   Deferred tax expense:
     U.S. federal........................................    113    215   (504)
     U.S. state and local................................     20     38    (91)
                                                          ------ ------ ------
                                                             133    253   (595)
                                                          ------ ------ ------
   Total income tax expense.............................. $2,417 $2,003 $  754
                                                          ====== ====== ======

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

  Total income tax expense for the years ended December 31, 1995, 1996 and 1997 differed from the amount computed by applying the U.S. Federal income tax rate of 34 percent to income before income taxes as a result of the following:

                                                              1995   1996  1997
                                                             ------ ------ ----
   Computed "expected" tax expense.......................... $1,936 $1,679 $730
   State income taxes, net of federal benefit...............    225    113  --
   Other, net...............................................    256    211   24
                                                             ------ ------ ----
   Total income tax expense................................. $2,417 $2,003 $754
                                                             ====== ====== ====

  The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred tax liability were as follows at December 31, 1996 and 1997:

                                                               1996     1997
                                                              -------  -------
   Gross deferred tax assets:
     Accounts receivable..................................... $   101  $   212
     Inventories.............................................     235      362
     Other...................................................      49       87
                                                              -------  -------
   Total gross deferred tax assets...........................     385      661
                                                              -------  -------
   Gross deferred tax liabilities:
     Property, plant and equipment...........................  (1,428)  (1,245)
     Prepaid expenses........................................    (198)     (62)
                                                              -------  -------
   Total gross deferred tax liabilities......................  (1,626)  (1,307)
                                                              -------  -------
   Net deferred tax liability................................ $(1,241) $  (646)
                                                              =======  =======

(14) COMMITMENTS AND CONTINGENCIES

  The Company has entered into employment agreements with certain employee-shareholders which expire at the end of the year 2000. The aggregate commitment for future salaries, excluding bonuses, under these employment agreements at December 31, 1997 is approximately $1,926.

(15) RELATED PARTY TRANSACTIONS

  The Company leases manufacturing and warehouse premises in Warrington, Pennsylvania, from Melvin B. Herrin for $336 annually and is adjustable for inflation beginning in 2001. Melvin B. Herrin is Chairman of the Board of Directors and CEO of the Company. The Company leases manufacturing and warehouse premises in Louisa, Virginia, from Dena Corporation, a company wholly-owned by Melvin B. Herrin, for $273 annually and is adjustable for inflation beginning in 2001. Both leases expire in 2005 and may be extended for an additional five years at the option of the Company.

  Arthur S. Keyser, a director of the Company, is a senior managing partner in the firm of Kleinbard, Bell & Brecker, which received professional fees of $346, $120 and $83 in 1995, 1996 and 1997, respectively, for legal advice provided in the normal course of business.

  Certain key members of management signed $5 promissory notes with the Company in exchange for their common stock shares. These promissory notes which total $35 are interest-free and have no stated maturity date.

                   KFI HOLDING CORPORATION AND SUBSIDIARIES

(16) STOCK OPTION PLANS

  Stock options which were granted in the past to members of executive management have been terminated as of June 7, 1996. The value of the options to be paid was $243 as of June 7, 1996. As of December 31, 1997, $58 was the remaining obligation and has been recorded as deferred compensation. Deferred compensation is payable in five equal installments beginning in June 1997, only if the individual is working for the Company at the time the installment becomes payable. The value of the options recorded in accrued expenses is payable upon demand.

(17) SUBSEQUENT EVENTS

  The Company, in the first quarter of 1998, plans to enter into a merger with AGI Incorporated (AGI) whereby the shareholders of the Company will make a contribution of equity which, along with the proceeds from a contemporaneous offering of senior subordinated notes, will be used to acquire shares of AGI and repay amounts outstanding under the secured term loans described in note 11.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
OF AGI INCORPORATED:

  We have audited the accompanying balance sheet of AGI Incorporated as of December 31, 1997, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of AGI Incorporated for the years ended December 31, 1996 and 1995 were audited by other independent accountants whose reports dated February 25, 1997 and March 1, 1996, respectively, expressed unqualified opinions on those statements.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of AGI Incorporated at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                           Price Waterhouse LLP

Chicago, Illinois
February 9, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF
AGI INCORPORATED:

  We have audited the accompanying balance sheet of AGI Incorporated (an Illinois corporation) as of December 31, 1996, and the related statements of income, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGI Incorporated as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

                                                            Arthur Andersen LLP

Milwaukee, Wisconsin
February 25, 1997.

                                AGI INCORPORATED

                BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1997
                  (IN THOUSANDS, EXCEPT FOR COMMON STOCK DATA)

                                                                  1996    1997
                                                                 ------- -------
ASSETS
Current assets:
  Cash.......................................................... $    17 $ 1,029
  Trade accounts receivable--
    Net of reserves of $513 and $388 in 1996 and 1997,
     respectively...............................................  15,189  15,921
  Other receivables.............................................     752     831
  Inventories (Notes 2 and 3)...................................   7,540   6,407
  Prepaid expenses..............................................     452     803
                                                                 ------- -------
Total current assets............................................  23,950  24,991
                                                                 ------- -------
Long-term assets:
  Property, plant and equipment, net (Notes 2 and 4)............  31,788  32,785
  Other assets..................................................   1,190   1,143
                                                                 ------- -------
Total assets.................................................... $56,928 $58,919
                                                                 ======= =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdraft................................................ $ 2,493 $   --
  Current maturities of long-term debt (Note 8).................   2,407   1,980
  Accounts payable and accrued liabilities (Note 5).............  14,105  18,067
  Installment note payable......................................   1,007      56
                                                                 ------- -------
Total current liabilities.......................................  20,012  20,103
                                                                 ------- -------
Long-term debt, less current maturities (Note 8)................  15,834  14,060
Other long-term liabilities.....................................     171     --
Shareholders' equity:
  Common stock, par value $1 per share; authorized 1,500,000 shares; 909,714 issued and outstanding in both 1997 and 1996
   (Notes 11
   and 12)......................................................     910     910
  Paid-in capital...............................................     565     565
  Retained earnings.............................................  19,436  23,281
                                                                 ------- -------
Total shareholders' equity......................................  20,911  24,756
                                                                 ------- -------
Total liabilities and shareholders' equity...................... $56,928 $58,919
                                                                 ======= =======

        The accompanying notes are an integral part of these statements.

                                AGI INCORPORATED

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                      1995     1996      1997
                                                     -------  -------  --------
Net sales........................................... $97,463  $92,834  $108,281
Cost of goods sold..................................  74,441   67,860    76,459
                                                     -------  -------  --------
Gross profit........................................  23,022   24,974    31,822
                                                     -------  -------  --------
Selling, general and administrative expenses........  15,374   15,894    19,444
Stock-based compensation expense (Note 12)..........     --       171     2,326
                                                     -------  -------  --------
Operating income....................................   7,648    8,909    10,052
Other income (expense):
  Interest income...................................     135       36        31
  Interest expense (Note 8).........................  (1,500)  (1,406)   (1,273)
  Gain (loss) on sale of fixed assets...............      45     (204)      139
                                                     -------  -------  --------
Income before income taxes..........................   6,328    7,335     8,949
State income taxes (Note 6).........................     (23)    (234)     (231)
                                                     -------  -------  --------
Net income.......................................... $ 6,305  $ 7,101  $  8,718
                                                     =======  =======  ========


        The accompanying notes are an integral part of these statements.

                                AGI INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                               COMMON PAID-IN RETAINED  SUBSCRIPTIONS
                               STOCK  CAPITAL EARNINGS   RECEIVABLE    TOTAL
                               ------ ------- --------  ------------- -------
Balance, December 31, 1994....  $916   $592   $11,787       $(11)     $13,284
                                ----   ----   -------       ----      -------
Net income for the year.......   --     --      6,305        --         6,305
Distributions to
 shareholders.................   --     --     (2,144)       --        (2,144)
Payments received for
 subscribed stock.............   --     --        --          11           11
Repurchase of common stock....    (6)   (27)     (147)       --          (180)
                                ----   ----   -------       ----      -------
Balance, December 31, 1995....   910    565    15,801        --        17,276
Net income for the year.......   --     --      7,101        --         7,101
Distributions to
 shareholders.................   --     --     (3,466)       --        (3,466)
                                ----   ----   -------       ----      -------
Balance, December 31, 1996....   910    565    19,436        --        20,911
Net income for the year.......   --     --      8,718        --         8,718
Distributions to
 shareholders.................   --     --     (4,873)       --        (4,873)
                                ----   ----   -------       ----      -------
Balance, December 31, 1997....  $910   $565   $23,281       $--       $24,756
                                ====   ====   =======       ====      =======


        The accompanying notes are an integral part of these statements.

                                AGI INCORPORATED

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                 (IN THOUSANDS, BRACKETS DENOTE CASH DECREASES)

                                                        1995    1996    1997
                                                       ------  ------  -------
Cash flows from operating activities:
  Net income.......................................... $6,305  $7,101  $ 8,718
  Adjustments to reconcile net income to net cash
   provided by operating activities--
    Depreciation and amortization.....................  3,965   4,587    4,762
    Loss (gain) on sale of fixed assets...............    (45)    204     (139)
    Changes in assets and liabilities--
      Trade accounts receivable, net.................. (3,811)    605     (732)
      Inventories.....................................    492  (1,661)   1,133
      Accounts payable and accrued liabilities........  1,981    (124)   2,558
      Bank overdrafts.................................   (419) (1,316)  (2,493)
      Other, net......................................   (224)    506      849
                                                       ------  ------  -------
        Net cash provided by operating activities.....  8,244   9,902   14,656
                                                       ------  ------  -------
Cash flows from investing activities:
  Capital expenditures................................ (9,792) (7,644)  (6,027)
  Proceeds from sale of fixed assets..................    981     822      408
                                                       ------  ------  -------
      Net cash used in investing activities........... (8,811) (6,822)  (5,619)
                                                       ------  ------  -------
Cash flows from financing activies:
  Net change in borrowings under revolving line-of-
   credit agreement................................... (4,000) (3,000)     --
  Proceeds from issuance of industrial revenue bonds..  7,640     --       --
  Payments on long-term debt.......................... (1,421) (1,494)  (2,201)
  Proceeds from term note.............................    --    4,536      --
  Payments received on subscriptions receivable.......     11     --       --
  Bond funds held in trust............................ (1,069)  1,069      --
  Distributions to shareholders....................... (2,144) (3,467)  (4,873)
  Repurchase of common stock..........................   (180)    --       --
  Proceeds from installment note......................  1,735     --       --
  Payment of installment note.........................    --     (728)    (951)
                                                       ------  ------  -------
      Net cash provided by (used in) financing
       activities.....................................    572  (3,084)  (8,025)
                                                       ------  ------  -------
Increase (decrease) in cash...........................      5      (4)   1,012
Cash, beginning of year...............................     16      21       17
                                                       ------  ------  -------
Cash, end of year..................................... $   21  $   17  $ 1,029
                                                       ======  ======  =======
Supplemental disclosures:
  Cash payments for--
    Interest, net of capitalization................... $1,589  $1,475  $ 1,304
    State income taxes................................     62     103       69

        The accompanying notes are an integral part of these statements.

                               AGI INCORPORATED

                       NOTES TO THE FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                 (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

NOTE 1--BUSINESS DESCRIPTION

  AGI Incorporated (the "Company") is engaged in the manufacturing of high-quality printed packaging products for customers primarily in the entertainment, cosmetics, multimedia and tobacco industries.

  Sales to a significant customer amounted to 11% of total sales in 1995. Sales to two significant customers amounted to 21% and 28% of total sales in 1996 and 1997, respectively.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

 Revenue recognition

  Net revenues are recognized upon shipment to a customer pursuant to specific purchase orders.

 Cash equivalents

  The Company defines cash equivalents as highly liquid short-term investments with an original maturity of three months or less when purchased. The carrying amount of short-term investments approximates fair value because of the short maturity of these investments.

 Inventories

  Inventories are stated at the lower of cost or market and include the appropriate elements of material, labor and manufacturing overhead costs. Cost is determined using the last-in, first-out ("LIFO") method for the paper component of inventory and the first-in, first-out ("FIFO") method for all other components of inventory.

 Property, plant and equipment

  Property, plant and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method (3 to 10 years for machinery and equipment and 10 to 19 years for buildings and leasehold improvements).

  The Company capitalized interest expense incurred of $155, $73 and $16 in 1995, 1996 and 1997, respectively, during the construction and installation of certain facilities and equipment.

  Depreciation expense included in the statements of income was $3,965, $4,587 and $4,762 for the years ended December 31, 1995, 1996 and 1997, respectively.

 Bond issuance costs

  Costs associated with the issuance of Multi-Mode Industrial Project Revenue Bonds have been capitalized and are included in Other Assets. These costs are being amortized over the term of the bonds.

 Employee stock awards

  The Company accounts for employee stock awards in accordance with the provisions of APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations (APB No. 25). There were no differences between applying APB No. 25 and the accounting that would have resulted had the Company applied the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation".

                               AGI INCORPORATED

 Fair value of financial instruments

  Management believes that the fair value of all financial instruments approximates their carrying value.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from these estimates.

NOTE 3--INVENTORIES

  Inventories at December 31, 1996 and 1997 consisted of the following:

                                                                   1996   1997
                                                                  ------ ------
   Raw materials................................................. $1,426 $1,748
   Work in process and finished goods............................  6,114  4,659
                                                                  ------ ------
                                                                  $7,540 $6,407
                                                                  ====== ======

  Inventories accounted for under the LIFO method at December 31, 1995, 1996 and 1997 were $2,179, $3,109 and $2,748, respectively. Under the FIFO method of accounting, such inventories would have been $463, $377 and $249 higher than those reported at December 31, 1995, 1996 and 1997, respectively. During 1997, LIFO inventory quantities were reduced resulting in a partial liquidation of inventory at LIFO costs, the effect of which increased net income by $128.

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment, net at December 31, 1997 and 1996 consisted of the following:

                                                               1996      1997
                                                             --------  --------
   Land..................................................... $     67  $    218
   Building and leasehold improvements......................   10,331    10,981
   Machinery and equipment..................................   47,345    50,965
   Construction in progress.................................      145     1,306
                                                             --------  --------
                                                               57,888    63,470
   Less--Accumulated depreciation...........................  (26,100)  (30,685)
                                                             --------  --------
   Net property, plant and equipment........................ $ 31,788  $ 32,785
                                                             ========  ========

NOTE 5--ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities at December 31, 1997 and 1996 consisted of the following:

                                                                 1996    1997
                                                                ------- -------
   Trade accounts payable...................................... $ 5,048 $ 3,606
   Rebates payable.............................................   3,112   4,039
   Employee compensation and withholdings......................   4,391   8,562
   Other.......................................................   1,554   1,860
                                                                ------- -------
                                                                $14,105 $18,067
                                                                ======= =======

                               AGI INCORPORATED

NOTE 6--INCOME TAXES

  No provision has been made for amounts representing current or deferred Federal tax liabilities as the Company is treated as an S-Corporation. Accordingly, any such tax liabilities are the obligation of the individual shareholders.

  The Company is a tax-paying entity in the states of Illinois, California and New York. The provision for these taxes is included in the accompanying statements of income.

NOTE 7--EMPLOYEE BENEFIT PLANS

  The Company maintains a defined contribution plan covering substantially all employees. The Company contribution is discretionary and is determined each year by the Company's Board of Directors. The Company recorded a provision for this plan of $450, $622 and $738 for 1995, 1996 and 1997, respectively.

  The Company also sponsors a retirement savings plan in which all employees may voluntarily elect to participate. Under this plan, the Company matches a portion of the amounts contributed by employees. The Company recorded expense related to this plan of $131, $212 and $211 in 1995, 1996 and 1997, respectively.

NOTE 8--LONG-TERM DEBT

  Long-term debt as of December 31, 1996 and 1997, consisted of the following:

                                                                  1996    1997
                                                                 ------- -------
   City of Jacksonville, Illinois Multi-Mode Industrial Project
    Revenue Bonds, variable interest, due on February 1,
    2026.......................................................  $ 7,640 $ 7,640
   Bank term note, interest at prime or LIBOR plus 2.25%, due in quarterly installments of $358,000 through March 2001
    with the remaining balance due June 2001...................    9,284   7,852
   Subordinated notes payable to two current and one former
    shareholder(s), interest at prime not to exceed 10% over
    the life of the notes, 8.5% at December 31, 1997, due in
    annual installments through 1998...........................    1,302     548
   Capitalized lease obligations, 6.2% to 7.9%, due in varying
    installments through September 1997........................       15     --
                                                                 ------- -------
                                                                  18,241  16,040
   Less--Current portion.......................................    2,407   1,980
                                                                 ------- -------
     Total long-term debt......................................  $15,834 $14,060
                                                                 ======= =======

  Future maturities of long-term debt including line-of-credit borrowings as of December 31, 1997, are as follows:

    1998................................................................ $ 1,980
    1999................................................................   1,432
    2000................................................................   1,432
    2001................................................................   3,556
    2002................................................................     --
    Thereafter..........................................................   7,640
                                                                         -------
                                                                         $16,040
                                                                         =======

                               AGI INCORPORATED

  The Company has a credit agreement with Bank of America, Illinois, dated November 22, 1993, for a bank term note and line of credit (the "Credit Facility"). The agreement was amended on July 30, 1996, increasing the term note to $10,000. The available line of credit is the lower of $11,000 or the borrowing base, which is a percentage of eligible accounts receivable and inventories, reduced by amounts outstanding under certain letters of credit. Borrowings under the Credit Facility may, at the Company's election, bear interest at prime or the London International Bank Offer Rate (30, 60 or 90-day) plus 2.25%. At December 31, 1997, the interest rate on all borrowings were at LIBOR rates ranging from 8.125% to 8.15625%. The line of credit agreement extends through October 1998. The Company pays a commitment fee of 1/2 of 1% per annum on the amount of available credit over the amount outstanding, plus any outstanding letters of credit available at December 31, 1997.

  On January 19, 1995, the City of Jacksonville, Illinois issued an aggregate principal amount of $7,640 of Multi-Mode Industrial Project Revenue Bonds. The Bonds were issued to fund a loan, under a loan agreement, dated January 1, 1995, between the City of Jacksonville and the Company to finance the cost of acquiring land and constructing and equipping the Company's manufacturing facility in Jacksonville, Illinois, which became operational during the second quarter of 1995. The variable rate bonds mature on February 1, 2026. Interest rates on the bonds ranged from 3.4741% to 4.3938% during 1997. The interest rate at December 31, 1997 was 4.2%. The bonds are secured by an irrevocable letter of credit issued by Bank of America, Illinois, under an agreement with the Company.

  The debt agreements have certain restrictions which, among other things, require that the Company maintain a specified amount of tangible net worth, as defined. The Company was in compliance with the debt agreements at December 31, 1997 and 1996. The agreements with Bank of America, Illinois, are collateralized by substantially all of the assets of the Company.

NOTE 9--LEASES

  The Company leases a significant portion of its real estate, including the Melrose Park and Franklin Park facilities and various sales offices under operating leases which expire over the next four years. The lease for the Melrose Park facility is with a related party as described in Note 10.

  Minimum future rental commitments under noncancellable operating leases having initial or remaining terms in excess of one year as of December 31, 1997, are as follows:

     1998.............................................................. $ 2,594
     1999..............................................................   2,266
     2000..............................................................   2,051
     2001..............................................................   1,577
     2002..............................................................   1,350
     Thereafter........................................................     297
                                                                        -------
     Total minimum payments............................................ $10,135
                                                                        =======

  Rental expense was $1,814, $2,230 and $2,556 for 1995, 1996 and 1997,
respectively.

NOTE 10--RELATED PARTY TRANSACTIONS

  The Company leases its primary operating location under an operating lease which expires in September 2002. The Company has the option to renew the lease for up to an additional five years. The lessor is a partnership that includes certain executives of the Company. The Company has paid a deposit to the partnership of approximately $340 which is reflected in the accompanying balance sheets as part of Other Assets. Rents under this lease amounted to approximately $475 in 1997, 1996 and 1995.

                               AGI INCORPORATED

  In connection with a recapitalization in 1987, the Company signed notes with two current shareholders to finance a portion of the purchase price of the reacquired stock. These notes are subordinated to the term loan, line of credit and the revenue bonds and bear interest at the prime rate, not to exceed 10% over the life of the notes.

NOTE 11--SHAREHOLDERS' AGREEMENT

  Under the terms of the shareholders' agreement, the Company may be required to repurchase at fair value, as determined by the Board of Directors, any shareholder's common stock upon death, disability or, in the case of management employees, resignation from the Company.

NOTE 12--EQUITY INCENTIVE PLAN

  The Company sponsors an equity incentive plan that allows the Board of Directors to grant key employees stock awards up to an aggregate amount of 100,000 shares in the form of stock options and stock appreciation rights
(SARs). The terms of the awards may not exceed 12 years and vesting generally occurs ratably over a four year period with acceleration of vesting in the event of a change in control of the Company.

  There were grants of SARs in 1995 and 1996, all of which had 10 year terms. All benefits for the SARs will be paid in cash. There have been no grants of options. Details relating to the SAR units for the three years ended December 31, 1997 are as follows:

                                    1995            1996            1997
                               --------------- --------------- ---------------
                                      WEIGHTED        WEIGHTED        WEIGHTED
                                      AVERAGE         AVERAGE         AVERAGE
                                      EXERCISE        EXERCISE        EXERCISE
                               RIGHTS  PRICE   RIGHTS  PRICE   RIGHTS  PRICE
                               ------ -------- ------ -------- ------ --------
Outstanding at beginning of
 year.........................    --      --   16,000  $30.16  95,454  $29.98
Granted....................... 16,000  $30.16  79,454   29.94     --      --
                               ------  ------  ------  ------  ------  ------
Outstanding at end of year.... 16,000  $30.16  95,454  $29.98  95,454  $29.98
                               ======  ======  ======  ======  ======  ======
Vested at end of year.........    694          29,808          65,223
                               ======          ======          ======

  The expense recorded associated with the SARs was $171 and $2,326 in 1996 and 1997, respectively. The expense in 1995 was not significant.

NOTE 13--RECENT DEVELOPMENTS

  The Company plans to merge with AGI Acquisition Corp., a subsidiary of KFI Holding Corporation ("KFI Holding"), in the first quarter of 1998. Klearfold, Inc., a wholly-owned subsidiary of KFI Holding, is a manufacturer of high quality clear packaging for various consumer products. Under the terms of the merger, the stockholders of KFI Holding agreed to contribute the entire outstanding capital stock of KFI Holding and a warrant to purchase KFI Holding capital stock and to invest approximately $4.6 million in cash; and certain stockholders and holders of stock appreciation rights of AGI agreed to contribute to KFI Holding shares of common stock and to invest the proceeds of their stock appreciation rights, totalling an aggregate of $14.4 million. In exchange for these contributions and cash investments, KFI Holding agreed to issue to the contributing or investing parties shares of its common stock. Concurrently with the transactions, KFI Holding will change its name to IMPAC Group, Inc. AGI and Klearfold will be wholly-owned subsidiaries of IMPAC Group, Inc.

                        REPORT OF INDEPENDENT AUDITORS

To: The Board of Directors
   Tinsley Robor plc

  We have audited the group balance sheets of Tinsley Robor plc as at March 31, 1998 and 1997, and the related group profit and loss accounts, statements of recognised gains and losses, reconciliation of movements in shareholders' funds and group cash flow statements for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to form an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tinsley Robor plc at March 31, 1998 and 1997, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended March 31, 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 23 of Notes to the Accounts).

                                          /s/ Ernst & Young
                                          Ernst & Young

Reading, England
June 23, 1998 except for
Note 23--Differences between United Kingdom and
United States Generally Accepted Accounting Principles, as to which the date is

August 26, 1998

                               TINSLEY ROBOR PLC

                         GROUP PROFIT AND LOSS ACCOUNT
                          FOR THE YEAR ENDED MARCH 31

                         NOTES                 1998                    1997        1996
                         ----- ------------------------------------ ----------- -----------
                               CONTINUING
                               OPERATIONS  ACQUISITIONS    TOTAL
                               ----------- ------------ -----------
                               (Pounds)000 (Pounds)000  (Pounds)000 (Pounds)000 (Pounds)000
Turnover................   2     54,638       10,354      64,992      50,637      47,065
Cost of sales...........         38,496        6,524      45,020      35,135      33,165
                                 ------       ------      ------      ------      ------
Gross profit............         16,142        3,830      19,972      15,502      13,900
                                 ------       ------      ------      ------      ------
Distribution costs......          4,368          601       4,969       4,301       3,919
Administrative
 expenses...............          6,175        1,168       7,343       6,156       5,732
                                 ------       ------      ------      ------      ------
                                 10,543        1,769      12,312      10,457       9,651
                                 ------       ------      ------      ------      ------
Operating profit........ 3,4,5    5,599        2,061       7,660       5,045       4,249
                                 ------       ------      ------      ------      ------
Interest................   6                               1,048         489         739
                                                          ------      ------      ------
Profit on ordinary
 activities before
 taxation...............                                   6,612       4,556       3,510
Tax on profit on
 ordinary activities....   7                               2,233       1,582       1,220
                                                          ------      ------      ------
Profit on ordinary
 activities after
 taxation*..............                                   4,379       2,974       2,290
Dividends...............   8                               1,226       1,037         617
                                                          ------      ------      ------
Retained profit for the
 year...................  19                               3,153       1,937       1,673
                                                          ======      ======      ======
Earnings per ordinary
 share..................   9                               11.8p        8.8p        8.5p
                                                          ======      ======      ======

--------
* A summary of the significant adjustments to profit on ordinary activities after taxation (net income) that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 23 of Notes to the Accounts.

                               TINSLEY ROBOR PLC

                    STATEMENT OF RECOGNISED GAINS AND LOSSES
                          FOR THE YEAR ENDED MARCH 31

                                               1998        1997        1996
                                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Profit on ordinary activities after taxa-
 tion.....................................     4,379       2,974       2,290
Revaluation of freehold properties........       --          --         (552)
Exchange difference on retranslation of
 net assets of subsidiary undertakings....      (665)       (566)         11
                                               -----       -----       -----
Total recognised gains and losses relating
 to the year..............................     3,714       2,408       1,749
                                               =====       =====       =====

NOTE OF HISTORICAL COST PROFITS AND LOSSES
FOR THE YEAR ENDED MARCH 31

                                                1998        1997        1996
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
Reported profit on ordinary activities be-
 fore taxation.............................     6,612       4,556       3,510
Difference between a historical cost depre-
 ciation charge and the actual charge cal-
 culated on the revalued amount............        16          38          40
Revaluation realised on disposal of free-
 hold property.............................       --          366         --
                                                -----       -----       -----
Historical cost profit on ordinary activi-
 ties before taxation......................     6,628       4,960       3,550
                                                =====       =====       =====
Historical cost retained profit for the
 year......................................     3,169       2,341       1,713
                                                =====       =====       =====

               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                          FOR THE YEAR ENDED MARCH 31

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
Total recognised gains and losses.........     3,714      2,408       1,749
Dividends.................................    (1,226)    (1,037)       (617)
Issue of shares...........................       103     11,492       1,386
Goodwill arising on acquisitions (note
 11)......................................   (11,484)    (1,282)     (1,788)
Shareholders' funds at April 1............    22,298     10,717       9,987
                                             -------     ------      ------
Shareholders' funds at March 31...........    13,405     22,298      10,717
                                             =======     ======      ======

                               TINSLEY ROBOR PLC

                           GROUP CASH FLOW STATEMENT
                          FOR THE YEAR ENDED MARCH 31

                                     NOTES     1998        1997        1996
                                     -----  ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Net cash inflow from operating ac-
 tivities..........................       3     9,199      7,162       4,031
                                              -------     ------      ------
Returns on investments and servic-
 ing of finance:
Interest received..................               330         70         --
Interest paid......................              (510)      (166)       (368)
Interest paid relating to finance
 leases and hire purchase con-
 tracts............................              (629)      (526)       (355)
                                              -------     ------      ------
Net cash outflow from returns on
 investments and servicing of fi-
 nance.............................              (809)      (622)       (723)
                                              -------     ------      ------
Taxation:
Corporation tax paid...............            (2,684)    (1,085)       (932)
                                              -------     ------      ------
Capital expenditure: Payments to
 acquire tangible fixed assets.....            (4,161)    (8,084)     (6,661)
Proceeds of disposal of tangible
 fixed assets......................               816      1,632       1,182
                                              -------     ------      ------
Net cash outflow from capital ex-
 penditure.........................            (3,345)    (6,452)      5,479
                                              -------     ------      ------
Acquisitions and disposals:
Payments to acquire subsidiary un-
 dertakings........................           (13,455)    (1,069)     (1,844)
                                              -------     ------      ------
Equity dividends paid..............            (1,113)      (747)       (503)
                                              -------     ------      ------
Management of liquid resources:
7 day deposits.....................             4,025     (4,025)        --
                                              -------     ------      ------
Net cash outflow before financing..            (8,182)    (6,838)     (5,450)
                                              =======     ======      ======
Financing:
Issue of ordinary share capital....                12     11,973       1,165
Expenses in connection with issue
 of shares.........................  18, 19       --        (481)        (18)
Net movement in bank loans.........  15, 16     5,083      1,548         (27)
Net movement in hire purchase loans
 and capital element of finance
 leases............................  15, 16      (359)      (109)      2,046
                                              -------     ------      ------
Net cash inflow from financing.....             4,736     12,931       3,166
                                              -------     ------      ------
(Decrease)/increase in cash........      16    (3,446)     6,093      (2,284)
                                              =======     ======      ======

--------
The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles is described in Note 23 of Notes to the Accounts.

                               TINSLEY ROBOR PLC

                              GROUP BALANCE SHEET
                                  AT MARCH 31

                                                  NOTES    1998        1997
                                                  ----- ----------- -----------
                                                        (Pounds)000 (Pounds)000
Fixed assets:
Tangible assets.................................    10     26,291     24,218
                                                          -------     ------
Current assets:
Stocks..........................................    12      4,677      3,508
Debtors.........................................    13     14,007     12,581
Cash at bank and in hand........................            1,224      7,168
                                                          -------     ------
                                                           19,908     23,257
Creditors: amounts falling due within one year..    14     18,203     15,799
                                                          -------     ------
Net current assets..............................            1,705      7,458
                                                          -------     ------
Total assets less current liabilities...........           27,996     31,676
                                                          -------     ------
Creditors: amounts falling due after more than
 one year.......................................    15     13,276      8,374
Provision for liabilities and charges...........    17      1,315      1,004
                                                          -------     ------
                                                           14,591      9,378
                                                          -------     ------
                                                           13,405     22,298
                                                          =======     ======
Shareholders' funds--equity interests*:
Called up share capital.........................    18      1,864      1,853
Share premium account...........................    19     16,730     16,638
Revaluation reserve.............................    19      1,040      1,056
Capital redemption reserve......................    19         89         89
Capital reserve.................................    19        121        121
Goodwill reserve................................    19    (14,554)    (3,070)
Profit and loss account.........................    19      8,115      5,611
                                                          -------     ------
                                                           13,405     22,298
                                                          =======     ======

--------
* A summary of the significant adjustments to shareholders' funds that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 23 of Notes to the Accounts.

                               TINSLEY ROBOR PLC

                             NOTES TO THE ACCOUNTS

1. ACCOUNTING POLICIES

BASIS OF PREPARATION

  The accounts are prepared under the historical cost convention, modified to include the revaluation of freehold land and buildings, and in accordance with applicable United Kingdom accounting standards.

BASIS OF CONSOLIDATION

  The consolidated accounts include the results of Tinsley Robor plc and all its subsidiary undertakings for the year to March 31. The results of subsidiary undertakings acquired and disposed of during the year are consolidated from or up to the effective date of acquisition or disposal.

  Goodwill, being the excess of fair value of consideration over fair value of net assets acquired, arising from the consolidation of subsidiary undertakings, is set off against reserves. Where consideration is to be paid over a number of years contingent on future events it is determined and adjusted on the basis of the current best estimates of the ultimate outcome.

DEPRECIATION

  Depreciation is provided on tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value based on prices prevailing at date of acquisition or revaluation, of each asset evenly over its expected useful life, as follows:

      Freehold buildings.................................. --over 25 to 50 years
      Factory improvements................................ --over 3 to 5 years
      Plant and equipment................................. --over 3 to 10 years
      Commercial vehicles................................. --over 4 years
      Cars................................................ --over 5 years

STOCKS

  Raw materials, work-in-progress and finished goods are stated at the lower of cost and net realisable value as follows:

Cost incurred in bringing each product to its present location and condition:

   Raw materials         --purchase cost on a first-in, first-out basis
   Work-in-progress and  --cost of direct materials and labour plus attributable overheads
    finished goods        based on normal level of activity

  Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal.

DEFERRED TAXATION

  Deferred taxation is provided on the liability method on all timing differences, including those relating to pensions, to the extent that they are expected to reverse without being replaced, calculated at the rate at which it is estimated that tax will be payable.

FOREIGN CURRENCIES

  Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contract rate if the transaction is covered by a forward exchange contract. The results of

                               TINSLEY ROBOR PLC
overseas branches and subsidiary undertakings are translated at the average rates of exchange prevailing during the year and their financial positions at the year end are translated at the rates of exchange then ruling. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings and inter company loans to the extent that they are used to finance or provide a hedge against group equity investments in foreign enterprises, which are taken directly to reserves together with the exchange difference on the net investment in these enterprises.

LEASING AND HIRE PURCHASE COMMITMENTS

  Assets obtained under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged direct to the profit and loss account over the period of the leases and contracts.

  Rentals paid under operating leases are charged to income on a straight line basis.

PENSION SCHEMES

  The group operates two types of pension scheme, a defined benefit scheme and a number of defined contribution schemes.

  Contributions relating to the defined contribution schemes are charged to the profit and loss account as they become payable, in accordance with the rules of the schemes.

  Contributions relating to the defined benefit scheme are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives within the group. The regular cost is attributed to individual years using the attained age aggregate method. Variations in the pension cost, which are identified as a result of actuarial valuations, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

2. TURNOVER AND GROUP RESULTS

  Turnover represents the amount of goods sold and services provided which fall within the group's ordinary activities, all of which are continuing, stated net of value added tax.

  Turnover and profit before taxation were attributable to the group's principal activity of printing and packaging. Turnover and net assets by geographical source are analysed as follows:


                                      TURNOVER                           NET ASSETS
                         ----------------------------------- -----------------------------------
                            1998        1997        1996        1998        1997        1996
                         ----------- ----------- ----------- ----------- ----------- -----------
                         (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
United Kingdom..........   40,517      38,748      36,138       7,582      18,708       8,233
Other European..........   24,475      11,889      10,927       5,823       3,590       2,484
                           ------      ------      ------      ------      ------      ------
                           64,992      50,637      47,065      13,405      22,298      10,717
                           ======      ======      ======      ======      ======      ======

  An analysis of profits before taxation is not given as the information is considered to be seriously prejudicial to the interests of the group.

                               TINSLEY ROBOR PLC

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
An analysis of turnover by geographical
 market is given below:
  United Kingdom..........................   38,971      37,738      35,129
  Europe..................................   26,000      12,861      11,796
  Rest of world...........................       21          38         140
                                             ------      ------      ------
                                             64,992      50,637      47,065
                                             ======      ======      ======

3. OPERATING PROFIT

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
(A) OPERATING PROFIT IS STATED AFTER
 CHARGING/(CREDITING):
Auditors' remuneration
 --audit services.........................      116         103          90
 --non audit services.....................       74          79          37
Depreciation of owned fixed assets........    2,818       2,290       1,613
Depreciation of assets held under finance
 leases and hire purchase contracts.......    1,313         851         753
Profit on disposal of tangible fixed as-
 sets.....................................      (55)       (375)        (97)
Operating lease rentals
 --plant and machinery....................      366         304         229
 --land and buildings.....................      919         794         409
                                             ======      ======      ======
(B) RECONCILIATION OF OPERATING PROFIT TO
 NET CASH INFLOW FROM OPERATING
 ACTIVITIES:
Operating profit..........................    7,660       5,045       4,249
Depreciation..............................    4,131       3,141       2,366
Profit on disposal of tangible fixed as-
 sets.....................................      (55)       (375)        (97)
(Increase)/decrease in debtors............     (118)        693      (2,782)
Decrease in creditors.....................   (1,180)     (1,040)      1,298
Increase in deferred bonus creditor.......      --           66          80
Reorganisation provision..................      --          --       (1,000)
Increase in stock.........................     (982)       (183)        (83)
Exchange difference.......................     (257)       (185)        --
                                             ------      ------      ------
Net cash inflow from operating activi-
 ties.....................................    9,199       7,162       4,031
                                             ======      ======      ======

4. DIRECTORS

                                               1998        1997        1996
(A) REMUNERATION                            ----------- ----------- -----------
                                            (Pounds)000 (Pounds)000 (Pounds)000
Fees.......................................       65         55          35
Salaries...................................      689        546         503
Performance related bonus--current.........      116         77          96
--deferred.................................      --          66          80
Benefits...................................       43         43          69
                                               -----        ---         ---
Aggregate emoluments.......................      913        787         783
Pension contributions--money purchase......       47         47          53
                                               -----        ---         ---
                                                 960        834         836
Pension contributions--final salary........       69         49          48
                                               -----        ---         ---
                                               1,029        883         884
                                               =====        ===         ===

                               TINSLEY ROBOR PLC

                                                     1998
                          -----------------------------------------------------------
                                                                 MONEY
INDIVIDUAL DIRECTOR'S                    BONUS                  PURCHASE
EMOLUMENTS                SALARY/FEES   PAYABLE    BENEFITS     PENSION      TOTAL
---------------------     ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Executive directors
L Newbon................      134          37           8         --          179
A T Garnish.............       99          27           7         --          133
P E Judd................      110           7           2          20         139
H H Smit................       82          18         --          --          100
A J Smith...............       99         --           11          27         137
N Toms..................      110          27           2         --          139
Non-executive directors
M S Lawson (chairman)...       50         --            4         --           54
J M M Rose (president)..       55         --            9         --           64
J M Woodgate............       15         --          --          --           15
                              ---         ---         ---         ---         ---
                              754         116          43          47         960
                              ===         ===         ===         ===         ===

                                                                 1997
                          -----------------------------------------------------------------------------------
                                                                            OPTION
                                         BONUS       BONUS                  EXERCISE
                          SALARY/FEES   PAYABLE    DEFERRED    BENEFITS      GAINS      PENSION      TOTAL
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Executive directors
L Newbon................      117          31          16           8         235          12          419
A T Garnish.............       90          23          13           7         --            9          142
P E Judd................      100         --           13           2         --           33          148
A J Smith...............       90         --           12          10         --           32          144
N Toms..................       94          23          12           5         --            9          143
Non-executive directors
M S Lawson (chairman)...       40         --          --            4         --          --            44
J M M Rose (president)..       55         --          --            7         --          --            62
J M Woodgate............       15         --          --          --          --          --            15
                              ---         ---         ---         ---         ---         ---        -----
                              601          77          66          43         235          95        1,117
                              ===         ===         ===         ===         ===         ===        =====
                                                                 1996
                          -----------------------------------------------------------------------------------
Executive directors
L Newbon................      112          37          20          13         --           12          194
A T Garnish.............       85          28          15          10         --            9          147
P E Judd................       86           3          15           7         --           34          145
A J Smith...............       85         --           15          10         --           37          147
N Toms..................       80          28          15          16         --            9          148
Non-executive directors
M S Lawson (chairman)...       30         --          --            5         --          --            35
J M M Rose (president)..       55         --          --            8         --          --            63
J M Woodgate............        5         --          --          --          --          --             5
                              ---         ---         ---         ---         ---         ---        -----
                              538          96          80          69         --          101          884
                              ===         ===         ===         ===         ===         ===        =====

                               TINSLEY ROBOR PLC

  The above tables give the information in the company's statutory accounts for the relevant years.

  The executive directors participate in a performance-related bonus scheme based on profitability, the bonuses arising out of which are partly payable immediately following the announcement of the group's results and partly deferred. The bonuses are payable only if a dividend is payable to shareholders in respect of the year and are subject to a maximum of 50% of salary. The deferred element may be used to purchase shares which are held for a minimum of three years within an employee benefit trust. The directors may subscribe for the shares at the expiry of the three years at the price paid, at which stage the deferred element of the bonus is paid. The dividends in respect of these shares are waived and an additional bonus equivalent to the amount of the dividend is payable to the participants. Expenses of the employee benefit trust are borne by the company. At March 31, 1998 cumulative deferred bonuses earned by the directors amounted to (Pounds)223,000 (1997-- (Pounds)223,000).

(B) PENSION ENTITLEMENTS

  The executive directors participate in the group's final salary pension scheme. This is a contributory scheme and the normal retirement age for the directors is 60. Directors can achieve the maximum pension of two-thirds of their salary after 35 years service.

  For death before retirement, a capital sum equal to three times basic salary is payable, together with a spouse's pension of 50% of the member's prospective pension at normal retirement date. For death in retirement, a spouse's pension of 50% of the member's pre-commutation pension is payable together with a lump sum if death is within five years of retirement.

  Post retirement increases are purely discretionary and in practice have not exceeded 3% per annum.

1998

                                                                             TRANSFER VALUE
                                                               INCREASE IN   OF THE INCREASE
                                                 ACCRUED     ACCRUED PENSION IN ENTITLEMENT
                                    YEARS OF     PENSION       DURING THE      DURING THE
                          AGE AT   SERVICE AT ENTITLEMENT AT   YEAR ENDED      YEAR  ENDED
                         MARCH 31, MARCH 31,    MARCH 31,       MARCH 31,       MARCH 31,
NAME                       1998       1998        1998*           1998+          1998++
----                     --------- ---------- -------------- --------------- ---------------
                                               (Pounds)000     (Pounds)000     (Pounds)000
L Newbon................     54        20           41               5              58
A T Garnish.............     51         4           10               2              27
P E Judd................     43        10           17               2              13
A J Smith...............     52        15           25               3              35
N Toms..................     46        19           27               3              29

--------
* The pension entitlement shown is that which would be paid annually on retirement based on service to the end of the year (or earlier date of exit), but excluding any future statutory entitlement to increases prior to retirement which would be due after the year end.
+ The increase in accrued pension during the year excludes the increase for inflation. The inflation rate used is that published by the Secretary of State for Social Security in accordance with Schedule 3 of the Pension Schemes Act 1993.
++The transfer value of the increase in entitlement is shown net of the directors' own contributions to the scheme over the year. The transfer value has been calculated in accordance with Actuarial Guidance Note GN11. This value represents the cash equivalent of the increase in accrued benefit. For this purpose it is assumed that the benefit entitlement is increased until the normal retirement age in accordance with the statutory levels on the notional basis that each director left the scheme at the end of the year.

                               TINSLEY ROBOR PLC

1997

                                                            ACCRUED ANNUAL
                                                            ENTITLEMENT AT
                                                        -----------------------
                                           ADDITIONAL
                                            PENSION
                               YEARS OF      EARNED
                     AGE AT   SERVICE AT IN THE YEAR AT
                    MARCH 31, MARCH 31,    MARCH 31,     MARCH 31,   MARCH 31,
NAME                  1997       1997         1997         1997        1996
----                --------- ---------- -------------- ----------- -----------
                                          (Pounds)000   (Pounds)000 (Pounds)000
L Newbon...........     53        19            3            32          29
A T Garnish........     50         3            2             6           4
P E Judd...........     42         9            2            11           9
A J Smith..........     51        14            2            19          17
N Toms.............     45        18            4            23          19

  The above tables give the information published in the company's statutory accounts for the relevant years. Such information was not required for 1996.

                               TINSLEY ROBOR PLC

  (C) INTERESTS

1998

  The company has a share option scheme by which directors and other executives are able to subscribe for shares in Tinsley Robor plc. The interests of the directors in such options were as follows:

                                      ORDINARY SHARES OF
                                      5P EACH DURING YEAR
                                      ----------------------
                                                                                               DATE
                         AT MARCH 31,                           AT MARCH 31,                FROM WHICH
                             1998     EXERCISED     GRANTED         1997     EXERCISE PRICE EXERCISABLE EXPIRY DATE
          NAME           ------------ ----------    --------    ------------ -------------- ----------- -----------
AT Garnish..............    20,606            --          --       20,606        22.80p      12.01.97    12.01.04
                            82,424            --          --       82,424        33.48p      11.07.97    11.07.04
                             9,922*           --          --        9,922*       86.38p      04.07.98    04.07.05
                             6,917*+          --          --        6,917*+     128.50p      25.07.99    28.09.06
                            61,000+           --          --       61,000+      108.50p      21.11.99    21.11.06
                             6,770+           --        6,770+        --        109.00p      15.07.00    15.07.07
P E Judd................     9,922*           --          --        9,922*       86.38p      04.07.98    04.07.05
                             6,917*           --          --        6,917*      128.50p      25.07.99    25.07.06
                            49,548+           --          --       49,548+      108.50p      21.11.99    21.11.06
                            11,452            --          --       11,452       109.50p      21.11.99    21.11.06
L Newbon................    12,963*           --          --       12,963*       86.38p      04.07.98    04.07.05
                             9,042*+          --          --        9,042*+     128.50p      25.07.99    25.07.06
                            81,727+           --          --       81,727+      108.50p      21.11.99    21.11.06
                            17,171            --          --       17,171       109.50p      21.11.99    21.11.06
                             8,850*+          --        8,850*+       --        109.00p      15.07.00    15.07.07
AJ Smith................       --         144,242++       --      144,242         8.25p
                             9,922*           --          --        9,922*       86.38p      04.07.98    04.07.05
                             6,917*           --          --        6,917*      128.50p      25.07.99    25.07.06
                            60,415+           --          --       60,415+      108.50p      21.11.99    21.11.06
                               585            --          --          585       109.50p      21.11.99    21.11.06
                             6,770*+          --        6,770*+       --        109.50p      15.07.00    15.07.07
N Toms..................     9,222*           --          --        9.222*       86.38p      04.07.98    04.07.05
                             6,917*           --          --        6,917*      128.50p      25.07.99    25.07.06
                            49,548+           --          --       49,548+      108.50p      21.11.99    21.11.06
                            11,452            --          --       11,452       109.50p      21.11.99    21.11.06
                             6,770*+          --        6,770*+       --        109.50p      15.07.00    15.07.07

--------
* Indicates options over existing ordinary shares granted by the trustees of the company's senior executive incentive scheme.
+ Unapproved options.
++At the date of exercise, the company's share price was 109p per share.
  Accordingly, A.J. Smith was able to realise a gain of (Pounds)145,324 (1997--
  L. Newbon (Pounds)234,715).

  The company share price at March 31, 1998 was 134p and the highest and lowest share prices during the year were 148.5p and 103.5p respectively.

  There were no changes in the above interests between March 31, 1998 and signature of the directors' report on June 23, 1998.

                               TINSLEY ROBOR PLC

1997

                   ORDINARY SHARES OF 5P EACH
                   --------------------------
                           DURING YEAR      ADJUSTMENT    AT              MARKET PRICE  DATE FROM
            AT MARCH 31 -----------------   RE RIGHTS  MARCH 31, EXERCISE   AT DATE       WHICH     EXPIRY
   NAME        1997     EXERCISED GRANTED     ISSUE      1996    PRICE++  OF EXERCISE  EXERCISABLE   DATE
   ----     ----------- --------- -------   ---------- --------- -------- ------------ ----------- --------
AT Garnish     20,606        --      --         606      20,000   22.80p        --      12.01.97   12.01.04
               82,424        --      --       2,424      80,000   33.48p        --      11.07.97   11.07.04
                9,922*       --      --         291       9,631*  86.38p        --      04.07.98   04.07.05
                6,917*+      --    6,917*+      --          --   128.50p        --      25.07.99   25.07.06
               61,000+       --   61,000+       --          --   108.50p        --      21.11.99   21.11.06
PE Judd         9,922*       --      --         291       9,631*  86.38p        --      04.07.98   04.07.05
                6,917*       --    6,917*       --          --   128.50p        --      25.07.99   25.07.06
               49,548+       --   49,548+       --          --   108.50p        --      21.11.99   21.11.06
               11,452        --   11,452        --          --   109.50p        --      21.11.99   21.11.06
L Newbon          --     231,817     --       6,817     225,000    8.25p    109.50p
               12,963*       --      --         381      12,582*  86.38p        --      04.07.98   04.07.05
                9,042*+      --    9,042*+      --          --   128.50p        --      25.07.99   25.07.06
               81,727+       --   81,727+       --          --   108.50p        --      21.11.99   21.11.06
               17,171        --   17,171        --          --   109.50p        --      21.11.99   21.11.06
AJ Smith      144,242        --      --       4,242     140,000    8.25p        --      08.01.96   08.01.03
                9,922*       --      --         291       9,631*  86.38p        --      04.07.98   04.07.05
                6,917*       --    6,917*       --          --   128.50p        --      25.07.99   25.07.06
               60,415+       --   60,415+       --          --   108.50p        --      21.11.99   21.11.06
                  585        --      585        --          --   109.50p        --      21.11.99   21.11.06
N Toms          9,922*       --      --         291       9,631*  86.38p        --      04.07.98   04.07.05
                6,917*       --    6,917*       --          --   128.50p        --      25.07.99   25.07.06
               49,548+       --   49,548+       --          --   108.50p        --      21.11.99   21.11.06
               11,452        --   11,452        --          --   109.50p        --      21.11.99   21.11.06

--------
* Indicates options over existing ordinary shares granted by the trustees of the company's senior executive incentive scheme.
+  Unapproved options.
++ Adjusted for rights issue.

1996

                         ORDINARY SHARES OF
                               5P EACH
                         -------------------
                             DURING YEAR                     MARKET
                         -------------------                PRICE AT    DATE
            AT MARCH 31,                       AT MARCH 31, DATE OF  FROM WHICH                  EXPIRY
                1996     EXERCISED  GRANTED        1995     EXERCISE EXERCISABLE EXERCISE PRICE   DATE
   NAME     ------------ ---------- --------   ------------ -------- ----------- -------------- --------
AT Garnish     20,000           --       --       20,000     23.5p        --        12.01.97    12.01.04
               80,000           --       --       80,000     34.5p        --        11.07.97    11.07.04
                9,631           --     9,631*        --      89.0p        --        04.07.98    04.07.05
PE Judd           --         40,000      --       40,000     17.0p     112.5p
                  --        125,000      --      125,000      8.5p     112.5p
                9,631           --     9,631*        --      89.0p        --        04.07.98    04.07.05
L Newbon      225,000           --       --      225,000      8.5p        --        08.01.96    08.01.03
               12,582           --    12,582*        --      89.0p        --        04.07.98    04.07.05
AJ Smith      140,000           --       --      140,000      8.5p        --        08.01.96    08.01.03
                9,631           --     9,631*        --      89.0p        --        04.07.98    04.07.05
N Toms            --         40,000      --       40,000     17.0p     125.5p
                  --        125,000      --      125,000      8.5p     125.5p
                9,631           --     9,631*        --      89.0p        --        04.07.98    04.07.05

The market price of the shares at March 31, 1996 was 133.5p (1995--48.5p).
--------
* Indicates options over existing ordinary shares granted by the trustees of the company's senior executive incentive scheme.

                               TINSLEY ROBOR PLC

5. EMPLOYEES

  The average number of employees during the year was made up as follows:

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                               NO.         NO.         NO.
Office and management.....................      244         180         170
Manufacturing.............................      462         412         357
                                             ------      ------      ------
                                                706         592         527
                                             ======      ======      ======
                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
Employee costs:
  Wages and salaries......................   18,084      14,996      13,360
  Social security costs...................    2,323       1,613       1,534
  Other pension costs.....................      382         273         260
                                             ------      ------      ------
                                             20,789      16,882      15,154
                                             ======      ======      ======

6. INTEREST

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
Interest payable:
  Bank loans and overdrafts...............      448         108         175
  Other loans.............................      818         563         564
                                             ------      ------      ------
                                              1,266         671         739
Interest receivable.......................      218         182         --
                                             ------      ------      ------
                                              1,048         489         739
                                             ======      ======      ======
Amounts included in the above relating to
 finance leases and hire purchase
 contracts................................      647         542         364
                                             ======      ======      ======

7. TAXATION

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
Tax on profit on ordinary activities:
 Based on the profit for the year:
  Corporation tax.........................    1,273       1,020         679
  Deferred taxation.......................      (16)         72         174
                                             ------      ------      ------
                                              1,257       1,092         853
  Overseas taxation.......................      991         497         304
                                             ------      ------      ------
                                              2,248       1,589       1,157
  Corporation tax (over)/under provided in
   previous years.........................      (15)         (7)         63
                                             ------      ------      ------
                                              2,233       1,582       1,220
                                             ======      ======      ======

                               TINSLEY ROBOR PLC

8. DIVIDENDS

                                                1998        1997        1996
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
Ordinary:
  Interim paid..............................      409         333        203
  Final proposed............................      817         704        414
                                                -----       -----        ---
                                                1,226       1,037        617
                                                =====       =====        ===

  Dividends in respect of 134,651 shares (1997--89,361 shares, 1996--51,106 shares) held by TR ESOP Limited have been and will continue to be waived while the shares are held under the terms of the performance related bonus scheme referred to in note 4(a) above.

9. EARNINGS PER ORDINARY SHARE

  The calculation of earnings per ordinary share is based on profit on ordinary activities after taxation of (Pounds)4,379,000 (1997--
(Pounds)2,974,000, 1996--(Pounds)2,290,000) and on 37,208,767 shares (1997--
33,592,213 shares, 1996--26,799,124 shares) being the weighted average number of ordinary shares in issue throughout the year.

                               TINSLEY ROBOR PLC

10. TANGIBLE FIXED ASSETS

                                FREEHOLD                   PLANT,
                                LAND AND     FACTORY     EQUIPMENT
                                BUILDINGS  IMPROVEMENTS AND VEHICLES    TOTAL
                               ----------- ------------ ------------ -----------
                               (Pounds)000 (Pounds)000  (Pounds)000  (Pounds)000
Cost or valuation:
  At March 31, 1996...........    2,851        740         26,445      30,036
  Exchange rate adjustment....      --         (41)          (681)       (722)
  On acquisition..............      --         --             195         195
  Additions...................      --         324         10,371      10,695
  Disposals...................     (554)       (40)        (2,811)     (3,405)
                                  -----        ---         ------      ------
  At March 31, 1997...........    2,297        983         33,519      36,799
                                  -----        ---         ------      ------
Depreciation:
  At March 31, 1996...........      310        462         10,789      11,561
  Exchange rates adjustment...      --         (15)          (183)       (198)
  Provided during the year....       62        127          2,952       3,141
  Disposals...................     (126)       (38)        (1,759)     (1,923)
                                  -----        ---         ------      ------
  At March 31, 1997...........      246        536         11,799      12,581
                                  -----        ---         ------      ------
Net book value:
  At March 31, 1997...........    2,051        447         22,720      24,218
                                  -----        ---         ------      ------
  At March 31, 1996...........    2,541        278         15,656      18,475
                                  -----        ---         ------      ------
Cost or valuation:
  At April 1, 1997............    2,297        983         33,519      36,799
  On acquisition..............    2,085        --           8,249      10,334
  Exchange rate adjustment....      (22)       (77)        (1,299)     (1,398)
  Additions...................      243          7          3,422       3,672
  Disposals...................      --         --          (2,592)     (2,592)
                                  -----        ---         ------      ------
  At March 31, 1998...........    4,603        913         41,299      46,815
                                  -----        ---         ------      ------
Depreciation:
  At April 1, 1997............      246        536         11,799      12,581
  On acquisition..............      680        --           5,504       6,184
  Exchange rate adjustment....       (3)       (37)          (276)       (316)
  Provided during the year....       96        128          3,907       4,131
  Disposals...................      --         --          (2,056)     (2,056)
                                  -----        ---         ------      ------
  At March 31, 1998...........    1,019        627         18,878      20,524
                                  -----        ---         ------      ------
Net book value:
  At March 31, 1998...........    3,584        286         22,421      26,291
                                  =====        ===         ======      ======

  The historical cost of the freehold land and buildings is (Pounds)3,451,800 (1997--(Pounds)1,136,300). Accumulated depreciation on an historical cost basis is (Pounds)902,100 (1997--(Pounds)140,800).

  The freehold land and buildings were last revalued in the year to March 31, 1996. The directors consider that the valuation remains in line with current conditions in the commercial property market.

                               TINSLEY ROBOR PLC

  The net book values of plant, equipment and vehicles include the following amounts relating to assets held under finance leases and hire purchase contracts:

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Cost....................................................   13,599      11,688
Accumulated depreciation................................    3,038       1,828
                                                           ------      ------
Net book value..........................................   10,561       9,860
                                                           ======      ======

11. ACQUISITIONS DURING THE YEAR

1998

  On July 30, 1997 the company completed the acquisition of Holding Lenteweg BV (Lenteweg (now renamed Van de Steeg Packaging BV)), a major European supplier of specialist printed packaging to the music and multimedia industry, for an initial cash consideration of NLG37.8 million ((Pounds)11.2 million). A further NLG1 million ((Pounds)0.3 million) was paid on December 22, 1997. The additional consideration was the maximum amount payable under the acquisition agreement whereby the initial consideration was subject to adjustment by reference to the post-tax profits of Lenteweg for its financial year ended September 30, 1997.

  Lenteweg's net assets at September 30, 1996 were NLG5,410,000 and its profits after taxation tax for the year to September 30, 1996 were NLG2,924,000.

  Lenteweg's summarised profit and loss account for the period from October 1, 1996 to July 30, 1997, the effective date of acquisition, is as follows:

                                                                          NLG000
Turnover................................................................. 31,883
                                                                          ------
Operating profit.........................................................  5,883
Interest.................................................................    228
                                                                          ------
Profit before tax........................................................  5,655
Taxation.................................................................  1,983
                                                                          ------
Profit for the ten months ended July 30, 1997............................  3,672
                                                                          ------

  There were no recognised gains and losses in the ten months ended July 30, 1997 other than the profit of NLG3,672,000.

  On August 21, 1997 the company acquired the whole of the issued share capital of Pinepoint Limited (Pinepoint), a pre-press company, for an initial cash consideration of (Pounds)1.7 million. A maximum total of (Pounds)1 million of additional cash may be paid over the next three years dependant on Pinepoint achieving certain performance criteria, for which provision has been made in these accounts.

  In the year to April 30, 1997 Pinepoint made a profit on ordinary activities after taxation of (Pounds)49,000, on turnover of (Pounds)2 million. At April 30, 1997 Pinepoint had net assets of (Pounds)300,000. In the period from May 1, 1997 to August 21, 1997 Pinepoint made a profit after taxation of (Pounds)51,000.

                               TINSLEY ROBOR PLC

  Details of the two acquisitions are as follows:

                             HOLDING LENTEWEG BV PINEPOINT LIMITED    TOTAL
                             ------------------- ----------------- -----------
                                 (Pounds)000        (Pounds)000    (Pounds)000
Fixed assets................        3,391                884          4,275
Fair value adjustments......         (235)               110           (125)
Stock.......................          249                 44            293
Debtors.....................        1,863                456          2,319
Cash........................          775               (159)           616
Creditors due in one year...       (2,443)              (735)        (3,178)
Creditors due in over one
 year.......................       (1,125)              (108)        (1,233)
Provision for liabilities
 and charges................          (32)               (30)           (62)
                                   ------              -----         ------
    Net assets..............        2,443                462          2,905
                                   ------              -----         ------
Consideration:
  Cash......................       11,500              1,700         13,200
  Other acquisition costs...          132                 57            189
  Maximum further
   consideration............          --               1,000          1,000
                                   ------              -----         ------
    Total cost of
     investments............       11,632              2,757         14,389
                                   ------              -----         ------
    Goodwill on
     acquisition............        9,189              2,295         11,484
                                   ======              =====         ======

  The fair value adjustments are in respect of the revaluation of freehold land and buildings.

1997

  On August 14, 1996 the company exchanged contracts for the acquisition, with effect from September 1, 1996 of the fixed assets, stock and business of Reischl Druck GmbH & Co K.G. (Reischl), a high quality printer based near Salzburg, Austria.

  The intial consideration was ATS 17 million. A further ATS 1.5 million was paid to reflect the increase in the book value of fixed assets and stock between December 31, 1995 and August 31, 1996. Further payments to be made to the vendors totalling ATS 5.8 million have been treated as deferred consideration.

  The book value of Reischl's fixed assets and stock at December 31, 1995 was ATS 4.9 million. In addition, there were accrued contingent liabilities (as required by Austrian law) for employee costs which were stated in Reischl's accounts at that date to be ATS 2.4 million. Except for contracts, other pre-completion liabilities of the business remain the responsibility of the seller. Reischl's profit before tax for the financial year to December 31, 1995 was ATS 2.2 million and ATS 2.5 million for the previous year.

                               TINSLEY ROBOR PLC

  Details are as follows:

                                                         (Pounds)000 (Pounds)000
Consideration
Cash....................................................                1,031
Other acquisition costs.................................                   61
Maximum further consideration...........................                  300
                                                                        -----
Total cost of investments...............................                1,392
Net assets acquired.....................................
Fixed assets............................................     195
Stock...................................................      50
Cash....................................................      23
Creditors...............................................    (158)
                                                            ----
                                                                          110
                                                                        -----
Goodwill on acquisition.................................                1,282
                                                                        =====

  There were no fair value adjustments.

1996

  On April 27, 1995 the company acquired 76% of the issued share capital of Printing Resources Limited (IPR) for an initial consideration of IR(Pounds)570,000, which has been satisfied as to IR(Pounds)335,000 in cash and IR(Pounds)235,000 by the issue of 488,134 ordinary shares of the company. Two further tranches may be payable upon the first and second anniversaries of completion. The agreements provide for the acquisition of the remaining 24% during the year commencing April 1, 1998. The amount of each tranche and the consideration for the remaining 24% will be determined by the amount of profit of IPR earned in the financial year ending before its payment, subject to agreed limits upon the amount payable in each year and will be satisfied in cash and/or ordinary shares of the company as is agreed at the relevant times by the parties. The maximum amount that may be paid for these shares and the further tranches referred to above is IR(Pounds)630,000. There is no additional amount due in respect of the financial year ended March 31, 1996.

  IPR's net assets as at March 31, 1995 were IR(Pounds)789,100. The loss before tax for the year ended March 31, 1995 was IR(Pounds)91,300 and IR(Pounds)48,200 for the previous year.

  On November 24, 1995 the Company acquired Arun Labels, an unincorporated business based in Rustington, West Sussex. Arun Labels is a specialist supplier of flexographically printed self-adhesive labels principally to UK food and household goods manufacturers.

  The initial consideration was (Pounds)900,000 cash. In addition, the vendors, Mr and Mrs Noel Wabe, will be entitled to a further cash payment up to a maximum of (Pounds)400,000 dependent on the profits performance of the business over the next three financial years, ending March 31, 1999.

  Based on unaudited management accounts, Arun Labels' net assets as at October 31, 1995 were (Pounds)162,500. Profit before tax for the financial year to October 31, 1995 was (Pounds)96,800 and (Pounds)95,800 for the previous year.

                               TINSLEY ROBOR PLC

  Details of the two acquisitions are as follows:

                                              PRINTING
                                              RESOURCES
                                               LIMITED   ARUN LABELS    TOTAL
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
Consideration:
Cash........................................      342         900       1,242
Shares issued...............................      239         --          239
Other acquisition costs.....................       69          29          98
Maximum further consideration...............      630         400       1,030
                                                -----       -----       -----
Total cost of investments...................    1,280       1,329       2,609
Net assets acquired.........................      673         148         821
                                                -----       -----       -----
Goodwill on acquisition.....................      607       1,181       1,788
                                                =====       =====       =====

  The net assets acquired and fair value adjustments made thereto are as follows:

PRINTING RESOURCES

                                                      FAIR VALUE  FAIR VALUE TO
                                          BOOK VALUE  ADJUSMENTS    THE GROUP
                                          ----------- ----------- -------------
                                          (Pounds)000 (Pounds)000  (Pounds)000
Fixed assets.............................      726       (116)          610
Stock....................................       39        --             39
Debtors..................................      397        --            397
Cash.....................................       10        --             10
                                             -----       ----         -----
Total assets.............................    1,172       (116)        1,056
                                             -----       ----         -----
Creditors due in one year................      365        --            365
Creditors due in over one year...........       14        --             14
Provision for liabilities and charges....        4        --              4
                                             -----       ----         -----
Total liabilities........................      383        --            383
                                             -----       ----         -----
Net assets...............................      789       (116)          673
                                             =====       ====         =====

  The fair value adjustment arises from the restatement of fixed assets in accordance with the group's accounting policy for depreciation.

ARUN LABELS

                                                       FAIR VALUE  FAIR VALUE TO
                                           BOOK VALUE  ADJUSMENTS    THE GROUP
                                           ----------- ----------- -------------
                                           (Pounds)000 (Pounds)000  (Pounds)000
Fixed assets..............................      388         77           465
Stock.....................................      386        (99)          287
Debtors...................................      888        --            888
                                              -----        ---         -----
Total assets..............................    1,662        (22)        1,640
                                              -----        ---         -----
Creditors due in one year.................    1,364          3         1,367
Creditors due in over one year............      125        --            125
                                              -----        ---         -----
Total liabilities.........................    1,489          3         1,492
                                              -----        ---         -----
Net assets................................      173        (25)          148
                                              =====        ===         =====

                               TINSLEY ROBOR PLC

  Creditors due in one year include bank overdraft and advances under invoice discounting arrangements totalling (Pounds)514,000.

  The fair value adjustments arise from the restatement of fixed assets and stock in accordance with the group's accounting policies for depreciation and the valuation of stock.

12. STOCK

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Raw materials...........................................    2,627       1,751
Work-in-progress........................................      722       1,068
Finished goods..........................................    1,328         689
                                                            -----       -----
                                                            4,677       3,508
                                                            =====       =====

  In the opinion of the directors there is no material difference between book value and replacement cost.

13. DEBTORS

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Trade debtors...........................................   12,557      10,262
Amount due from debt factors............................      --          106
Other debtors...........................................      792       1,417
Other prepayments.......................................      432         407
Pension scheme prepayment...............................       22          29
Advance Corporation Tax recoverable.....................      204         360
                                                           ------      ------
                                                           14,007      12,581
                                                           ======      ======

  The pension scheme prepayment and the advance corporation tax are recoverable over more than one year.

14. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                          1998        1997
                                                       ----------- -----------
                                                       (Pounds)000 (Pounds)000
Bank loans (note 17)..................................    1,565         482
Obligations under finance leases and hire purchase
 contracts (note 17)..................................    2,257       1,975
Bank overdraft........................................       77          39
Advances under debt factoring and invoice discounting
 arrangements.........................................    1,535         --
Trade creditors.......................................    4,959       6,337
Current corporation tax...............................    1,583       1,571
Advance Corporation Tax payable.......................      306         257
Other taxes and social security costs.................    1,209         866
Other creditors.......................................    1,656       1,948
Accruals..............................................    2,239       1,620
Dividend..............................................      817         704
                                                         ------      ------
                                                         18,203      15,799
                                                         ======      ======

                               TINSLEY ROBOR PLC

  Advances under debt factoring and invoice discounting arrangements are secured upon certain of the group's trade debtors which at March 31, 1998 amounted to (Pounds)7,413,500 (1997--(Pounds)6,293,000). Included in creditors are amounts totalling (Pounds)190,000 (1997--(Pounds)1,600,000) due in respect of plant and equipment.

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           1998        1997
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
Bank loans.............................................    7,015       1,788
Obligations under leases and hire purchase contracts...    6,261       6,586
                                                          ------       -----
                                                          13,276       8,374
                                                          ======       =====

 (a) Bank loans

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Amounts due at March 31 are repayable as follows:
Over five years.........................................    1,869         --
Between two and five years..............................    3,581       1,268
Between one and two years...............................    1,565         520
                                                            -----       -----
                                                            7,015       1,788
Within one year.........................................    1,565         482
                                                            -----       -----
                                                            8,580       2,270
                                                            =====       =====

  Of the total bank loans (Pounds)6,077,000 is in respect of instalment loans wholly or partly repayable after five years at fixed rates of interest varying from 5.25% to 7.70%.

 (b) Finance leases and hire purchase contracts

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Amounts due at March 31 are repayable as follows:
Over five years.........................................      129         353
Between two and five years..............................    4,050       4,749
Between one and two years...............................    2,082       1,484
                                                            -----       -----
                                                            6,261       6,586
Within one year.........................................    2,257       1,975
                                                            -----       -----
                                                            8,518       8,561
                                                            =====       =====

                               TINSLEY ROBOR PLC

16. CASH FLOW AND NET DEBT

  Analysis of net debt:

1998

                                                                 OTHER                    AT
                           AT APRIL               ARISING ON   NON-CASH    EXCHANGE    MARCH 31,
                            1, 1997    CASH FLOW  ACQUISITION   CHANGES    MOVEMENTS     1998
                          ----------- ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Cash available on demand
 and in hand............     3,143       (1,876)       --         --          (43)        1,224
Overdrafts..............       (39)         (34)       --         --           (4)          (77)
Advances under debt fac-
 toring and
 invoice discounting ar-
 rangements.............       --        (1,536)       --         --          --         (1,536)
                            ------      -------     ------       ----         ---       -------
                             3,104       (3,446)       --         --          (47)         (389)
Bank loans..............    (2,270)      (5,083)    (1,490)       --          263        (8,580)
Hire purchase and fi-
 nance leases...........    (8,561)         359        --        (819)        503        (8,518)
Seven day deposits......     4,025       (4,025)       --         --          --            --
                            ------      -------     ------       ----         ---       -------
                            (3,702)     (12,195)    (1,490)      (819)        719       (17,487)
                            ======      =======     ======       ====         ===       =======

  Additions to fixed assets totalling (Pounds)819,000 were financed by hire purchase loans, under the terms of which payments were made by the lenders, direct to the suppliers and consequently do not appear in the cash flow statement.

1997

                                                     OTHER                    AT
                           AT APRIL                NON-CASH    EXCHANGE    MARCH 31,
                            1, 1996    CASH FLOW    CHARGES    MOVEMENTS     1997
                          ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Cash available on demand
 and in hand............        60       3,085         --          (2)       3,143
Overdrafts..............    (1,136)      1,090         --           7          (39)
Advances under debt fac-
 toring and
 invoice discounting ar-
 rangements.............    (1,930)      1,918         --          12          --
                            ------      ------      ------        ---       ------
                            (3,006)      6,093         --          17        3,104
Bank loans..............      (723)     (1,548)        --           1       (2,270)
Hire purchase and fi-
 nance leases...........    (5,740)        109      (3,111)       181       (8,561)
Seven day deposits......       --        4,025         --         --         4,025
                            ------      ------      ------        ---       ------
                            (9,469)      8,679      (3,111)       199       (3,702)
                            ======      ======      ======        ===       ======

  Additions to fixed assets totaling (Pounds)3,111,000 were financed by leases under the terms of which payments were made direct to the suppliers and consequently do not appear in the cash flow statement.

                               TINSLEY ROBOR PLC

1996

                                                                 OTHER        AT
                           AT APRIL               ARISING ON   NON-CASH    MARCH 31,
                            1, 1995    CASH FLOW  ACQUISITION   CHANGES      1996
                          ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Cash available on demand
 and in hand............        43          17        --          --            60
Overdrafts..............       (30)     (1,106)       --          --        (1,136)
Advances under debt fac-
 toring and
 invoice discounting ar-
 rangements.............      (735)     (1,195)       --          --        (1,930)
                            ------      ------        ---        ----       ------
                              (722)     (2,284)       --          --        (3,006)
Bank loans..............      (750)         27        --          --          (723)
Hire purchase and fi-
 nance leases...........    (3,350)     (2,046)       --         (344)      (5,740)
                            ------      ------        ---        ----       ------
                            (4,822)     (4,303)       --         (344)      (9,469)
                            ======      ======        ===        ====       ======

  Additions to fixed assets totalling (Pounds)344,000 were financed by hire purchase loans, under the terms of which payments were made by the lenders, direct to the suppliers and consequently do not appear in the cash flow statement.

  Reconciliation of net cash flow to movement in net debt:

                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (Pounds)000 (Pounds)000 (Pounds)000
(Decrease)/increase in cash in the year...    (3,446)     6,093      (2,284)
Cash inflow from increase in debt and
 lease financing..........................    (4,724)    (1,439)     (2,019)
Cash (inflow)/outflow from change in
 liquid resources.........................    (4,025)     4,025         --
                                             -------     ------      ------
Change in net debt arising from cash
 flows....................................   (12,195)     8,679      (4,303)
Loans and finance leases acquired with
 subsidiaries.............................    (1,490)       --          --
New hire purchase loans and finance
 leases...................................      (819)    (3,111)       (344)
Exchange difference.......................       719        199         --
                                             -------     ------      ------
Movement in net debt in the year..........   (13,785)     5,767      (4,647)
Net debt at April 1.......................    (3,702)    (9,469)     (4,822)
                                             -------     ------      ------
Net debt at March 31......................   (17,487)    (3,702)     (9,469)
                                             =======     ======      ======

17. PROVISIONS FOR LIABILITIES AND CHARGES

                              DEFERRED     DEFERRED     DEFERRED
                              TAXATION   CONSIDERATION    BONUS       TOTAL
                             ----------- ------------- ----------- -----------
                             (Pounds)000  (Pounds)000  (Pounds)000 (Pounds)000
Balance at April 1, 1996....     179         1,030         157        1,366
Arising during the year ....      72           300          66          438
Utilised or released........     --            --          --           --
Transfer to current
 liabilities................     --           (800)        --          (800)
                                 ---         -----         ---        -----
Balance at March 31, 1997...     251           530         223        1,004
Arising on acquisition......      57           --          --            57
Arising during the year.....     (16)        1,000         --           984
Utilised or released........       7           --          --             7
Transfer to current
 liabilities................     --           (660)        (77)        (737)
                                 ---         -----         ---        -----
Balance at March 31, 1998...     299           870         146        1,315
                                 ===         =====         ===        =====

                               TINSLEY ROBOR PLC

  Deferred taxation provided in the accounts and the unprovided amounts are as follows:

                                       PROVIDED               UNPROVIDED
                                ----------------------- -----------------------
                                   1998        1997        1998        1997
                                ----------- ----------- ----------- -----------
                                (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Capital allowances in advance
 of depreciation..............      299         251        1,513       1,470
Taxation on property valuation
 surplus......................      --          --            82         111
Gains deferred by rollover
 relief.......................      --          --           129         137
                                    ---         ---        -----       -----
                                    299         251        1,724       1,718
Less:
Short term timing
 differences..................      --          --            45         102
                                    ---         ---        -----       -----
                                    299         251        1,679       1,616
                                    ===         ===        =====       =====

  No provision has been made for deferred taxation in respect of the property valuation surplus as no disposals are anticipated.

18. SHARE CAPITAL

                                              ORDINARY SHARES OF 5P EACH
                                        ---------------------------------------
                                            NUMBER           NOMINAL VALUE
                                        --------------- -----------------------
                                         1998    1997      1998        1997
                                        ------- ------- ----------- -----------
                                          000     000   (Pounds)000 (Pounds)000
Authorised............................. 200,000 200,000   10,000      10,000
                                        ======= =======   ======      ======
Allotted, called up and fully paid.....  37,285  37,056    1,864       1,853
                                        ======= =======   ======      ======

  Movements in ordinary shares during the year:

                                                       NUMBER OF SHARES
                                               --------------------------------
                                                  1998       1997       1996
                                               ---------- ---------- ----------
At April 1.................................... 37,056,388 27,576,184 25,758,050
Printing Resources consideration shares.......        --         --     488,134
Placing October 25, 1995......................        --         --   1,000,000
Rights issue August 1996 at 130p per share....        --   9,191,721    330,000
Exercise of share options during the year.....    144,242    288,483        --
Issued........................................     84,258        --         --
                                               ---------- ---------- ----------
At March 31................................... 37,284,888 37,056,388 27,576,184
                                               ========== ========== ==========

  The nominal value of shares issued in the period was (Pounds)11,425 (1997-- (Pounds)474,000, 1996--(Pounds)90,907). The consideration received in respect of these shares was (Pounds)103,300 (1997--(Pounds)11,973,000, 1996--
(Pounds)1,147,000).

  The placing of ordinary shares was with a number of UK financial institutions at a price of (Pounds)1.13 per share. The middle market price of the ordinary shares on October 25, 1995 was (Pounds)1.195 per share.

 SHARE OPTIONS:

  In addition to the options referred to in Note 4(c) there are options to subscribe for 140,618 ordinary shares at 108.5p each and 464,382 ordinary shares at 109.5p each exercisable before November 22, 2006, 26,129 ordinary shares at 109p each exercisable before July 16, 2007 and 20,000 shares at 139p each exercisable before November 28, 2007. (1997--there were options to subscribe for 140,618 ordinary shares at 108.5p each and 489,382 ordinary shares at 109.5p each exercisable before November 22, 2006. 1996--there were options to subscribe for 55,000 ordinary shares at 8.5p each exercisable before January 8, 2003.)

                               TINSLEY ROBOR PLC

19. RESERVES

                                                    CAPITAL                             PROFIT
                             SHARE    REVALUATION REDEMPTION    CAPITAL    GOODWILL    AND LOSS
                            PREMIUM     RESERVE     RESERVE     RESERVE     RESERVE     ACCOUNT
                          ----------- ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
At April 1, 1995........     4,325       2,052         89         121           --       2,112
Shares issued during
 year...................     1,313         --         --          --            --         --
Expenses of share
 placing ...............       (18)        --         --          --            --         --
Goodwill on acquisitions
 (note 11)..............       --          --         --          --         (1,788)       --
Revaluation of
 properties.............       --         (552)       --          --            --         --
Transfer................       --          (40)       --          --            --          40
Exchange differences....       --          --         --          --            --          11
Retained profit for
 year...................       --          --         --          --            --       1,673
                            ------       -----        ---         ---       -------      -----
At March 31, 1996.......     5,620       1,460         89         121        (1,788)     3,836
Shares issued during
 year...................    11,499         --         --          --            --         --
Expenses of rights
 Issue..................      (481)        --         --          --            --         --
Goodwill on acquisitions
 (note 11)..............       --          --         --          --         (1,282)       --
Disposal of properties..       --         (366)       --          --            --         366
Transfer................       --          (38)       --          --            --          38
Exchange differences....       --          --         --          --            --        (566)
Retained profit for
 year...................       --          --         --          --            --       1,937
                            ------       -----        ---         ---       -------      -----
At March 31, 1997.......    16,638       1,056         89         121        (3,070)     5,611
Shares issued during
 year...................        92         --         --          --            --         --
Goodwill on acquisitions
 (note 11)..............       --          --         --          --        (11,484)       --
Transfer................       --          (16)       --          --            --          16
Exchange differences....       --          --         --          --            --        (665)
Retained profit for
 year...................       --          --         --          --            --       3,153
                            ------       -----        ---         ---       -------      -----
At March 31, 1998.......    16,730       1,040         89         121       (14,554)     8,115
                            ======       =====        ===         ===       =======      =====

20. CAPITAL COMMITMENTS

  Capital commitments not provided for in the accounts:

                                                            1998        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Contracted...........................................    1,062        427
                                                            =====        ===

21. LEASE COMMITMENTS

  The annual commitments under non-cancellable operating leases are as follows:

                                         1998                    1997
                                ----------------------- -----------------------
                                 LAND AND                LAND AND
                                 BUILDINGS     OTHER     BUILDINGS     OTHER
                                ----------- ----------- ----------- -----------
                                (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Operating leases which expire:
  Over five years..............     393         --          229         --
  Between two and five years
   inclusive...................     346         160         562         181
  Within one year..............      35          81         --           57
                                    ---         ---         ---         ---
                                    774         241         791         238
                                    ===         ===         ===         ===

                               TINSLEY ROBOR PLC

22. PENSION COMMITMENTS

  The group operates two types of pension scheme. A defined benefit scheme and a number of defined contribution schemes. The schemes are fully funded and the assets of all these schemes are held separately from those of the group, being invested either with insurance companies or in managed funds.

  The pension charges in respect of the defined contribution schemes were (Pounds)146,800 (1997--(Pounds)123,800, 1996--(Pounds)124,300).

  Contributions to the defined benefit scheme are assessed in accordance with the advice of a qualified actuary on the basis of triennial valuations. As at January 1, 1996 the scheme's actuaries, Abbey National Benefit Consultants Limited, carried out a valuation of this fund and established that the actuarial value of the fund's assets at that time covered the estimated liabilities by 122% and that there was a surplus amounting to (Pounds)677,000. The principal assumptions used in the valuation which was on the attained age aggregate method were as follows:

            Rate of return on invest-
             ments........................  9.0% per annum
            Rate of increase in salaries..  7.5% per annum
            Rate of pension increases.....  4.5% per annum

  The valuation showed the aggregate market value of the scheme's assets as at January 1, 1996 was (Pounds)4,520,000.

  The pension charge for the period in respect of this scheme was (Pounds)229,000 (1997--(Pounds)149,000, 1996--(Pounds)135,400). The reason for the increase in pension cost is mainly due to the indexation provisions included in the Pensions Act 1995 which was partly offset by the increase in the members' contribution rate from 5% per annum to 6% per annum.

23. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The consolidated accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") which differ from United States generally accepted accounting principles ("U.S. GAAP"). The differences that are significant to the group relate to the following items.

INTANGIBLE FIXED ASSETS

  In the consolidated accounts goodwill arising on the acquisition of subsidiaries is immediately eliminated against reserves. Under U.S. GAAP such goodwill is capitalised and then amortised over its estimated useful life, a term not to exceed 40 years. For the purposes of the reconciliations below goodwill is amortised over a period of 40 years.

DEFERRED TAXATION

  The group provides for deferred taxation using the liability method on all timing differences, including those relating to pensions, to the extent that they are expected to reverse without being replaced, calculated at the rate at which it is estimated that tax will be payable. Under U.S. GAAP, deferred taxation is computed on all differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts in future years. Deferred taxation assets under U.S. GAAP are recognised only to the extent that it is more likely than not that they will be recognised.

                               TINSLEY ROBOR PLC

TANGIBLE FIXED ASSETS

  The group's properties are revalued from time to time by professionally qualified external valuers and the value regularly reviewed by the directors. Property values are written up in accordance with the valuations;
depreciation, where applicable, is based on the revalued amounts. Under U.S. GAAP, revaluations are not permitted.

PENSION COMMITMENTS

  The group provides for the cost of retirement benefits under its defined benefit scheme based on consistent percentages of employees' pensionable pay as recommended by independent qualified actuaries. U.S. GAAP require that the projected benefit obligation (pension liability) be matched against the fair value of the plan's assets and be adjusted to reflect any unrecognised obligations or assets in determining the pension cost or credit for the year.

  For the purposes of the reconciliations below, the group has adopted the provisions of Statement of Financial Accounting Standards 87, "Employers' Accounting for Pensions ("SFAS 87") with respect to its defined benefit pension scheme from April 1, 1996. The group has not implemented SFAS 87 as of its effective date for non-U.S. plans (fiscal years beginning after December 15, 1988) due to the unavailability of actuarial data. Accordingly, a portion of the transition asset at April 1, 1996 has been allocated to shareholders' fund based on a ratio of 7.25:15, being the number of years elapsed between the effective date of SFAS 87 and April 1, 1996, over the 15 year period being used to amortise the transition asset.

DIVIDENDS

  In the consolidated accounts, final dividends and the related advance corporation tax ("ACT") are provided for in the year in respect of which they are proposed by the Board of Directors for approval by the shareholders. Under U.S. GAAP, dividends and the related ACT are not provided for until the dividends are declared.

EARNINGS PER SHARE

  Under U.K. GAAP, basic earnings per share are computed by dividing profit on ordinary activities after taxation by the weighted average number of ordinary shares outstanding during the year. Fully diluted earnings per share are computed by dividing profit on ordinary activities after taxation, adjusted to include notional interest income deemed to be earned by investing the proceeds arising from the exercise of dilutive share options in 2 1/2% Consolidated Stock, by the weighted average number of shares outstanding during the year, adjusted to take account of all outstanding share options that are dilutive. Disclosure of fully diluted earnings per share is required only if the dilution is more than 5%.

  Under U.S. GAAP, basic earnings per share is calculated on the same basis as that under U.K. GAAP but using net income as adjusted to accord with U.S. GAAP. Fully diluted earnings per share is computed by dividing net income, as adjusted to accord with U.S. GAAP, by the weighted average number of ordinary shares in issue during the year adjusted for the dilutive effect of outstanding stock using the treasury stock method.

                               TINSLEY ROBOR PLC

  The following is a summary of the significant adjustments to income and shareholders' funds which would be required if U.S. GAAP were to be applied instead of U.K. GAAP:

INCOME

                                                           1998        1997
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
Profit on ordinary activities (net income) as reported
 in the group profit and loss account.................     4,379       2,974
Adjustments:
 Amortisation.........................................      (263)        (61)
 Depreciation.........................................        16          38
 Pension costs........................................       320         269
 Corporate tax........................................       (99)        (83)
    Deferred tax: On adjustments......................        99          83
    Methodology.......................................       (21)         (7)
                                                           -----       -----
Net income as adjusted accord with U.S. GAAP..........     4,431       3,213
                                                           =====       =====
Per ordinary share
  Basic...............................................     11.9p        9.6p
                                                           =====       =====
  Diluted.............................................     11.8p        9.4p
                                                           =====       =====

 SHAREHOLDERS' FUNDS

                                                          1998        1997
                                                       ----------- -----------
                                                       (Pounds)000 (Pounds)000
                                                       ----------- -----------
Shareholders' funds as reported in the group balance
 sheet................................................   13,405      22,298
Adjustments:
Intangible fixed assets...............................
  Goodwill--cost......................................   14,554       3,070
  Accumulated amortisation............................     (348)        (84)
                                                         ------      ------
  Net.................................................   14,206       2,986
Tangible fixed assets
  Freehold land and buildings--cost...................   (1,152)     (1,161)
  Accumulated depreciation............................      112         105
                                                         ------      ------
  Net.................................................   (1,040)     (1,056)
Current assets
  ACT recoverable.....................................     (204)       (176)
Creditors: amount falling due within one year
  ACT on proposed dividend............................      204         176
  Current corporation tax.............................      (99)        (83)
  Proposed dividend...................................      817         704
  Pension cost........................................    1,360       1,040
Provision for liabilities and charges
  Deferred taxation: On adjustments...................     (422)       (322)
           Methodology................................   (1,364)     (1,407)
                                                         ------      ------
Shareholders' funds as adjusted to accord with U.S.
 GAAP.................................................   26,863      24,160
                                                         ======      ======

                               TINSLEY ROBOR PLC

GROUP STATEMENT OF CASH FLOWS

  The group cash flow statement prepared under U.K. GAAP presents substantially the same information that is required under U.S. GAAP but may differ, however, with regard to classification of some items within the statements and as regards the definition of cash under U.K. GAAP and cash and cash equivalents under U.S. GAAP.

  Under U.S. GAAP, cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under U.K. GAAP cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends and management of liquid resources and financing. U.S. GAAP, however, requires only three categories of cash flow to be reported: operating, investing and financing. Cash flows from and returns on investments and servicing of finance shown under U.K. GAAP would be included as operating activities under U.S. GAAP. The payment of dividends would be included, as a financing activity under U.S. GAAP. Under U.K. GAAP all interest is treated as part of returns on investments and servicing of finance. Under U.S. GAAP capital expenditure and financial investment and acquisitions are reported within investing activities.

  The categories of cash flow activity under U.S. GAAP can be summarised as follows:

                                                  1998        1997
                                               ----------- -----------
                                               (Pounds)000 (Pounds)000
                                               ----------- -----------
      Cash inflow from operating activities        5,706      5,455
      Cash outflow from investing activities     (16,800)    (7,521)
      Cash provided by financing activities        5,197      9,176
                                                 -------     ------
      Increase in cash and cash equivalents       (5,897)     7,110
      Effect of foreign exchange rate changes        (47)        (2)
      Cash and cash equivalents
        At April 1                                 7,168         60
                                                 -------     ------
        At March 31                                1,224      7,168
                                                 =======     ======

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

Until . , 1998 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  17
Use of Proceeds..........................................................  24
Capitalization...........................................................  26
Proposed Acquisition of Tinsley..........................................  27
Unaudited Pro Forma Combined Financial Data..............................  32
Selected Historical Financial Information and Other Data-KFI Holding
 Corporation.............................................................  44
Selected Historical Financial Information and Other Data-AGI
 Incorporated............................................................  46
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  47
Business.................................................................  58
Management...............................................................  71
Beneficial Ownership.....................................................  76
Certain Relationships and Related Transactions...........................  78
Description of Other Indebtedness........................................  81
Exchange Offer...........................................................  83
Plan of Distribution.....................................................  91
Description of Notes.....................................................  92
Federal Income Tax Consequences.......................................... 124
Intellectual Property.................................................... 128
Legal Matters............................................................ 128
Available Information.................................................... 128
Experts.................................................................. 129
Special Note Regarding Forward-Looking Statements........................ 130
Index of Defined Terms................................................... 131
Index to Consolidated Financial Statements............................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               IMPAC GROUP, INC.

                     OFFER TO EXCHANGE UP TO $100,000,000
    OF 10 1/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL
        OF ITS OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2008,
  OF WHICH $100,000,000 IN PRINCIPAL AMOUNT IS OUTSTANDING ON THE DATE HEREOF


                                  -----------

                                  PROSPECTUS

                                  -----------

                               AUGUST  . , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or other agent if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. No indemnification may be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  With respect to indemnification of directors, Article 6 of the Amended and Restated Certificate of Incorporation of IMPAC, a copy of which is filed as
Exhibit 3.1, provides as follows:

  "The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner or trustee of another company, partnership, joint venture, trust or other enterprise. The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her, whether or not the Company would have the power to indemnify him or her against such liability pursuant to this Article 6. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  A director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit."

  With respect to indemnification, Article VII of each of the Amended and Restated By-laws of IMPAC, a copy of which is filed as Exhibit 3.2, provides as follows:

  "Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in (S)7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

  Section 7.2. Right of Indemnitee to Bring Suit. If a claim under (S)7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.

  Section 7.3 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

  Section 7.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS

  (a) The following is a list of exhibits filed as a part of this Registration
Statement:

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
  2.1    Agreement and Plan of Merger, dated February 19, 1998, between KFI
         Holding Corporation (which subsequently changed its name to "IMPAC
         Group, Inc." and is sometimes referred to below as "Holding"), AGI
         Acquisition Corporation, Heritage, Klearfold, AGI, certain stockholders of AGI, and certain stockholders of Holding.*
  2.2    Investment Agreement, dated February 19, 1998, between Holding,
         Heritage Fund I Investment Corporation ("Heritage"), certain stockholders of Holding, certain stockholders of AGI and certain other persons.*
  3.1    Amended and Restated Certificate of Incorporation of IMPAC Group, Inc.
         (the "Company").*
  3.2    Amended and Restated By-laws of the Company.*
  4.1    Indenture, dated as of March 12, 1998, by and among the Company, AGI
         Incorporated ("AGI"), Klearfold, Inc. ("Klearfold"), KF--Delaware,
         Inc. ("KFD"), KF--International, Inc. ("International" and,
         collectively, with AGI, Klearfold, KFD and International, the
         "Guarantors") and State Street Bank and Trust Company, as Trustee.*
  4.2    Form of the Company's 10 1/8% Senior Notes due 2008.*
  4.3    Registration Rights Agreement, dated as of March 12, 1998, by and among the Company, the Guarantors, Goldman, Sachs & Co. ("Goldman")
         and Donaldson, Lufkin, and Jenrette Securities Corporation ("DLJ").*
  4.4    First Supplemental Indenture, dated as of July 21, 1998, between the
         Company and the Trustee.*
  5.1    Opinion of Bingham Dana LLP, as to legality of securities being registered.*
  5.2    Opinion of Sonnenschein, Nath & Rosenthal ("SNR"), as to legality of securities being registered.*
  5.3    Opinion of Kleinbard, Bell & Brecker LLP ("KBB"), as to legality of securities being registered.*
  5.4    Opinion of Birch, de Jongh, Hindels & Hall ("BJHH"), as to legality of securities being registered.*
 10.1    Purchase Agreement, dated as of March 5, 1998, by and among the
         Company, Goldman and DLJ.*
 10.2    Escrow Agreement, dated March 12, 1998, between AGI, the Company, the
         Escrow Agent and the Escrowed Stockholder Representative.*

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
 10.3    Stockholder Agreement, dated as of March 12, 1998, between the
         Company, certain Holding stockholders, certain stockholders of AGI and certain other persons.*
 10.4    Labor Agreement between Klearfold and United Paperworker's
         International Union Local 286, effective December 1, 1994, as extended by amendment through November 30, 2002.*
 10.5    Second Amendment to Lease dated September 30, 1994 between Norman
         Levin and Evelyn F. Levin and Klearfold (Warrington, Pennsylvania).*
 10.6    Amended and Restated Lease, dated as of June 7, 1996, between Dena
         Corp. and Klearfold (Louisa, Virginia).*
 10.7    Amended and Restated Lease, dated as of June 7, 1996, between Melvin
         B. Herrin and Klearfold (Warrington, Pennsylvania).*
 10.8    Lease dated May 29, 1985 by and between Chicago Title and Trust
         Company as Trustee under Trust Agreement dated February 1, 1977, and known as Trust No. 1069185 and AGI re 256,629 sq. ft. at 1950 N. Ruby
         Street.*
 10.9    Amendment to Lease dated as of October 1, 1987 by and between Chicago
         Title and Trust Company, as Trustee under a Trust Agreement dated
         February 1, 1977, and known as Trust No. 1069185 and AGI re 256,629
         sq. ft. at 1950 Ruby Street.*
 10.10   Second Amendment to Lease dated as of April 30, 1992, by and between
         Chicago Title and Trust Company as Trustee under a Trust Agreement dated February 1, 1977 and known as Trust No. 1069185 and AGI re
         256,629 sq. ft. at 1950 Ruby Street.*
 10.11   Third Amendment to Lease dated July 2, 1997 by and between Chicago
         Title and Trust Company as Trustee under Trust Agreement dated
         February 1, 1997 and known as Trust No. 1069185 and AGI re 256,629 sq.
         ft. at 1950 N. Ruby Street.*
 10.12   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and David Underwood.*
 10.13   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and James Oppenheimer.*
 10.14   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Richard
         Oppenheimer.*
 10.15   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Dean Henkel.*
 10.16   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and H. Scott Herrin.*
 10.17   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Melvin Herrin.*
 10.18   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Richard Block.*
 10.19   Credit Agreement, dated as of March 12, 1998, between Bank of America
         NT & SA ("BofA") and the Company.*
 10.20   Form of the Company's $40,000,000 Revolving Note, dated as of March
         12, 1998.*
 10.21   Company Security Agreement, dated as of March 12, 1998 between the
         Company and BofA.*
 10.22   Borrowers Security Agreement, dated as of March 12, 1998 between AGI,
         Klearfold and BofA.*
 10.23   Klearfold Subsidiaries Security Agreement, dated as of March 12, 1998 between KFD and International (the "Klearfold Subsidiaries") and
         BofA.*
 10.24   Company Pledge Agreement, dated as of March 12, 1998 between the
         Company and BofA.*
 10.25   Borrowers Pledge Agreement, dated as of March 12, 1998 between AGI,
         Klearfold and BofA.*
 10.26   Klearfold Subsidiaries Pledge Agreement, dated as of March 12, 1998 between the Klearfold Subsidiaries and BofA.*
 10.27   Company Guaranty, dated as of March 12, 1998, between the Company and
         BofA.*
 10.28   Borrowers Guaranty, dated as of March 12, 1998 between AGI, Klearfold and BofA.*
 10.29   Klearfold Subsidiaries Guaranty, dated as of March 12, 1998 between the Klearfold Subsidiaries and BofA.*

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
 10.30   Company Patent Assignment dated as of March 12, 1998 between the
         Company and BofA.*
 10.31   AGI Patent Assignment, dated as of March 12, 1998 between AGI and
         BofA.*
 10.32   Klearfold Patent Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.33   International Patent Assignment, dated March 12, 1998, between
         International and BofA.*
 10.34   KFD Patent Assignment, dated March 12, 1998, between KFD and BofA.*
 10.35   Company Trademark Assignment, dated as of March 12, 1998 between the
         Company and BofA.*
 10.36   AGI Trademark Assignment, dated as of March 12, 1998 between AGI and
         BofA.*
 10.37   Klearfold Trademark Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.38   International Trademark Assignment, dated March 12, 1998, between
         International and BofA.*
 10.39   KFD Trademark Assignment, dated March 12, 1998, between KFD and BofA.*
 10.40   Company Copyright Assignment, dated as of March 12, 1998 between the
         Company and BofA.*
 10.41   AGI Copyright Assignment, dated as of March 12, 1998 between AGI and
         BofA.*
 10.42   Klearfold Copyright Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.43   International Copyright Assignment, dated March 12,, 1998, between
         International and BofA.*
 10.44   KFD Copyright Assignment, dated March 12, 1998, between KFD and BofA.*
 10.45   Promissory Note--L/C Loan Note, dated March 12, 1998, from Klearfold to BofA.*
 10.46   Promissory Note--L/C Loan Note, dated March 12, 1998, from AGI to
         BofA.*
 10.47   AGI Pledge and Security Agreement, dated March 12, 1998, between AGI,
         BofA, Bank One, Illinois, NA and William Blair & Co.*
 10.48   Subrogation Agreement, dated March 11, 1998, between Mellon Bank, N.A.
         ("Mellon"), BofA, the Company and Klearfold.*
 10.49   Letter of Credit and Reimbursement Agreement, dated August 1, 1997, between Klearfold and Mellon.*
 10.50   First Amendment to Reimbursement Agreement, dated March 11, 1998, between Mellon, and Klearfold.*
 10.51   AGI Letter of Credit, dated December 15, 1997.*
 10.52   Mellon Bank, N.A. Letter of Credit, dated as of August 21, 1997.*
 10.53   Back-Up Klearfold Letter of Credit, dated March 11, 1998.*
 10.54   Loan Agreement, dated January 1, 1995, between AGI and City of
         Jacksonville, Illinois.*
 10.55   Loan Agreement, dated August 1, 1997, between Bucks County and
         Klearfold.*
 10.56   Klearfold Profit Sharing/401(K) Plan*
 10.57   Klearfold Flexible Benefits Plan for Salaried Employees*
 10.58   Amended and Restated Multicurrency Credit Facility, dated March 12,
         1998 and as amended and restated July 7, 1998, among BofA, the
         Company, AGI and Klearfold.*
 10.59   Commitment Letter, dated July 7, 1998, from Heritage Fund I, L.P. and
         Heritage Fund II, L.P.*
 12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges.**
 16.1    Letter of Arthur Andersen LLP re: Change in Certifying Accountant.*
 16.2    Letter of KPMG Peat Marwick LLP re: Change in Certifying Accountant.*
 21.1    List of Subsidiaries.*
 23.1    Consent of Bingham Dana LLP, counsel to the Company (included in
         Exhibit 5.1).*
 23.2    Consent of Arthur Andersen LLP.**
 23.3    Consent of KPMG Peat Marwick LLP.**
 23.4    Consent of PricewaterhouseCoopers LLP.**
 23.5    Consent of Ernst & Young.**
 23.6    Consent of SNR, counsel to AGI (included in Exhibit 5.2).*
 23.7    Consent of KBB, counsel to Klearfold (included in Exhibit 5.3).*
 23.8    Consent of BJHH, counsel to International (included in Exhibit 5.4).*
 24.1    Power of Attorney (included in signature pages to Registration
         Statement).*
 25.1    Statement re: Eligibility of Trustee.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Exchange Agency Agreement between the Exchange Agent and the
         Company.*
 99.4    Form of Letter Regarding Eligibility for use of Form S-4.*

--------
* Previously filed.
** Filed herewith.

(b)The following is a list of schedules filed as a part of this Registration
Statement:

Schedule II Valuation and Qualifying Accounts and Reserves for the Years Ended December 31, 1995, 1996 and 1997.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  REGULATION SK ITEM 512(A)

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)2304.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  REGULATION SK ITEM 512(H)

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of the Registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  FORM S-4 ITEM 22(C)

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it went effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 6 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELROSE PARK, STATE OF ILLINOIS, ON THIS 28TH DAY OF AUGUST, 1998.

                                          IMPAC Group Inc.

                                          By    /s/ David C. Underwood
                                           -----------------------------------
                                                    DAVID C. UNDERWOOD
                                                  CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON BEHALF OF IMPAC GROUP, INC. BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ Melvin B. Herrin*          Chairman and            August 28, 1998
-------------------------------------   Director of IMPAC
          MELVIN B. HERRIN              Group, Inc.

         /s/ Richard Block*            Chief Executive         August 28, 1998
-------------------------------------   Officer and
            RICHARD BLOCK               Director of IMPAC
                                        Group, Inc.
                                        (principal
                                        executive officer)

        /s/ H. Scott Herrin*           Director of IMPAC       August 28, 1998
-------------------------------------   Group Inc.
           H. SCOTT HERRIN

        /s/ Michel Reichert*           Director of IMPAC       August 28, 1998
-------------------------------------   Group, Inc.
           MICHEL REICHERT

        /s/ Michael Gilligan*          Director of IMPAC       August 28, 1998
-------------------------------------   Group, Inc.
          MICHAEL GILLIGAN

          /s/ Zenas Block*             Director of IMPAC       August 28, 1998
-------------------------------------   Group, Inc.
             ZENAS BLOCK

         /s/ David Horowitz*           Director of IMPAC       August 28, 1998
-------------------------------------   Group, Inc.
           DAVID HOROWITZ

       /s/ David C. Underwood          Chief Financial         August 28, 1998
-------------------------------------   Officer of IMPAC
         DAVID C. UNDERWOOD             Group, Inc.
                                        (principal
                                        financial and
                                        accounting officer)

*By:   /s/ David C. Underwood
-------------------------------------
         DAVID C. UNDERWOOD
          ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELROSE PARK, STATE OF ILLINOIS, ON THIS 28TH DAY OF AUGUST, 1998.

                                          AGI Incorporated

                                                /s/ David C. Underwood
                                          By: _________________________________
                                                    DAVID C. UNDERWOOD
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON BEHALF OF AGI INCORPORATED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE
                                                                     DATE

        /s/ Melvin B. Herrin*          Director of AGI         August 28, 1998
-------------------------------------   Incorporated
          MELVIN B. HERRIN

         /s/ Richard Block*            Chief Executive         August 28, 1998
-------------------------------------   Officer and
            RICHARD BLOCK               Director of AGI
                                        Incorporated
                                        (principal
                                        executive officer)

        /s/ H. Scott Herrin*           Director of AGI         August 28, 1998
-------------------------------------   Incorporated
           H. SCOTT HERRIN

        /s/ Michel Reichert*           Director of AGI         August 28, 1998
-------------------------------------   Incorporated
           MICHEL REICHERT

              SIGNATURE                         TITLE
                                                                     DATE

        /s/ Michael Gilligan*           Director of AGI        August 28, 1998
-------------------------------------    Incorporated
          MICHAEL GILLIGAN

       /s/ David C. Underwood           Chief Financial        August 28, 1998
-------------------------------------    Officer of AGI
         DAVID C. UNDERWOOD              Incorporated
                                         (principal
                                         financial and
                                         accounting officer)

          /s/ Zenas Block*              Director of AGI        August 28, 1998
-------------------------------------    Incorporated
             ZENAS BLOCK

         /s/ David Horowitz*            Director of AGI        August 28, 1998
-------------------------------------    Incorporated
           DAVID HOROWITZ

*By:   /s/ David C. Underwood
-------------------------------------
         DAVID C. UNDERWOOD
          ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELROSE PARK, STATE OF ILLINOIS, ON THIS 28TH DAY OF AUGUST, 1998.

                                          Klearfold, Inc.

                                                /s/ David C. Underwood
                                          By: _________________________________
                                                    DAVID C. UNDERWOOD
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON BEHALF OF KLEARFOLD, INC. BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE
                                                                     DATE

        /s/ Melvin B. Herrin*          Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
          MELVIN B. HERRIN

         /s/ Richard Block*            Chief Executive         August 28, 1998
-------------------------------------   Officer and Director
            RICHARD BLOCK               of Klearfold, Inc.
                                        (principal executive
                                        officer)

        /s/ H. Scott Herrin*           Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
           H. SCOTT HERRIN

        /s/ Michel Reichert*           Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
           MICHEL REICHERT

        /s/ Michael Gilligan*          Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
          MICHAEL GILLIGAN

       /s/ David C. Underwood          Chief Financial         August 28, 1998
-------------------------------------   Officer of
         DAVID C. UNDERWOOD             Klearfold, Inc.
                                        (principal
                                        financial and
                                        accounting officer)

          /s/ Zenas Block*             Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
             ZENAS BLOCK

         /s/ David Horowitz*           Director of             August 28, 1998
-------------------------------------   Klearfold, Inc.
           DAVID HOROWITZ

  *By: /s/ David C. Underwood
-------------------------------------
         DAVID C. UNDERWOOD
          ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELROSE PARK, STATE OF ILLINOIS, ON THIS 28TH DAY OF AUGUST, 1998.

                                          KF-International, Inc.

                                                  /s/ David C. Underwood
                                          By: _________________________________
                                                    DAVID C. UNDERWOOD
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT
NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON BEHALF OF KF-
INTERNATIONAL, INC. BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES INDICATED:

              SIGNATURE                        TITLE
                                                                     DATE

        /s/ Melvin B. Herrin*          Director of             August 28, 1998
-------------------------------------   KF-International,
          MELVIN B. HERRIN              Inc.

        /s/ H. Scott Herrin*           Director of             August 28, 1998
-------------------------------------   KF-International,
           H. SCOTT HERRIN              Inc.

        /s/ Arthur S. Keyser*          Director of             August 28, 1998
-------------------------------------   KF-International,
          ARTHUR S. KEYSER              Inc.

         /s/ James Hindels*            Director of             August 28, 1998
-------------------------------------   KF-International,
            JAMES HINDELS               Inc.


              SIGNATURE                         TITLE
                                                                     DATE

          /s/ John deJongh*             Director of            August 28, 1998
-------------------------------------    KF-International,
            JOHN DEJONGH                 Inc.

         /s/ Richard Block*             Chief Executive        August 28, 1998
-------------------------------------    Officer of
            RICHARD BLOCK                KF-International,
                                         Inc.
                                         (principal
                                         executive officer)

       /s/ David C. Underwood           Chief Financial        August 28, 1998
-------------------------------------    Officer of
         DAVID C. UNDERWOOD              KF-International,
                                         Inc.
                                         (principal
                                         financial and
                                         accounting officer)

*By:   /s/ David C. Underwood
-------------------------------------
         DAVID C. UNDERWOOD
          ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELROSE PARK, STATE OF ILLINOIS, ON THIS 28TH DAY OF AUGUST, 1998.

                                          KF-Delaware, Inc.

                                                  /s/ David C. Underwood
                                          By: _________________________________
                                                    DAVID C. UNDERWOOD
                                                  Chief Financial Officer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT
NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON BEHALF OF KF-
DELAWARE, INC. BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE
                                                                     DATE

         /s/ Richard Block*            Chief Executive         August 28, 1998
-------------------------------------   Officer of KF-
            RICHARD BLOCK               Delaware, Inc.
                                        (principal
                                        executive officer)

       /s/ David C. Underwood          Chief Financial         August 28, 1998
-------------------------------------   Officer and
         DAVID C. UNDERWOOD             Director of KF-
                                        Delaware, Inc.
                                        (principal
                                        financial and
                                        accounting officer)

          /s/ Adam Murphy*             Director of KF-         August 28, 1998
-------------------------------------   Delaware, Inc.
             ADAM MURPHY

*By:   /s/ David C. Underwood
-------------------------------------
         DAVID C. UNDERWOOD
          ATTORNEY-IN-FACT

                                  SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (IN THOUSANDS)

                                             BALANCE
                                               AT     CHARGED            BALANCE
                                            BEGINNING   TO      OTHER    AT END
                                             OF YEAR  EXPENSE CHANGES(1) OF YEAR
                                            --------- ------- ---------- -------
Klearfold
Allowance for Doubtful Accounts
 1995......................................    $150     $37      ($40)    $147
 1996......................................    $147     $44      ($91)    $100
 1997......................................    $100     ($3)      $43     $140
Credit Memo Reserve
 1995......................................    $655    $416     ($665)    $406
 1996......................................    $406    $463     ($703)    $166
 1997......................................    $166    $454     ($200)    $420

--------
(1) Net accounts (written-off)/recovered to the Allowance for Doubtful Accounts; Credit memos issued against the Credit Memo Reserve.

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
  2.1    Agreement and Plan of Merger, dated February 19, 1998, between KFI
         Holding Corporation (which subsequently changed its name to "IMPAC
         Group, Inc." and is sometimes referred to below as "Holding"), AGI
         Acquisition Corporation, Heritage, Klearfold, AGI, certain stockholders of AGI, and certain stockholders of Holding.*
  2.2    Investment Agreement, dated February 19, 1998, between Holding,
         Heritage Fund I Investment Corporation ("Heritage"), certain stockholders of Holding, certain stockholders of AGI and certain other persons.*
  3.1    Amended and Restated Certificate of Incorporation of IMPAC Group, Inc.
         (the "Company").*
  3.2    Amended and Restated By-laws of the Company.*
  4.1    Indenture, dated as of March 12, 1998, by and among the Company, AGI
         Incorporated ("AGI"), Klearfold, Inc. ("Klearfold"), KF--Delaware,
         Inc. ("KFD"), KF--International, Inc. ("International" and,
         collectively, with AGI, Klearfold, KFD and International, the
         "Guarantors") and State Street Bank and Trust Company, as Trustee.*
  4.2    Form of the Company's 10 1/8% Senior Notes due 2008.*
  4.3    Registration Rights Agreement, dated as of March 12, 1998, by and among the Company, the Guarantors, Goldman, Sachs & Co. ("Goldman")
         and Donaldson, Lufkin, and Jenrette Securities Corporation ("DLJ").*
  4.4    First Supplemental Indenture, dated as of July 21, 1998, between the
         Company and the Trustee.*
  5.1    Opinion of Bingham Dana LLP, as to legality of securities being registered.*
  5.2    Opinion of Sonnenschein, Nath & Rosenthal ("SNR"), as to legality of securities being registered.*
  5.3    Opinion of Kleinbard, Bell & Brecker LLP ("KBB"), as to legality of securities being registered.*
  5.4    Opinion of Birch, de Jongh, Hindels & Hall ("BJHH"), as to legality of securities being registered.*
 10.1    Purchase Agreement, dated as of March 5, 1998, by and among the
         Company, Goldman and DLJ.*
 10.2    Escrow Agreement, dated March 12, 1998, between AGI, the Company, the
         Escrow Agent and the Escrowed Stockholder Representative.*
 10.3    Stockholder Agreement, dated as of March 12, 1998, between the
         Company, certain Holding stockholders, certain stockholders of AGI and certain other persons.*
 10.4    Labor Agreement between Klearfold and United Paperworker's
         International Union Local 286, effective December 1, 1994, as extended by amendment through November 30, 2002.*
 10.5    Second Amendment to Lease dated September 30, 1994 between Norman
         Levin and Evelyn F. Levin and Klearfold (Warrington, Pennsylvania).*
 10.6    Amended and Restated Lease, dated as of June 7, 1996, between Dena
         Corp. and Klearfold (Louisa, Virginia).*
 10.7    Amended and Restated Lease, dated as of June 7, 1996, between Melvin
         B. Herrin and Klearfold (Warrington, Pennsylvania).*
 10.8    Lease dated May 29, 1985 by and between Chicago Title and Trust
         Company as Trustee under Trust Agreement dated February 1, 1977, and known as Trust No. 1069185 and AGI re 256,629 sq. ft. at 1950 N. Ruby
         Street.*
 10.9    Amendment to Lease dated as of October 1, 1987 by and between Chicago
         Title and Trust Company, as Trustee under a Trust Agreement dated
         February 1, 1977, and known as Trust No. 1069185 and AGI re 256,629
         sq. ft. at 1950 Ruby Street.*
 10.10   Second Amendment to Lease dated as of April 30, 1992, by and between
         Chicago Title and Trust Company as Trustee under a Trust Agreement dated February 1, 1977 and known as Trust No. 1069185 and AGI re
         256,629 sq. ft. at 1950 Ruby Street.*

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
 10.11   Third Amendment to Lease dated July 2, 1997 by and between Chicago
         Title and Trust Company as Trustee under Trust Agreement dated
         February 1, 1997 and known as Trust No. 1069185 and AGI re 256,629 sq.
         ft. at 1950 N. Ruby Street.*
 10.12   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and David Underwood.*
 10.13   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and James Oppenheimer.*
 10.14   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Richard
         Oppenheimer.*
 10.15   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Dean Henkel.*
 10.16   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and H. Scott Herrin.*
 10.17   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Melvin Herrin.*
 10.18   Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and Richard Block.*
 10.19   Credit Agreement, dated as of March 12, 1998, between Bank of America
         NT & SA ("BofA") and the Company.*
 10.20   Form of the Company's $40,000,000 Revolving Note, dated as of March
         12, 1998.*
 10.21   Company Security Agreement, dated as of March 12, 1998 between the
         Company and BofA.*
 10.22   Borrowers Security Agreement, dated as of March 12, 1998 between AGI,
         Klearfold and BofA.*
 10.23   Klearfold Subsidiaries Security Agreement, dated as of March 12, 1998 between KFD and International (the "Klearfold Subsidiaries") and
         BofA.*
 10.24   Company Pledge Agreement, dated as of March 12, 1998 between the
         Company and BofA.*
 10.25   Borrowers Pledge Agreement, dated as of March 12, 1998 between AGI,
         Klearfold and BofA.*
 10.26   Klearfold Subsidiaries Pledge Agreement, dated as of March 12, 1998 between the Klearfold Subsidiaries and BofA.*
 10.27   Company Guaranty, dated as of March 12, 1998, between the Company and
         BofA.*
 10.28   Borrowers Guaranty, dated as of March 12, 1998 between AGI, Klearfold and BofA.*
 10.29   Klearfold Subsidiaries Guaranty, dated as of March 12, 1998 between the Klearfold Subsidiaries and BofA.*
 10.30   Company Patent Assignment dated as of March 12, 1998 between the
         Company and BofA.*
 10.31   AGI Patent Assignment, dated as of March 12, 1998 between AGI and
         BofA.*
 10.32   Klearfold Patent Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.33   International Patent Assignment, dated March 12, 1998, between
         International and BofA.*
 10.34   KFD Patent Assignment, dated March 12, 1998, between KFD and BofA.*
 10.35   Company Trademark Assignment, dated as of March 12, 1998 between the
         Company and BofA.*
 10.36   AGI Trademark Assignment, dated as of March 12, 1998 between AGI and
         BofA.*
 10.37   Klearfold Trademark Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.38   International Trademark Assignment, dated March 12, 1998, between
         International and BofA.*
 10.39   KFD Trademark Assignment, dated March 12, 1998, between KFD and BofA.*
 10.40   Company Copyright Assignment, dated as of March 12, 1998 between the
         Company and BofA.*
 10.41   AGI Copyright Assignment, dated as of March 12, 1998 between AGI and
         BofA.*

 EXHIBIT                               DESCRIPTION
 ------- ----------------------------------------------------------------------
 10.42   Klearfold Copyright Assignment, dated as of March 12, 1998 between
         Klearfold and BofA.*
 10.43   International Copyright Assignment, dated March 12, 1998, between
         International and BofA.*
 10.44   KFD Copyright Assignment, dated March 12, 1998, between KFD and BofA.*
 10.45   Promissory Note--L/C Loan Note, dated March 12, 1998, from Klearfold to BofA.*
 10.46   Promissory Note--L/C Loan Note, dated March 12, 1998, from AGI to
         BofA.*
 10.47   AGI Pledge and Security Agreement, dated March 12, 1998, between AGI,
         BofA, Bank One, Illinois, NA and William Blair & Co.*
 10.48   Subrogation Agreement, dated March 11, 1998, between Mellon Bank, N.A.
         ("Mellon"), BofA, the Company and Klearfold.*
 10.49   Letter of Credit and Reimbursement Agreement, dated August 1, 1997, between Klearfold and Mellon.*
 10.50   First Amendment to Reimbursement Agreement, dated March 11, 1998, between Mellon, and Klearfold.*
 10.51   AGI Letter of Credit, dated December 15, 1997.*
 10.52   Mellon Bank, N.A. Letter of Credit, dated as of August 21, 1997.*
 10.53   Back-Up Klearfold Letter of Credit, dated March 11, 1998.*
 10.54   Loan Agreement, dated January 1, 1995, between AGI and City of
         Jacksonville, Illinois.*
 10.55   Loan Agreement, dated August 1, 1997, between Bucks County and
         Klearfold.*
 10.56   Klearfold Profit Sharing/401(K) Plan*
 10.57   Klearfold Flexible Benefits Plan for Salaried Employees*
 10.58   Amended and Restated Multicurrency Credit Facility, dated March 12,
         1998 and as amended and restated July 7, 1998, among BofA, the
         Company, AGI and Klearfold.*
 10.59   Commitment Letter, dated July 7, 1998, from Heritage Fund I, L.P. and
         Heritage Fund II, L.P.*
 12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges.**
 16.1    Letter of Arthur Andersen LLP re: Change in Certifying Accountant.*
 16.2    Letter of KPMG Peat Marwick LLP re: Change in Certifying Accountant.*
 21.1    List of Subsidiaries.*
 23.1    Consent of Bingham Dana LLP, counsel to the Company (included in
         Exhibit 5.1).*
 23.2    Consent of Arthur Andersen LLP.**
 23.3    Consent of KPMG Peat Marwick LLP.**
 23.4    Consent of PricewaterhouseCoopers LLP.**
 23.5    Consent of Ernst & Young.**
 23.6    Consent of SNR, counsel to AGI (included in Exhibit 5.2).*
 23.7    Consent of KBB, counsel to Klearfold (included in Exhibit 5.3).*
 23.8    Consent of BJHH, counsel to International (included in Exhibit 5.4).*
 24.1    Power of Attorney (included in signature pages to Registration
         Statement).*
 25.1    Statement re: Eligibility of Trustee.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Exchange Agency Agreement between the Exchange Agent and the
         Company.*
 99.4    Form of Letter Regarding Eligibility for use of Form S-4.*

--------
* Previously filed.
** Filed herewith.